                                           Filed Pursuant to Rule 424(b)(5)
                                           Registration File No.: 333-104283-02

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 8, 2003)

                           $731,073,000 (APPROXIMATE)
                     MORGAN STANLEY CAPITAL I TRUST 2003-IQ5
                                    AS ISSUER

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                       LINCOLN REALTY CAPITAL CORPORATION
                   CIGNA MORTGAGE SECURITIES PHILADELPHIA, LLC
              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                      UNION CENTRAL MORTGAGE FUNDING, INC.
                            AS MORTGAGE LOAN SELLERS

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-IQ5

                                ---------------

     Morgan Stanley Capital I Inc. is offering selected classes of its Series 2003-IQ5 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 83 seasoned and newly originated mortgage loans secured by first mortgage liens on commercial and multifamily properties. The Series 2003-IQ5 Certificates are not obligations of Morgan Stanley Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     "IQ" is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by "institutional quality" whole loans.

                                ---------------

     Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page S-29 of this prospectus supplement and page 8 of the prospectus.
                                ---------------

   Characteristics of the certificates offered to you include:

                APPROXIMATE INITIAL          INITIAL            PASS-THROUGH           RATINGS
  CLASS         CERTIFICATE BALANCE     PASS-THROUGH RATE     RATE DESCRIPTION     (FITCH/MOODY'S)
------------   ---------------------   -------------------   ------------------   ----------------
 Class A-1          $117,000,000               3.02%                Fixed              AAA/Aaa
 Class A-2          $120,000,000               4.09%                Fixed              AAA/Aaa
 Class A-3          $ 60,000,000               4.71%                Fixed              AAA/Aaa
 Class A-4          $373,718,000               5.01%                Fixed              AAA/Aaa
 Class B            $ 22,389,000               5.06%                 WAC               AA/Aa2
 Class C            $ 30,178,000               5.20%                 WAC                A/A2
 Class D            $  7,788,000               5.41%                 WAC                A-/A3

                                ---------------

     The certificate balances are approximate and may vary by up to 5%.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-manager with respect to the offered certificates. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about September 30, 2003. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $734,781,248, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.

                                ---------------

MORGAN STANLEY
                                                            MERRILL LYNCH & CO.
                               September 17, 2003

                          MORGAN STANLEY CAPITAL I INC.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-IQ5
                       GEOGRAPHIC OVERVIEW OF MORTAGE POOL
                               [GRAPHIC OMITTED]


PENNSYLVANIA              5 properties    $85,691,431         11.0% of total
NEW YORK                  2 properties    $39,855,169          5.1% of total
MASSACHUSETTS             2 properties    $31,017,770          4.0% of total
DELAWARE                  1 property       $5,603,141          0.7% of total
MARYLAND                  4 properties    $47,200,681          6.1% of total
DISTRICT OF COLUMBIA      1 property       $7,723,226          1.0% of total
VIRGINIA                  7 properties    $68,501,623          8.8% of total
NORTH CAROLINA            3 properties    $18,243,804          2.3% of total
FLORIDA                   4 properties    $58,682,934          7.5% of total
GEORGIA                   4 properties     $9,285,155          1.2% of total
TENNESSEE                 3 properties    $20,121,655          2.6% of total
KENTUCKY                  1 property       $6,873,122          0.9% of total
TEXAS                     9 properties    $39,673,538          5.1% of total
OKLAHOMA                  1 property      $28,893,498          3.7% of total
COLORADO                  1 property      $39,000,000          5.0% of total
ARIZONA                   4 properties     $3,608,157          0.5% of total
SOUTHERN CALIFORNIA       7 properties    $39,427,821          5.1% of total
NORTHERN CALIFORNIA       4 properties    $32,153,085          4.1% of total
NEVADA                    2 properties    $20,832,629          2.7% of total
UTAH                      6 properties    $37,416,569          4.8% of total
IDAHO                     2 properties     $8,485,955          1.1% of total
WASHINGTON                1 property      $14,120,750          1.8% of total
IOWA                      1 property      $13,154,376          1.7% of total
NORTH DAKOTA              1 property       $1,566,630          0.2% of total
MINNESOTA                 1 property       $1,583,059          0.2% of total
WISCONSIN                 1 property       $4,252,023          0.5% of total
ILLINOIS                  1 property      $58,500,000          7.5% of total
INDIANA                   2 properties    $26,855,115          3.4% of total
OHIO                      3 properties    $10,450,000          1.3% of total


< 1.0% of Cut-Off Date Balance
1.0%-5.0% of Cut-Off Date Balance
5.1%-10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

[GRAPHIC OMITTED]
3 TIME SQUARE, New York, NY

[GRAPHIC OMITTED]
TWO COMMERCE SQUARE, Philadelphia, PA

[GRAPHIC OMITTED]
QUAIL SPRINGS MARKETPLACE, Oklahoma City, OK

[GRAPHIC OMITTED]
55 EAST MONROE, Chicago, IL

[GRAPHIC OMITTED]
PLAZA AMERICA OFFICE TOWERS III AND IV, Reston, VA

[GRAPHIC OMITTED]
200 BERKELEY, Boston, MA

[GRAPHIC OMITTED]
SUMMER WOOD APARTMENTS, Merrillville, IN

[GRAPHIC OMITTED]
GGP PORTFOLIO -  GATEWAY CROSSING, Bountiful, UT

[GRAPHIC OMITTED]
GGP PORTFOLIO - UNIVERSITY CROSSING, Orem, UT

[GRAPHIC OMITTED]
STEPHEN L. BROWN BUILDING, Boston, MA

[GRAPHIC OMITTED]
INTERNATIONAL PLAZA, Tampa, FL

[GRAPHIC OMITTED]
INVESCO FUNDS CORPORATE CAMPUS, Denver, CO

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered to you is contained in 2 separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         -----------------------------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The Series 2003-IQ5 Certificates are not obligations of Morgan Stanley Capital I Inc., the sellers or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Capital I Inc.

                         -----------------------------

     Morgan Stanley Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         -----------------------------

     Until 90 days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                           TABLE OF CONTENTS

EXECUTIVE SUMMARY............................................S-7        Weighted Average Life..................................S-87
SUMMARY OF PROSPECTUS SUPPLEMENT.............................S-9   DESCRIPTION OF THE MORTGAGE POOL............................S-91
RISK FACTORS................................................S-29        General................................................S-91
DESCRIPTION OF THE OFFERED CERTIFICATES.....................S-65        Material Terms and Characteristics of the
     General................................................S-65            Mortgage Loans.....................................S-91
     Certificate Balances...................................S-66            Mortgage Rates; Calculations of Interest...........S-91
     Pass-Through Rates.....................................S-67            Property Types.....................................S-91
     Distributions..........................................S-69            Property Location..................................S-92
         General............................................S-69            Due Dates..........................................S-92
         The Available Distribution Amount..................S-69            Amortization.......................................S-92
         Application of the Available Distribution                          Prepayment Restrictions............................S-93
              Amount........................................S-70            Non-Recourse Obligations...........................S-94
         Distributions of Prepayment Premiums and                           Right of First Refusal.............................S-94
              Yield Maintenance Charges.....................S-72            "Due-on-Sale" and "Due-on-Encumbrance"
         Treatment of REO Properties........................S-73                 Provisions....................................S-94
         Appraisal Reductions...............................S-73            Subordinate and Other Financing....................S-94
         Subordination; Allocation of Losses and                            Additional Collateral..............................S-96
              Certain Expenses..............................S-74        The ARD Loans..........................................S-96
         Prepayment Interest Shortfalls and                             The Two Commerce Square Pari Passu Loan................S-96
              Prepayment Interest Excesses..................S-75        The 55 East Monroe A/B Loan............................S-98
     Optional Termination...................................S-75        The Plaza America Pari Passu Loan.....................S-101
     Advances...............................................S-76        The International Plaza Pari Passu Loan...............S-102
         P&I Advances.......................................S-76        The 3 Times Square A/B Loan...........................S-103
         Servicing Advances.................................S-77        The Summer Wood Apartments A/B Loan...................S-106
         Nonrecoverable Advances............................S-78        The 200 Berkeley & Stephen L. Brown A/B Loan..........S-108
     Reports to Certificateholders; Available                           Assessments of Property Value and Condition...........S-110
         Information........................................S-78            Appraisals........................................S-110
         Paying Agent Reports...............................S-78            Environmental Assessments.........................S-110
         Other Information..................................S-80            Property Condition Assessments....................S-110
         Book-Entry Certificates............................S-81            Seismic Review Process............................S-111
     Example of Distributions...............................S-81            Zoning and Building Code Compliance...............S-111
     The Trustee, Fiscal Agent, Paying Agent,                           Environmental Insurance...............................S-111
         Certificate Registrar and Authenticating                       Additional Mortgage Loan Information..................S-111
         Agent..............................................S-82        Standard Hazard Insurance.............................S-113
         The Trustee, Paying Agent, Certificate                         The Sellers...........................................S-114
              Registrar and Authenticating Agent............S-82            Morgan Stanley Mortgage Capital Inc...............S-114
         The Fiscal Agent...................................S-83            Prudential Mortgage Capital Funding, LLC..........S-114
     Expected Final Distribution Date; Rated Final                          Lincoln Realty Capital Corporation................S-114
         Distribution Date..................................S-83            CIGNA Mortgage Securities Philadelphia, LLC.......S-114
     Amendments to the Pooling and Servicing Agreement .....S-83            Teachers Insurance and Annuity Association
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...............S-84                 of America...................................S-115
     General................................................S-84            Union Central Mortgage Funding, Inc...............S-115
     Pass-Through Rates.....................................S-85
     Rate and Timing of Principal Payments..................S-85
     Unpaid Distributable Certificate Interest..............S-86
     Losses and Shortfalls..................................S-86
     Relevant Factors.......................................S-87


     Sale of the Mortgage Loans............................S-115             Special Servicer Compensation.....................S-141
     Representations and Warranties........................S-116             Termination of Special Servicer...................S-142
     Repurchases and Other Remedies........................S-118         The Operating Adviser.................................S-142
     Changes In Mortgage Pool Characteristics..............S-118         Mortgage Loan Modifications...........................S-144
SERVICING OF THE MORTGAGE LOANS............................S-119         Sale of Defaulted Mortgage Loans......................S-145
     General...............................................S-119         Foreclosures..........................................S-146
     Servicing of Certain Mortgage Loans with Other                 MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................S-147
         Financing.........................................S-121         General...............................................S-147
         General...........................................S-121         Original Issue Discount and Premium...................S-148
         Rights of the Holder of the 3 Times Square                      Additional Considerations.............................S-149
              B Note.......................................S-121    ERISA CONSIDERATIONS.......................................S-149
         Transfer of Special Servicing of the 3 Times                    Plan Assets...........................................S-149
              Square A/B Loan..............................S-123         Special Exemption Applicable to the Offered
         Rights of the Holders of the 200 Berkeley &                         Certificates......................................S-150
              Stephen L. Brown B Notes.....................S-124         Insurance Company General Accounts....................S-151
         Rights of the Holder of the 55 East Monroe                      General Investment Considerations.....................S-152
              B Note.......................................S-126    LEGAL INVESTMENT...........................................S-152
         Transfer of Special Servicing of the 55 East               USE OF PROCEEDS............................................S-152
              Monroe A/B Loan..............................S-128    PLAN OF DISTRIBUTION.......................................S-152
         Rights of the 55 East Monroe Mezzanine Lender.....S-128    LEGAL MATTERS..............................................S-153
         Rights of the Two Commerce Square Mezzanine                RATINGS....................................................S-153
              Lenders......................................S-130    GLOSSARY OF TERMS..........................................S-155
         Rights of the Holder of the Summer Wood                    SCHEDULE A - RATES USED IN DETERMINATION OF CLASS X
              Apartments B Note............................S-134         PASS-THROUGH RATES.....................................A-1
         Rights of the Quail Springs Shopping Center                SCHEDULE B - COMPONENT NOTIONAL AMOUNT......................B-1
              Mezzanine Lender.............................S-136    APPENDIX I - MORTGAGE POOL INFORMATION (TABLES).............I-1
         Successor Servicing Agreements....................S-138    APPENDIX II - CERTAIN CHARACTERISTICS OF THE
     The Master Servicer...................................S-139         MORTGAGE LOANS........................................II-1
         Master Servicer...................................S-139    APPENDIX III - SIGNIFICANT LOAN SUMMARIES.................III-1
         Master Servicer Compensation......................S-139    APPENDIX IV - TERM SHEET...................................IV-1
     Events of Default.....................................S-139    APPENDIX V - FORM OF STATEMENT TO CERTIFICATEHOLDERS........V-1
     The Special Servicer..................................S-140
         Special Servicer..................................S-140

                                EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                            CERTIFICATE STRUCTURE
------------------------------------------------------------------------------------------------------------------------
                                APPROXIMATE      APPROXIMATE                       APPROXIMATE   WEIGHTED
                                  INITIAL          INITIAL                          PERCENT OF   AVERAGE     PRINCIPAL
   APPROXIMATE                  CERTIFICATE      PASS-THROUGH        RATINGS          TOTAL      LIFE        WINDOW
 CREDIT SUPPORT      CLASS        BALANCE            RATE        (FITCH/MOODY'S)   CERTIFICATES    (YRS.)     (MONTHS)
------------------------------------------------------------------------------------------------------------------------
    13.875%        Class A-1     $117,000,000       3.02%            AAA/Aaa           15.02%        3.15      1 - 54
------------------------------------------------------------------------------------------------------------------------
    13.875%        Class A-2     $120,000,000       4.09%            AAA/Aaa           15.41%        5.59     54 - 82
------------------------------------------------------------------------------------------------------------------------
    13.875%        Class A-3      $60,000,000       4.71%            AAA/Aaa            7.70%        7.72     82 - 106
------------------------------------------------------------------------------------------------------------------------
    13.875%        Class A-4     $373,718,000       5.01%            AAA/Aaa           47.99%        9.51    106 - 119
------------------------------------------------------------------------------------------------------------------------
    11.000%         Class B       $22,389,000       5.06%             AA/Aa2            2.87%        9.88    119 - 120
------------------------------------------------------------------------------------------------------------------------
     7.125%         Class C       $30,178,000       5.20%              A/A2             3.88%       10.19    120 - 124
------------------------------------------------------------------------------------------------------------------------
     6.125%         Class D        $7,788,000       5.41%             A-/A3             1.00%       10.80    124 - 133
------------------------------------------------------------------------------------------------------------------------
     5.375%         Class E        $5,840,000       5.71%           BBB+/Baa1           0.75%       11.04    133 - 133
------------------------------------------------------------------------------------------------------------------------
     4.500%         Class F        $6,814,000       5.81%            BBB/Baa2           0.87%       11.04    133 - 133
------------------------------------------------------------------------------------------------------------------------
     3.500%         Class G        $7,788,000       5.85%           BBB-/Baa3           1.00%       11.63    133 - 150
------------------------------------------------------------------------------------------------------------------------
      ----         Class H-O      $27,257,919        ----              ----            ----         ----        ----
------------------------------------------------------------------------------------------------------------------------
      ----         Class X-1        ----             ----            AAA/Aaa           ----         ----        ----
------------------------------------------------------------------------------------------------------------------------
      ----         Class X-2        ----             ----            AAA/Aaa           ----         ----        ----
------------------------------------------------------------------------------------------------------------------------



o The notional amount of the Class X-1 Certificates initially will be $778,772,919 and the notional amount of the Class X-2 Certificates initially will be $710,742,000.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

o    The initial certificate balance may vary by up to 5%.

o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are fixed at their respective per annum rates set forth above. The pass-through rates for the Class B, Class C and Class D Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for such distribution date, less 0.79%, 0.65% and 0.44%, respectively.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and Principal Window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans, (ii) no extensions of the maturity dates of the underlying mortgage loans that do not have anticipated repayment dates,
     (iii) payment in full on the "anticipated repayment date" or stated maturity date of each underlying mortgage loan, and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

o The Class EI Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o The Class BNB Certificates represent beneficial ownership of amounts received in respect of the 200 Berkeley & Stephen L. Brown B Notes. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     --------
               Offered certificates.
     --------
               Certificates not offered pursuant to this prospectus supplement.
     --------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will
                                            represent beneficial interests in a
                                            trust created by Morgan Stanley
                                            Capital I Inc. on the closing date.
                                            All payments to you will come only
                                            from the amounts received in
                                            connection with the assets of the
                                            trust. The trust's assets will
                                            primarily be 83 mortgage loans
                                            secured by first mortgage liens on
                                            84 commercial and multifamily
                                            properties. Although the 200
                                            Berkeley & Stephen L. Brown B Notes
                                            are assets of the trust, for
                                            purposes of the information
                                            contained in this prospectus
                                            supplement (including the appendices
                                            hereto), the 200 Berkeley & Stephen
                                            L. Brown B Notes are not reflected
                                            and the term "mortgage loan" does
                                            not include the 200 Berkeley &
                                            Stephen L. Brown B Notes because
                                            such loans support only the Class
                                            BNB Certificates, which certificates
                                            are not being offered pursuant to
                                            this prospectus supplement.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through
                                            Certificates, Series 2003-IQ5.

MORTGAGE POOL.............................  The mortgage pool consists of 83 mortgage loans with an aggregate
                                            principal balance of all mortgage
                                            loans as of September 1, 2003, of
                                            approximately $778,772,919, which
                                            may vary by up to 5%. Each mortgage
                                            loan requires scheduled payments of
                                            principal and/or interest to be made
                                            monthly. For purposes of those
                                            mortgage loans that have a due date
                                            on a date other than the first of
                                            the month (other than the 3 Times
                                            Square Pari Passu Loan), we have
                                            assumed that those mortgage loans
                                            are due on the first of the month
                                            for purposes of determining their
                                            cut-off dates and cut-off date
                                            balances. For purposes of the 3
                                            Times Square Pari Passu Loan we did
                                            not assume a different due date.

                                            As of September 1, 2003, the
                                            balances of the mortgage loans in
                                            the mortgage pool ranged from
                                            approximately $61,539 to
                                            approximately $65,846,200 and the
                                            mortgage loans had an approximate
                                            average balance of $9,382,806.

                           RELEVANT PARTIES AND DATES

ISSUER....................................  Morgan Stanley Capital I Trust
                                            2003-IQ5.

DEPOSITOR.................................  Morgan Stanley Capital I Inc.

MASTER SERVICER...........................  GMAC Commercial Mortgage Corporation
                                            will act as master servicer with
                                            respect to all of the mortgage loans
                                            in the trust (other than the
                                            Non-Trust Serviced Pari Passu
                                            Loans).

SPECIAL SERVICER..........................  Midland Loan Services, Inc. will act as special servicer with respect to
                                            all of the mortgage loans in the
                                            trust (other than the 200 Berkeley &
                                            Stephen L. Brown A/B Loan and the
                                            Non-Trust Serviced Pari Passu
                                            Loans). ARCap Servicing, Inc. will
                                            act as special servicer with respect
                                            to the 200 Berkeley & Stephen L.
                                            Brown A/B Loan. All references to
                                            the special servicer in this
                                            prospectus supplement are intended
                                            to mean the applicable special
                                            servicer or both special servicers
                                            together, as the context may
                                            require.

PRIMARY SERVICERS.........................  Prudential Asset Resources, Inc.
                                            with respect to those mortgage loans
                                            sold to us by Prudential Mortgage
                                            Capital Funding, LLC, Delaware
                                            Investment Advisers with respect to
                                            those mortgage loans sold to us by
                                            Lincoln Realty Capital Corporation
                                            and Union Central Mortgage Funding,
                                            Inc. with respect to those mortgage
                                            loans sold to us by Union Central
                                            Mortgage Funding, Inc.

FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands
                                            banking corporation and indirect
                                            affiliate of the trustee.

TRUSTEE...................................  LaSalle Bank National Association, a
                                            national banking association.

PAYING AGENT..............................  LaSalle Bank National Association,
                                            which will also act as the
                                            certificate registrar. See
                                            "Description of the Offered
                                            Certificates--The Trustee, Fiscal
                                            Agent, Paying Agent, Certificate
                                            Registrar and Authenticating Agent"
                                            in this prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the
                                            aggregate certificate balance of the
                                            most subordinate class of
                                            certificates outstanding at any time
                                            of determination, or, if the
                                            certificate balance of that class of
                                            certificates is less than 25% of the
                                            initial certificate balance of that
                                            class, the next most subordinate
                                            class of certificates, may appoint a
                                            representative to act as operating
                                            adviser for the purposes described
                                            in this prospectus supplement. The
                                            initial operating adviser will be
                                            Insignia Opportunity Partners II,
                                            L.P.

                                            The holders of certain of the B
                                            Notes will initially be entitled to
                                            exercise certain rights of the
                                            operating adviser with respect to
                                            the related mortgage loan. See
                                            "Servicing of the Mortgage
                                            Loans--Servicing of Certain Mortgage
                                            Loans with Other Financing" in this
                                            prospectus supplement. In addition,
                                            with respect to the 200 Berkeley &
                                            Stephen L. Brown A/B Loan, after the
                                            holder of the 200 Berkeley & Stephen
                                            L. Brown B-1 Note is no longer
                                            entitled to exercise such rights,
                                            the holder of the 200 Berkeley &
                                            Stephen L. Brown Companion Loan A-2
                                            (or, if such note has been deposited
                                            into a securitization, the
                                            controlling class of such
                                            securitization) will be entitled to
                                            exercise such rights. See "Servicing
                                            of the Mortgage Loans--Servicing of
                                            Certain Mortgage Loans with Other
                                            Financing--Rights of the Holders of
                                            the 200 Berkeley & Stephen L. Brown
                                            B Notes" and "--The Operating
                                            Adviser" in this prospectus
                                            supplement.

                                            The operating adviser will not have
                                            any rights under any Other Pooling
                                            and Servicing Agreement as more
                                            fully discussed in this prospectus
                                            supplement, except for certain
                                            consultation rights (along with the
                                            special servicer) with respect to
                                            the International Plaza Pari Passu
                                            Loan and the Plaza America Pari
                                            Passu Loan under the related
                                            intercreditor agreements.

SELLERS...................................  Morgan Stanley Mortgage Capital
                                            Inc., as to 11 mortgage loans,
                                            representing 32.9% of the initial
                                            outstanding pool balance.

                                            Prudential Mortgage Capital Funding,
                                            LLC, as to 18 mortgage loans,
                                            representing 27.0% of the initial
                                            outstanding pool balance.

                                            Lincoln Realty Capital Corporation,
                                            as to 24 mortgage loans,
                                            representing 21.6% of the initial
                                            outstanding pool balance.

                                            CIGNA Mortgage Securities
                                            Philadelphia, LLC, as to 1 mortgage
                                            loan, representing 7.5% of the
                                            initial outstanding pool balance.

                                            Teachers Insurance and Annuity
                                            Association of America, as to 4
                                            mortgage loans, representing 6.3% of
                                            the initial outstanding pool
                                            balance.

                                            Union Central Mortgage Funding,
                                            Inc., as to 25 mortgage loans,
                                            representing 4.8% of the initial
                                            outstanding pool balance.

UNDERWRITERS..............................  Morgan Stanley & Co. Incorporated
                                            and Merrill Lynch, Pierce, Fenner &
                                            Smith Incorporated.

CUT-OFF DATE..............................  September 1, 2003, except with respect to the 3 Times Square Pari
                                            Passu Loan, which mortgage loan has
                                            a Cut-off Date of August 15, 2003.
                                            Except with respect to the 3 Times
                                            Square Pari Passu Loan, for purposes
                                            of the information contained in this
                                            prospectus supplement (including the
                                            appendices hereto), scheduled
                                            payments due in September 2003 with
                                            respect to mortgage loans not having
                                            payment dates on the first of each
                                            month have been deemed received on
                                            September 1, 2003, not the actual
                                            day on which such scheduled payments
                                            are due.

CLOSING DATE..............................  On or about September 30, 2003.

DISTRIBUTION DATE.........................  The 15th of each month, commencing in October 2003 (or if the 15th is
                                            not a business day, the next
                                            succeeding business day).

RECORD DATE...............................  With respect to each distribution date, the close of business on the
                                            last business day of the preceding
                                            calendar month.

                                            ------------------------------------
EXPECTED FINAL DISTRIBUTION DATES.........   Class A-1         March 15, 2008
                                            ------------------------------------
                                             Class A-2          July 15, 2010
                                            ------------------------------------
                                             Class A-3          July 15, 2012
                                            ------------------------------------
                                             Class A-4         August 15, 2013
                                            ------------------------------------
                                              Class B        September 15, 2013
                                            ------------------------------------
                                              Class C         January 15, 2014
                                            ------------------------------------
                                              Class D         October 15, 2014
                                            ------------------------------------

                                            The Expected Final Distribution Date
                                            for each class of certificates is
                                            the date on which such class is
                                            expected to be paid in full,
                                            assuming no delinquencies, losses,
                                            modifications, extensions of
                                            maturity dates, repurchases or
                                            prepayments of the mortgage loans
                                            after the initial issuance of the
                                            certificates. Mortgage loans with
                                            anticipated repayment dates are
                                            assumed to repay in full on such
                                            dates.

RATED FINAL DISTRIBUTION DATE.............  As to each class of offered certificates, the distribution date
                                            in April 2038.

                              OFFERED CERTIFICATES

GENERAL...................................  Morgan Stanley Capital I Inc. is
                                            offering the following 7 classes of
                                            its Series 2003-IQ5 Commercial
                                            Mortgage Pass-Through Certificates:

                                            o   Class A-l

                                            o   Class A-2

                                            o   Class A-3

                                            o   Class A-4

                                            o   Class B

                                            o   Class C

                                            o   Class D

                                            The entire series will consist of a
                                            total of 27 classes, the following
                                            20 of which are not being offered by
                                            this prospectus supplement and the
                                            accompanying prospectus: Class X-1,
                                            Class X-2, Class E, Class F, Class
                                            G, Class H, Class J, Class K, Class
                                            L, Class M, Class N, Class O, Class
                                            BNB-A, Class BNB-B, Class BNB-C,
                                            Class BNB-D, Class EI, Class R-I,
                                            Class R-II and Class R-III.

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial
                                            certificate balance presented in the
                                            chart below and this balance below
                                            may vary by up to 5%:

                                            ------------------------------------
                                             Class A-1            $117,000,000
                                            ------------------------------------
                                             Class A-2            $120,000,000
                                            ------------------------------------
                                             Class A-3             $60,000,000
                                            ------------------------------------
                                             Class A-4            $373,718,000
                                            ------------------------------------
                                              Class B              $22,389,000
                                            ------------------------------------
                                              Class C              $30,178,000
                                            ------------------------------------
                                              Class D               $7,788,000
                                            ------------------------------------

                                            The certificate balance at any time
                                            is the maximum amount of principal
                                            distributable to a class and is
                                            subject to adjustment on each
                                            distribution date to reflect any
                                            reductions resulting from
                                            distributions of principal to that
                                            class or any allocations of losses
                                            to that class.

                                            The Class X-1 Certificates and the
                                            Class X-2 Certificates, which are
                                            private certificates, will not have
                                            certificate balances; each such
                                            class of certificates will instead
                                            represent the right to receive
                                            distributions of interest accrued as
                                            described herein on a notional
                                            amount. The notional amount of the
                                            Class X-1 Certificates will be equal
                                            to the aggregate of the certificate
                                            balances of the classes of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class BNB, Class EI,
                                            Class R-I, Class R-II and Class
                                            R-III Certificates) outstanding from
                                            time to time.

                                            The notional amount of the Class X-2
                                            Certificates at any time on or
                                            before the distribution date
                                            occurring in September 2011 will be
                                            an amount equal to the then
                                            outstanding aggregate notional
                                            amount of the Class A-1, Class A-2,
                                            Class A-3, Class A-4, Class B, Class
                                            C, Class D, Class E, Class F, Class
                                            G, Class H, Class J and Class K
                                            components. After the distribution
                                            date occurring in September 2011,
                                            the notional amount of the Class X-2
                                            Certificates will be equal to zero.

                                            As of any distribution date, the
                                            notional amount of the Class A-1,
                                            Class A-2, Class A-3, Class A-4,
                                            Class B, Class C, Class D, Class E,
                                            Class F, Class G, Class H, Class J
                                            and Class K components will
                                            generally be equal to the lesser of
                                            (i) the certificate balance of the
                                            corresponding class of certificates
                                            as of such date (taking into account
                                            any distributions of principal made
                                            on, and any realized losses
                                            allocated to,
                                            such classes of certificates) and
                                            (ii) the amount specified for such
                                            component and such distribution date
                                            on Schedule B to this prospectus
                                            supplement. Accordingly, the
                                            notional amount of the Class X-1
                                            Certificates will be reduced on each
                                            distribution date by any
                                            distributions of principal actually
                                            made on, and any losses actually
                                            allocated to any class of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class BNB-A, Class
                                            BNB-B, Class BNB-C, Class BNB-D,
                                            Class EI, Class R-I, Class R-II and
                                            Class R-III Certificates)
                                            outstanding from time to time. The
                                            notional amount of the Class X-2
                                            Certificates will be reduced on each
                                            distribution date by any
                                            distributions of principal actually
                                            made on, and any losses actually
                                            allocated to, any component and any
                                            class of certificates included in
                                            the calculation of the notional
                                            amount for the Class X-2
                                            Certificates on such distribution
                                            date, as described above, to the
                                            extent that such distribution or
                                            allocation of losses reduces the
                                            principal balance of the related
                                            class of certificates to a balance
                                            that is lower than the amount shown
                                            on Schedule B to this prospectus
                                            supplement. Holders of the Class X-2
                                            Certificates will not be entitled to
                                            distributions of interest at any
                                            time following the distribution date
                                            occurring in September 2011.

                                            Upon initial issuance, the aggregate
                                            notional amount of the Class X-1
                                            Certificates and Class X-2
                                            Certificates will be $778,772,919
                                            and $710,742,000, respectively,
                                            subject in each case to a permitted
                                            variance of plus or minus 5%. The
                                            notional amount of each Class X
                                            Certificate is used solely for the
                                            purpose of determining the amount of
                                            interest to be distributed on such
                                            certificate and does not represent
                                            the right to receive any
                                            distributions of principal.

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a
                                            pass-through rate. The following
                                            table lists the initial pass-through
                                            rates for each class of offered
                                            certificates:

                                            ------------------------------------
                                             Class A-1            3.02% (Fixed)
                                            ------------------------------------
                                             Class A-2            4.09% (Fixed)
                                            ------------------------------------
                                             Class A-3            4.71% (Fixed)
                                            ------------------------------------
                                             Class A-4            5.01% (Fixed)
                                            ------------------------------------
                                              Class B              5.06% (WAC)
                                            ------------------------------------
                                              Class C              5.20% (WAC)
                                            ------------------------------------
                                              Class D              5.41% (WAC)
                                            ------------------------------------

                                            Interest on your certificates will
                                            be calculated on the basis of a
                                            360-day year consisting of twelve
                                            30-day months, also referred to in
                                            this prospectus supplement as a
                                            30/360 basis.

                                            The pass-through rates for the Class
                                            A-1, Class A-2, Class A-3 and Class
                                            A-4 Certificates are fixed at their
                                            respective per annum rates set forth
                                            above. The pass-through rates for
                                            the Class B, Class C and Class D
                                            Certificates will be a per annum
                                            rate equal to the Weighted Average
                                            Net Mortgage Rate for such
                                            distribution date less 0.79%, 0.65%
                                            and 0.44%, respectively.

                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for the
                                            initial distribution date will equal
                                            approximately 0.23% per annum.

                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date will equal
                                            the weighted average of the
                                            respective Class X-1 Strip Rates at
                                            which interest accrues from time to
                                            time on the respective components of
                                            the
                                            total notional amount of the Class
                                            X-1 Certificates outstanding
                                            immediately prior to the related
                                            distribution date (weighted on the
                                            basis of the respective balances of
                                            such components outstanding
                                            immediately prior to such
                                            distribution date). Each of those
                                            components will be comprised of all
                                            or a designated portion of the
                                            certificate balance of one of the
                                            classes of the Principal Balance
                                            Certificates. In general, the
                                            certificate balance of each class of
                                            Principal Balance Certificates will
                                            constitute a separate component of
                                            the total notional amount of the
                                            Class X-1 Certificates; provided
                                            that, if a portion, but not all, of
                                            the certificate balance of any
                                            particular class of Principal
                                            Balance Certificates is identified
                                            on Schedule B to this prospectus
                                            supplement as being part of the
                                            total notional amount of the Class
                                            X-2 Certificates immediately prior
                                            to any distribution date, then that
                                            identified portion of such
                                            certificate balance will also
                                            represent one or more separate
                                            components of the total notional
                                            amount of the Class X-1 Certificates
                                            for purposes of calculating the
                                            accrual of interest for the related
                                            distribution date, and the remaining
                                            portion of such certificate balance
                                            will represent one or more other
                                            separate components of the Class X-1
                                            Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            on or before September 2011, and any
                                            particular component of the total
                                            notional amount of the Class X-1
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable "Class X-1 Strip Rate"
                                            will be calculated as follows:

                                            o   if such particular component
                                                consists of the entire
                                                certificate balance of any class
                                                of Principal Balance
                                                Certificates, and if such
                                                certificate balance also
                                                constitutes, in its entirety, a
                                                component of the total notional
                                                amount of the Class X-2
                                                Certificates immediately prior
                                                to the related distribution
                                                date, then the applicable Class
                                                X-1 Strip Rate will equal the
                                                excess, if any, of (a) the
                                                Weighted Average Net Mortgage
                                                Rate for such distribution date,
                                                over (b) the greater of (i) the
                                                rate per annum corresponding to
                                                such distribution date as set
                                                forth on Schedule A to this
                                                prospectus supplement and (ii)
                                                the pass-through rate for such
                                                distribution date for such class
                                                of Principal Balance
                                                Certificates;

                                            o   if such particular component
                                                consists of a designated portion
                                                (but not all) of the certificate
                                                balance of any class of
                                                Principal Balance Certificates,
                                                and if such designated portion
                                                of such certificate balance also
                                                constitutes a component of the
                                                total notional amount of the
                                                Class X-2 Certificates
                                                immediately prior to the related
                                                distribution date, then the
                                                applicable Class X-1 Strip Rate
                                                will equal the excess, if any,
                                                of (a) the Weighted Average Net
                                                Mortgage Rate for such
                                                distribution date, over (b) the
                                                greater of (i) the rate per
                                                annum corresponding to such
                                                distribution date as set forth
                                                on Schedule A to this prospectus
                                                supplement and (ii) the
                                                pass-through rate for such
                                                distribution date for such class
                                                of Principal Balance
                                                Certificates;

                                            o   if such particular component
                                                consists of the entire
                                                certificate balance of any class
                                                of Principal Balance
                                                Certificates, and if such
                                                certificate balance does not, in
                                                whole or in part, also
                                                constitute a component of the
                                                total notional amount of the
                                                Class X-2 Certificates
                                                immediately prior to the related
                                                distribution date, then the
                                                applicable Class X-1 Strip Rate
                                                will equal the excess, if any,
                                                of (a) the Weighted Average Net
                                                Mortgage Rate for such
                                                distribution
                                                date, over (b) the pass-through
                                                rate for such distribution date
                                                for such class of Principal
                                                Balance Certificates; and

                                            o   if such particular component
                                                consists of a designated portion
                                                (but not all) of the certificate
                                                balance of any class of
                                                Principal Balance Certificates,
                                                and if such designated portion
                                                of such certificate balance does
                                                not also constitute a component
                                                of the total notional amount of
                                                the Class X-2 Certificates
                                                immediately prior to the related
                                                distribution date, then the
                                                applicable Class X-1 Strip Rate
                                                will equal the excess, if any,
                                                of (a) the Weighted Average Net
                                                Mortgage Rate for such
                                                distribution date, over (b) the
                                                pass-through rate for such
                                                distribution date for such class
                                                of Principal Balance
                                                Certificates.

                                            For any distribution date occurring
                                            after September 2011, the
                                            certificate balance of each class of
                                            Principal Balance Certificates will
                                            constitute a separate component of
                                            the total notional amount of the
                                            Class X-1 Certificates, and the
                                            applicable Class X-1 Strip Rate with
                                            respect to each such component for
                                            each such distribution date will
                                            equal the excess, if any, of (a) the
                                            Weighted Average Net Mortgage Rate
                                            for such distribution date, over (b)
                                            the pass-through rate for such
                                            distribution date for such class of
                                            Principal Balance Certificates.
                                            Under no circumstances will the
                                            Class X-1 Strip Rate be less than
                                            zero.

                                            The pass-through rate applicable to
                                            the Class X-2 Certificates for the
                                            initial distribution date will equal
                                            approximately 1.13% per annum. The
                                            pass-through rate applicable to the
                                            Class X-2 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date and on or
                                            before the distribution date in
                                            September 2011 will equal the
                                            weighted average of the respective
                                            Class X-2 Strip Rates at which
                                            interest accrues from time to time
                                            on the respective components of the
                                            total notional amount of the Class
                                            X-2 Certificates outstanding
                                            immediately prior to the related
                                            distribution date (weighted on the
                                            basis of the respective balances of
                                            such components outstanding
                                            immediately prior to such
                                            distribution date). Each of those
                                            components will be comprised of all
                                            or a designated portion of the
                                            certificate balance of a specified
                                            class of Principal Balance
                                            Certificates. If all or a designated
                                            portion of the certificate balance
                                            of any class of Principal Balance
                                            Certificates is identified on
                                            Schedule B to this prospectus
                                            supplement as being part of the
                                            total notional amount of the Class
                                            X-2 Certificates immediately prior
                                            to any distribution date, then that
                                            certificate balance (or designated
                                            portion thereof) will represent one
                                            or more separate components of the
                                            total notional amount of the Class
                                            X-2 Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            on or before September 2011, and any
                                            particular component of the total
                                            notional amount of the Class X-2
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable "Class X-2 Strip Rate"
                                            will equal the excess, if any, of:

                                            o   the lesser of (a) the rate per
                                                annum corresponding to such
                                                distribution date as set forth
                                                on Schedule A to this prospectus
                                                supplement and (b) the Weighted
                                                Average Net Mortgage Rate for
                                                such distribution date, over

                                            o   the pass-through rate for such
                                                distribution date for the class
                                                of Principal Balance
                                                Certificates whose certificate
                                                balance, or a designated portion
                                                thereof, comprises such
                                                component.

                                            Under no circumstances will the
                                            Class X-2 Strip Rate be less than
                                            zero.

                                            The pass-through rates for the Class
                                            E and Class F Certificates will be a
                                            per annum rate equal to the Weighted
                                            Average Net Mortgage Rate for such
                                            distribution date less 0.14% and
                                            0.04%, respectively. The
                                            pass-through rate for the Class G
                                            Certificates will be a per annum
                                            rate equal to the Weighted Average
                                            Net Mortgage Rate for such
                                            distribution date. The pass-through
                                            rates applicable to each of the
                                            Class H, Class J, Class K, Class L,
                                            Class M, Class N and Class O
                                            Certificates will, at all times, be
                                            equal to the lesser of 5.24% per
                                            annum and the Weighted Average Net
                                            Mortgage Rate.

                                            The "Weighted Average Net Mortgage
                                            Rate" for a particular distribution
                                            date is a weighted average of the
                                            interest rates on the mortgage loans
                                            minus a weighted average annual
                                            administrative cost rate, which
                                            includes the master servicing fee
                                            rate, any excess servicing fee rate,
                                            the primary servicing fee rate, the
                                            special servicing stand-by fee rate
                                            and the trustee fee rate related to
                                            such mortgage loans. The relevant
                                            weighting is based upon the
                                            respective scheduled principal
                                            balances of the mortgage loans as in
                                            effect immediately prior to the
                                            relevant distribution date. For
                                            purposes of calculating the Weighted
                                            Average Net Mortgage Rate, the
                                            mortgage loan interest rates of such
                                            mortgage loans will not reflect any
                                            default interest rate. The mortgage
                                            loan interest rates of such mortgage
                                            loans will also be determined
                                            without regard to any loan term
                                            modifications agreed to by the
                                            special servicer or resulting from
                                            any borrower's bankruptcy or
                                            insolvency. In addition, for
                                            purposes of calculating the Weighted
                                            Average Net Mortgage Rate, if a
                                            mortgage loan does not accrue
                                            interest on a 30/360 basis, its
                                            interest rate for any month will, in
                                            general, be deemed to be the rate
                                            per annum that, when calculated on a
                                            30/360 basis, will produce the
                                            amount of interest that actually
                                            accrues on that mortgage loan in
                                            that month and as further adjusted
                                            as described in this prospectus
                                            supplement.

DISTRIBUTIONS

A.   AMOUNT AND ORDER OF
     DISTRIBUTIONS........................  On each distribution date, funds available for distribution from the
                                            mortgage loans, net of specified
                                            trust expenses, including all
                                            servicing fees, trustee fees and
                                            related compensation, will be
                                            distributed in the following amounts
                                            and priority:

                                                Step l/Class A and Class X: To
                                            interest on Classes A-1, A-2, A-3,
                                            A-4, X-1 and X-2, pro rata, in
                                            accordance with their interest
                                            entitlements.

                                                Step 2/Class A: To the extent of
                                            amounts then required to be
                                            distributed as principal, (i) first,
                                            to the Class A-1 Certificates, until
                                            the Class A-1 Certificates are
                                            reduced to zero, (ii) second, to the
                                            Class A-2 Certificates, until the
                                            Class A-2 Certificates are reduced
                                            to zero, (iii) third, to the Class
                                            A-3 Certificates, until the Class
                                            A-3 Certificates are reduced to
                                            zero, and (iv) fourth, to the Class
                                            A-4 Certificates, until the Class
                                            A-4 Certificates are reduced to
                                            zero. If the principal amount of
                                            each class of certificates other
                                            than Classes A-1, A-2, A-3 and A-4
                                            has been reduced to zero as a result
                                            of losses on the mortgage loans or
                                            an appraisal reduction, principal
                                            will be distributed to Classes A-1,
                                            A-2, A-3 and A-4 pro rata.

                                                Step 3/Class A and Class X: To
                                            reimburse Classes A-1, A-2, A-3 and
                                            A-4 and, with respect to interest
                                            only, Classes X-1 and X-2, pro rata,
                                            for any previously unreimbursed
                                            losses on the mortgage loans that
                                            were previously borne by those
                                            classes, together with interest at
                                            the applicable pass-through rate.

                                                Step 4/Class B: To Class B as
                                            follows: (a) to interest on Class B
                                            in the amount of its interest
                                            entitlement; (b) to principal on
                                            Class B in the amount of its
                                            principal entitlement until its
                                            principal balance is reduced to
                                            zero; and (c) to reimburse Class B
                                            for any previously unreimbursed
                                            losses on the mortgage loans
                                            allocable to principal that were
                                            previously borne by that class,
                                            together with interest at the
                                            applicable pass-through rate.

                                                Step 5/Class C: To Class C as
                                            follows: (a) to interest on Class C
                                            in the amount of its interest
                                            entitlement; (b) to principal on
                                            Class C in the amount of its
                                            principal entitlement until its
                                            principal balance is reduced to
                                            zero; and (c) to reimburse Class C
                                            for any previously unreimbursed
                                            losses on the mortgage loans
                                            allocable to principal that were
                                            previously borne by that class,
                                            together with interest at the
                                            applicable pass-through rate.

                                                Step 6/Class D: To Class D as
                                            follows: (a) to interest on Class D
                                            in the amount of its interest
                                            entitlement; (b) to principal on
                                            Class D in the amount of its
                                            principal entitlement until its
                                            principal balance is reduced to
                                            zero; and (c) to reimburse Class D
                                            for any previously unreimbursed
                                            losses on the mortgage loans
                                            allocable to principal that were
                                            previously borne by that class,
                                            together with interest at the
                                            applicable pass-through rate.

                                                Step 7/Subordinate Private
                                            Certificates: In the amounts and
                                            order of priority described in the
                                            pooling and servicing agreement.

                                            Each Certificateholder will receive
                                            its share of distributions on its
                                            class of certificates on a pro rata
                                            basis with all other holders of
                                            certificates of the same class. See
                                            "Description of the Offered
                                            Certificates--Distributions" in this
                                            prospectus supplement.

B.   INTEREST AND PRINCIPAL
     ENTITLEMENTS.........................  A description of the interest entitlement payable to each class
                                            can be found in "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement. As
                                            described in that section, there are
                                            circumstances relating to the timing
                                            of prepayments in which your
                                            interest entitlement for a
                                            distribution date could be less than
                                            1 full month's interest at the
                                            pass-through rate on your
                                            certificate's principal balance. In
                                            addition, the right of the master
                                            servicer, the special servicer, the
                                            trustee and the fiscal agent to
                                            reimbursement for payment of
                                            non-recoverable advances, payment of
                                            compensation and reimbursement of
                                            certain costs and expenses will be
                                            prior to your right to receive
                                            distributions of principal or
                                            interest.

                                            The Class X Certificates will not be
                                            entitled to principal distributions.
                                            The amount of principal required to
                                            be distributed on the classes
                                            entitled to principal on a
                                            particular distribution date will,
                                            in general, be equal to:

                                            o   the principal portion of all
                                                scheduled payments, other than
                                                balloon payments, to the extent
                                                received or advanced by the
                                                master
                                                servicer or other party (in
                                                accordance with the Pooling and
                                                Servicing Agreement) during the
                                                related collection period;

                                            o   all principal prepayments and
                                                the principal portion of balloon
                                                payments received during the
                                                related collection period;

                                            o   the principal portion of other
                                                collections on the mortgage
                                                loans received during the
                                                related collection period, such
                                                as liquidation proceeds,
                                                condemnation proceeds, insurance
                                                proceeds and income on "real
                                                estate owned"; and

                                            o   the principal portion of
                                                proceeds of mortgage loan
                                                repurchases received during the
                                                related collection period.

C.   PREPAYMENT PREMIUMS/YIELD
     MAINTENANCE CHARGES..................  The manner in which any prepayment premiums and yield maintenance
                                            charges received during a particular
                                            collection period will be allocated
                                            to the Class X-1 and Class X-2
                                            Certificates, on the one hand, and
                                            the classes of certificates entitled
                                            to principal, on the other hand, is
                                            described in "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement.

SUBORDINATION

A.   GENERAL..............................  The chart below describes the manner in which the rights of various
                                            classes will be senior to the rights
                                            of other classes. Entitlement to
                                            receive principal and interest
                                            (other than certain excess interest
                                            in connection with hyperamortizing
                                            loans) on any distribution date is
                                            depicted in descending order. The
                                            manner in which mortgage loan losses
                                            (including interest other than
                                            certain excess interest (over the
                                            amount of interest that would have
                                            accrued if the interest rate did not
                                            increase) in connection with
                                            hyperamortizing loans) are allocated
                                            is depicted in ascending order.

                                            ------------------------------------
                                                    Class A-1, Class A-2,
                                                    Class A-3, Class A-4,
                                                  Class X-1* and Class X-2*
                                            ------------------------------------
                                                             |
                                            ------------------------------------
                                                           Class B
                                            ------------------------------------
                                                             |
                                            ------------------------------------
                                                           Class C
                                            ------------------------------------
                                                             |
                                            ------------------------------------
                                                           Class D
                                            ------------------------------------
                                                             |
                                            ------------------------------------
                                                         Classes E-O
                                            ------------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT
                                            WILL BE AVAILABLE TO YOU AS A HOLDER
                                            OF OFFERED CERTIFICATES.

                                            *Interest only certificates. No
                                            principal payments or realized loan
                                            losses of principal will be
                                            allocated to the Class X-1 or Class
                                            X-2 Certificates. However, any
                                            mortgage loan losses allocated to
                                            any class of principal balance
                                            certificates will reduce the
                                            notional amount of the

                                            Class X-1 Certificates, any mortgage
                                            loan losses allocated to any
                                            component included in the
                                            calculation of the notional amount
                                            of the Class X-2 Certificates in
                                            that period will reduce the notional
                                            amount of the Class X-2
                                            Certificates.

B.   SHORTFALLS IN AVAILABLE FUNDS........  The following types of shortfalls in available funds will reduce amounts
                                            available for distribution and will
                                            be allocated in the same manner as
                                            mortgage loan losses:

                                            o   shortfalls resulting from
                                                compensation which the special
                                                servicer is entitled to receive;

                                            o   shortfalls resulting from
                                                interest on advances made by the
                                                master servicer, the trustee or
                                                the fiscal agent, to the extent
                                                not covered by default interest
                                                and late payment charges paid by
                                                the borrower (or, in the case of
                                                advances made with respect to
                                                the Pari Passu Loans, the
                                                portion of such amounts, if any,
                                                that is allocable to the trust);
                                                and

                                            o   shortfalls resulting from a
                                                reduction of a mortgage loan's
                                                interest rate by a bankruptcy
                                                court or other modification or
                                                from other unanticipated,
                                                extraordinary or default-related
                                                expenses of the trust.

                                            Shortfalls in mortgage loan interest
                                            as a result of the timing of
                                            voluntary and involuntary
                                            prepayments (net of certain amounts
                                            required to be used by the master
                                            servicer to offset such shortfalls)
                                            will be allocated to each class of
                                            certificates, pro rata, in
                                            accordance with their respective
                                            interest entitlements.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A.   GENERAL..............................  All numerical information in this prospectus supplement concerning the
                                            mortgage loans is approximate. All
                                            weighted average information
                                            regarding the mortgage loans
                                            reflects the weighting of the
                                            mortgage loans based upon their
                                            outstanding principal balances as of
                                            September 1, 2003. With respect to
                                            mortgage loans not having due dates
                                            on the first day of each month
                                            (other than the 3 Times Square Pari
                                            Passu Loan), scheduled payments due
                                            in September 2003 have been deemed
                                            received on September 1, 2003.

B.   PRINCIPAL BALANCES...................  The trust's primary assets will be
                                            83 mortgage loans with an aggregate
                                            principal balance as of September 1,
                                            2003 of approximately $778,772,919.
                                            It is possible that the aggregate
                                            mortgage loan balance will vary by
                                            up to 5%. As of September 1, 2003,
                                            the principal balance of the
                                            mortgage loans in the mortgage pool
                                            ranged from approximately $61,539 to
                                            approximately $65,846,200 and the
                                            mortgage loans had an approximate
                                            average balance of $9,382,806.

C.   FEE SIMPLE/LEASEHOLD.................  79 mortgaged properties, securing mortgage loans representing 81.4% of
                                            the Initial Pool Balance, are
                                            subject to a mortgage, deed of trust
                                            or similar security instrument that
                                            creates a first mortgage lien on a
                                            fee simple estate in such mortgaged
                                            properties. 2 mortgaged properties,
                                            securing mortgage loans representing
                                            8.5% of the Initial Pool Balance,
                                            are subject to a mortgage, deed of
                                            trust or similar security instrument
                                            that creates a first mortgage lien
                                            on both a fee and a leasehold
                                            interest
                                            in such mortgaged properties. 3
                                            mortgaged properties, securing
                                            mortgage loans representing 10.1% of
                                            the Initial Pool Balance, are
                                            subject to a mortgage, deed of trust
                                            or similar security instrument that
                                            creates a first mortgage lien on a
                                            leasehold interest in such mortgaged
                                            properties.

D.   PROPERTY TYPES.......................  The following table shows how the mortgage loans are secured by
                                            collateral which is distributed
                                            among different types of properties.

          ----------------------------------------------------------------------
                                   PERCENTAGE OF INITIAL
                                      OUTSTANDING POOL     NUMBER OF MORTGAGED
               PROPERTY TYPE              BALANCE               PROPERTIES
          ----------------------------------------------------------------------
          Office...............             50.9%                   30
          ----------------------------------------------------------------------
          Retail...............             28.8%                   30
          ----------------------------------------------------------------------
          Industrial...........              9.8%                   14
          ----------------------------------------------------------------------
          Multifamily..........              9.6%                    9
          ----------------------------------------------------------------------
          Hospitality..........              0.8%                    1
          ----------------------------------------------------------------------

E.   PROPERTY LOCATION....................  The number of mortgaged properties, and the approximate percentage of
                                            the aggregate principal balance of
                                            the mortgage loans secured by
                                            mortgaged properties located in the
                                            8 states with the highest
                                            concentrations of mortgaged
                                            properties, are as described in the
                                            table below:

          ----------------------------------------------------------------------
                                   PERCENTAGE OF INITIAL
                                      OUTSTANDING POOL     NUMBER OF MORTGAGED
                   STATE                  BALANCE               PROPERTIES
          ----------------------------------------------------------------------
          Pennsylvania                      11.0%                    5
          ----------------------------------------------------------------------
          California                         9.2%                   11
          ----------------------------------------------------------------------
             Southern(1)                     5.1%                    7
          ----------------------------------------------------------------------
             Northern(2)                     4.1%                    4
          ----------------------------------------------------------------------
          Virginia                           8.8%                    7
          ----------------------------------------------------------------------
          Florida                            7.5%                    4
          ----------------------------------------------------------------------
          Illinois                           7.5%                    1
          ----------------------------------------------------------------------
          Maryland                           6.1%                    4
          ----------------------------------------------------------------------
          New York                           5.1%                    2
          ----------------------------------------------------------------------
          Texas                              5.1%                    9
          ----------------------------------------------------------------------


                                            (1) zip code less than or equal to
                                                93600

                                            (2) zip code greater than 93600

                                            The remaining mortgaged properties
                                            are located throughout 20 other
                                            states and the District of Columbia.
                                            None of these states has a
                                            concentration of mortgaged
                                            properties that represents security
                                            for more than 5.1% of the initial
                                            outstanding pool balance.

F.   OTHER MORTGAGE LOAN
     FEATURES.............................  As of September 1, 2003, the
                                            mortgage loans had the following
                                            characteristics:

                                            o   The most recent scheduled
                                                payment of principal and
                                                interest on any mortgage loan
                                                was not 30 days or more past
                                                due, and no mortgage loan has
                                                been 30 days or more past due in
                                                the past year.

                                            o   5 groups of mortgage loans are
                                                made to the same borrower or
                                                borrowers related through common
                                                ownership and where, in general,
                                                the related mortgaged properties
                                                are commonly managed. The 3
                                                largest groups represent 1.9%,
                                                1.5% and 1.0%, respectively,
                                                of the initial outstanding pool
                                                balance. See Appendix II
                                                attached hereto.

                                            o   12 of the mortgaged properties
                                                securing mortgage loans,
                                                representing 13.0% of the
                                                initial outstanding pool
                                                balance, are each leased to a
                                                single tenant.

                                            o   All of the mortgage loans bear
                                                interest at fixed rates.

                                            o   No mortgage loan permits
                                                negative amortization or the
                                                deferral of accrued interest
                                                (except excess interest that
                                                would accrue in the case of
                                                hyperamortizing loans after the
                                                applicable anticipated repayment
                                                date for such loans).

G.   BALLOON LOANS/ARD LOANS..............  As of September 1, 2003, the
                                            mortgage loans had the following
                                            additional characteristics:

                                            o   59 of the mortgage loans,
                                                representing 90.6% of the
                                                initial outstanding pool
                                                balance, are "balloon loans"
                                                (including the hyperamortizing
                                                loans). For purposes of this
                                                prospectus supplement, we
                                                consider a mortgage loan to be a
                                                "balloon loan" if its principal
                                                balance is not scheduled to be
                                                fully or substantially amortized
                                                by the loan's maturity date or
                                                anticipated repayment date, as
                                                applicable. Of these 59 mortgage
                                                loans:

                                                o   2 mortgage loans,
                                                    representing 5.4% of the
                                                    initial outstanding pool
                                                    balance, are hyperamortizing
                                                    loans which provide for an
                                                    increase in the mortgage
                                                    rate and/or principal
                                                    amortization at a specified
                                                    date prior to stated
                                                    maturity. These loans are
                                                    structured this way to
                                                    encourage the borrowers to
                                                    repay the loan in full by
                                                    the specified date (which is
                                                    prior to the loan's stated
                                                    maturity date) upon which
                                                    these increases occur.

                                            o   The remaining 24 mortgage loans,
                                                representing 9.4% of the initial
                                                outstanding pool balance, are
                                                fully amortizing and are
                                                expected to have less than 5% of
                                                the original principal balance
                                                outstanding as of their related
                                                stated maturity dates.

H.   INTEREST ONLY LOANS..................  As of September 1, 2003, the
                                            mortgage loans had the following
                                            additional characteristics:

                                            o   1 mortgage loan, representing
                                                3.2% of the initial outstanding
                                                pool balance, provides for
                                                monthly payments of interest
                                                only for its entire term.

                                            o   4 mortgage loans, representing
                                                14.7% of the initial outstanding
                                                pool balance, provide for
                                                monthly payments of interest
                                                only for a portion of their
                                                respective terms and then
                                                provide for the monthly payment
                                                of principal and interest over
                                                their respective remaining
                                                terms.

I.   PREPAYMENT/DEFEASANCE
     PROVISIONS...........................  As of September 1, 2003, each of the mortgage loans restricted voluntary
                                            principal prepayments in one of the
                                            following ways:

                                            o   32 mortgage loans, representing
                                                71.1% of the initial outstanding
                                                pool balance, prohibit voluntary
                                                principal prepayments for a
                                                period ending on a date
                                                specified in the related
                                                mortgage note, which period is
                                                referred to in this prospectus
                                                supplement as a lockout
                                                period, but permit the related
                                                borrower, after an initial
                                                period of at least 2 years
                                                following the date of issuance
                                                of the certificates, to defease
                                                the loan by pledging to the
                                                trust "government securities" as
                                                defined in the Investment
                                                Company Act of 1940, subject to
                                                rating agency approval, and
                                                obtaining the release of the
                                                mortgaged property from the lien
                                                of the mortgage.

                                            o   31 mortgage loans, representing
                                                10.2% of the initial outstanding
                                                pool balance, have either no
                                                lockout period or the lockout
                                                period has expired and the loans
                                                permit voluntary principal
                                                prepayments at any time if, for
                                                a certain period of time,
                                                accompanied by a prepayment
                                                premium calculated as the
                                                greater of a yield maintenance
                                                formula and 1.0% of the amount
                                                prepaid, of these loans.

                                            o   17 mortgage loans, representing
                                                16.8% of the initial outstanding
                                                pool balance, prohibit voluntary
                                                principal prepayments during a
                                                lockout period, and following
                                                the lockout period permit
                                                principal prepayment if
                                                accompanied by a prepayment
                                                premium calculated as the
                                                greater of a yield maintenance
                                                formula and 1.0% of the amount
                                                prepaid.

                                            o   1 mortgage loan, representing
                                                1.8% of the initial outstanding
                                                pool balance, prohibits
                                                voluntary principal prepayments
                                                during a lockout period, and
                                                following the lockout period
                                                permits principal prepayment if
                                                accompanied by a prepayment
                                                premium calculated as the
                                                greater of a yield maintenance
                                                formula and 1.0% of the amount
                                                prepaid or defeasance of such
                                                mortgage loan any time after the
                                                date occurring 25 months after
                                                the first scheduled payment date
                                                under the related note, provided
                                                that the note has not been
                                                transferred to a REMIC within 2
                                                years prior to the date of
                                                defeasance.

                                            o   2 mortgage loans, representing
                                                0.1% of the initial outstanding
                                                pool balance, have a lockout
                                                period and, upon the expiration
                                                of the lockout period, are open
                                                to prepayments.

                                            Notwithstanding the above, the
                                            mortgage loans generally (i) permit
                                            prepayment in connection with
                                            casualty or condemnation and certain
                                            other matters without payment of a
                                            prepayment premium or yield
                                            maintenance charge and (ii) provide
                                            for a specified period commencing
                                            prior to and including the maturity
                                            date or the anticipated repayment
                                            date during which the related
                                            borrower may prepay the mortgage
                                            loan without payment of a prepayment
                                            premium or yield maintenance charge.
                                            See the footnotes to Appendix II for
                                            more details about the various yield
                                            maintenance formulas.

                                            With respect to the prepayment and
                                            defeasance provisions set forth
                                            above, certain of the mortgage loans
                                            also include provisions described
                                            below:

                                            o   1 mortgage loan, representing
                                                1.1% of the initial outstanding
                                                pool balance, contains a
                                                holdback reserve of up to
                                                $200,000, which may be applied
                                                by the lender towards amounts
                                                outstanding on the related
                                                mortgage loan if certain
                                                conditions relating to tenant
                                                occupancy do not take place
                                                prior to September 8, 2004. Such
                                                allocation by the lender will
                                                result in a partial prepayment
                                                of the related mortgage loan.

                                            o   4 mortgage loans, representing
                                                8.9% of the initial pool
                                                balance, allow the release of a
                                                portion of the collateral for
                                                such mortgage loan in the event
                                                of a casualty if certain
                                                conditions are met, including
                                                the prepayment of a portion of
                                                the outstanding principal
                                                balance of the mortgage loan.

                                            See the footnotes to Appendix II of
                                            this prospectus supplement for more
                                            details concerning the foregoing
                                            provisions.

J.   MORTGAGE LOAN RANGES
     AND WEIGHTED AVERAGES................  As of September 1, 2003, the
                                            mortgage loans had the following
                                            additional characteristics:

         I.   MORTGAGE INTEREST
              RATES Mortgage interest rates ranging from 4.205% per annum to 7.540% per annum, and a weighted average mortgage interest rate of 5.931% per annum;

         II.  REMAINING TERMS               Remaining terms to scheduled
                                            maturity ranging from 5 months to
                                            240 months, and a weighted average
                                            remaining term to scheduled maturity
                                            of 113 months;

         III. REMAINING
              AMORTIZATION TERMS            Remaining amortization terms
                                            (excluding the loan which provides
                                            for interest only payments for the
                                            entire loan term) ranging from 5
                                            months to 360 months, and a weighted
                                            average remaining amortization term
                                            of 305 months;

         IV.  LOAN-TO-VALUE RATIOS          Loan-to-value ratios, calculated as
                                            described in this prospectus
                                            supplement, ranging from 21.0% to
                                            79.8%, and a weighted average
                                            loan-to-value ratio, calculated as
                                            described in this prospectus
                                            supplement, of 64.1%.

                                            For 59 mortgage loans, representing
                                            78.4% of the initial outstanding
                                            pool balance, the loan-to-value
                                            ratio was calculated according to
                                            the methodology set forth in this
                                            prospectus supplement based on the
                                            estimate of value from a third-party
                                            appraisal conducted after March 1,
                                            2002, or, with respect to the 3
                                            Times Square Pari Passu Loan,
                                            September 1, 2001.

                                            For 24 mortgage loans, representing
                                            21.6% of the initial outstanding
                                            pool balance, the loan-to-value
                                            ratio was calculated according to
                                            the methodology set forth in this
                                            prospectus supplement based on
                                            valuations determined by applying a
                                            capitalization rate obtained from an
                                            updated third-party market study,
                                            conducted on or after March 1, 2002,
                                            to the underwritten net operating
                                            income of the mortgaged property.

                                            For detailed methodologies, see
                                            "Description of the Mortgage
                                            Pool--Assessments of Property Value
                                            and Condition--Appraisals" in this
                                            prospectus supplement.

         V.   DEBT SERVICE COVERAGE
              RATIOS Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, ranging from 1.05x to 3.25x, and a weighted average debt service coverage ratio, determined according to the methodology presented in this prospectus supplement, of 1.77x. Such calculations are based on underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement.

ADVANCES

A.   PRINCIPAL AND INTEREST
     ADVANCES.............................  Subject to a recoverability determination described in this
                                            prospectus supplement, the master
                                            servicer is required to advance
                                            delinquent monthly mortgage loan
                                            payments for the mortgage loans. The
                                            master servicer will not be required
                                            to advance (i) any additional
                                            interest accrued as a result of the
                                            imposition of any default rate, (ii)
                                            prepayment premiums or yield
                                            maintenance charges, (iii) any
                                            additional interest accrued as a
                                            result of any rate increase after an
                                            anticipated repayment date, (iv)
                                            excess interest, (v) balloon
                                            payments or (vi) payments on any
                                            Serviced Companion Loan or Non-Trust
                                            Serviced Companion Loan. If any
                                            balloon payment is not collected
                                            from the related borrower, subject
                                            to a recoverability determination
                                            described in this prospectus
                                            supplement, the master servicer will
                                            be required to advance an amount
                                            equal to the scheduled payment that
                                            would have been due if the related
                                            balloon payment had not become due
                                            on such mortgage loan.

                                            For an REO Property, subject to a
                                            recoverability determination
                                            described in this prospectus
                                            supplement, the master servicer will
                                            be required to advance the scheduled
                                            payment that would have been due if
                                            the predecessor mortgage loan had
                                            remained outstanding and continued
                                            to amortize in accordance with its
                                            amortization schedule in effect
                                            immediately before the REO Property
                                            was acquired.

B.   SERVICING ADVANCES...................  Subject to a recoverability determination described in this
                                            prospectus supplement, the master
                                            servicer, the trustee and the fiscal
                                            agent may also make servicing
                                            advances to pay delinquent real
                                            estate taxes, insurance premiums and
                                            similar expenses necessary to
                                            maintain and protect the mortgaged
                                            property, to maintain the lien on
                                            the mortgaged property or to enforce
                                            the mortgage loan documents;
                                            provided, however, that none of the
                                            master servicer, the trustee or the
                                            fiscal agent will make servicing
                                            advances with respect to the
                                            Non-Trust Serviced Pari Passu Loans.
                                            In addition, the special servicer
                                            may, but is not required to, make
                                            servicing advances on an emergency
                                            basis. With respect to each
                                            Non-Trust Serviced Pari Passu Loan,
                                            the related Other Master Servicer
                                            and the related Other Trustee will
                                            be required to make servicing
                                            advances, subject to a
                                            recoverability determination
                                            substantially similar to the
                                            recoverability determination
                                            described in this prospectus
                                            supplement.

C.   INTEREST ON ADVANCES.................  All advances made by the master servicer, the special servicer, the
                                            trustee or the fiscal agent will
                                            accrue interest at a rate equal to
                                            the "prime rate" as reported in The
                                            Wall Street Journal. Advances of
                                            principal and interest made in
                                            respect of mortgage loans which have
                                            grace periods that expire on or
                                            after the determination date will
                                            not begin to accrue interest until
                                            the day succeeding the expiration
                                            date of such applicable grace
                                            period; provided that if such
                                            advance is not reimbursed from
                                            collections received from the
                                            related borrower by the end of the
                                            applicable grace period, advance
                                            interest will accrue from the date
                                            such advance is made (which will be
                                            the master servicer remittance
                                            date).

D.   BACK-UP ADVANCES.....................  Pursuant to the requirements of the pooling and servicing agreement, if
                                            the master servicer fails to make a
                                            required advance, the trustee will
                                            be
                                            required to make the advance and if
                                            the trustee fails to make the
                                            required advance, the fiscal agent
                                            will be required to make the
                                            advance, subject to the same
                                            limitations, and with the same
                                            rights of the master servicer.

E.   RECOVERABILITY.......................  None of the master servicer, the trustee or the fiscal agent will
                                            make any advance if it reasonably
                                            determines that such advance would
                                            not be recoverable in accordance
                                            with the servicing standard, and the
                                            trustee and the fiscal agent may
                                            rely on any such determination made
                                            by the master servicer.

                                            To the extent that the 200 Berkeley
                                            & Stephen L. Brown Companion Loan or
                                            the Two Commerce Square Companion
                                            Loan is deposited into a commercial
                                            mortgage securitization and the
                                            master servicer with respect to such
                                            commercial mortgage securitization
                                            determines in its sole discretion
                                            that an advance of scheduled
                                            payments with respect to the 200
                                            Berkeley & Stephen L. Brown
                                            Companion Loan or the Two Commerce
                                            Square Companion Loan, as
                                            applicable, will not be ultimately
                                            recoverable from related recoveries,
                                            the master servicer will not be
                                            permitted to make any P&I Advance
                                            with respect to the 200 Berkeley &
                                            Stephen L. Brown Pari Passu Loan or
                                            the Two Commerce Square Pari Passu
                                            Loan. In addition, with respect to
                                            each Non-Trust Serviced Pari Passu
                                            Loan, if the related Other Master
                                            Servicer determines in its sole
                                            discretion that an advance of
                                            scheduled payments with respect to
                                            the related Non-Trust Serviced
                                            Companion Loan (excluding any
                                            related B Note) will not be
                                            ultimately recoverable from related
                                            recoveries, none of the master
                                            servicer, the trustee or the fiscal
                                            agent will be permitted to make any
                                            P&I Advance with respect to such
                                            Non-Trust Serviced Pari Passu Loan.

                                            With respect to each Non-Trust
                                            Serviced Pari Passu Loan, neither
                                            the related Other Master Servicer
                                            nor the related Other Trustee will
                                            make a servicing advance if it makes
                                            a determination substantially
                                            similar to the determination set
                                            forth in the second preceding
                                            paragraph.

F.   ADVANCES DURING AN
     APPRAISAL REDUCTION EVENT............  The occurrence of certain adverse events affecting a mortgage loan
                                            will require the special servicer to
                                            obtain a new appraisal or other
                                            valuation of the related mortgaged
                                            property. In general, if the
                                            principal amount of the mortgage
                                            loan plus all other amounts due
                                            thereunder and interest on advances
                                            made with respect thereto exceeds
                                            90% of the value of the mortgaged
                                            property determined by an appraisal
                                            or other valuation, an appraisal
                                            reduction may be created in the
                                            amount of the excess as described in
                                            this prospectus supplement,
                                            provided, however, in the case of a
                                            Non-Trust Serviced Pari Passu Loan,
                                            an appraisal reduction will be
                                            created by the appraisal or other
                                            valuation obtained by the related
                                            Other Special Servicer pursuant to
                                            the applicable Other Pooling and
                                            Servicing Agreement. If there exists
                                            an appraisal reduction for any
                                            mortgage loan, the amount required
                                            to be advanced on that mortgage loan
                                            will be proportionately reduced to
                                            the extent of the appraisal
                                            reduction. This will reduce the
                                            funds available to pay interest and
                                            principal on the most subordinate
                                            class or classes of certificates
                                            then outstanding.

                                            See "Description of the Offered
                                            Certificates--Advances" in this
                                            prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The certificates offered to you will not be issued unless each of the
                                            classes of certificates being
                                            offered by this prospectus
                                            supplement receives the following
                                            ratings from Fitch Ratings and
                                            Moody's Investors Service, Inc.

                          ------------------------------------------------------
                                                                   RATINGS
                                         CLASS                  FITCH/MOODY'S
                          ------------------------------------------------------
                          Classes A-1, A-2, A-3 and A-4            AAA/Aaa
                          ------------------------------------------------------
                          Class B                                   AA/Aa2
                          ------------------------------------------------------
                          Class C                                    A/A2
                          ------------------------------------------------------
                          Class D                                   A-/A3
                          ------------------------------------------------------

                                            A rating agency may lower or
                                            withdraw a security rating at any
                                            time.

                                            See "Ratings" in this prospectus
                                            supplement and "Rating" in the
                                            prospectus for a discussion of the
                                            basis upon which ratings are given,
                                            the limitations of and restrictions
                                            on the ratings, and the conclusions
                                            that should not be --- drawn from a
                                            rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate certificate balance of
                                            all classes of certificates (other
                                            than the Class BNB Certificates) is
                                            less than or equal to 3% of the
                                            initial outstanding pool balance,
                                            the holders of a majority of the
                                            controlling class, the master
                                            servicer, the special servicer and
                                            any holder of a majority interest in
                                            the Class R-I Certificates, each in
                                            turn, will have the option to
                                            purchase all of the remaining
                                            mortgage loans, and all property
                                            acquired through exercise of
                                            remedies in respect of any mortgage
                                            loan, at the price specified in this
                                            prospectus supplement. Exercise of
                                            this option would terminate the
                                            trust and retire the then
                                            outstanding certificates at par plus
                                            accrued interest.

DENOMINATIONS.............................  The Class A-1, Class A-2, Class A-3
                                            and Class A-4 Certificates will be
                                            offered in minimum denominations of
                                            $25,000. The Class B, Class C and
                                            Class D Certificates will be offered
                                            in minimum denominations of
                                            $100,000. Investments in excess of
                                            the minimum denominations may be
                                            made in multiples of $1.

REGISTRATION, CLEARANCE AND
SETTLEMENT................................  Your certificates will be registered in the name of Cede & Co., as
                                            nominee of The Depository Trust
                                            Company, and will not be registered
                                            in your name. You will not receive a
                                            definitive certificate representing
                                            your ownership interest, except in
                                            very limited circumstances described
                                            in this prospectus supplement. As a
                                            result, you will hold your
                                            certificates only in book-entry form
                                            and will not be a certificateholder
                                            of record. You will receive
                                            distributions on your certificates
                                            and reports relating to
                                            distributions only through The
                                            Depository Trust Company,
                                            Clearstream Banking, societe anonyme
                                            or the Euroclear System or through
                                            participants in The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear.

                                            You may hold your certificates
                                            through:

                                            o   The Depository Trust Company in
                                                the United States; or

                                            o   Clearstream Banking or Euroclear
                                                in Europe.

                                            Transfers within The Depository
                                            Trust Company, Clearstream Banking
                                            or Euroclear will be made in
                                            accordance with the usual rules and
                                            operating procedures of those
                                            systems. Cross-market transfers
                                            between persons holding directly
                                            through The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear will be effected in The
                                            Depository Trust Company through the
                                            relevant depositories of Clearstream
                                            Banking or Euroclear.

                                            We may elect to terminate the
                                            book-entry system through The
                                            Depository Trust Company with
                                            respect to all or any portion of any
                                            class of the certificates offered to
                                            you.

                                            We expect that the certificates
                                            offered to you will be delivered in
                                            book-entry form through the
                                            facilities of The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear on or about the closing
                                            date.

TAX STATUS................................  Elections will be made to treat designated portions of the trust as
                                            four separate "real estate mortgage
                                            investment conduits"--REMIC I, REMIC
                                            II, REMIC III and the Class BNB
                                            REMIC--for federal income tax
                                            purposes. In the opinion of counsel,
                                            each such designated portion of the
                                            trust will qualify for this
                                            treatment and each class of offered
                                            certificates will constitute
                                            "regular interests" in REMIC III.
                                            The portion of the trust consisting
                                            of the right to excess interest
                                            (above the amount of interest that
                                            would have accrued if the interest
                                            rate did not increase) and the
                                            related excess interest sub-account
                                            will be treated as a grantor trust
                                            for federal income tax purposes.

                                            Pertinent federal income tax
                                            consequences of an investment in the
                                            offered certificates include:

                                            o   The regular interests will be
                                                treated as newly originated debt
                                                instruments for federal income
                                                tax purposes.

                                            o   Beneficial owners of offered
                                                certificates will be required to
                                                report income on the
                                                certificates in accordance with
                                                the accrual method of
                                                accounting.

                                            o   We anticipate that the offered
                                                certificates will be treated as
                                                having been issued at a premium
                                                for federal income tax purposes.

                                            See "Material Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974...............  Subject to the satisfaction of important conditions described under
                                            "ERISA Considerations" in this
                                            prospectus supplement and in the
                                            accompanying prospectus, the offered
                                            certificates may be purchased by
                                            persons investing assets of employee
                                            benefit plans or individual
                                            retirement accounts.

LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.

                                            For purposes of any applicable legal
                                            investment restrictions, regulatory
                                            capital requirements or other
                                            similar purposes, neither the
                                            prospectus nor this prospectus
                                            supplement makes any representation
                                            to you regarding the proper
                                            characterization of the certificates
                                            offered by this prospectus
                                            supplement. Regulated entities
                                            should consult with their own
                                            advisors regarding these matters.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                   You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is primarily dependent on the sufficiency of the net operating income of the related mortgaged property. Payment of the balloon payment of a mortgage loan that is a balloon loan at its maturity, or on its anticipated repayment date, is primarily dependent upon the borrower's ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

                                   In limited circumstances, Morgan Stanley
                                   Mortgage Capital Inc., Prudential Mortgage
                                   Capital Funding, LLC, Lincoln Realty Capital
                                   Corporation, Teachers Insurance and Annuity
                                   Association of America, CIGNA Mortgage
                                   Securities Philadelphia, LLC and Union
                                   Central Mortgage Funding, Inc., each as a seller, may be obligated to repurchase or replace a mortgage loan that it sold to us if its representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address certain characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

THE REPAYMENT OF A
COMMERCIAL MORTGAGE LOAN IS
DEPENDENT ON THE CASH FLOW
PRODUCED BY THE PROPERTY
WHICH CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES       The mortgage loans are secured by various
                                   types of income-producing commercial and multifamily properties. Commercial lending is generally thought to expose a lender to greater risk than one-to four-family residential lending because, among other things, it typically involves larger loans.

                                   66 mortgage loans, representing 82.2% of the initial outstanding pool balance, were originated within 12 months prior to the cut-off date. Consequently, these mortgage loans do not have a long standing payment history.

                                   The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                   The net operating income, cash flow and
                                   property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:

                                   o the age, design and construction quality of the property;

                                   o    perceptions regarding the safety,
                                        convenience and attractiveness of the
                                        property;

                                   o    the proximity and attractiveness of
                                        competing properties;

                                   o    the adequacy of the property's
                                        management and maintenance;

                                   o    increases in operating expenses at the
                                        property and in relation to competing
                                        properties;

                                   o    an increase in the capital expenditures
                                        needed to maintain the property or make
                                        improvements;

                                   o    the dependence upon a single tenant, or
                                        a concentration of tenants in a
                                        particular business or industry;

                                   o    a decline in the financial condition of
                                        a major tenant;

                                   o    the lack of operating history in the
                                        case of a newly built or renovated
                                        mortgaged property;

                                   o    an increase in vacancy rates; and

                                   o    a decline in rental rates as leases are
                                        renewed or entered into with new
                                        tenants.

                                   Other factors are more general in nature, such as:

                                   o    national, regional or local economic
                                        conditions (including plant closings,
                                        military base closings, industry
                                        slowdowns and unemployment rates);

                                   o local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

                                   o    demographic factors;

                                   o    decreases in consumer confidence;

                                   o    changes in consumer tastes and
                                        preferences; and

                                   o    retroactive changes in building codes.

                                   The volatility of net operating income will
                                   be influenced by many of the foregoing
                                   factors, as well as by:

                                   o    the length of tenant leases;

                                   o    the creditworthiness of tenants;

                                   o    the level of tenant defaults;

                                   o    the ability to convert an unsuccessful
                                        property to an alternative use;

                                   o    new construction in the same market as
                                        the mortgaged property;

                                   o    rent control and stabilization laws;

                                   o    the number and diversity of tenants;

                                   o    the rate at which new rentals occur; and

                                   o the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                   A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

SEASONED MORTGAGE LOANS
SECURED BY OLDER MORTGAGED
PROPERTIES PRESENT ADDITIONAL
RISKS OF REPAYMENT                 17 mortgage loans, representing 17.8% of the
                                   initial outstanding pool balance are not newly originated and have been outstanding for 12 or more months prior to September 1, 2003. The weighted average period that the aforementioned mortgage loans have been outstanding is 3.1 years. While seasoned mortgage loans generally have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans. For example,

                                   o    property values and the surrounding
                                        neighborhood may have changed since
                                        origination;

                                   o    origination standards at the time the
                                        mortgage loan was originated may have
                                        been different than current origination
                                        standards;

                                   o    the market for any related business may
                                        have changed from the time the mortgage
                                        loan was originated;

                                   o the current financial performance of the related borrower, its business, or the related mortgaged property in general, may be different than at origination; and

                                   o    the environmental and engineering
                                        characteristics of the mortgaged
                                        property or improvements may have
                                        changed.

                                   Among other things, such factors make it difficult to estimate the current value of the related mortgaged property, and estimated values of mortgaged properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged properties.

LIMITED OPERATING HISTORY          The properties securing certain of the
                                   mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that the properties will perform as anticipated.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES      Some of the mortgaged properties may not be
                                   readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                   o    converting commercial properties to
                                        alternate uses or converting
                                        single-tenant commercial properties to
                                        multi-tenant properties generally
                                        requires substantial capital
                                        expenditures; and

                                   o    zoning or other restrictions also may
                                        prevent alternative uses.

                                   The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                   Various factors may adversely affect the
                                   value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                   o    changes in the local, regional or
                                        national economy;

                                   o    changes in governmental regulations,
                                        fiscal policy, zoning or tax laws;

                                   o    potential environmental legislation or
                                        liabilities or other legal liabilities;

                                   o    proximity and attractiveness of
                                        competing properties;

                                   o new construction of competing properties in the same market;

                                   o    convertibility of a property to an
                                        alternative use;

                                   o    the availability of refinancing; and

                                   o    changes in interest rate levels.

IMPACT OF RECENT EVENTS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                         On September 11, 2001, the United States was
                                   subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and
                                   Pennsylvania. In addition, on March 19, 2003 the government of the United States implemented full scale military operations against Iraq, which full scale military operations were recently concluded. The government of the United States has stated that it is likely that future acts of terrorism may take place. As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events on financial markets is not yet known but could include, among other things, increased volatility in the price of securities, including the certificates.

                                   It is uncertain what effects the aftermath of the recent military operations of the United States in Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including additional military action, will have on: (a) United States and world financial markets, (b) local, regional and national economies, (c) real estate markets across the United States, (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the pooled mortgage loans and/or (e) insurance costs and the availability of insurance coverage for terrorist acts, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                       A deterioration in the financial condition of
                                   a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender. 12 of the mortgaged properties, representing 13.0% of the initial outstanding pool balance, are leased to single tenants, and with respect to 2 of those mortgage loans, representing 1.0% of the initial outstanding pool balance, the sole tenant is related to the borrower.

                                   Mortgaged properties leased to a single
                                   tenant or a small number of tenants are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                   o    the financial effect of the absence of
                                        rental income may be severe;

                                   o    more time may be required to re-lease
                                        the space; and

                                   o    substantial capital costs may be
                                        incurred to make the space appropriate
                                        for replacement tenants.

                                   In addition to tenant concentration, another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

                                   For further information with respect to
                                   tenant concentrations, see Appendix II.

LOST RENT AND OTHER COSTS
INVOLVED IN LEASING MORTGAGED
PROPERTIES COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES      If a mortgaged property has multiple tenants,
                                   re-leasing costs and costs of enforcing
                                   remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                                   Repayment of mortgage loans secured by
                                   retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. Certain tenants at the retail properties, including without limitation anchor tenants, may have the right to terminate their leases if certain other tenants are not operating, or if their sales at the property do not reach a specified level. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. 18 of the mortgaged properties, representing approximately 22.8% of the initial outstanding pool balance (excluding multifamily and hotel properties), have reserves, as of the cut-off date, for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

BORROWER CONCENTRATION
INCREASES THE RISK OF LOSS AND
COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES               The effect of mortgage pool loan losses will
                                   be more severe:

                                   o    if the pool is comprised of a small
                                        number of loans, each with a relatively
                                        large principal amount; or

                                   o    if the losses relate to loans that
                                        account for a disproportionately large
                                        percentage of the aggregate principal
                                        balance of all mortgage loans.

                                   5 groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the 3 largest groups represent 1.9%, 1.5% and 1.0%, respectively, of the initial outstanding pool balance.

                                   The largest mortgage loan represents 8.5% of the initial outstanding pool balance. The second largest mortgage loan exposures in the aggregate represent 7.5% of the initial outstanding pool balance. The third largest mortgage loan represents 5.5% of the initial outstanding pool balance. Each of the other mortgage loans represents less than 5.5% of the initial outstanding pool balance.

PROPERTY TYPE CONCENTRATION
INCREASES THE RISK OF LOSS AND
COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES                  A concentration of mortgage loans secured by
                                   the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans. The following property types represent the indicated percentage of the initial outstanding pool balance:

                                   o    office properties represent 50.9%;

                                   o    retail properties represent 28.8%;

                                   o    industrial properties represent 9.8%;

                                   o    multifamily properties represent 9.6%;
                                        and

                                   o    hospitality properties represent 0.8%.

GEOGRAPHIC CONCENTRATION MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                  Concentrations of mortgaged properties in
                                   geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                   The mortgaged properties are located
                                   throughout 27 states and the District of Columbia. In particular, investors should note that mortgage loans representing 9.2% of the initial outstanding pool balance are secured by mortgaged properties located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance. If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                   In addition, mortgage loans representing
                                   11.0%, 9.2%, 8.8%, 7.5%, 7.5%, 6.1%, 5.1% and
                                   5.1% of the initial outstanding pool balance are secured by mortgaged properties located in Pennsylvania, California, Virginia, Florida, Illinois, Maryland, New York and Texas, respectively, and concentrations of mortgaged properties, in each case, representing no more than 5.1% of the initial outstanding pool balance, also exist in several other states.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                         30 of the mortgaged properties, securing
                                   50.9% of the initial outstanding pool
                                   balance, are office properties.

                                   A large number of factors may affect the value of these office properties, including:

                                   o    the quality of an office building's
                                        tenants;

                                   o    the diversity of an office building's
                                        tenants, reliance on a single or
                                        dominant tenant or tenants in a volatile industry (e.g. technology and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

                                   o    the physical attributes of the building
                                        in relation to competing buildings,
                                        e.g., age, condition, design, location,
                                        access to transportation and ability to
                                        offer certain amenities, such as
                                        sophisticated building systems;

                                   o    the desirability of the area as a
                                        business location;

                                   o    the strength and nature of the local
                                        economy (including labor costs and
                                        quality, tax environment and quality of
                                        life for employees); and

                                   o    the suitability of a space for
                                        re-leasing without significant build-out costs.

                                   Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                         30 of the mortgaged properties, securing
                                   28.8% of the initial outstanding pool
                                   balance, are retail properties. The quality and success of a retail property's tenants significantly affect the property's value.
                                   The success of retail properties can be
                                   adversely affected by local competitive
                                   conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store.

                                   An "anchor tenant" is proportionately larger in size than other tenants at a retail property and is considered to be vital in attracting customers to a retail property, whether or not the anchor tenant's premises are part of the mortgaged property. 14 of the mortgaged properties, securing 24.4% of the initial outstanding pool balance, are properties considered by the applicable seller to be occupied by or adjacent to one or more anchor tenants.

                                   The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

                                   o    an anchor store's failure to renew its
                                        lease;

                                   o    termination of an anchor store's lease;

                                   o the bankruptcy or economic decline of an anchor store or self-owned anchor or the parent company thereof; or

                                   o    the cessation of the business of an
                                        anchor store at the shopping center,
                                        even if, as a tenant, it continues to
                                        pay rent.

                                   Certain anchor stores or other tenants have leases under which it is permitted to cease operations and/or terminate its lease, offset its rent, reduce its rent or pay percentage rent rather than a set rent if such tenant fails to satisfy certain business objectives, if another tenant ceases operation or if certain other events occur.

                                   Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES           14 of the mortgaged properties, securing 9.8%
                                   of the initial outstanding pool balance, are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                   o    reduced demand for industrial space
                                        because of a decline in a particular
                                        industry segment;

                                   o increased supply of competing industrial space because of relative ease in constructing buildings of this type;

                                   o    a property becoming functionally
                                        obsolete;

                                   o    insufficient supply of labor to meet
                                        demand;

                                   o    changes in access to the property,
                                        energy prices, strikes, relocation of
                                        highways or the construction of
                                        additional highways;

                                   o    location of the property in relation to
                                        access to transportation;

                                   o    suitability for a particular tenant;

                                   o    building design and adaptability;

                                   o    a change in the proximity of supply
                                        sources; and

                                   o    environmental hazards.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MULTIFAMILY PROPERTIES          9 of the mortgaged properties, representing
                                   9.6% of the initial outstanding pool balance, are multifamily properties.

                                   A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                   o the physical attributes of the apartment building, such as its age, appearance and construction quality;

                                   o    the location of the property;

                                   o    the ability of management to provide
                                        adequate maintenance and insurance;

                                   o    the types of services and amenities
                                        provided at the property;

                                   o    the property's reputation;

                                   o the level of mortgage interest rates and income and economic conditions (which may encourage tenants to purchase rather than rent housing);

                                   o    the presence of competing properties;

                                   o    adverse local or national economic
                                        conditions which may limit the rent that may be charged and which may result in increased vacancies;

                                   o    the tenant mix (such as tenants being
                                        predominantly students or military
                                        personnel or employees of a particular
                                        business);

                                   o    state and local regulations (which may
                                        limit the ability to increase rents);
                                        and

                                   o    government assistance/rent subsidy
                                        programs (which may influence tenant
                                        mobility).

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                  Leasehold interests under ground leases
                                   secure 3 of the mortgaged properties,
                                   representing 10.1% of the initial outstanding pool balance. 2 mortgaged properties, representing 8.5% of the initial outstanding pool balance, are secured by both a fee and leasehold interest in income-producing real properties.

                                   Leasehold mortgage loans are subject to
                                   certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                   Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                   Some of the ground leases securing the
                                   mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES      The bankruptcy or insolvency of a major
                                   tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of 1 year, or 15%, not to exceed 3 years, of the remaining term of such lease. The actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES      Various environmental laws may make a current
                                   or previous owner or operator of real
                                   property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                                   The owner's liability for any required
                                   remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                   In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES               In general, in connection with the
                                   origination of the mortgage loans,
                                   environmental site assessments were prepared for the related mortgaged properties. In all cases where such environmental site assessments were prepared, the minimum standard required for such environmental site assessments was generally a Phase I type of environmental site assessment. Phase I environmental site assessments generally include a site inspection, interview of knowledgeable persons, review of certain records and government databases, and preparation of a report by an environmental professional, but do not usually include sampling and laboratory analysis.

                                   With respect to each mortgaged property, the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

                                   A description of such specified exceptions and other matters identified in certain site assessments is set forth under "Description of the Mortgage Pool--Assessments of Property Value and Condition--Environmental
                                   Assessments" in this prospectus supplement.

                                   The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered materially adverse to the interests of the holders of the certificates and the value of the mortgage loan; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or take other actions necessary to address such adverse conditions. We cannot assure you, however, that the environmental assessments revealed or accurately quantified all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as any leaking underground storage tanks).

                                   Some of the mortgaged properties securing the mortgage loans were previously operated as or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous materials from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                                   With respect to 2 mortgaged properties,
                                   securing 8.1% of the initial outstanding pool balance, the related seller has obtained an environmental insurance policy covering certain environmental matters with respect to the related mortgaged property, which policy will be assigned to the trust.

                                   Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to the certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A LOSS    59 of the mortgage loans, representing 90.6%
                                   of the initial outstanding pool balance, are balloon loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective anticipated repayment date (in the case of a hyperamortizing loan) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date.
                                   Balloon loans involve greater risk than fully amortizing loans because the borrower's ability to repay the loan on its anticipated repayment date or maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                   o    the availability of, and competition
                                        for, credit for commercial real estate
                                        projects;

                                   o    prevailing interest rates;

                                   o    the fair market value of the related
                                        mortgaged property;

                                   o    the borrower's equity in the related
                                        mortgaged property;

                                   o    the borrower's financial condition;

                                   o    the operating history and occupancy
                                        level of the mortgaged property;

                                   o    tax laws; and

                                   o prevailing general and regional economic conditions.

                                   The availability of funds in the credit
                                   markets fluctuates over time.

                                   None of the sellers or their respective
                                   affiliates are under any obligation to
                                   refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES       Mortgage Loan No. 1 described under
                                   "Description of the Mortgage Pool--The Two
                                   Commerce Square Pari Passu Loan," which
                                   represents 8.5% of the initial outstanding pool balance, is comprised of two out of a total of four pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The remaining two pari passu notes are not included in the trust.

                                   Mortgage Loan No. 2 described under
                                   "Description of the Mortgage Pool--The 55
                                   East Monroe A/B Loan," which represents 7.5% of the initial outstanding pool balance, is comprised of one out of a total of two pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures a subordinate note. The other pari passu note and the subordinate note are not included in the trust.

                                   Mortgage Loan No. 3 described under
                                   "Description of the Mortgage Pool--The Plaza
                                   America Pari Passu Loan," which represents
                                   5.5% of the initial outstanding pool balance, is comprised of one out of a total of two pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The remaining pari passu note is not included in the trust.

                                   Mortgage Loan No. 5 described under
                                   "Description of the Mortgage Pool--The
                                   International Plaza Pari Passu Loan," which represents 4.8% of the initial outstanding pool balance, is comprised of one out of a total of three pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The remaining two pari passu notes are not included in the trust.

                                   Mortgage Loan No. 6 described under
                                   "Description of the Mortgage Pool--The 3
                                   Times Square A/B Loan," which represents 4.5% of the initial outstanding pool balance, is comprised of one out of a total of three pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures a subordinate note. The remaining pari passu notes and the subordinate note are not included in the trust.

                                   Mortgage Loan No. 10 described under
                                   "Description of the Mortgage Pool--The Summer Wood Apartments A/B Loan," which represents 3.4% of the initial outstanding pool balance, is comprised of a senior note, which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures a subordinate note. The subordinate note is not included in the trust.

                                   Mortgage Loan No. 11 described under
                                   "Description of the Mortgage Pool--The 200
                                   Berkeley & Stephen L. Brown A/B Loan," which represents 3.2% of the initial outstanding pool balance, is comprised of one out of a total of three pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures two subordinate notes. The remaining two pari passu notes are not included in the trust. The 200 Berkeley & Stephen L. Brown B Notes are assets of the trust but only support the Class BNB Certificates, which are not offered hereby.

                                   Except as set forth below, each of the
                                   sellers will represent that, to its
                                   knowledge, none of the other mortgaged
                                   properties secure any loans that are
                                   subordinate to the related mortgage loan and that are not included in the trust.

                                   The borrower or equity holders of the related borrower under 5 mortgage loans, representing 20.6% of the initial outstanding pool balance, currently have mezzanine financing in place. The mezzanine financing in place with respect to such mortgage loans is further described under "Description of the Mortgage Pool--The Two Commerce Square Pari Passu Loan" and "--The 55 East Monroe A/B Loan" and under "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the 55 East Monroe Mezzanine Lender," "--Rights of the Two Commerce Square Mezzanine Lenders" and "--Rights of the Quail Springs Shopping Center Mezzanine Lender" in this prospectus supplement.

                                   2 mortgage loans, representing 3.2% of the initial outstanding pool balance, currently have additional subordinate financing in place which is secured by a subordinate lien on the mortgaged property related to such mortgage loan. This figure does not include the 4 mortgage loans referenced above (identified as Mortgage Loan Nos. 2, 6, 10 and 11 on Appendix II to this prospectus supplement), representing 18.6% of the initial outstanding pool balance, which have B Notes.

                                   1 mortgage loan, representing 0.5% of the initial outstanding pool balance, currently has additional subordinate unsecured financing in place.

                                   5 mortgage loans, representing 15.1% of the initial outstanding pool balance, permit an equity holder of the borrower to incur future mezzanine debt.

                                   7 mortgage loans, representing 4.9% of the initial outstanding pool balance, permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged property either without prior lender approval or upon the satisfaction of certain conditions.

                                   In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

                                   Because certain mortgage loans permit a third party to hold debt secured by a pledge of equity interest in a related borrower, neither the sellers nor we will make any representation as to whether a third party holds debt secured by a pledge of equity interest in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                   When a borrower, or its owners, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                   Additionally, if the borrower, or its owners, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                   Further, if another loan secured by the
                                   mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                   For further information with respect to
                                   subordinate and other financing, see Appendix II.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE RELATED
MORTGAGE LOAN                      Under the federal bankruptcy code, the filing
                                   of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                   o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                   o    reduce monthly payments due under a
                                        mortgage loan;

                                   o    change the rate of interest due on a
                                        mortgage loan; or

                                   o    otherwise alter the terms of the
                                        mortgage loan, including the repayment
                                        schedule.

                                   Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                   The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                   As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                   A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

CERTAIN OF THE MORTGAGE LOANS
WERE NOT SPECIFICALLY ORIGINATED
FOR SECURITIZATION                 Certain of the mortgage loans were not
                                   originated specifically for securitization, and generally those mortgage loans lack many provisions which are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to such mortgage loans are not required to make payments to lockboxes or to maintain reserves for certain expenses, such as capital expenditures, tenant improvements and leasing commissions, and the lenders under such mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                  While many of the borrowers have agreed to
                                   certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. The loan documents and organizational documents of such borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, such borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.
                                   Therefore, the borrowers described above may be more likely to file bankruptcy petitions which may adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT              The successful operation of a real estate
                                   project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                   o    responding to changes in the local
                                        market;

                                   o    planning and implementing the rental
                                        structure;

                                   o    operating the property and providing
                                        building services;

                                   o    managing operating expenses; and

                                   o    assuring that maintenance and capital
                                        improvements are carried out in a timely fashion.

                                   Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                   A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                   We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                     Provisions prohibiting prepayment during a
                                   lockout period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Provisions requiring the payment of prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

                                   Additionally, although the collateral
                                   substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES               The mortgage loans generally do not require
                                   the related borrower to cause rent and other payments to be made into a lock box account maintained on behalf of the lender. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds for purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

THE ABSENCE OF RESERVES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                  Many of the mortgage loans do not require the
                                   borrowers to set aside funds for specific reserves controlled by the lender. Even to the extent that the mortgage loans require any such reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions (or other items for which such reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for such items.
                                   We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related mortgage loans to fully pay for such items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES               Title insurance for a mortgaged property
                                   generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.
                                   We cannot assure you that:

                                   o a title insurer will have the ability to pay title insurance claims made upon it;

                                   o    the title insurer will maintain its
                                        present financial strength; or

                                   o    a title insurer will not contest claims
                                        made upon it.


MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                       Noncompliance with zoning and building codes
                                   may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the mortgage loans, the sellers took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders.
                                   Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

                                   Some violations of zoning, land use and
                                   building regulations may be known to exist at any particular mortgaged property, but the sellers generally do not consider those defects known to them to be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                   Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                  From time to time, there may be condemnations
                                   pending or threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.
                                   The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES      The mortgaged properties may suffer casualty
                                   losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.
                                   If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                   Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                                   As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                   In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2004 (with a potential to extend to December 31, 2005), will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that resulted in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

                                   The Treasury Department will establish
                                   procedures for the program under which the federal share of compensation will be equal to 90 percent of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                   Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury will determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

                                   There can be no assurance that upon its
                                   expiration subsequent terrorism insurance legislation will be passed. Furthermore, because this program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

                                   To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                   If such casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE    The loan documents for each mortgage loan
                                   generally require that (A) "all risk"
                                   insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the greater of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require. Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the "actual cash value" of the property, which is defined under state law but is generally equal to the replacement cost of the property less depreciation. The determination of "actual cash value" is both inexact and heavily dependent on facts and circumstances. Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the "actual cash value" of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the "actual cash value" is lower, and the mortgaged property is not restored, only the "actual cash value" will be paid.
                                   Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

                                   Certain leases provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES      Some of the mortgaged properties are covered
                                   by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY     Each seller, an affiliate of the seller or
                                   the originator of the mortgage loan
                                   inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

                                   With respect to each mortgaged property, the related seller has represented to us that, except as disclosed in the related report and subject to certain specified exceptions, it has no knowledge of any damage that would materially and adversely affect its value as security for the related mortgage loan.

                                   We cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material and adverse condition was identified, such condition generally has been or is required to be remedied to the related seller's satisfaction or funds as deemed necessary by such seller, or the related engineering consultant, have been reserved to remedy the material and adverse condition or other resources for such repairs were available at origination.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES        In general, in connection with the
                                   origination or sale to us of each of the mortgage loans, the related mortgaged property was appraised or a market study was performed. The resulting estimated property values represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The person performing the appraisal or market analysis may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. There is no assurance that the appraisal or market study values indicated accurately reflect past, present or future market values of the mortgaged properties.

                                   For 59 of the mortgage loans, representing
                                   78.4% of the initial outstanding pool
                                   balance, the loan-to-value ratio was
                                   calculated according to the methodology
                                   described in this prospectus supplement based on an estimate of value from a third-party appraisal conducted on or after March 1, 2002, or with respect to the 3 Times Square Pari Passu Loan, September 1, 2001.

                                   For 24 of the mortgage loans, representing
                                   21.6% of the initial outstanding pool
                                   balance, the loan-to-value ratio was
                                   calculated according to the methodology
                                   described in this prospectus supplement based on valuations determined by applying a capitalization rate obtained from an updated third party market study to the underwritten net operating income of the mortgaged property conducted on or after March 1, 2002.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                       As principal payments or prepayments are made
                                   on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable.
                                   Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal is paid to the certificates with the highest payment priority until such classes have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                       As described in this prospectus supplement,
                                   the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class O, Class
                                   N, Class M, Class L, Class K, Class J, Class
                                   H, Class G, Class F, Class E, Class D, Class
                                   C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class
                                   A-1, Class A-2, Class A-3 and Class A-4
                                   Certificates, pro rata, and, solely with respect to losses of interest, to the Class X
                                   Certificates, in proportion to the amounts of interest or principal payable thereon. Losses with respect to the 200 Berkeley & Stephen L.
                                   Brown B Notes will be allocated to the Class
                                   BNB Certificates.

THE OPERATION OF A MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY
AFFECT THE TAX STATUS OF THE
TRUST AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES      If the trust acquires a mortgaged property as
                                   a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New
                                   York, be required to pay state or local
                                   transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the offered certificates.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                  Some states, including California, have laws
                                   prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply
                                   (and where non-judicial foreclosure is
                                   permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.
                                   As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES               5 groups of mortgage loans, the 3 largest of
                                   which represent 1.9%, 1.5% and 1.0%,
                                   respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                   The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                       In certain jurisdictions, if tenant leases
                                   are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                   Some of the leases at the mortgaged
                                   properties securing the mortgage loans
                                   included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage. Certain of mortgaged properties are leased to tenants under leases that provide such tenant with a right of first refusal to purchase the related mortgaged property.

LITIGATION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                  There may be pending or threatened legal
                                   proceedings against the borrowers and
                                   managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                       Under the Americans with Disabilities Act of
                                   1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                       Conflicts between various Certificateholders.
                                   The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans for which it is responsible.
                                   The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time (provided, however, that in certain cases with respect to a particular mortgage loan, the rights of the operating adviser will be exercised by the holder of the related B Note); such holders may have interests in conflict with those of some or all of the certificateholders. In addition, the operating adviser (or the holder of such B Note) will have the right to approve the determination of customarily acceptable costs with respect to insurance coverage and the right to advise the special servicer with respect to certain actions of the special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class (or the holder of the related B Note), without any liability to any certificateholder. For instance, the holders of certificates of the controlling class or the holder of the related B Note might desire to mitigate the potential for loss to that class or such holder from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                   The master servicer, any primary servicer, the special servicer or an affiliate of any of them may acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer, a primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement and each primary servicing agreement provides that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the primary servicers or the special servicer, as applicable. With respect to all of the mortgage loans other than the 200 Berkeley & Stephen L. Brown A/B Loan, the initial operating adviser will be Insignia Opportunity Partners II, L.P. and Midland Loan Services, Inc. will be the initial special servicer. With respect to the 200 Berkeley & Stephen L. Brown A/B Loan, certain rights of the operating adviser will initially be exercised by the holder of the 200 Berkeley & Stephen L. Brown B-1 Note, and will then be exercised by the holder of the 200 Berkeley & Stephen L. Brown Companion Loan A-2 (or, if such note has been deposited into a securitization, by the controlling class of such securitization). See "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holders of the 200 Berkeley & Stephen
                                   L. Brown B Notes" and "--The Operating
                                   Adviser" in this prospectus supplement. ARCap Servicing, Inc. will be the initial special servicer with respect to the 200 Berkeley & Stephen L. Brown A/B Loan.

                                   The holders of certain of the B Notes will initially be entitled to exercise certain rights of the operating adviser and appoint a special servicer with respect to the related mortgage loan. See "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing" in this prospectus supplement.

                                   In addition, the controlling class with
                                   respect to each Non-Trust Serviced Pari Passu Loan is the most subordinate class of certificate in another securitization. See "Description of the Mortgage Pool--The 3 Times Square A/B Loan," "--The 55 East Monroe A/B Loan," "--The Plaza America Pari Passu Loan," and "--The International Plaza Pari Passu Loan" in this prospectus supplement.

                                   The primary servicers for certain of the mortgage loans will be Prudential Asset Resources, Inc., Delaware Investment Advisers, Union Central Mortgage Funding, Inc. or affiliates thereof and the master servicer will delegate many of its servicing obligations to such primary servicers pursuant to certain primary servicing agreements. Under such circumstances, the primary servicers may have interests that conflict with the interests of the holders of the certificates. In addition, the B Notes and/or the mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of such mortgage loan or affiliates thereof. The holders of such B Notes or mezzanine loans may have interests that conflict with the interests of the holders of the certificates.

                                   Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. As such, the property manager at a mortgaged property may make decisions that may have an adverse effect on the mortgaged property or on your certificates.

                                   Conflicts between the trust and sellers. The activities of the sellers or their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a seller are part of a class that is or becomes the controlling class, the seller, as part of the holders of the controlling class, would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                                   The sellers or their affiliates may acquire a portion of the certificates. Under such circumstances, they may become the controlling class, and as such have interests that may conflict with their interests as a seller of the mortgage loans.

                                   Conflicts between Certificateholders, holders of other interests and the Other Master Servicer and/or the Other Special Servicer. Each Non-Trust Serviced Pari Passu Loan will be serviced and administered pursuant to the applicable Other Pooling and Servicing Agreement, each of which provides for servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. Consequently, the Non-Trust Serviced Pari Passu Loans will not be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement. In addition, each of the legal and/or beneficial owners of the Non-Trust Serviced Companion Loans secured by the mortgaged property relating to the applicable Non-Trust Serviced Pari Passu Loans, directly or through representatives, has certain rights under the applicable Other Pooling and Servicing Agreement and the related intercreditor agreement that affect the Non-Trust Serviced Pari Passu Loans and the Non-Trust Serviced Companion Loans, including with respect to the servicing thereof and the appointment of an Other Special Servicer with respect thereto. Those legal and/or beneficial owners may have interests that conflict with your interests. In addition, the holders of the B Notes have certain rights under the related intercreditor agreements, including, in certain cases, with respect to the servicing thereof and/or the appointment of an Other Special Servicer with respect thereto. Such holders of the B Notes may have interests that conflict with your interests. Prior to purchasing a certificate, you should carefully review the provisions of the Other Pooling and Servicing Agreements and related intercreditor agreements to understand the manner in which the Non-Trust Serviced Pari Passu Loans will be serviced and administered, and the rights of the related parties thereunder, which, in each case, may materially and adversely affect your investment in the offered certificates.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES     The yield to maturity on your certificates
                                   will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's material breach of representations and warranties or material defects in a mortgage loan's documentation.

                                   The investment performance of your
                                   certificates may vary materially and
                                   adversely from your expectations if the
                                   actual rate of prepayment is higher or lower than you anticipate.

                                   Voluntary prepayments under some of the
                                   mortgage loans are prohibited for specified lockout periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lockout periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                   o    the terms of the mortgage loans;

                                   o    the length of any prepayment lockout
                                        period;

                                   o    the level of prevailing interest rates;

                                   o    the availability of mortgage credit;

                                   o the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer, a primary servicer or the special servicer to enforce the related provisions;

                                   o    the failure to meet requirements for
                                        release of escrows/reserves that result
                                        in a prepayment;

                                   o    the occurrence of casualties or natural
                                        disasters; and

                                   o    economic, demographic, tax or legal
                                        factors.

                                   With respect to 2 mortgage loans,
                                   representing 5.5% of the initial outstanding pool balance, voluntary prepayments are permitted on a date other than the related due date without the payment of interest to the next due date. If a related borrower prepays all or a portion of a mortgage loan on a date other than the related due date, there could be a shortfall in payments on the certificates due to such prepayment.

                                   With respect to 1 mortgage loan, representing 1.1% of the initial outstanding pool balance, a holdback reserve of $200,000 or less may be applied by the lender towards the amount outstanding on the related mortgage loan if certain conditions, which relate to certain tenants taking occupancy of their respective leaseholds at the related mortgaged property, do not take place prior to September 4, 2004. Such allocation by the lender will result in a partial prepayment of the related mortgage loan.

                                   4 mortgage loans, representing 8.9% of the initial outstanding pool balance, allow the release of a portion of the collateral for such mortgage loan in the event of a casualty if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan. For a further description of the terms of such release, see the footnotes to Appendix II.

                                   Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless an event of default has occurred. In addition, if a seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates. Similarly, certain of the holders of the B Notes and mezzanine debt have the right to purchase the related mortgage loans from the trust upon the occurrence of certain events (including a default), which will result in payment to holders of the certificates with the same effect as if the mortgage loan had been prepaid in full, except that no yield maintenance charge or prepayment premium will be payable.

                                   Although all of the mortgage loans have
                                   protection against voluntary prepayments in full in the form of lockout periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that
                                   (i) borrowers will refrain from fully
                                   prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium, (ii) involuntary prepayments or repurchases will not occur, or (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

                                   In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached hereto for a description of the various pre-payment provisions.

RELEASE OF COLLATERAL              Notwithstanding the prepayment restrictions
                                   described herein, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix II hereto. In order to obtain such release
                                   (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the borrower is required (among other things) to pay a release price, which may include a prepayment premium or yield maintenance charge on all or a portion of such payment. See Appendix II attached hereto for further details regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH YOU PURCHASE THE
CERTIFICATE AND THE RATE,
TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR
CERTIFICATE                        The yield on any certificate will depend on
                                   (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate.
                                   The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                   o    the interest rate for such certificate;

                                   o    the rate and timing of principal
                                        payments (including principal
                                        prepayments) and other principal
                                        collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

                                   o    the rate, timing and severity of losses
                                        on or in respect of the mortgage loans
                                        or unanticipated expenses of the trust;

                                   o    the timing and severity of any interest
                                        shortfalls resulting from prepayments to the extent not offset by a reduction in the master servicer's compensation as described in this prospectus supplement;

                                   o    the timing and severity of any
                                        reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

                                   o    the method of calculation of prepayment
                                        premiums and yield maintenance charges
                                        and the extent to which prepayment
                                        premiums and yield maintenance charges
                                        are collected and, in turn, distributed
                                        on such certificate.

                                   In addition, any change in the weighted
                                   average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                  The rate and timing of delinquencies or
                                   defaults on the mortgage loans could affect the following aspects of the offered certificates:

                                   o the aggregate amount of distributions on them;

                                   o    their yields to maturity;

                                   o    their rates of principal payments; and

                                   o    their weighted average lives.

                                   The rights of holders of each class of
                                   subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata and, with respect to interest losses only, the Class X Certificates based on their respective entitlements. Losses with respect to the 200 Berkeley & Stephen L. Brown B Notes will be allocated to the Class BNB Certificates.

                                   If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                                   If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                                   Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                   Also, if the related borrower does not repay a mortgage loan with a hyperamortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER,
THE TRUSTEE AND THE FISCAL
AGENT MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES               To the extent described in this prospectus
                                   supplement, the master servicer, the special servicer, the trustee or the fiscal agent will be entitled to receive interest at the "Prime Rate" on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan; however, if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made. This interest may be offset in part by default interest and late payment charges paid by the borrower in connection with the mortgage loan
                                   (or, in the case of advances made with
                                   respect to the Pari Passu Loans, the portion of such amounts, if any, that is allocable to the trust) or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on the certificates.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY LAWS
THAT MAY AFFECT THE TRUST'S
OWNERSHIP OF THE MORTGAGE LOANS    In the event of the insolvency of any seller,
                                   it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                                   Based upon opinions of counsel that the
                                   conveyance of the mortgage loans would
                                   generally be respected in the event of
                                   insolvency of the sellers, which opinions are subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY EFFECT
PAYMENTS ON YOUR CERTIFICATES      Your certificates will not be listed on any
                                   securities exchange or traded on any
                                   automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While Morgan Stanley & Co.
                                   Incorporated and Merrill Lynch, Pierce,
                                   Fenner & Smith Incorporated each currently intends to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                  The interest rates on certain of the
                                   certificates are based on a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the certificates may be capped at such weighted average rate.
                                   This weighted average rate is further
                                   described in this prospectus supplement under the definition of "Weighted Average Net
                                   Mortgage Rate." Any class of certificates which is either fully or partially based upon the Weighted Average Net Mortgage Rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                                   In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the Weighted Average Net Mortgage Rate may have the effect of reducing the interest rate of your certificates.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

     The Series 2003-IQ5 Commercial Mortgage Pass-Through Certificates will be issued on or about September 30, 2003 pursuant to a Pooling and Servicing Agreement to be dated as of September 1, 2003, among Morgan Stanley Capital I Inc., the master servicer, the special servicer, the trustee and the fiscal agent.

     The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (or, with respect to any mortgage loan due on a date other than the first day of each month (other than the 3 Times Square Pari Passu Loan), the due date of such mortgage loan in September), exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date (or, with respect to any mortgage loan due on a date other than the first day of each month (other than the 3 Times Square Pari Passu Loan), the due date of such mortgage loan in September);

     o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

     o a security interest in any "government securities" as defined in the Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan; and

     o certain rights of Morgan Stanley Capital I Inc. under, or assigned to Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

     Although the 200 Berkeley & Stephen L. Brown B Notes are assets of the trust, for purposes of the information contained in this prospectus supplement (including the appendices hereto), the 200 Berkeley & Stephen L. Brown B Notes are not reflected and the term "mortgage loan" does not include the 200 Berkeley & Stephen L. Brown B Notes because such 200 Berkeley & Stephen L. Brown B Notes support only the Class BNB Certificates, which certificates are not being offered pursuant to this prospectus supplement.

     The certificates will be issued on or about September 30, 2003 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after September 1, 2003 (or, with respect to any mortgage loan due on a date other than the first day of each month (other than the 3 Times Square Pari Passu Loan), the due date of such mortgage loan in September).

     The certificates will consist of 27 classes, to be designated as:

     o the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates;

     o   the Class X-1 Certificates and the Class X-2 Certificates;

     o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class BNB-A Certificates, the Class BNB-B Certificates, the Class BNB-C Certificates, the Class BNB-D Certificates and the Class EI Certificates; and

     o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Certificates--Book-Entry Registration and Definitive Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

     All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description Of The Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                   INITIAL AGGREGATE       APPROXIMATE PERCENT OF                               APPROXIMATE CREDIT
    CLASS         CERTIFICATE BALANCE       INITIAL POOL BALANCE    RATINGS (FITCH/MOODY'S)          SUPPORT
    -----         -------------------       --------------------    -----------------------          -------
Class A-1             $117,000,000                  15.02%                  AAA/Aaa                   13.875%
Class A-2             $120,000,000                  15.41%                  AAA/Aaa                   13.875%
Class A-3              $60,000,000                   7.70%                  AAA/Aaa                   13.875%
Class A-4             $373,718,000                  47.99%                  AAA/Aaa                   13.875%
Class B                $22,389,000                   2.87%                  AA/Aa2                    11.000%
Class C                $30,178,000                   3.88%                   A/A2                      7.125%
Class D                 $7,788,000                   1.00%                   A-/A3                     6.125%

     The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

     The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time.

     The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in September 2011 will be an amount equal to the then outstanding aggregate Notional Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K components. After the Distribution Date occurring in September 2011, the Notional Amount of the Class X-2 Certificates will be equal to zero.

     As of any Distribution Date, the Notional Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K components will generally be equal to the lesser of
(i) the Certificate Balance of the corresponding Class of Certificates as of such date (taking into account any distributions of principal made on, and any Realized Losses allocated to, such Classes of Certificates) and (ii) the amount specified for such component and such Distribution Date on Schedule B to this prospectus supplement. Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any Class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any component and any Class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above, to the extent that such distribution of principal or allocation of Realized Losses reduces the Certificate Balance of the related Class of Certificates to a balance that is lower that the amount shown on Schedule B to this prospectus supplement. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in September 2011.

     Upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $778,772,919 and $710,742,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The  Residual   Certificates  will  not  have  Certificate Balances or
Notional Amounts.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates for each Distribution Date will be equal to 3.02%, 4.09%, 4.71% and 5.01% per annum, respectively. The pass-through rates for the Class B, Class C and Class D Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for such distribution date, less 0.79%, 0.65% and 0.44%, respectively.

     The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.23% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1

Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before September 2011, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

     For any Distribution Date occurring after September 2011, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 1.31% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in September 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before September 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

     Under no circumstances will the Class X-2 Strip Rate be less than zero.

     The pass-through rates for the Class E and Class F Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for such distribution date less 0.14% and 0.04%, respectively. The pass-through rate for the Class G Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for such distribution date. The pass-through rates applicable to each of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, be equal to the lesser of 5.24% per annum and the Weighted Average Net Mortgage Rate.

     The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

     General

     Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in October 2003. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such class.

     The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the certificates (other than the Class BNB Certificates) will be made from the Available Distribution Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve

Loan in an amount equal to 1 day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from each Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

         (i) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such class;

         (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

         (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

         (iv) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 and Class A-2 Certificates;

         (v) upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1, Class A-2 and Class A-3 Certificates;

         (vi) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

         (vii) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (viii) upon payment in full of the aggregate Certificate Balances of the Class A Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the

     Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

         (ix) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

         (x) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (xi) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A or Class B Certificates;

         (xii) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

         (xiii) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (xiv) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A, Class B or Class C Certificates;

         (xv) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate; and

         (xvi) to make payments to the holders of the private certificates (other than the Class BNB, Class X-1 and Class X-2 Certificates) as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

     o first, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such class is reduced to zero; and

     o second, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such classes, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate.

     On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1 and Class X-2 Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class BNB, Class X-1 and Class X-2 Certificates and Residual Certificates, in alphabetical order of class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates:

     (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

     (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at 1/12 the Pass-Through Rate of such class of certificates.

     Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Residual Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class EI Certificates (regardless of whether the Certificate Balance of such class has been reduced to zero).

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical class designation -- for any, and to the extent of, Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

     Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period (other than with respect to any Serviced Companion Loan or the 200 Berkeley & Stephen L. Brown B Notes) will be distributed by the trustee on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates (other than the Class BNB Certificates) on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of the Prepayment Premium or Yield Maintenance Charges collected during the related Collection Period (other than with respect to any Serviced Companion Loan or the 200 Berkeley & Stephen L. Brown B Notes). If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal. Any Prepayment Premiums or Yield Maintenance Charges described in the previous sentences remaining after the distributions described above will be distributed to the holders of the Class X-1 and Class X-2 Certificates. On or prior to the Distribution Date in September 2007, 65% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and 35% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in September 2007, any Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates. Prepayment Premiums and Yield Maintenance Charges collected with respect to any Serviced Companion Loan will be payable to the holders of such Serviced Companion Loans in accordance with the related intercreditor agreements. Yield maintenance charges collected with respect to the 200 Berkeley & Stephen L. Brown B Notes will be payable to the holders of the Class BNB Certificates in accordance with the terms of the related intercreditor agreement.

     No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class EI Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

     Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

     Appraisal Reductions

     Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be; provided, however, that if the special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by the special servicer of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior 12 months. MAI appraisals and internal valuations with respect to the Non-Trust Serviced Pari Passu Loans will be obtained by the Other Special Servicer, pursuant to the terms of the related Other Pooling and Servicing Agreement.

     As a result of such MAI appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan (other than a Non-Trust Serviced Pari Passu
Loan) is brought current under the then current terms of the mortgage loan for at least 3 consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan (other than a Non-Trust Serviced Pari Passu Loan) that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

     Each Non-Trust Serviced Pari Passu Loan is subject to provisions in the applicable Other Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the applicable Other Pooling and Servicing Agreement in respect of a Non-Trust Serviced Pari Passu Loan will proportionately reduce the amount of the P&I Advances to be made in respect of the applicable mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates. See "--Advances--P&I Advances" below and "Description of the Mortgage Pool--The 3 Times Square A/B Loan," "--The 55 East Monroe A/B Loan," "--The Plaza America Pari Passu Loan," and "--The International Plaza Pari Passu Loan" in this prospectus supplement.

     Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class O Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of class designation, in each case until such class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other classes of certificates with later alphabetical class designations.

     Realized Losses of principal and interest on the mortgage loans and Expense Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates pro rata and, solely with respect to losses of interest, to the Class X-1 and Class X-2 Certificates (other than as a reduction of the Notional Amount), pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon. Losses with respect to the 200 Berkeley & Stephen L. Brown B Notes will be allocated to the Class BNB Certificates.

     Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such class which, together with interest thereon compounded monthly at 1/12 the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

     Realized Losses with respect to each Non-Trust Serviced Pari Passu Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated in accordance with the related Other Pooling and Servicing Agreement. Any additional trust expenses allocated to a Non-Trust Serviced Pari Passu Loan under the applicable

Other Pooling and Servicing Agreement will be paid out of collections on, and other proceeds of, such Non-Trust Serviced Pari Passu Loan and, if such funds are insufficient, out of general collections in the Certificate Account.

     Prepayment Interest Shortfalls and Prepayment Interest Excesses

     To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by the master servicer (including Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the master servicer will be reduced by the amount of any Compensating Interest (or, in the case of a Serviced Loan Pair, the pro rata portion of the Compensating Interest allocable to the related Pari Passu Loan). See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates (other than the Class BNB Certificates), pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on the Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates (other than the Class BNB Certificates) will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans serviced by the master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

OPTIONAL TERMINATION

     The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all classes of Principal Balance Certificates then outstanding is less than or equal to 3% of the Initial Pool Balance.

     The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the paying agent, the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

     P&I Advances

     On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, but only to the extent that the master servicer determines, in its sole discretion, exercised in accordance with the Servicing Standard, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

     o the amount required to be advanced by the master servicer without giving effect to this sentence; and

     o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of such mortgage loan as of such Determination Date.

     In addition, the master servicer, trustee and fiscal agent will not in any event be required to (i) advance Prepayment Premiums, Yield Maintenance Charges, Default Interest, Excess Interest or Balloon Payments or (ii) make any P&I Advances on any Serviced Companion Loan or Non-Trust Serviced Companion Loan.

     With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

     The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on the pro rata portion of servicing advances made by the Other Master Servicer, Other Trustee or Other Fiscal Agent, as applicable, in respect of any Non-Trust Serviced Pari Passu Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and the Other Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans. P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the Master Servicer Remittance Date). In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

     The right of the master servicer, the special servicer, the trustee and the fiscal agent to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance and if the trustee fails to make such P&I Advance, the fiscal agent is required to make such P&I Advance, in each case subject to the same limitations, and with the same rights, as described above for the master servicer.

     Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans), the master servicer will be obligated to make Servicing Advances for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties (other than REO Properties with respect to Non-Trust Serviced Pari Passu Loans), the master servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

     o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

     o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

     o   any ground rents in respect of such REO Property; and

     o other costs and expenses necessary to maintain, manage or operate such REO Property.

     Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer determines, as described below, that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, the master servicer is required to provide notice of such determination to the special servicer and if the special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged property and would be in the best interest of the Certificateholders and, in the case of the Serviced Loan Pair, the holders of the Serviced Companion Loans, as a collective whole, the master servicer is required to pay such amounts from amounts in the related Certificate Account.

     The master servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, a Serviced Companion Loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, a Serviced Companion Loan) or REO Property. However, if the master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances and accrued interest will generally be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the master servicer fails to make a required Servicing Advance (other than an advance determined to be a nonrecoverable advance), the trustee is required to make such Servicing Advance and if the trustee fails to make such Servicing Advance, the fiscal agent is required to make such Servicing Advance, subject to the same limitations, and with the same rights, as described above for the master servicer.

     In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to the Non-Trust Serviced Pari Passu Loans under the Pooling and Servicing Agreement. Those advances will be made by the applicable Other Master Servicer, Other Special Servicer, Other Trustee or Other Fiscal Agent in accordance with the applicable Other Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to a Non-Trust Serviced Loan Pair under the applicable Other Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in such Other Pooling and Servicing Agreement, including in the event of a nonrecoverability determination by such Other Master Servicer, from general collections on all mortgage loans (up to the Non-Trust Serviced Pari Passu Loan's pro rata portion of such Servicing Advance).

     Subject to certain limitations and terms in the Pooling and Servicing Agreement, payment of certain amounts payable to the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, as reimbursements for Servicing Advances or amounts payable to such parties as an additional trust expense (but not amounts payable to the Primary Servicers in the case of an additional trust expense) on any Master Servicer Remittance Date may be deferred by such party (in its sole discretion) over two or more Master Servicer Remittance Dates (not to exceed 6 months).

     Nonrecoverable Advances

     The determination by the master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer, in accordance with the Servicing Standard, and is required to be accompanied by an officer's certificate delivered to the trustee, the fiscal agent, the special servicer, the Operating Adviser, the Rating Agencies, the paying agent and us (and, in the case of a Servicing Advance with respect to the Serviced Loan Pair, the holder of any related Serviced Companion Loan) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's determination of nonrecoverability (or, with respect to any P&I Advances on a Pari Passu Loan, the determination of nonrecoverability of the master servicer of the other commercial mortgage securitization into which the related Companion Loan has been deposited) will be conclusive and binding upon the Certificateholders. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer (or, with respect to a Pari Passu Loan, any determination by the master servicer of the other commercial mortgage securitization into which the related Companion Loan has been deposited) of nonrecoverability with respect to such Advance and will have no obligation to make a separate determination of recoverability.

     If the master servicer receives written notice by any Other Master Servicer that such Other Master Servicer has determined, with respect to the related Non-Trust Serviced Companion Loan, that any proposed advance of scheduled principal and interest payments would be, or that any outstanding advance of scheduled principal and interest payments is, a nonrecoverable advance, then none of the master servicer, the trustee or the fiscal agent will be permitted to make any additional P&I Advances with respect to the related Non-Trust Serviced Pari Passu Loan. Following receipt of such notice, such advancing parties may resume making P&I Advances with respect to such Non-Trust Pari Passu Loan if the master servicer has consulted with the Other Master Servicer and they agree that circumstances with respect to such Non-Trust Serviced Loan Pair have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. Notwithstanding the foregoing, the master servicer will continue to have the discretion to determine that any future P&I Advance would be, or that any outstanding P&I Advance is, as applicable, a Nonrecoverable Advance. Once such a determination is made by the master servicer or the master servicer receives written notice of such determination by the Other Master Servicer, the master servicer will be required to follow the process set forth in this paragraph before making any additional P&I Advances with respect to such Non-Trust Serviced Pari Passu Loan.

     To the extent that a 200 Berkeley & Stephen L. Brown Companion Loan or a Two Commerce Square Companion Loan is deposited into a commercial mortgage securitization, the master servicer will be required to follow the same procedure with respect to P&I Advances on the related Pari Passu Loan.

     With respect to each Non-Trust Serviced Pari Passu Loan, neither the related Other Master Servicer nor the related Other Trustee will make a servicing advance if it makes a determination of recoverability substantially similar to the determination of recoverability set forth in the second preceding paragraph, in accordance with the related Other Pooling and Servicing Agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Paying Agent Reports

       Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

         (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

               (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

               (ii) the amount of such distribution to holders of each class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

               (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

               (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                    (A) delinquent 30 to 59 days,

                    (B) delinquent 60 to 89 days,

                    (C) delinquent 90 days or more,

                    (D) as to which foreclosure proceedings have been commenced,
               or

                    (E) as to which bankruptcy proceedings have been commenced;

               (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

               (vi) as of the related Determination Date:

                    (A) as to any REO Property sold during the related
               Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                    (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

               (vii) the aggregate Certificate Balance or Notional Amount of each class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

               (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

               (ix) the Pass-Through Rate applicable to each class of REMIC Regular Certificates for such Distribution Date;

               (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicers, the special servicer and the holders of the rights to Excess Servicing Fees;

               (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or Expense Losses;

               (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the trustee and the fiscal agent;

               (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

               (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

         (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii) and (a)(vii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

     The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.etrustee.net. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, the Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call 714-238-6700. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Capital I Inc. and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

     The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicer and the Depositor, originals or copies of, among other things, the following items (to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I Environmental Report or engineering report prepared, market study conducted or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

     Other Information

     The Pooling and Servicing Agreement generally requires that the trustee make available, at its corporate trust office or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a Serviced Companion Loan, each Rating Agency or Morgan Stanley Capital I Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

     o   the Pooling and Servicing Agreement and any amendments thereto;

     o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

     o all officer's certificates delivered to the paying agent since the Closing Date;

     o all accountants' reports delivered to the paying agent since the Closing Date;

     o   the mortgage loan files;

     o the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer in respect of each mortgaged property;

     o the most recent mortgaged property annual operating statements and rent rolls, if any, collected by or on behalf of the master servicer or the special servicer and delivered to the paying agent;

     o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

     o any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the trustee upon request; however, the trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The master servicer, the special servicer, the paying agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in September 2003:

    The close of business on:

    September 1, 2003                   (A)     Cut-off Date, except with respect to the 3 Times Square Pari Passu
                                                Loan, which mortgage loan has a Cut-off Date of August 15, 2003.
    September 30, 2003                  (B)     Record Date for all classes of certificates.
    September 2 - October 7, 2003       (C)     The Collection Period.  The master servicer receives Scheduled
                                                Payments due after the Cut-off Date and any Principal Prepayments made after the Cut-off Date and on or prior to October 7, 2003.
    October 7, 2003                     (D)     Determination Date (5 Business Days prior to the Distribution Date).
    October 14, 2003                    (E)     Master Servicer Remittance Date (1 Business Day prior to the
                                                Distribution Date).
    October 15, 2003                    (F)     Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

                    (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date (or, with respect to the mortgage loans with due dates on a date other than the first of the month (other than the 3 Times Square Pari Passu Loan), as of the close of business on such due date in September), after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

                    (B) Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

                    (C) Any Scheduled Payments due and collected and Principal
               Prepayments collected, after the Cut-off Date will be deposited into the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

                    (D) Generally, as of the close of business on the
               Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

                    (E) The master servicer will remit to the paying agent no
               later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

                    (F) The paying agent will make distributions to the
               Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE, FISCAL AGENT, PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent

     LaSalle Bank National Association will act as the trustee (in such capacity, the "trustee"). LaSalle Bank National Association is an affiliate of the fiscal agent. The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC,
(ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" by Fitch (or if the fiscal agent is rated "A+" by Fitch, a short-term rating of at least "F-1+" in the case of Fitch), "A+" by S&P and "A1" by Moody's or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ5. See "Description Of The Agreements--Duties of the Trustee," "Description Of The Agreements--Matters Regarding the Trustee" and "Description Of The Agreements--Resignation and Removal of the Trustee" in the prospectus.

     LaSalle Bank National Association will also serve as the paying agent (in such capacity, the "paying agent"). In addition, LaSalle Bank National Association will serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "Authenticating Agent"). As compensation for the performance of its duties as trustee, paying agent, Certificate

Registrar and Authenticating Agent, LaSalle Bank National Association will be paid the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

     The Fiscal Agent

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled, but not obligated, to rely conclusively on any determination by the master servicer, the special servicer (solely in the case of Servicing Advances) or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 2003, the fiscal agent had consolidated assets of approximately $706 billion. The long-term unsecured debt of ABN AMRO Bank N.V. is rated "AA-" by Fitch and "Aa3" by Moody's. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

     The trustee, the fiscal agent, the Certificate Registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the certificates and the mortgage loans.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Relevant Parties and Dates--Expected Final Distribution Dates" in this prospectus supplement is the date on which such class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

     The Rated Final Distribution Date of each class of offered certificates is the Distribution Date in April 2038.

     The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

     o   to cure any ambiguity;

     o to cause the provisions therein to conform to or be consistent with or in furtherance of the statements contained herein made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

     o to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI Certificates that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

     o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

     o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates; or

     o to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder not consenting thereto without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI Certificates that evidence beneficial ownership of the grantor trust assets). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement and any Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

     o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

     o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

     o no such amendment may eliminate the master servicer's, the fiscal agent's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

     o adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes or the interests represented by the Class EI Certificates, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the holder of a B Note or a Serviced Companion Loan without first obtaining the written consent of the holder of such B Note or Serviced Companion Loan, as the case may be.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

     o   the Pass-Through Rate for such certificate;

     o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with material breaches of representations and warranties and material document defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

     o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

     The interest rates on certain of the certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the certificates may be capped at such weighted average rate. Accordingly, the yield on the those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

     Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class O Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective classes of Principal Balance Certificates, in ascending -- that is, from N to A -- alphabetical order of class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally be applied in the same order to reduce Distributable Certificate Interest otherwise payable to each such class; provided that Realized Losses and

Expense Losses of interest will be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 and Class X-1 and Class X-2 Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates (other than the Class BNB Certificates), pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

     The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the classes of certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

     o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

     o   summing the results; and

     o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
         -----------------              --         ---         ---        ---        ----
Closing Date                            100%       100%        100%       100%        100%
September 2004                           89%        89%         89%        89%         89%
September 2005                           76%        76%         76%        76%         76%
September 2006                           63%        63%         63%        63%         63%
September 2007                           48%        48%         48%        48%         48%
September 2008                            0%         0%          0%         0%          0%
Weighted average life (years)            3.15       3.15        3.15       3.14        3.10

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


         DISTRIBUTION DATE              0%         25%         50%        75%        100%
         -----------------              --         ---         ---        ---        ----
Closing Date                            100%       100%        100%       100%        100%
September 2004                          100%       100%        100%       100%        100%
September 2005                          100%       100%        100%       100%        100%
September 2006                          100%       100%        100%       100%        100%
September 2007                          100%       100%        100%       100%        100%
September 2008                           65%        65%         65%        65%         65%
September 2009                           34%        34%         33%        33%         31%
September 2010                            0%         0%          0%         0%          0%
Weighted average life (years)            5.59       5.58        5.57       5.55        5.43

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
         -----------------              --         ---         ---        ---        ----
Closing Date                            100%       100%        100%       100%        100%
September 2004                          100%       100%        100%       100%        100%
September 2005                          100%       100%        100%       100%        100%
September 2006                          100%       100%        100%       100%        100%
September 2007                          100%       100%        100%       100%        100%
September 2008                          100%       100%        100%       100%        100%
September 2009                          100%       100%        100%       100%        100%
September 2010                           78%        78%         78%        78%         78%
September 2011                           35%        35%         35%        35%         35%
September 2012                            0%         0%          0%         0%          0%
Weighted average life (years)            7.72       7.71        7.70       7.69        7.60

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
         -----------------              --         ---         ---        ---        ----
Closing Date                            100%       100%        100%       100%        100%
September 2004                          100%       100%        100%       100%        100%
September 2005                          100%       100%        100%       100%        100%
September 2006                          100%       100%        100%       100%        100%
September 2007                          100%       100%        100%       100%        100%
September 2008                          100%       100%        100%       100%        100%
September 2009                          100%       100%        100%       100%        100%
September 2010                          100%       100%        100%       100%        100%
September 2011                          100%       100%        100%       100%        100%
September 2012                           93%        92%         91%        90%         75%
September 2013                            0%         0%          0%         0%          0%
Weighted average life (years)            9.51       9.50        9.48       9.45        9.25

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE               0%         25%        50%         75%        100%
         -----------------               --         ---        ---         ---        ----
Closing Date                             100%       100%       100%        100%       100%
September 2004                           100%       100%       100%        100%       100%
September 2005                           100%       100%       100%        100%       100%
September 2006                           100%       100%       100%        100%       100%
September 2007                           100%       100%       100%        100%       100%
September 2008                           100%       100%       100%        100%       100%
September 2009                           100%       100%       100%        100%       100%
September 2010                           100%       100%       100%        100%       100%
September 2011                           100%       100%       100%        100%       100%
September 2012                           100%       100%       100%        100%       100%
September 2013                             0%         0%         0%          0%         0%
Weighted average life (years)             9.88       9.88       9.88        9.88       9.67

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE               0%         25%        50%        75%        100%
         -----------------               --         ---        ---        ---        ----
Closing Date                            100%        100%       100%       100%        100%
September 2004                          100%        100%       100%       100%        100%
September 2005                          100%        100%       100%       100%        100%
September 2006                          100%        100%       100%       100%        100%
September 2007                          100%        100%       100%       100%        100%
September 2008                          100%        100%       100%       100%        100%
September 2009                          100%        100%       100%       100%        100%
September 2010                          100%        100%       100%       100%        100%
September 2011                          100%        100%       100%       100%        100%
September 2012                          100%        100%       100%       100%        100%
September 2013                           95%         93%        90%        86%         31%
September 2014                            0%          0%         0%         0%          0%
Weighted average life (years)           10.19       10.18      10.17      10.15        9.96

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
         -----------------              --         ---         ---        ---        ----
Closing Date                            100%       100%        100%       100%        100%
September 2004                          100%       100%        100%       100%        100%
September 2005                          100%       100%        100%       100%        100%
September 2006                          100%       100%        100%       100%        100%
September 2007                          100%       100%        100%       100%        100%
September 2008                          100%       100%        100%       100%        100%
September 2009                          100%       100%        100%       100%        100%
September 2010                          100%       100%        100%       100%        100%
September 2011                          100%       100%        100%       100%        100%
September 2012                          100%       100%        100%       100%        100%
September 2013                          100%       100%        100%       100%        100%
September 2014                           46%        30%         10%         0%          0%
September 2015                            0%         0%          0%         0%          0%
Weighted average life (years)           10.80      10.77       10.74      10.70       10.66

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 83 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $778,772,919, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $61,539 to $65,846,200, and the mortgage loans have an average Cut-off Date Balance of $9,382,806. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     The mortgage loans were originated between July 1, 1998 and August 28, 2003. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loan exposures (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

     79 mortgaged properties, securing mortgage loans representing 81.4% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. 2 mortgaged properties, securing mortgage loans representing 8.5% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on both a fee and a leasehold interest in such mortgaged properties. 3 mortgaged properties, securing mortgage loans representing 10.1% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties.

     On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 29 mortgage loans, representing 62.9% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. 54 of the mortgage loans, representing 37.1% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     Property Types

     The mortgage loans consist of the following property types:

     o Office - 30 of the mortgaged properties, which secure 50.9% of the Initial Pool Balance, are office properties;

     o Retail - 30 of the mortgaged properties, which secure 28.8% of the Initial Pool Balance, are retail properties;

     o Industrial - 14 of the mortgaged properties, which secure 9.8% of the Initial Pool Balance, are industrial properties;

     o Multifamily - 9 of the mortgaged properties, which secure 9.6% of the Initial Pool Balance, are multifamily properties; and

     o Hospitality - 1 of the mortgaged properties, which secures 0.8% of the Initial Pool Balance, is a hotel property.

     Property Location

     The following 8 states contain the largest concentrations of mortgaged properties securing the mortgage loans: Pennsylvania, California, Virginia, Florida, Illinois, Maryland, New York and Texas:

     o 5 mortgaged properties, representing security for 11.0% of the Initial Pool Balance, are located in Pennsylvania;

     o 11 mortgaged properties, representing security for 9.2% of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, 4 of such mortgaged properties, representing security for 4.1% of the Initial Pool Balance, are located in Northern California (with a zip code greater than 93600), and 7 mortgaged properties, representing security for 5.1% of the Initial Pool Balance, are located in Southern California (with a zip code less than or equal to 93600);

     o 7 mortgaged properties, representing security for 8.8% of the Initial Pool Balance, are located in Virginia;

     o 4 mortgaged properties, representing security for 7.5% of the Initial Pool Balance, are located in Florida;

     o 1 mortgaged property, representing security for 7.5% of the Initial Pool Balance, is located in Illinois;

     o 4 mortgaged properties, representing security for 6.1% of the Initial Pool Balance, are located in Maryland;

     o 2 mortgaged properties, representing security for 5.1% of the Initial Pool Balance, are located in New York; and

     o 9 mortgaged properties, representing security for 5.1% of the Initial Pool Balance, are located in Texas.

     Due Dates

     52 of the mortgage loans, representing 44.1% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. 6 of the mortgage loans, representing 7.1% of the Initial Pool Balance, have Due Dates on the fifth day of each calendar month. 2 of the mortgage loans, representing 0.9% of the Initial Pool Balance, have Due Dates on the seventh day of each calendar month. 2 of the mortgage loans, representing 10.3% of the Initial Pool Balance, have Due Dates on the 8th day of each calendar month. 3 of the mortgage loans, representing 15.4% of the Initial Pool Balance, have Due Dates on the ninth day of each calendar month. 16 of the mortgage loans, representing 16.6% of the Initial Pool Balance, have Due Dates on the 10th day of each calendar month. 2 of the mortgage loans, representing 5.6% of the Initial Pool Balance, have Due Dates on the 15th day of each calendar month. Except with respect to the 3 Times Square Pari Passu Loan, the mortgage loans either have no grace period or have various grace periods of 2, 5 and 15 days, but in all cases the mortgage loans are required to be paid, taking into account any grace periods, by not later than the 16th day of each calendar month. The 3 Times Square Pari Passu Loan provides for varying grace periods that will not, in any event, exceed 20 days following notice to the related borrower of its failure to pay debt service.

     Amortization

     The mortgage loans have the following amortization features:

     o 59 of the mortgage loans, representing 90.6% of the Initial Pool Balance, are Balloon Loans. 2 of these mortgage loans, representing 5.4% of the Initial Pool Balance, are ARD Loans. The amount of the Balloon

         Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

     o The 24 remaining mortgage loans, representing 9.4% of the Initial Pool Balance, are fully or substantially amortizing and are expected to have less than 5% of their original principal balances remaining as of their respective maturity dates.

     Prepayment Restrictions

     As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

     o 32 mortgage loans, representing 71.1% of the Initial Pool Balance, prohibit voluntary principal prepayments for a period ending on a date specified in the related mortgage note, which period is referred to in this prospectus supplement as a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the certificates, to defease the loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940, subject to rating agency approval and obtaining the release of the mortgaged property from the lien of the mortgage.

     o 31 mortgage loans, representing 10.2% of the Initial Pool Balance, have either no lockout period or the lockout period has expired and the loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid, of these loans.

     o 17 mortgage loans, representing 16.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

     o 1 mortgage loan, representing 1.8% of the Initial Pool Balance, prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid or defeasance of such mortgage loan any time after the date occurring 25 months after the first scheduled payment date under the related note, provided that the note has not been transferred to a REMIC within 2 years prior to the date of defeasance.

     o 2 mortgage loans, representing 0.1% of the Initial Pool Balance, have a lockout period and, upon the expiration of the lockout period, are open to prepayments.

     Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

     With respect to the prepayment provisions set forth above, certain of the mortgage loans also include provisions described below:

     o 1 mortgage loan, representing 1.1% of the Initial Pool Balance, contains a holdback reserve of $200,000, which may be applied by the lender towards amounts outstanding on the related mortgage loan if certain conditions, which relate to certain tenants taking occupancy of their respective leaseholds at the related mortgaged property, do not take place prior to September 8, 2004. Such allocation by the lender will result in a partial prepayment of the related mortgage loan.

     o 4 mortgage loans, representing 8.9% of the Initial Pool Balance, allow the release of a portion of the collateral for such mortgage loan in the event of a casualty if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the mortgage loan.

     o 2 mortgage loans, representing 5.5% of the Initial Pool Balance, permit voluntary prepayments on a date other than the related due date without the payment of interest to the next due date.

     See the footnotes to Appendix II of this prospectus supplement for more details concerning the foregoing provisions.

     Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

     Right of First Refusal

     With respect to 1 mortgage loan representing 5.0% of the Initial Pool Balance, the related mortgage loan documents provide that prior to the commencement of foreclosure proceedings, the holder of the mortgage loan is required to provide notice and a purchase price to a specified third party, which third party has the right, within 10 business days of receipt of such notice, to purchase the property at the specified price. In addition, unless the loan is being sold to a securitization or an investor in the secondary mortgage market, such third party has a right of first refusal if the loan is sold for less than 85% of the principal balance of the mortgage loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan or Serviced Companion Loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans and Serviced Companion Loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans and Serviced Companion Loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan or Serviced Companion Loan documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan or Serviced Companion Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

     Subordinate and Other Financing

     The 3 Times Square Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 6), representing 4.5% of the Initial Pool Balance, currently is comprised of one out of a total of three pari passu notes, each of which is secured by the mortgaged property related to such loan. Such mortgaged property also secures a subordinate note. The remaining pari passu notes and the subordinate note are not included in the trust.

The Two Commerce Square Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 1), representing 8.5% of the Initial Pool Balance, currently is comprised of two out of a total of four pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The remaining two pari passu notes are not included in the trust. The 55 East Monroe Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 2), representing 7.5% of the Initial Pool Balance, currently is comprised of one out of a total of two pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures a subordinate note. The other pari passu note and the subordinate note are not included in the trust. The Plaza America Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 3), representing 5.5% of the Initial Pool Balance, currently is comprised of one out of a total of two pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The remaining pari passu note is not included in the trust. The International Plaza Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 5), representing 4.8% of the Initial Pool Balance, currently is comprised of one out of a total of three pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The remaining two pari passu notes are not included in the trust. The 200 Berkeley & Stephen
L. Brown Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 11), representing 3.2% of the Initial Pool Balance, currently is comprised of one out of a total of three pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures two subordinate notes. The remaining two pari passu notes are not included in the trust. The 200 Berkeley & Stephen
L. Brown B Notes are assets of the trust but only support the Class BNB Certificates, which are not offered hereby. The Summer Wood Apartments A/B Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 10, representing 3.4% of the Initial Pool Balance, is currently comprised of a senior note. The related mortgaged property also secures a subordinate note. The subordinate note is not included in the trust.

     Except as set forth below, each of the sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

     The borrower or equity holders of the related borrower under 5 mortgage loans, representing 20.6% of the initial Pool Balance, currently have mezzanine financing in place. The mezzanine financing in place with respect to such mortgage loans is further described under "Description of the Mortgage Pool--The Two Commerce Square Pari Passu Loan" and "--The 55 East Monroe A/B Loan" and under "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the 55 East Monroe Mezzanine Lender," "--Rights of the Two Commerce Square Mezzanine Lenders" and "--Rights of the Quail Springs Shopping Center Mezzanine Lender" in this prospectus supplement.

     2 mortgage loans, representing 3.2% of the Initial Pool Balance, currently have additional subordinate financing in place which is secured by a subordinate lien on the mortgaged property related to such mortgage loan. This figure does not include the 4 mortgage loans referenced above (identified as Mortgage Loan Nos. 2, 6, 10 and 11 on Appendix II to this prospectus supplement), representing 18.6% of the Initial Pool Balance, which have B Notes.

     1 mortgage loan, representing 0.5% of the Initial Pool Balance, currently has additional subordinate unsecured financing in place.

     5 mortgage loans, representing 15.1% of the Initial Pool Balance, specifically permit an equity holder of the related borrower to incur future mezzanine debt.

     7 mortgage loans, representing 4.9% of the Initial Pool Balance, permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged property either without prior lender approval or upon the satisfaction of certain conditions.

     In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

     Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

     Additional Collateral

     Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

THE ARD LOANS

     2 of the mortgage loans, representing in the aggregate approximately 5.4% of the Initial Pool Balance, provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lock box accounts relating to the ARD Loans in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

THE TWO COMMERCE SQUARE PARI PASSU LOAN

     Mortgage Loan No. 1 (referred to herein as the "Two Commerce Square Pari Passu Loan") is comprised of two notes, with an aggregate original principal balance of $66,000,000, and is secured by a mortgaged property on a pari passu basis with two other notes, each with an aggregate original principal balance of $33,000,000 (the "Two Commerce Square Companion Loans"), that are not included in the trust. The Two Commerce Square Companion Loans will initially be held by Morgan Stanley Mortgage Capital Inc., which may sell or transfer the Two Commerce Square Companion Loans at any time subject to compliance with the requirements of the related intercreditor agreement (described below) between the trust, as holder of the Two Commerce Square Pari Passu Loan, and Morgan Stanley Mortgage Capital Inc., as initial holder of the Two Commerce Square Companion Loans. The Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loans have the same interest rate, maturity date and amortization terms. For purposes of the information presented in this prospectus supplement with respect to the Two Commerce Square Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loans.

     In addition, DB Realty Mezzanine Investment Fund II, L.L.C. (the "Two Commerce Square Senior Mezzanine Lender"), made a $49,130,000 loan (the "Two Commerce Square Senior Mezzanine Loan") to the Two Commerce Square Mortgage Loan borrower, which loan is guaranteed by TCS SPE I, L.P., a Delaware limited partnership, which is the owner directly or indirectly of 100% of the equity interests in the Two Commerce Square Mortgage Loan borrower, pursuant to that certain Senior Mezzanine Loan Agreement dated as of July 31, 2003. DB Realty Mezzanine Parallel Fund II, LLC, as junior mezzanine lender (the "Two Commerce Square Junior A Mezzanine Lender"), made a $3,500,000 loan (the "Two Commerce Square Junior A Mezzanine Loan") to the Two Commerce Square Mortgage Loan borrower, pursuant to that certain Junior A Mezzanine Loan Agreement dated as of July 31, 2003 which loan is guaranteed by TCS SPE 2, L.P., a Delaware limited partnership. DB Realty Mezzanine Parallel Fund II, LLC, as junior mezzanine lender (the "Two Commerce Square Junior B Mezzanine Lender" and, together with the Two Commerce Square Senior Mezzanine Lender and Two Commerce Square Junior A Mezzanine Lender, the "Two Commerce Square Mezzanine Lenders"), made a $24,457,340 loan (the "Two Commerce Square Junior B Mezzanine Loan" and, together with the Two Commerce Square Senior Mezzanine Loan and Two Commerce Square Junior A Mezzanine Loan, the "Two Commerce Square Mezzanine Loans") to the Two Commerce Square Mortgage Loan borrower, pursuant to that certain Junior B Mezzanine Loan Agreement dated as of July 31, 2003 which Loan is guaranteed by TCS SPE 3, L.P., a Delaware limited partnership. The Two Commerce Square Mezzanine Loans mature prior to the maturity date of the Two Commerce Square Mortgage Loan and, if not repaid at their maturity, may result in a change of control of the Two Commerce Square Mortgage Loan borrower.

     The Two Commerce Square Mortgage Loan borrower is a party to the mezzanine loan agreement, the cash management agreement and the promissory note with respect to each of the Two Commerce Square Mezzanine Loans. The Two Commerce Square Mezzanine Loans, however, are non-recourse against the Two Commerce Square Mortgage Loan borrower, its general partner, the mortgaged property securing the Two Commerce Square Mortgage Loan and any other property or assets of the Two Commerce Square Mortgage Loan borrower and its general partner. In addition, the Two Commerce Square Mezzanine Lenders unconditionally have waived any claim against the Two Commerce Square Mortgage Loan borrower or its general partner as well as any rights they may acquire as a creditor of the Two Commerce Square Mortgage Loan borrower (except as the owner of the Two Commerce Square Mortgage Loan if the Two Commerce Square Mezzanine Lenders purchase the Two Commerce Square Mortgage Loan as described under "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Two Commerce Square Mezzanine Lenders" in this prospectus supplement).

     The Two Commerce Square Pari Passu Loan is included in the trust. None of the Two Commerce Square Companion Loans or the Two Commerce Square Mezzanine Loans are assets of the trust. The Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loans will be serviced, subject to the applicable provisions of the Pooling and Servicing Agreement. The master servicer will make Servicing Advances in respect of the mortgaged property securing the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loans, but will make P&I Advances only in respect of the Two Commerce Square Pari Passu Loan and will remit collections on the Two Commerce Square Pari Passu Loan to, or on behalf of, the trust. The Two Commerce Square Mezzanine Loans will not be serviced pursuant to the Pooling and Servicing Agreement.

     The holders of the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loans entered into an intercreditor agreement. That intercreditor agreement provides for the following:

     o the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o the Pooling and Servicing Agreement will exclusively govern the servicing and administration of the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loans will be effected in accordance with the Pooling and Servicing Agreement);

     o all payments, proceeds and other recoveries on or in respect of the Two Commerce Square Pari Passu Loan and/or the Two Commerce Square Companion Loans (in each case, subject to the rights of the master servicer, the special servicer, the Depositor, the trustee or the fiscal agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loans on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the Two Commerce Square Companion Loans to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     Morgan Stanley Mortgage Capital Inc., as the initial holder of the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loans, as senior lender, and the Two Commerce Square Mezzanine Lenders entered into a separate mezzanine intercreditor agreement under which the Two Commerce Square Mezzanine Lenders agreed, among other things, that their respective rights to payment under the related mezzanine loans are subordinate to the rights of the mortgagee under the related mortgage loan documents. A summary of certain of the rights of the mortgagee and the Two Commerce Square Mezzanine Lenders under the related mezzanine loan agreements is set forth under "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Two Commerce Square Mezzanine Lenders" in this prospectus supplement.

     Under the Pooling and Servicing Agreement, the servicing and administration of the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loans will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement.

THE 55 EAST MONROE A/B LOAN

     Mortgage Loan No. 2 (referred to herein as the "55 East Monroe Pari Passu Loan") is comprised of one note with an original principal balance of $58,500,000 and is secured by a mortgaged property on a pari passu basis with one other note with the original principal balance of $58,500,000 (the "55 East Monroe Companion Loan") that is not included in the trust. The 55 East Monroe Companion Loan is owned by the trust fund established pursuant to the 2003-IQ4 Pooling and Servicing Agreement. The 55 East Monroe Companion Loan has the same interest rate, maturity date and amortization term as the 55 East Monroe Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the 55 East Monroe Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan.

     In addition, with respect to the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan, the mortgage on the related mortgaged property also secures a subordinated note (the "55 East Monroe B Note"), which had an original principal balance of $30,000,000. The 55 East Monroe B Note was initially held by Connecticut General Life Insurance Company, an Affiliate of the CIGNA Mortgage Securities Philadelphia, LLC seller, which may sell or transfer the 55 East Monroe B Note at any time subject to compliance with the requirements of the related intercreditor agreement (described below). The related intercreditor agreement will be binding on the trust, as holder of the 55 East Monroe Pari Passu Loan, the trust fund established pursuant to the 2003-IQ4 Pooling and Servicing Agreement (successor to CIGNA Mortgage Securities Hartford, LLC), as holder of the 55 East Monroe Companion Loan, and Connecticut General Life Insurance Company, as initial holder of the 55 East Monroe B Note.

     On December 30, 2002, Connecticut General Life Insurance Company, as mezzanine lender (the "55 East Monroe Mezzanine Lender"), made a $44,000,000 loan (the "55 East Monroe Mezzanine Loan") to TST 55 East Monroe Mezz, L.P., a Delaware limited partnership, which is the owner directly or indirectly of 100% of the equity interests in the 55 East Monroe A/B Loan borrower. The 55 East Monroe Mezzanine Loan is primarily secured by a pledge of the 55 East Monroe Mezzanine Loan borrower's equity interest in the 55 East Monroe A/B Loan borrower. The 55 East Monroe Mezzanine Loan is not secured by the mortgaged property securing the 55 East Monroe A/B Loan or any other property or assets of the 55 East Monroe A/B Loan borrower.

     The 55 East Monroe Pari Passu Loan is included in the trust. None of the 55 East Monroe Companion Loan, the 55 East Monroe B Note or the 55 East Monroe Mezzanine Loan are assets of the trust. The 55 East Monroe A/B Loan will be serviced subject to the applicable provisions of the 2003-IQ4 Pooling and Servicing Agreement. The 2003-IQ4 Master Servicer will (subject to the terms of the 2003-IQ4 Pooling and Servicing Agreement) make Servicing Advances in respect of the mortgaged property securing the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note, but will make advances of principal and interest only in respect of the 55 East Monroe Companion Loan and will remit collections on the 55 East Monroe Pari Passu Loan to, or on behalf of, the trust. The master servicer (or trustee or fiscal agent as applicable) will make P&I Advances in respect of the 55 East Monroe Pari Passu Loan pursuant to the Pooling and Servicing Agreement. The 55 East Monroe Mezzanine Loan is not serviced under the 2003-IQ4 Pooling and Servicing Agreement and will not be serviced pursuant to the Pooling and Servicing Agreement.

     With respect to the 55 East Monroe A/B Loan, the holders of the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note are bound by an intercreditor agreement. The intercreditor agreement generally provides (among other things) for the following:

     o during the continuance of an event of default under the loan documents evidencing the 55 East Monroe A/B Loan and following the payment of (i) any advances made pursuant to the 2003-IQ4 Pooling and Servicing

         Agreement and any P&I Advances made pursuant to the Pooling and Servicing Agreement (in each case together with interest thereon) and
         (ii) certain reimbursable costs and expenses of the 2003-IQ4 Master Servicer, the 2003-IQ4 Special Servicer, and the 2003-IQ4 trust, (A) the right of the holder of the 55 East Monroe B Note to receive payments of principal and accrued and unpaid interest is subordinate to the rights of the holder of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan to receive payments of principal and accrued and unpaid interest, and (B) the right of the holder of the 55 East Monroe B Note to receive prepayment premiums and default interest is subordinate to the rights of the holder of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan to receive prepayment premiums and default interest;

     o prior to an event of default under the loan document evidencing the 55 East Monroe A/B Loan and following the payment of (i) any advances made pursuant to the 2003-IQ4 Pooling and Servicing Agreement and any P&I Advances made pursuant to the Pooling and Servicing Agreement (in each case together with interest thereon) and (ii) certain reimbursable costs and expenses of the 2003-IQ4 Master Servicer, the 2003-IQ4 Special Servicer, and the 2003-IQ4 trust, (A) the holder of the 55 East Monroe B Note will generally be entitled to receive its accrued and unpaid interest after the holder of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan receive their respective amounts of accrued and unpaid interest, (B) the holder of the 55 East Monroe B Note will generally be entitled to receive payments of principal on a pro rata basis with the holder of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan and (C) the holder of the 55 East Monroe B Note will generally be entitled to receive prepayment premiums on a pro rata basis with the holder of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan;

     o the holder of the 55 East Monroe B Note has the option to cure a monetary default of the borrower under the loan documents for the 55 East Monroe A/B Loan within 5 business days after the receipt of notice of the related monetary default, and has the option to cure a non-monetary default of the borrower under the loan documents for the 55 East Monroe A/B Loan within 30 days of the receipt of notice of the related non-monetary default. The holder of the 55 East Monroe B Note may not, however, cure more than 3 successive identical defaults within any 90-day period;

     o subject to the rights of the 55 East Monroe Mezzanine Lender to purchase the 55 East Monroe A/B Loan pursuant to the related mezzanine intercreditor agreement, the holder of the 55 East Monroe B Note has the option of purchasing the 55 East Monroe Pari Passu Loan from the trust and the 55 East Monroe Companion Loan from the 2003-IQ4 trust within 60 days of the termination of any cure period for which the holder of the 55 East Monroe B Note is entitled to make, but has not made, a cure payment or other cure, provided that such purchase option automatically terminates upon the earliest to occur of (a) the expiration of such 60-day period, (b) a foreclosure sale, power of sale or deliver of a deed in lieu of foreclosure with respect to the related mortgaged property or (c) the purchase of the 55 East Monroe Pari Passu Loan and/or the 55 East Monroe Companion Loan pursuant to any option granted pursuant to the 2003-IQ4 Pooling and Servicing Agreement or the Pooling and Servicing Agreement (but, prior to any such purchase, the right of the holder of the 55 East Monroe B Note to purchase the 55 East Monroe Pari Passu Loan if the 55 East Monroe A/B Loan is a specially serviced loan under the 2003-IQ4 Pooling and Servicing Agreement, is prior to any option granted to any party pursuant to the 2003-IQ4 Pooling and Servicing Agreement or the Pooling and Servicing Agreement). The purchase price will generally equal the outstanding principal balance of the 55 East Monroe A/B Loan, together with accrued and unpaid interest thereon, any unreimbursed Advances relating to the 55 East Monroe A/B Loan and any other additional expenses of the 2003-IQ4 trust with respect to the 55 East Monroe A/B Loan;

     o provided that (x) the 55 East Monroe A/B Loan is serviced under the 2003-IQ4 Pooling and Servicing Agreement, and (y) the holder of the 55 East Monroe B Note is the "controlling holder" under the related intercreditor agreement (which means that (A) the initial principal balance of the 55 East Monroe B Note minus (i) any payments of principal received in respect of the 55 East Monroe B Note and (ii) the amount of any Appraisal Reductions allocable to the 55 East Monroe B
         Note is not less than (B) 25% of the initial principal balance of the 55 East Monroe B Note), the 2003-IQ4 Master Servicer or the related 2003-IQ4 Special Servicer, as the case may be, is, subject to the servicing standard contained in the 2003-IQ4 Pooling and Servicing Agreement, required to consult with the operating adviser appointed by the holder of the 55 East Monroe B Note pursuant to the 2003-IQ4 Pooling and Servicing Agreement (and, in certain instances, obtain the consent of such operating adviser) prior to taking certain actions with respect to the 55 East Monroe A/B Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of certain monetary terms of the 55 East Monroe A/B Loan, release of any collateral, acceptance of a discounted payoff of the 55 East Monroe A/B Loan, and any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

     o pursuant to the related intercreditor agreement, for so long as the 55 East Monroe A/B Loan is serviced pursuant to the 2003-IQ4 Pooling and Servicing Agreement and for so long as the holder of the 55 East Monroe B Note is the "controlling holder" under the related intercreditor agreement, the holder of the 55 East Monroe B Note (or the operating adviser appointed by it pursuant to the 2003-IQ4 Pooling and Servicing Agreement) has the right to replace the related 2003-IQ4 Special Servicer and to appoint a substitute special servicer with respect to the 55 East Monroe A/B Loan only, provided that such substitute special servicer meets the qualifications set forth in the related intercreditor agreement and the other conditions to the appointment of such substitute special servicer contained in the related intercreditor agreement are satisfied.

     In addition, the holders of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan are bound by a separate intercreditor agreement (the "55 East Monroe A Notes Intercreditor Agreement"). The 55 East Monroe A Notes Intercreditor Agreement generally provides (among other things) for the following:

     o the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o the 2003-IQ4 Pooling and Servicing Agreement will exclusively govern the servicing and administration of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the 55 East Monroe Pari Passu Loan or the 55 East Monroe Companion Loan will be effected in accordance with the 2003-IQ4 Pooling and Servicing Agreement);

     o the operating adviser appointed with respect to the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan pursuant to the 2003-IQ4 Pooling and Servicing Agreement will act as operating adviser with respect to the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan and have all rights with respect to the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan set forth in the 2003-IQ4 Pooling and Servicing Agreement;

     o all payments, proceeds and other recoveries on or in respect of the 55 East Monroe Pari Passu Loan and/or the 55 East Monroe Companion Loan (in each case, subject to the rights of the 2003-IQ4 Master Servicer, the related 2003-IQ4 Special Servicer, the 2003-IQ4 Depositor, the 2003-IQ4 Trustee or the 2003-IQ4 Paying Agent to payments and reimbursements pursuant to and in accordance with the terms of the 2003-IQ4 Pooling and Servicing Agreement and the rights of the master servicer, the trustee and the fiscal agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

     o the 2003-IQ4 Master Servicer is required to make Servicing Advances on behalf of the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan, all in accordance with the applicable provisions of the 2003-IQ4 Pooling and Servicing Agreement; the 2003-IQ4 Master Servicer is required to make advances of principal and interest on behalf of the 55 East Monroe Companion Loan only; and the master servicer is required to make P&I Advances on behalf of the 55 East Monroe Pari Passu Loan only. Each master servicer will be entitled to recover P&I Advances on a pari passu basis, first from payments received on the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan, and then from general collections from the applicable trust for each such master servicer.

     In addition, under the 2003-IQ4 Pooling and Servicing Agreement, if the 55 East Monroe Companion Loan is subject to a fair value option, then any holder of that option will be required to purchase the 55 East Monroe Pari Passu Loan from the trust in connection with the exercise of that option.

     The holders of the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note, as senior lenders and the 55 East Monroe Mezzanine Lender are bound by a separate mezzanine intercreditor agreement under which the 55 East Monroe Mezzanine Lender agreed, among other things, that its right to payment under the related mezzanine loan is subordinate to the rights of the mortgagee under the related mortgage loan documents. A summary of certain of the rights of the mortgagee and the 55 East Monroe Mezzanine Lender under the related mezzanine loan is set forth under "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the 55 East Monroe Mezzanine Lender" in this prospectus supplement.

     Under the 2003-IQ4 Pooling and Servicing Agreement, the servicing and administration of the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion and the 55 East Monroe B Note will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement.

THE PLAZA AMERICA PARI PASSU LOAN

     Mortgage Loan No. 3 (referred to herein as the "Plaza America Plaza Pari Passu Loan") is comprised of a note with an original principal balance of $42,500,000 and is secured by a mortgaged property on a pari passu basis with one other note with an original principal balance of $42,500,000 (the "Plaza America Companion Loan") that is not included in the trust. The Plaza America Companion Loan is owned by the trust fund established pursuant to the 2003-PWR2 Pooling and Servicing Agreement. The Plaza America Pari Passu Loan and the Plaza America Companion Loan have the same interest rate, maturity date and amortization terms. For purposes of the information presented in this prospectus supplement with respect to the Plaza America Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Plaza America Pari Passu Loan and the Plaza America Companion Loan.

     The holders of the Plaza America Pari Passu Loan and the Plaza America Companion Loan, together with Wells Fargo Bank, National Association, entered into an intercreditor agreement. That intercreditor agreement generally provides (among other things) for the following:

     o the Plaza America Pari Passu Loan and the Plaza America Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o the 2003-PWR2 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Plaza America Pari Passu Loan and the Plaza America Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Plaza America Pari Passu Loan and the Plaza America Companion Loan will be effected in accordance with the 2003-PWR2 Pooling and Servicing Agreement) and the 2003-PWR2 Trustee has the exclusive right to exercise remedies with respect to the Plaza America Pari Passu Loan and the Plaza America Companion Loan, including, without limitation, seeking foreclosure;

     o the operating adviser appointed pursuant to the 2003-PWR2 Pooling and Servicing Agreement will act as operating adviser with respect to the Plaza America Pari Passu Loan and the Plaza America Companion Loan and have all rights with respect to the Plaza America Pari Passu Loan and the Plaza America Companion Loan set forth in the 2003-PWR2 Pooling and Servicing Agreement;

     o all payments, proceeds and other recoveries on or in respect of the Plaza America Pari Passu Loan and/or the Plaza America Companion Loan (in each case, subject to the rights of the 2003-PWR2 Master Servicer, the 2003-PWR2 Special Servicer, the 2003-PWR2 Depositor, the 2003-PWR2 Trustee or the 2003-PWR2 Paying Agent to payments and reimbursements pursuant to and in accordance with the terms of the 2003-PWR2 Pooling and Servicing Agreement and the rights of the master servicer, the trustee or the fiscal agent pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Plaza America Pari Passu Loan and the Plaza America Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the Plaza America Companion Loan to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     In addition, under the 2003-PWR2 Pooling and Servicing Agreement, if the Plaza America Companion Loan is subject to a fair value purchase option, then any holder of that option will be required to purchase the Plaza America Pari Passu Loan from the trust in connection with the exercise of that option.

     Under the 2003-PWR2 Pooling and Servicing Agreement, the servicing and administration of the Plaza America Pari Passu Loan and the Plaza America Companion Loan will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2003-PWR2 Pooling and Servicing Agreement. Notwithstanding the foregoing, the operating adviser and the special servicer have certain consultation rights with respect to the Plaza America Pari Passu Loan under the 2003-PWR2 Pooling and Servicing Agreement and related intercreditor agreement.

THE INTERNATIONAL PLAZA PARI PASSU LOAN

     Mortgage Loan No. 5 (referred to herein as the "International Plaza Pari Passu Loan") is comprised of a note with an original principal balance of $38,101,814 and is secured by a mortgaged property on a pari passu basis with two other notes with original principal balances of $115,796,372 and $38,101,814 (the "International Plaza Companion Loans") that are not included in the trust. One of the International Plaza Companion Loans is owned by the trust fund established pursuant to the 2003-XLF Pooling and Servicing Agreement. The other International Plaza Companion Loan will initially be held by Morgan Stanley Mortgage Capital Inc., which holder may sell or transfer such International Plaza Companion Loan at any time subject to compliance with the requirements of the related intercreditor agreement. The International Plaza Pari Passu Loan and the International Plaza Companion Loans have the same interest rate, maturity date and amortization terms. For purposes of the information presented in this prospectus supplement with respect to the International Plaza Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the International Plaza Pari Passu Loan and the International Plaza Companion Loans.

     The holders of the International Plaza Pari Passu Loan and the International Plaza Companion Loans, together with the 2003-XLF Master Servicer and 2003-XLF Special Servicer, entered into an intercreditor agreement. That intercreditor agreement generally provides (among other things) for the following:

     o the International Plaza Pari Passu Loan and the International Plaza Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o the 2003-XLF Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the International Plaza Pari Passu Loan and the International Plaza Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the International Plaza Pari Passu Loan and the International Plaza Companion Loans will be effected in accordance with the 2003-XLF Pooling and Servicing Agreement) and the 2003-XLF Trustee has the exclusive right to exercise remedies with respect to the International Plaza Pari Passu Loan and the International Plaza Companion Loans, including, without limitation, seeking foreclosure; provided, that the trustee, may, upon the occurrence of an event of default with respect to the 2003-XLF Special Servicer under the 2003-XLF Pooling and Servicing Agreement that relates solely to the International Plaza Pari Passu Loan and the International Plaza Companion Loans, be entitled to direct the 2003-XLF Trustee to terminate the 2003-XLF Special Servicer solely with respect to the International Plaza Pari Passu Loan and the International Plaza Companion Loans and, upon such termination, the 2003-XLF Trustee shall appoint a successor 2003-XLF Special Servicer that meets the eligibility requirements of the Pooling and Servicing Agreement, and subject to any required rating agency confirmation under the Pooling and Servicing Agreement;

     o the operating adviser appointed pursuant to the 2003-XLF Pooling and Servicing Agreement will act as operating adviser with respect to the International Plaza Pari Passu Loan and the International Plaza Companion Loans and have all rights with respect to the International Plaza Pari Passu Loan and the International Plaza Companion Loans set forth in the 2003-XLF Pooling and Servicing Agreement;

     o all payments, proceeds and other recoveries on or in respect of the International Plaza Pari Passu Loan and/or the International Plaza Companion Loans (in each case, subject to the rights of the 2003-XLF Master Servicer, the 2003-XLF Special Servicer, the 2003-XLF Depositor or the 2003-XLF Trustee to payments and reimbursements pursuant to and in accordance with the terms of the 2003-XLF Pooling and Servicing Agreement and the rights of the master servicer, the trustee or the fiscal agent pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the International Plaza Pari Passu Loan and the International Plaza Companion Loans on a pari passu basis according to their respective outstanding principal balances;

     o late fees and certain other fees payable in respect of the International Plaza Pari Passu Loan will be paid to the 2003-XLF Master Servicer or the 2003-XLF Special Servicer pursuant to the 2003-XLF Pooling and Servicing Agreement; and

     o the transfer of the ownership of the International Plaza Companion Loans to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     Under the 2003-XLF Pooling and Servicing Agreement, the servicing and administration of the International Plaza Pari Passu Loan and the International Plaza Companion Loans will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2003-XLF Pooling and Servicing Agreement. Notwithstanding the foregoing, the operating adviser and the special servicer have certain consultation rights with respect to the International Plaza Pari Passu Loan under the 2003-XLF Pooling and Servicing Agreement and related intercreditor agreement.

THE 3 TIMES SQUARE A/B LOAN

     Mortgage Loan No. 6 (referred to herein as the "3 Times Square Pari Passu Loan") is comprised of a note with an outstanding principal balance of $34,848,201 as of August 28, 2003 and secured by a mortgaged property on a pari passu basis with two other notes with an aggregate principal balance of $169,262,690 as of August 28, 2003 (the "3 Times Square Companion Loans") that are not included in the trust. One of the 3 Times Square Companion Loans is owned by the trust established pursuant to the 2003-PWR2 Pooling and Servicing Agreement. The other 3 Times Square Companion Loan will initially be held by an affiliate of Prudential Mortgage Capital Funding, LLC, which holder may sell or transfer such 3 Times Square Companion Loan at any time subject to compliance with the requirements of the related intercreditor agreement. The 3 Times Square Companion Loans have the same interest rate, maturity date and amortization term as the 3 Times Square Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the 3 Times Square Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans.

     In addition, with respect to the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans, the mortgage on the related mortgaged property also secures a subordinate note (the "3 Times Square B Note"), which had an outstanding principal balance of $94,822,791 as of August 28, 2003. The 3 Times Square B Note will initially be held by an affiliate of Prudential Mortgage Capital Funding, LLC, which holder may sell or transfer the 3 Times Square B Note at any time subject to compliance with the requirements of the related intercreditor agreement. The 3 Times Square B Note is not included in the trust. The intercreditor agreement permits the holder of the 3 Times Square Companion Loan that is not securitized under the 2003-PWR2 Pooling and Servicing Agreement or the 3 Times Square B Note, in each case for so long as it is not securitized, to split such note or sell or grant participations in all or a portion thereof; provided that such changes do not affect the related total principal balance or interest rate.

     The 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note will be serviced pursuant to the provisions of the 2003-PWR2 Pooling and Servicing Agreement. The 2003-PWR2 Master Servicer will make Servicing Advances in respect of the mortgaged property securing the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note, but will make advances of principal and interest only in respect of the related 3 Times Square Companion Loan that is an asset of the trust created under the 2003-PWR2 Pooling and Servicing Agreement. The 2003-PWR2 Master Servicer will remit collections on the 3 Times Square Pari Passu Loan to, or on behalf of, the trust. The master servicer (or the trustee or the fiscal agent, as applicable) will make P&I Advances with respect to the 3 Times Square Pari Passu Loan pursuant to the Pooling and Servicing Agreement. Under the 2003-PWR2 Pooling and Servicing Agreement, the servicing and administration of the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2003-PWR2 Pooling and Servicing Agreement, taking into consideration the subordinate nature of the 3 Times Square B Note.

     The holders of the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note entered into an intercreditor agreement. That intercreditor agreement generally provides (among other things) for the following:

     o the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o all payments, proceeds and other recoveries on or in respect of the 3 Times Square Pari Passu Loan and/or the 3 Times Square Companion Loans (in each case, subject to the rights of the 2003-PWR2 Master Servicer, the related 2003-PWR2 Special Servicer, the 2003-PWR2 Depositor, the 2003-PWR2 Trustee or the 2003-PWR2 Fiscal Agent to payments and reimbursements pursuant to and in accordance with the terms of the 2003-PWR2 Pooling and Servicing Agreement) will be applied to the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans on a pari passu basis according to their respective outstanding principal balances;

     o during the continuance of a monetary event of default, or a non-monetary event of default that would cause the 3 Times Square A/B Loan to be a specially serviced loan and following the payment of (i) any Advances made pursuant to the 2003-PWR2 Pooling and Servicing Agreement or the Pooling and Servicing Agreement (together with interest thereon) and (ii) certain reimbursable costs and expenses of the 2003-PWR2 Master Servicer, the 2003-PWR2 Special Servicer and the 2003-PWR2 trust, or of the master servicer, the special servicer and the trust, (A) the right of the holder of the 3 Times Square B Note to receive payments of principal and accrued and unpaid interest is subordinate to the rights of the holder of the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans to receive payments of principal and accrued and unpaid interest and (B) the right of the holder of the 3 Times Square B Note to receive prepayment premiums and default interest is subordinate to the rights of the holder of the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans to receive prepayment premiums and default interest;

     o prior to a monetary event of default, or a non-monetary event of default that would cause the 3 Times Square A/B Loan to be a specially serviced loan and following the payment of (i) any Advances made pursuant to the 2003-PWR2 Pooling and Servicing Agreement or the Pooling and Servicing Agreement (together with interest thereon) and
         (ii) certain reimbursable costs and expenses of the 2003-PWR2 Master Servicer, the 2003-PWR2 Special Servicer and the 2003-PWR2 trust, or of the master servicer, the special servicer and the trust, (A) the right of the holder of the 3 Times Square B Note to receive scheduled payments of interest and principal is subordinate to the rights of the holder of the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans and (B) the holder of the 3 Times Square B Note will generally be entitled to receive unscheduled payments of principal and prepayment premiums on a pro rata basis with the holder of the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans;

     o the holder of the 3 Times Square B Note has the option to cure a monetary event of default or a non-monetary event of default that may be cured by the payment of money under the loan documents within 10 business days after the later of receipt of notice of the related default and the expiration of the related grace period;

     o the holder of the 3 Times Square B Note has the option to purchase the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans (in whole but not in part) in the event that (i) an event of default has occurred and is continuing under the loan documents and the 3 Times Square A/B Loan becomes a specially serviced loan or (ii) a termination of the trust, by written notice to the 2003-PWR2 Master

         Servicer or the 2003-PWR2 Special Servicer, as the case may be, given within 18 months from receipt by the holder of the 3 Times Square B Note of such occurrence. The purchase price will generally equal the outstanding principal balance of the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans, together with accrued and unpaid interest thereon, any unreimbursed advances relating to the 3 Times Square A/B Loan, together with accrued and unpaid interest thereon, and any other additional expenses allocable to the 3 Times Square A/B Loan pursuant to the 2003-PWR2 Pooling and Servicing Agreement;

     o for so long as the holder of the 3 Times Square B Note is the "controlling holder" under the related intercreditor agreement, (i) the holder of the 3 Times Square B Note has the sole right to replace the related 2003-PWR2 Special Servicer and to appoint a substitute special servicer with respect to the 3 Times Square A/B Loan only; provided that such substitute special servicer meets the qualifications set forth in the 2003-PWR2 Pooling and Servicing Agreement, (ii) neither the 2003-PWR2 Master Servicer nor the 2003-PWR2 Special Servicer may enter into any sub-servicing agreement with respect to the 3 Times Square A/B Loan without the consent of the holder of the 3 Times Square B Note, and (iii) the holder of the 3 Times Square B Note may require the 2003-PWR2 Master Servicer or the 2003-PWR2 Special Servicer, as the case may be, to terminate any particular sub-servicing agreement with respect to the 3 Times Square A/B Loan;

     o for so long as the holder of the 3 Times Square B Note is the "controlling holder" under the related intercreditor agreement, the 2003-PWR2 Master Servicer or the related 2003-PWR2 Special Servicer, as the case may be, is, subject to the servicing standard set forth in the 2003-PWR2 Pooling and Servicing Agreement, required to obtain consent of the holder of the 3 Times Square B Note prior to taking certain actions with respect to the 3 Times Square A/B Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or any material non-monetary term of the 3 Times Square A/B Loan, material release of any collateral, acceptance of a discounted payoff of the 3 Times Square A/B Loan, and any waiver of a "due-on-sale" or "due-on-encumbrance" clause; provided, however, that in the event that the holder of the 3 Times Square B Note ceases to be the controlling holder, then the holder of the 3 Times Square Companion Loan securitized under the 2003-PWR2 Pooling and Servicing Agreement (or its representative elected thereunder) will become the controlling holder for the 3 Times Square A/B Loan and will be entitled to exercise the right of the controlling holder set forth above;

     o in addition to the right to consent set forth above, the holder of the 3 Times Square B Note may communicate with, respond to requests from, and deliver any proposals to, the borrower with respect to the items with respect to which the controlling holder has the right to consent regarding the 3 Times Square A/B Loan, the related mortgaged property and the borrower, and may forward copies of such communications or proposals to the holders of the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans; the 2003-PWR2 Master Servicer and the 2003-PWR2 Special Servicer, as the case may be, will be required to follow the recommendations of the holder of the 3 Times Square B Note with respect to such items, unless such recommendations would violate the servicing standard set forth in the 2003-PWR2 Pooling and Servicing Agreement;

     o the 2003-PWR2 Pooling and Servicing Agreement will exclusively govern the servicing and administration of the 3 Times Square A/B Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans or the 3 Times Square B Note will be effected in accordance with the 2003-PWR2 Pooling and Servicing Agreement); and

     o the transfer of the ownership of the 3 Times Square Companion Loans or the 3 Times Square B Note to any person or entity other than, institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited absent confirmation from the related rating agencies.

     In addition, pursuant to the 2003-PWR2 Pooling and Servicing Agreement, in the event Prudential Asset Resources, Inc. is no longer the 2003-PWR2 Master Servicer with respect to the 3 Times Square A/B Loan under the 2003-PWR2 Pooling and Servicing Agreement, then for so long as the holder of the 3 Times Square B
Note is the

"controlling holder" under the related intercreditor agreement, the holder of the 3 Times Square B Note may require the 2003-PWR2 Master Servicer to (i) appoint a sub-servicer, acceptable to the holder of the 3 Times Square B Note in its sole discretion, with respect to the 3 Times Square A/B Loan, and (ii) delegate all of its primary servicing responsibilities and duties, and assign all of its corresponding master servicing compensation (exclusive of a portion of the corresponding master servicing fee that is in excess of a reasonable primary servicing fee), with respect to the 3 Times Square A/B Loan to that sub-servicer.

     In addition, under the 2003-PWR2 Pooling and Servicing Agreement, if the 3 Times Square Companion Loan owned by the trust established pursuant to the 2003-PWR2 Pooling and Servicing Agreement is subject to a fair value purchase option, then any holder of that option will be required to purchase the other 3 Times Square Companion Loan from the holder thereof and the 3 Times Square Pari Passu Loan from the trust in connection with the exercise of that option.

THE SUMMER WOOD APARTMENTS A/B LOAN

     With respect to Mortgage Loan No. 10 (referred to herein as the "Summer Wood Apartments Mortgage Loan"), representing approximately 3.4% of the Initial Pool Balance, the mortgage on the related mortgaged property also secures a subordinated note (the "Summer Wood Apartments B Note"), which had an original principal balance of $3,031,036. The Summer Wood Apartments B Note is owned by Prudential Mortgage Capital Funding, LLC and is not an asset of the trust.

     The holders of the Summer Wood Apartments Mortgage Loan and the Summer Wood Apartments B Note have entered into an intercreditor agreement. That intercreditor agreement provides for the following:

     o the right of the holder of the Summer Wood Apartments B Note to receive scheduled payments of principal and interest is at all times subordinate to the rights of the holder of the Summer Wood Apartments Mortgage Loan to receive scheduled payments of principal and interest;

     o prior to a monetary event of default, or a non-monetary event of default that would cause the Summer Wood Apartments A/B Loan to be a specially serviced loan and following the payment of (i) any Advances made pursuant to the Pooling and Servicing Agreement (together with interest thereon) and (ii) certain reimbursable costs and expenses of the master servicer, the special servicer, and the trustee, (A) the right of the holder of the Summer Wood Apartments B Note to receive payments of principal and accrued and unpaid interest is subordinate to the rights of the holder of the Summer Wood Apartments Mortgage Loan to receive payments of principal and accrued and unpaid interest, (B) the holder of the Summer Wood Apartments B Note will generally be entitled to receive prepayment premiums and unscheduled principal payments on a pro rata basis with the holder of the Summer Wood Apartments Mortgage Loan, and (C) the holder of the Summer Wood Apartments B Note will generally be entitled to receive payments made by the related guarantor pursuant to the guaranty;

     o during the continuance of a monetary event of default, or a non-monetary event of default that would cause the Summer Wood Apartments A/B Mortgage Loan to be a specially serviced loan and following the payment of (i) any Advances made pursuant to the Pooling and Servicing Agreement (together with interest thereon) and (ii) certain reimbursable costs and expenses of the master servicer, the special servicer, and the trustee, (A) the right of the holder of the Summer Wood Apartments B Note to receive payments of principal and accrued and unpaid interest is subordinate to the rights of the holder of the Summer Wood Apartments Mortgage Loan to receive payments of principal and accrued and unpaid interest, (B) the right of the holder of the Summer Wood Apartments B Note to receive prepayment premiums and default interest is subordinate to the rights of the holder of the Summer Wood Apartments Mortgage Loan to receive prepayment premiums and default interest, and (C) the holder of the Summer Wood Apartments B Note will generally be entitled to receive payments made by the related guarantor pursuant to the guaranty;

     o the holder of the Summer Wood Apartments B Note has the option to cure a monetary event of default or a non-monetary event of default that may be cured by the payment of money under the loan documents within 10 business days after the later of receipt of notice of the related default and the expiration of the related grace period;

     o the holder of the Summer Wood Apartments B Note has the option to purchase the Summer Wood Apartments Mortgage Loan in the event that (i) an event of default has occurred and is continuing under the loan documents and the Summer Wood Apartments A/B Loan becomes a specially serviced loan or (ii) a termination of the trust, by written notice to the master servicer or the special servicer, as the case may be, given within 18 months from receipt by the holder of the Summer Wood Apartments B Note of such occurrence. The purchase price will generally equal the outstanding principal balance of the Summer Wood Apartments Mortgage Loan, together with accrued and unpaid interest thereon, any unreimbursed advances relating to the Summer Wood Apartments A/B Loan, together with accrued and unpaid interest thereon, and any other additional expenses allocable to the Summer Wood Apartments A/B Loan pursuant to the Pooling and Servicing Agreement;

     o for so long as the holder of the Summer Wood Apartments B Note is the "controlling holder" under the related intercreditor agreement (which means that the initial principal balance of the Summer Wood Apartments B Note minus (i) any realized loss allocable to the Summer Wood Apartments B Note, payments of principal received in respect of the Summer Wood Apartments B Note and (ii) the amount of any appraisal reductions allocable to the Summer Wood Apartments B Note, is not less than 25% of the initial principal balance of the Summer Wood Apartments B Note less any payment of principal received in respect of the Summer Wood Apartments B Note), the master servicer or the related special servicer, as the case may be, is, subject to the servicing standard, required to obtain consent of the holder of the Summer Wood Apartments B Note prior to taking certain actions with respect to the Summer Wood Apartments A/B Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or any material non-monetary term of the Summer Wood Apartments A/B Loan, material release of any collateral, acceptance of a discounted payoff of the Summer Wood Apartments A/B Loan, and any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o the Pooling and Servicing Agreement will govern the servicing and administration of the Summer Wood Apartments Mortgage Loan and the Summer Wood Apartments B Note (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Summer Wood Apartments Mortgage Loan or the Summer Wood Apartments B Note will be effected in accordance with the Pooling and Servicing Agreement);

     o the transfer of the ownership of the Summer Wood Apartments B Note to any person or entity other than, institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited absent confirmation from the related rating agencies;

     o the transfer of the Summer Wood Apartments B Note, or any portion thereof, to any person that owns a direct or indirect interest in the related borrower is permitted, without obtaining prior written consent, provided, that prior to the transfer, among other things, (i) there is no existing event of default, (ii) the Summer Wood Apartments B Note is converted into a mezzanine loan, which mezzanine loan will be held by the equity holder of the borrower of the Summer Wood Apartments Mortgage Loan, (iii) the holder of the Summer Wood Apartments Mortgage Loan is provided with a copy of the mezzanine loan documents; and

     o for so long as the Summer Wood Apartments A/B Loan is serviced under the Pooling and Servicing Agreement and the holder of the Summer Wood Apartments B Note is the controlling holder under the related intercreditor agreement, the holder of the Summer Wood Apartments B
         Note is entitled to appoint to exercise (either directly or through a representative) the rights and powers granted to the Operating Advisor with respect to the Summer Wood Apartments A/B Loan.

     Under the Pooling and Servicing Agreement, the servicing and administration of the Summer Wood Apartments Mortgage Loan and the Summer Wood Apartments B Note will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement.

THE 200 BERKELEY & STEPHEN L. BROWN A/B LOAN

     Mortgage Loan No. 11 (referred to herein as the "200 Berkeley & Stephen L. Brown Pari Passu Loan") is comprised of a note with an aggregate principal balance of $25,000,000 and secured by a mortgaged property on a pari passu basis with two other notes with aggregate principal balances of $50,000,000 (such note, the "200 Berkeley & Stephen L. Brown Companion Loan A-2") and $75,000,000 (such note, the "200 Berkeley & Stephen L. Brown Companion Loan A-3" and, together with the 200 Berkeley & Stephen L. Brown Companion Loan A-2, the "200 Berkeley & Stephen L. Brown Companion Loans") that are not included in the trust. The 200 Berkeley & Stephen L. Brown Companion Loan A-2 and the 200 Berkeley & Stephen L. Brown Companion Loan A-3 will initially be held by Morgan Stanley Mortgage Capital Inc. and Lehman Brothers Holdings Inc., respectively, each of which may sell or transfer their respective 200 Berkeley & Stephen L. Brown Companion Loan at any time subject to compliance with the requirements of the related intercreditor agreement (described below) among the trust, as holder of the 200 Berkeley & Stephen L. Brown Pari Passu Loan, Morgan Stanley Mortgage Capital Inc., as initial holder of the 200 Berkeley & Stephen L. Brown Companion Loan A-2, and Lehman Brothers Holdings Inc., as initial holder of the 200 Berkeley & Stephen L. Brown Companion Loan A-3. Each 200 Berkeley & Stephen L. Brown Companion Loan has the same interest rate, maturity date and amortization term as the 200 Berkeley & Stephen L. Brown Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the 200 Berkeley & Stephen L. Brown Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans.

     In addition, with respect to the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans, the mortgage on the related mortgaged property also secures two subordinate notes, which each had an original principal balance of $15,000,000 (the "200 Berkeley & Stephen L. Brown B-1 Note") and $15,000,000 (the "200 Berkeley & Stephen L. Brown B-2 Note" and, together with the 200 Berkeley & Stephen L. Brown B-1 Note, the "200 Berkeley & Stephen L. Brown B Notes").

     The 200 Berkeley & Stephen L. Brown Pari Passu Loan is included in the trust. The 200 Berkeley & Stephen L. Brown Companion Loans are not assets of the trust. The 200 Berkeley & Stephen L. Brown B Notes are assets of the trust but only support the Class BNB Certificates, which are not offered hereby. The 200 Berkeley & Stephen L. Brown Pari Passu Loan, the 200 Berkeley & Stephen L. Brown Companion Loans and the 200 Berkeley & Stephen L. Brown B Notes will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make Servicing Advances in respect of the mortgaged property securing the 200 Berkeley & Stephen L. Brown Pari Passu Loan, the 200 Berkeley & Stephen L. Brown Companion Loans and the 200 Berkeley & Stephen L. Brown B Notes, but will make P&I Advances only in respect of the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown B Notes and will remit collections on the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown B Notes to, or on behalf of, the trust.

     With respect to the 200 Berkeley & Stephen L. Brown A/B Loan, the holders of the 200 Berkeley & Stephen L. Brown Pari Passu Loan, the 200 Berkeley & Stephen L. Brown Companion Loans and the 200 Berkeley & Stephen L. Brown B Notes have entered into an intercreditor agreement. That intercreditor agreement generally provides (among other things) for the following:

     o the Pooling and Servicing Agreement will exclusively govern the servicing and administration of the 200 Berkeley & Stephen L. Brown Pari Passu Loan, the 200 Berkeley & Stephen L. Brown Companion Loans and the 200 Berkeley & Stephen L. Brown B Notes (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the 200 Berkeley & Stephen L. Brown Pari Passu Loan, the 200 Berkeley & Stephen L. Brown Companion Loans and the 200 Berkeley & Stephen L. Brown B Notes will be effected in accordance with the Pooling and Servicing Agreement);

     o the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o all payments, proceeds and other recoveries on or in respect of the 200 Berkeley & Stephen L. Brown Pari Passu Loan and/or the 200 Berkeley & Stephen L. Brown Companion Loans (in each case, subject to the rights of the master servicer, the related special servicer, the Depositor, the trustee or the paying agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans on a pari passu basis according to their respective outstanding principal balances;

     o the right of the holders of the 200 Berkeley & Stephen L. Brown B Notes to receive payments of principal and interest is generally subordinate to the right of the holders of the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans to receive payments of principal and interest;

     o prior to the occurrence and continuance event of default under the 200 Berkeley & Stephen L. Brown A/B Loan or if any holder of the 200 Berkeley & Stephen L. Brown B Notes is exercising the cure rights described below, each of the holders of the 200 Berkeley & Stephen L. Brown B Notes will generally be entitled to receive its payments of interest and prepayments of principal after the holders of the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans receive their payments of interest (other than default interest) and prepayments of principal;

     o upon the occurrence and continuance of an event of default under the 200 Berkeley & Stephen L. Brown A/B Loan, provided that no holder of the 200 Berkeley & Stephen L. Brown B Notes is exercising the cure rights described below, the holders of the 200 Berkeley & Stephen L. Brown B Notes will not be entitled to receive payments of principal or interest until the holders of the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans receive all their accrued interest (other than default interest) and outstanding principal in full (and advances are fully repaid);

     o for so long as the aggregate unpaid principal balance of the 200 Berkeley & Stephen L. Brown B Notes, net of the amount of any Appraisal Reductions, is equal to or greater than 25% of their original aggregate principal balance, the holder of the 200 Berkeley & Stephen L. Brown B-1 Note has the ability to advise and direct the master servicer and the special servicer with respect to various servicing matters affecting the 200 Berkeley & Stephen L. Brown A/B Loan, including the 200 Berkeley & Stephen L. Brown Pari Passu Loan;

     o for so long as the aggregate unpaid principal balance of the 200 Berkeley & Stephen L. Brown B Notes, net of the amount of any Appraisal Reductions, is less than 25% of their original aggregate principal balance, the right to advise and direct the master servicer and the special servicer with respect to such matters will be exercised by the holder of the 200 Berkeley & Stephen L. Brown Companion Loan A-2 (or, if such note has been deposited into a securitization, the controlling class of such securitization);

     o the holders of the 200 Berkeley & Stephen L. Brown B Notes have the ability, following the transfer to special servicing of the 200 Berkeley & Stephen L. Brown A/B Loan and the occurrence of a monetary event of default that continues for 60 days, to purchase the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans, at a price generally equal to the unpaid principal balance of the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans, plus accrued unpaid interest on each such mortgage loan at the related net mortgage interest rate (other than default interest), plus any servicing compensation, servicing advances and interest on advances payable with respect thereto pursuant to the Pooling and Servicing Agreement or any pooling and servicing agreement relating to a trust that holds a 200 Berkeley & Stephen L. Brown Companion Loan;

     o the holders of the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loan A-3 have the right directly or through a representative, to consult with the special servicer with respect to various servicing matters affecting the 200 Berkeley & Stephen L. Brown A/B Loan; and

     o the holders of the 200 Berkeley & Stephen L. Brown B Notes have the right to cure events of default with respect to the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans that may be cured by the payment of money, within 10 business days of the later of (a) receipt by such holders of the 200 Berkeley & Stephen L. Brown B Notes of notice of the subject mortgage event of default and (b) the expiration of the applicable grace period for the subject event of default.

     Under the Pooling and Servicing Agreement, the servicing and administration of the 200 Berkeley & Stephen L. Brown Pari Passu Loan, the 200 Berkeley & Stephen L. Brown Companion Loans and the 200 Berkeley & Stephen L. Brown B Notes will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals

     In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised or a market study was conducted by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal or market study was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals, small broker opinions and market studies sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

     o The loan-to-value ratios for 59 mortgage loans, representing 78.4% of the Initial Pool Balance, were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals conducted on or after March 1, 2002, or, with respect to the 3 Times Square Pari Passu Loan, September 1, 2001.

     o For 24 of the mortgage loans, representing 21.6% of the Initial Pool Balance, the loan-to-value ratios were calculated according to the methodology described in this prospectus supplement based on valuations determined by applying a capitalization rate obtained from an updated third party market study, conducted on or after March 1, 2002, to the underwritten net operating income of the mortgaged property.

     Environmental Assessments

     With respect to the each mortgaged property, the related seller or originator has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in an environmental assessment or report.

     The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates and the value of the mortgage loans; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition, and/or take such other actions necessary to address such adverse conditions.

     Property Condition Assessments

     Each seller, an affiliate of the seller or the originator of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. With respect to each mortgaged property, the related seller or originator has represented to us that, except as disclosed in the related report, it has no knowledge of any damage that would materially and adversely affect its value as security for the related mortgage loan. In those cases where a material and adverse property condition was identified, such property condition generally has been or is required to be remedied to the seller's or such originator's satisfaction, or funds as deemed necessary by the seller or such originator, or the related engineer or consultant, have been reserved to remedy the material and adverse condition or other resources for such repairs were available at origination.

     Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

     Zoning and Building Code Compliance

     Each seller or originator took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller or originator has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

     With respect to 2 mortgaged properties, securing 8.1% of the Initial Pool Balance, the related seller or originator has obtained, and there will be assigned to the trust, an environmental policy covering certain environmental matters with respect to the related mortgaged property. The premiums for each policy have been paid in full.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I hereto sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the 10 largest loan exposures (including crossed mortgage loans) in the Mortgage Pool, see Appendix III hereto. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this "Description of the Mortgage Pool" section and under "Legal Aspects of Mortgage Loans and the Leases" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

         (i) References to "DSCR" are references to "Debt Service Coverage Ratios" and references to "Implied DSCR" are references to "Implied Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments (with respect to Debt Service Coverage Ratios) or debt service payments based on a 8% fixed constant and based on the outstanding unpaid principal balance at the time of recalculation (with respect to Implied Debt Service Coverage Ratios). However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" or "Implied DSCR" or "Implied Debt Service Coverage Ratio" (or group of cross-collateralized Mortgage Loans) is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects, with respect to Mortgage Loan Nos. 1, 2, 3, 5, 6 and 11, the aggregate indebtedness evidenced by the Pari Passu Loan and each related Serviced Companion Loan or Non-Trust Serviced Companion Loan (but not any related B Note).

         (ii) In connection with the calculation of DSCR, Implied DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

         (iii) Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, market study, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

         (iv) The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (v) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects, with respect to Mortgage Loan Nos. 1, 2, 3, 5, 6 and 11, the aggregate indebtedness evidenced by the Pari Passu Loan and each related Serviced Companion Loan or Non-Trust Serviced Companion Loan (but not any related B
     Note).

         (vi) The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined (i) using a third-party appraisal or (ii) by applying a capitalization rate obtained from an updated third party market study to the net operating income of the mortgaged property, as described above under "--Assessments of Property Value and Condition--Appraisals."

         (vii) No representation is made that any such value would approximate either the value that would be determined in a current appraisal or market study of the related mortgaged property or the amount that would be realized upon a sale.

         (viii) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

     The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the master servicer will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

     o   the outstanding principal balance of the related mortgage loan; and

     o the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

     If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. Neither the master servicer nor the special servicer will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is reasonably available at a cost customarily acceptable (and approved by the Operating Adviser) and consistent with the Servicing Standard.

     Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" and "--Certain Other Risks Related to Casualty and Casualty Insurance" in this prospectus supplement.

THE SELLERS

     Morgan Stanley Mortgage Capital Inc.

     Morgan Stanley Mortgage Capital Inc. ("MSMC"), a subsidiary of Morgan Stanley and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, was formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC mortgage loans was originated or purchased by MSMC, and all of the MSMC mortgage loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. MSMC's telephone number is (212) 761-4700.

     Prudential Mortgage Capital Funding, LLC

     Prudential Mortgage Capital Funding, LLC is a limited liability company organized under the laws of the State of Delaware. Prudential Mortgage Capital Funding, LLC is a wholly owned, limited purpose, subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Mortgage Capital Company, LLC is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. Prudential Mortgage Capital Funding, LLC was organized for the purpose of acquiring loans originated by Prudential Mortgage Capital Company, LLC and holding them pending securitization or other disposition. Prudential Mortgage Capital Company, LLC has primary offices in Atlanta, Chicago, San Francisco and Newark. The principal offices of Prudential Mortgage Capital Company, LLC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. The pooled mortgage loans for which Prudential Mortgage Capital Funding, LLC is the applicable mortgage loan seller were originated by Prudential Mortgage Capital Company, LLC (or a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC) or, in one case, acquired by Prudential Mortgage Capital Funding, LLC from The Prudential Insurance Company of America, an affiliate of Prudential Mortgage Capital Company, LLC and Prudential Mortgage Capital Funding, LLC.

     Lincoln Realty Capital Corporation

     Lincoln Realty Capital Corporation ("LRCC") is a wholly owned subsidiary of The Lincoln National Life Insurance Company ("Lincoln National Life"). All of the mortgage loans sold by LRCC were originated and underwritten by Delaware Investment Advisers and its predecessor, Lincoln Investment Management (collectively, "DIA"), an affiliate of LRCC. All of LRCC's mortgage loans sold into the trust fund have been serviced by DIA since origination.

     DIA manages Lincoln National Life's invested assets, including its commercial mortgage loan portfolio. At June 30, 2003, DIA's Real Estate Debt Group managed 594 commercial loans having an aggregate principal balance of approximately $4.7 billion. Year-to-date commercial mortgage origination is approximately $500 million.

     Lincoln National Life is the twelfth largest insurer in the United States by admitted assets (Vital Signs, Year End 2002) and the flagship of the Lincoln National Corporation ("LNC") family of businesses. LNC operates multiple insurance and investment management businesses. Lincoln National Life is organized in two independent operating segments: Retirement, with headquarters in Fort Wayne, Indiana and Life, with headquarters in Hartford, Connecticut. LNC and its affiliates use Lincoln Financial Group as its marketing identity. As of June 2003, LNC's senior debt was rated Aa3 by Moody's, AA- by S&P, A by Fitch and A+ by A.M. Best (Vital Signs as of July 15, 2003).

     CIGNA Mortgage Securities Philadelphia, LLC

     CIGNA Mortgage Securities Philadelphia, LLC, is a Delaware limited liability company and is an indirect, wholly-owned subsidiary of CIGNA Corporation. The 55 East Monroe A/B Loan was originated by Connecticut General Life Insurance Company, an affiliate of CIGNA Mortgage Securities Philadelphia, LLC. CIGNA Mortgage Securities Philadelphia, LLC's principal offices are located at 280 Trumbull Street, Routing H 11-G, Hartford, Connecticut 06103.

     Teachers Insurance and Annuity Association of America

     Teachers Insurance and Annuity Association of America ("TIAA") is a non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York and is regulated by the New York State Insurance Department. TIAA, established in 1918 by the Carnegie Foundation for the U.S. Advancement of Teaching, is the third largest life insurance company according to Fortune (April 14, 2003). TIAA invests in a broad array of debt and equity investments, as well as commercial mortgages and real estate. TIAA's principal office is located at 730 Third Avenue, New York, New York 10017. TIAA's financial strength is rated "Aaa" by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best Company. TIAA is one of only a handful of U.S. life insurers holding the highest possible ratings for financial strength, operating performance and claims-paying ability from all four leading independent insurance industry rating agencies.

     The TIAA mortgage loans in this transaction were acquired by TIAA from Lend Lease Mortgage Capital, L.P. ("LLMC") pursuant to a program under which LLMC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. Such procedures outlined the parameters as to property type, leverage and debt service coverage requirements and set forth requirements for preparation of third-party reports. For each of the mortgage loans, LLMC prepared an asset summary and credit file for TIAA's approval. At each closing, the loan was closed by LLMC under loan documents prepared by counsel retained by LLMC and simultaneously assigned to and purchased by TIAA.

     Union Central Mortgage Funding, Inc.

     Union Central Mortgage Funding, Inc. is a corporation organized under the laws of the State of Ohio. Union Central Mortgage Funding, Inc. is a wholly owned subsidiary of The Union Central Life Insurance Company. Union Central Mortgage Funding, Inc. was formed to originate and acquire loans secured by commercial and multi-family real estate. Union Central Mortgage Funding, Inc. is also the Primary Servicer with respect to loans transferred to the trust. The principal offices of Union Central Mortgage Funding, Inc. are located at 312 Elm Street, Cincinnati, Ohio 45202. The pooled mortgage loans for which Union Central Mortgage Funding, Inc. is the applicable mortgage loan seller were originated or acquired by Union Central Mortgage Funding, Inc.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the trustee or its designee; provided, however, that with respect to each Non-Trust Serviced Pari Passu Loan, the related seller is obligated to deliver the original mortgage note, and copies of the other documents included in the definition of "Mortgage File."

     The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 90 days following the Closing Date, and the trustee will hold the related documents in trust. Within 90 days following the Closing Date, the assignments with respect to each mortgage loan (other than any Non-Trust Serviced Pari Passu Loan) and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank.

     The mortgagee of record with respect to any Non-Trust Serviced Loan Pair will be the applicable Other Trustee.

REPRESENTATIONS AND WARRANTIES

  In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted or assigned representations and warranties with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

     (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

     (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the 12-month period immediately preceding the Cut-off Date;

     (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

     (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

     (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the related borrower's interest in all leases of the mortgaged property;

     (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

     (8) the mortgaged property satisfies certain conditions, substantially as set forth under the second paragraph of "Risk Factors--Property Inspections And Engineering Reports May Not Reflect All Conditions That Require Repair On The Property";

     (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

     (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

     (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     (12) the mortgaged property satisfies certain conditions with respect to environmental matters, substantially as set forth under the second paragraph of "Risk Factors--Environmental Risks Relating To Specific Mortgaged Properties May Adversely Affect Payments On Your Certificates";

     (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, to the related seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

     (14) the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be) insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

     (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

     (16) to the seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

     (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price and prepayment consideration in connection therewith;

     (18) to the seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate and, to such seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are otherwise covered by any other representation and warranty;

     (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property
            (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 10 years beyond the full amortization term of the related mortgage loan; and

     (20) the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the approval of an assumption of such mortgage loan and (iii) the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan.

                         REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach of any representation or warranty made by a seller (or assigned by a seller) regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related seller or originator will be obligated, not later than the last day of such Permitted Cure Period, to:

     o repurchase the affected mortgage loan from the trust at the Purchase Price; or

     o at its option, if within the 2-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

     o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The related seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller (or such originator) was notified of the defect or breach.

     The foregoing obligations of any seller or originator to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any seller or such originator to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the sellers, such originator or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller or such originator defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

         CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                    SERVICING OF THE MORTGAGE LOANS

GENERAL

     The master servicer and the special servicer, either directly or through the Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans) and the Serviced Companion Loans in accordance with the Servicing Standard. The applicable Other Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Trust Serviced Loan Pair (and all decisions, consents, waivers, approvals and other actions on the part of the holder of such Non-Trust Serviced Loan Pair will be effected in accordance with the applicable Other Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to the Non-Trust Serviced Pari Passu Loans, the servicing and administration of which will instead be governed by the applicable Other Pooling and Servicing Agreement. The servicing standard for each Non-Trust Serviced Loan Pair under the related Other Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

     Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any seller, and the different payment priorities among the classes of certificates. Each of the master servicer, the special servicer and any Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or a Primary Servicer, as the case may be.

     Any such interest of the master servicer, the special servicer or a Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or a Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the class or classes of certificates owned by the master servicer, the special servicer or a Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

     The master servicer intends to enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not in and of itself cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent, the special servicer and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicer, the Primary Servicers and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the Primary Servicers or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

     o a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

     o the master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing; and

     o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary Servicers. No such resignation will be effective until a successor master servicer or special servicer, as applicable, designated by the Trustee (and, in the case of the special servicer, the Operating Adviser (or, in the case of the 200 Berkeley & Stephen L. Brown A/B Loan, the holder of the 200 Berkeley & Stephen L. Brown Companion Loan A-2 (or, if such note has been deposited into a securitization, the controlling class of such securitization))), shall have assumed the master servicer's or the special servicer's, as applicable, responsibilities under the Pooling and Servicing Agreement and the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The master servicer will have no responsibility for the performance of the special servicer's duties, to the extent they are different entities, under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance of the master servicer's duties, to the extent they are different entities, under the Pooling and Servicing Agreement.

     The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool (other than the Non-Trust Serviced Pari Passu Loans). However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans (other than the Non-Trust Serviced Pari Passu Loans).

     Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for the Non-Trust Serviced Pari Passu Loans under the applicable Other Pooling and Servicing Agreement are generally similar but not identical to the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

     The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances --Servicing Advances" in this prospectus supplement.

     The master servicer and the special servicer and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, in addition to collections on, and other proceeds of, the mortgage loans, if and to the extent that the matter relates to any Serviced Companion Loan, the amount allocable to such Serviced Companion Loan out of collections on, and other proceeds of, such Serviced Companion Loan) against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans, the Serviced Companion Loans or the certificates other than any loss, liability or expense incurred by reason of the master servicer's or special servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement. In addition, under the Pooling and Servicing Agreement, each Other Master Servicer and Other Special Servicer is entitled to indemnification from the trust against the trust's pro rata share of any loss, liability and expense incurred in connection with any legal action or claim relating to the related Other Pooling and Servicing Agreement and the related Non-Trust Serviced Pari Passu Loan, other than any losses incurred by reason of such Other Master Servicer's or Other Special Servicer's, as applicable, willful misfeasance, bad faith or negligence in the performance of their respective duties under the applicable Other Pooling and Servicing Agreement.

     With respect to each Non-Trust Serviced Pari Passu Loan, the applicable Other Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the related Non-Trust Serviced Loan Pair (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Loan Pair will be effected in accordance with the applicable Other Pooling and Servicing Agreement).

SERVICING OF CERTAIN MORTGAGE LOANS WITH OTHER FINANCING

     General

     The 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans, the 3 Times Square B Note, the Plaza America Pari Passu Loan and the Plaza America Companion Loan and any related REO Property are being serviced under the 2003-PWR2 Pooling and Servicing Agreement. The 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note and any related REO Property are being serviced under the 2003-IQ4 Pooling and Servicing Agreement. The International Plaza Pari Passu Loan and the International Plaza Companion Loan and any related REO Property are being serviced under the 2003-XLF Pooling and Servicing Agreement (and, together with the 2003-PWR2 Pooling and Servicing Agreement and the 2003-IQ4 Pooling and Servicing Agreement, the "Other Pooling and Servicing Agreements"). These agreements provide for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the Other Pooling and Servicing Agreements are generally similar but not identical to the servicing arrangements under the Pooling and Servicing Agreement.

     Servicing Advances and remittances of collections with respect to each Non-Trust Serviced Pari Passu Loan will be made pursuant to the applicable Other Pooling and Servicing Agreement by the related Other Master Servicer under such Other Pooling and Servicing Agreement.

     Rights of the Holder of the 3 Times Square B Note

     The holder of the 3 Times Square B Note has certain rights under the 2003-PWR2 Pooling and Servicing Agreement and the related intercreditor agreement, including, among others, the following:

     Certain Consent Rights of Holder of the 3 Times Square B Note. The related intercreditor agreement provides that neither the 2003-PWR2 Master Servicer nor the 2003-PWR2 Special Servicer will be permitted to take any of the following proposed actions with respect to the 3 Times Square A/B Loan unless and until either the 2003-PWR2 Master Servicer or the 2003-PWR2 Special Servicer, as applicable, has notified the "controlling holder" under the intercreditor agreement (which is the holder of the 3 Times Square B Note unless the initial principal balance of the 3 Times Square B Note minus (i) any realized losses allocable to the 3 Times Square B Note and (ii) the amount of any appraisal reductions allocable to the 3 Times Square B Note, is not less than 25% of the initial principal balance of the 3 Times Square B Note less any payment of the principal received in respect of the 3 Times Square B Note) requesting the approval of such proposed actions within 10 business days and the controlling holder approves the request within 10 business days after receipt of said notice; provided, however, that the controlling holder will be deemed to have approved such request if it fails to respond within such period, having been provided with all reasonably requested information with respect to the proposed actions:

     o any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the related mortgaged property and the other collateral securing the 3 Times Square A/B Loan if they come into and continue in default or other enforcement action under the loan documents;

     o any proposed modification, amendment or waiver of a monetary term (including, without limitation, the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the 3 Times Square A/B Loan;

     o any proposed successor property manager with respect to, or any material alteration of, the mortgaged property;

     o any waiver of the requirements under the 3 Times Square A/B Loan with respect to property insurers or the manner in which payments or other collections on the 3 Times Square A/B Loan are held and/or invested;

     o any proposed sale of the mortgaged property or transfer of an interest in the borrower or the mortgaged property;

     o   any acceptance of a discounted payoff of the 3 Times Square A/B Loan;

     o any determination to bring the mortgaged property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property;

     o any material release of collateral for the 3 Times Square A/B Loan (other than in accordance with the terms of, or upon satisfaction of, the 3 Times Square A/B Loan) or any release of the borrower or any guarantor;

     o any acceptance of substitute or additional collateral for the 3 Times Square A/B Loan (other than in accordance with the terms of the 3 Times Square A/B Loan);

     o   any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o any acceptance of an assumption agreement releasing the borrower from liability under the 3 Times Square A/B Loan;

     o the approval of any replacement special servicer or sub-servicer for the 3 Times Square A/B Loan (other than in connection with the trustee becoming the successor thereto pursuant to the terms of the servicing agreement);

     o any renewal or replacement of the then existing insurance policies with respect to the 3 Times Square A/B Loan to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if lenders' approval is required under the loan documents;

     o the approval of a material capital expenditure, if mortgagee's approval is required under the loan documents;

     o the approval of additional indebtedness secured by the mortgaged property, if mortgagee's approval is required under the loan documents; and

     o   any adoption or approval of a plan in bankruptcy of the borrower.

     At any time the holder of the 3 Times Square B Note is no longer the controlling holder under the related intercreditor agreement, the rights described in the previous paragraph will shift to the then controlling class under the 2003-PWR2 Pooling and Servicing Agreement.

     Notwithstanding the foregoing, in the event that the 2003-PWR2 Master Servicer or the 2003-PWR2 Special Servicer, as the case may be, determines in accordance with the servicing standard set forth in the 2003-PWR2 Pooling and Servicing Agreement that immediate action is necessary to protect the interests of the holders of the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note (as a collective whole), the 2003-PWR2 Master Servicer or the 2003-PWR2 Special Servicer, as the case may be, may take any such action without waiting for the controlling holder's response.

     In addition to the rights to consent as set forth in the third preceding paragraph, the holder of the 3 Times Square B Note may communicate with, respond to requests from, and deliver any proposals to, the borrower with respect to the items with respect to which the controlling holder has the right to consent regarding the 3 Times Square A/B Loan, the related mortgaged property and the borrower, and may forward copies of such communications or proposals to the holders of the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans. The 2003-PWR2 Master Servicer and the 2003-PWR2 Special Servicer, as the case may be, will be required to follow the recommendations of the holder of the 3 Times Square B Note with respect to such items, unless such recommendations would violate the servicing standard set forth in the 2003-PWR2 Pooling and Servicing Agreement.

     Notwithstanding the foregoing, no advice, direction or objection from or by the controlling holder, as contemplated above, may (and the 2003-PWR2 Master Servicer and the 2003-PWR2 Special Servicer will ignore and act without regard to any such advice, direction or objection that the 2003-PWR2 Master Servicer or the 2003-PWR2 Special Servicer has determined, in its reasonable, good faith judgment, will) require or cause the 2003-PWR2 Master Servicer or the 2003-PWR2 Special Servicer to violate any provision of the 2003-PWR2 Pooling and Servicing Agreement (including the 2003-PWR2 Master Servicer's or the 2003-PWR2 Special Servicer's, as the case may be, obligation to act in accordance with the servicing standard set forth in the 2003-PWR2 Pooling and Servicing Agreement ), act in a manner that is not in the best interests of the holders of the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note (as a collective whole), violate any other provisions of the 2003-PWR2 Pooling and Servicing Agreement, expand the scope of the 2003-PWR2 Master Servicer's or the 2003-PWR2 Special Servicer's, as the case may be, responsibilities under the 2003-PWR2 Pooling and Servicing Agreement, cause adverse tax consequences for the holders of the 3 Times Square Pari Passu Loan or the 3 Times Square Companion Loans, or cause the arrangement evidenced by the intercreditor agreement not to be treated as a "grantor trust" for Federal income tax purposes.

     Additional Rights of the Holder of the 3 Times Square B Note. In addition to the foregoing, the holder of the 3 Times Square B Note has the option (i) to cure a monetary event of default, or a non-monetary event of default that may be cured by the payment of money under the loan documents within 10 business days after the later of receipt of notice of the related default and the expiration of the grace period; and (ii) to purchase the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans (in whole but not in part) in the event that an event of default has occurred and is continuing under the loan documents and the 3 Times Square A/B Loan becomes a specially serviced loan, by giving written notice within 18 months from receipt of such occurrence, each as described under "--The 3 Times Square A/B Loan" in this prospectus supplement. In addition, the holder of the 3 Times Square B Note will have the right (exercisable not more than once every six months) to require the 2003-PWR2 Special Servicer to obtain a new appraisal with respect to the 3 Times Square A/B Loan, at the expense of the holder of the 3 Times Square B Note.

     Transfer of Special Servicing of the 3 Times Square A/B Loan

     For so long as the holder of the 3 Times Square B Note is the "controlling holder" under the related intercreditor agreement, (i) the holder of the 3 Times Square B Note has the sole right to replace the 2003-PWR2 Special Servicer and to appoint a substitute special servicer with respect to the 3 Times Square A/B Loan only; provided that such substitute special servicer meets the qualifications set forth in the 2003-PWR2 Pooling and Servicing Agreement, (ii) neither the 2003-PWR2 Master Servicer nor the 2003-PWR2 Special Servicer may enter into any sub-servicing agreement with respect to the 3 Times Square A/B Loan without the consent of the holder of the 3 Times Square B Note, and (iii) the holder of the 3 Times Square B Note may require the 2003-PWR2 Master Servicer or the 2003-PWR2 Special Servicer, as the case may be, to terminate any particular sub-servicing agreement with respect to the 3 Times Square A/B Loan.

     Rights of the Holders of the 200 Berkeley & Stephen L. Brown B Notes

     The holders of the 200 Berkeley & Stephen L. Brown B Notes have certain rights under the Pooling and Servicing Agreement and the related intercreditor agreement, including, among others, the following:

     Certain Consent Rights of the Holder 200 Berkeley & Stephen L. Brown B-1 Note. For so long as the aggregate unpaid principal balance of the 200 Berkeley & Stephen L. Brown B Notes, net of the amount of any Appraisal Reductions allocable to the 200 Berkeley & Stephen L. Brown A/B Loan, is equal to or greater than 25% of their original aggregate principal balance, the holder of the 200 Berkeley & Stephen L. Brown B-1 Note will be the "directing holder" under the related intercreditor agreement. For so long as the holder of the 200 Berkeley & Stephen L. Brown B-1 Note is the directing holder under the related intercreditor agreement, such holder will have the ability to advise each of the master servicer and the special servicer with respect to the following actions of such servicer and the master servicer and the special servicer will not be permitted to take any of the following proposed actions with respect to the 200 Berkeley & Stephen L. Brown A/B Loan unless and until either the master servicer or the special servicer, as applicable, has notified the holders of the 200 Berkeley & Stephen L. Brown A/B Loan in writing and the holder of the 200 Berkeley & Stephen L. Brown B-1 Note has not objected in writing within 10 business days of having been so notified and having been provided with all reasonably requested information with respect thereto (and if such written objection has not been received by the master servicer or special servicer, as applicable, within such 10 business day period, then such holder will be deemed to have been given its approval):

     o any foreclosure upon or comparable conversion (which may include the acquisition of REO Property) of the ownership of the mortgaged property relating to the 200 Berkeley & Stephen L. Brown A/B Loan and the other collateral securing the 200 Berkeley & Stephen L. Brown A/B Loan;

     o any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term (including any material term relating to insurance) of any loan in the 200 Berkeley & Stephen L. Brown A/B Loan;

     o any proposed sale of any mortgaged property relating to the 200 Berkeley & Stephen L. Brown A/B Loan after it becomes an REO Property for less than the aggregate unpaid principal balance of the loans in the 200 Berkeley & Stephen L. Brown A/B Loan (plus interest and unreimbursed servicing advances);

     o   any acceptance of a discounted payoff;

     o any determination to bring the mortgaged property relating to the 200 Berkeley & Stephen L. Brown A/B Loan into compliance with applicable environmental laws or to otherwise address hazardous materials located at such mortgaged property;

     o any material release of collateral for the 200 Berkeley & Stephen L. Brown A/B Loan (other than in accordance with the terms of, or upon satisfaction of, the 200 Berkeley & Stephen L. Brown A/B Loan);

     o any acceptance of substitute or additional collateral for the 200 Berkeley & Stephen L. Brown A/B Loan (other than in accordance with the terms thereof);

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause for the 200 Berkeley & Stephen L. Brown A/B Loan;

     o any acceptance of an assumption agreement releasing the related borrower from liability under the 200 Berkeley & Stephen L. Brown A/B Loan, other than in accordance with the terms of the related loan documents;

     o any renewal or replacement of the then existing insurance policies (to the extent that such renewal or replacement policy does not comply with the terms of the related loan documents) or any waiver, modification or amendment of any insurance requirements under the related loan documents in each case, if the lenders' approval is required under such loan documents;

     o any approval of a material capital expenditure, if lenders' approval is required under the related loan documents;

     o any replacement of the related property manager, if lenders' approval is required under the related loan documents;

     o any approval of additional indebtedness secured by a mortgaged property relating to the 200 Berkeley & Stephen L. Brown A/B Loan, if lenders' approval is required under the related loan documents; and

     o any adoption or approval of a plan in bankruptcy of the related borrower;

provided, however, if the master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the 200 Berkeley & Stephen L. Brown A/B Loan (as a collective whole), then the master servicer or special servicer, as applicable, may take any such action without waiting for the response of the holder of the 200 Berkeley & Stephen L. Brown B-1 Note.

     In addition, for so long as the holder of the 200 Berkeley & Stephen L. Brown B-1 Note is the directing holder under the related intercreditor agreement, (i) the holder of the 200 Berkeley & Stephen L. Brown B-1 Note may direct the special servicer to take, or to refrain from taking, such actions as the holder of the 200 Berkeley & Stephen L. Brown B-1 Note may deem consistent with the related intercreditor agreement or as to which provision is otherwise made in the related intercreditor agreement and (ii) upon reasonable request, the special servicer will, with respect to the 200 Berkeley & Stephen L. Brown A/B Loan, provide the holder of the 200 Berkeley & Stephen L. Brown B-1 Note with any information in the possession of the special servicer with respect to such matters, including its reasons for determining to take a proposed action.

     Each of the master servicer and the special servicer will be required, prior to such servicer's taking any of the actions specified in the second preceding paragraph, and the special servicer will be required, prior to the special servicer's taking any action at the direction of the holder of the 200 Berkeley & Stephen L. Brown B-1 Note pursuant to the preceding paragraph, in each such case to notify the holders of the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans. Such holders will, upon receipt of such notice, have 10 business days to advise and consult with the master servicer or the special servicer, as applicable, with respect to such actions; provided that the master servicer or the special servicer, as applicable, will not be obligated to take any advice from, or follow any direction given by, any such holder.

     Notwithstanding anything herein to the contrary, no advice, direction or objection from the holder of the 200 Berkeley & Stephen L. Brown B-1 Note may (and the master servicer and special servicer are required to ignore and act without regard to any such advice, direction or objection that the master servicer or the special servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the master servicer or the special servicer to violate any provision of the Pooling and Servicing Agreement (including the master servicer's or special servicer's, as applicable, obligation to act in accordance with the Servicing Standard), the terms of the related loan documents or applicable law or result in an adverse REMIC event or an adverse grantor trust event. The special servicer will not be obligated to seek approval from the holder of the 200 Berkeley & Stephen L. Brown B-1 Note, as contemplated above, for any actions to be taken by the special servicer with respect to the workout or liquidation of 200 Berkeley & Stephen L. Brown A/B Loan after such loans have been transferred to special servicing if (i) the special servicer has, as described above, notified the holder of the 200 Berkeley & Stephen L. Brown B-1 Note in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of the 200 Berkeley & Stephen L. Brown A/B Loan and (ii) for 60 days following the first such notice, the holder of the 200 Berkeley & Stephen L. Brown B-1 Note has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     When the aggregate unpaid principal balance of the two 200 Berkeley & Stephen L. Brown B Notes, net of any appraisal reduction amount allocable to the 200 Berkeley & Stephen L. Brown A/B Loan, is less than 25% of their original aggregate principal balance, the holder of the 200 Berkeley & Stephen L. Brown Companion Loan A-2 will be the "directing holder" under the related intercreditor agreement, and the rights and powers set forth above will be exercised by the holder of such note (or, if such note has been deposited into a securitization, by the controlling class of such securitization).

     Option to Cure Defaults Under 200 Berkeley & Stephen L. Brown A/B Loan. The holders of the 200 Berkeley & Stephen L. Brown B Notes have the right to cure events of default with respect to the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans that may be cured by the payment of money, within 10 days of the later of (a) receipt by such holders of the 200 Berkeley & Stephen L.

Brown B Notes of notice of the subject mortgage event of default and (b) the expiration of any applicable grace period for the subject event of default.

     Option to Purchase the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans. Each of the holders of the 200 Berkeley & Stephen L. Brown B Notes has the right, following the transfer to special servicing of all of the mortgage loans in the 200 Berkeley & Stephen L. Brown A/B Loan and the failure to make a monthly payment that is at least 60 days past due, to purchase the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans, at a price generally equal to the unpaid principal balance of each of the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans, plus accrued unpaid interest on each such mortgage loan at the related net mortgage interest rate (other than default interest), plus any servicing compensation, servicing advances and interest on advances payable with respect thereto pursuant to the Pooling and Servicing Agreement.

Rights of the Holder of the 55 East Monroe B Note

     The holder of the 55 East Monroe B Note has certain rights under the 2003-IQ4 Pooling and Servicing Agreement and the related B Note intercreditor agreement including, among others, the following:

     Right to Exercise the Rights and Powers Granted to the Operating Adviser under the 2003-IQ4 Pooling and Servicing Agreement with Respect to the 55 East Monroe Pari Passu Loan. For so long as (x) the 55 East Monroe A/B Loan is serviced under the 2003-IQ4 Pooling and Servicing Agreement, and (y) the holder of the 55 East Monroe B Note is the "controlling holder" under the related intercreditor agreement (which means that (A) the initial principal balance of the 55 East Monroe B Note minus (i) any payments of principal received in respect of the 55 East Monroe B Note and (ii) the amount of any Appraisal Reductions allocable to the 55 East Monroe B Note is not less than (B) 25% of the initial principal balance of the 55 East Monroe B Note), the holder of the 55 East Monroe B Note will be entitled to exercise (with respect to the 55 East Monroe A/B Loan), and, in certain instances, require consent with respect to, the rights and powers granted to the operating adviser under the 2003-IQ4 Pooling and Servicing Agreement. At any time the holder of the 55 East Monroe B
Note is no longer the operating adviser with respect to the 55 East Monroe A/B Loan under the 2003-IQ4 Pooling and Servicing Agreement, the rights described in the previous sentence will shift to the then controlling class under the 2003-IQ4 Pooling and Servicing Agreement.

     Certain Consultation Rights of Holder of the 55 East Monroe B Note. Pursuant to the related intercreditor agreement, for so long as the holder of the 55 East Monroe B Note is the "controlling holder" (as described in the immediately preceding paragraph) under the related intercreditor agreement, the holder of the 55 East Monroe B Note may advise the 2003-IQ4 Master Servicer with respect to the 55 East Monroe A/B Loan (if it does not constitute a specially serviced mortgage loan under the 2003-IQ4 Pooling and Servicing Agreement) and may advise the 2003-IQ4 Special Servicer with respect to the 55 East Monroe A/B Loan (if it constitutes a specially serviced mortgage loan under the 2003-IQ4 Pooling and Servicing Agreement), and the 2003-IQ4 Master Servicer or 2003-IQ4 Special Servicer, as applicable, is required to consult with the operating adviser under the 2003-IQ4 Pooling and Servicing Agreement with respect to the 55 East Monroe B Note, in connection with (i) any adoption or implementation of a business plan submitted by the 55 East Monroe A/B Loan borrower in respect of the related mortgaged property, (ii) the execution or renewal of any lease (if the approval of the lender under the 55 East Monroe A/B Loan documents is required), (iii) the release of any escrow held in conjunction with the 55 East Monroe A/B Loan to the related borrower not expressly required by the terms of the 55 East Monroe A/B Loan or under applicable law, (iv) material alterations to the related mortgaged property (if the approval of the lender under the 55 East Monroe A/B Loan documents is required), (v) material changes in any ancillary documents evidencing or securing the 55 East Monroe A/B Loan or (vi) the waiver of any notice provisions related to prepayment of the 55 East Monroe A/B Loan. The related intercreditor agreement also requires the 2003-IQ4 Master Servicer (if the 55 East Monroe A/B Loan does not constitute a specially serviced mortgage loan under the 2003-IQ4 Pooling and Servicing Agreement) or 2003-IQ4 Special Servicer (if the 55 East Monroe A/B Loan constitutes a specially serviced mortgage loan under the 2003-IQ4 Pooling and Servicing Agreement), to consult with the operating adviser under the 2003-IQ4 Pooling and Servicing Agreement with respect to the 55 East Monroe B Note (i) upon the occurrence of any event of default under the 55 East Monroe A/B Loan documents and (ii) at any time (whether or not an event of default has occurred under the 55 East Monroe A/B Loan documents) with respect to proposals to take significant action with respect to the 55 East Monroe A/B Loan, and in each case, to consider alternative actions recommended by the operating adviser under the 2003-IQ4 Pooling and Servicing Agreement with respect to the 55 East Monroe B Note.

     Additional Rights of Holder of the 55 East Monroe B Note. In addition to the foregoing and provided certain conditions are satisfied, the holder of the 55 East Monroe B Note (i) has the option to cure a monetary default of the related borrower with respect to the 55 East Monroe Pari Passu Loan and 55 East Monroe Companion Loan; (ii) has the option of purchasing the 55 East Monroe Pari Passu Loan from the trust and of purchasing the 55 East Monroe Companion Loan from the 2003-IQ4 trust; (iii) will be entitled to exercise (with respect to the 55 East Monroe A/B Loan), and, in certain instances, the 2003-IQ4 Master Servicer or 2003-IQ4 Special Servicer, as the case may be, must obtain consent from the holder of the 55 East Monroe B Note with respect to, the rights and powers granted to the operating adviser under the 2003-IQ4 Pooling and Servicing Agreement in each case as described under "--The 55 East Monroe A/B Loan" in this prospectus supplement.

     In addition, the related intercreditor agreement provides that neither the 2003-IQ4 Master Servicer nor the 2003-IQ4 Special Servicer will be permitted to take any of the following proposed actions with respect to the 55 East Monroe A/B Loan unless and until either the 2003-IQ4 Master Servicer or the 2003-IQ4 Special Servicer, as applicable, has notified the operating adviser under the 2003-IQ4 Pooling and Servicing Agreement with respect to the 55 East Monroe B
Note in writing and such operating adviser either has approved such proposed actions in writing, or has not objected in writing within 10 business days of having been so notified and having been provided with all reasonably requested information with respect thereto (and if such written objection has not been received by the 2003-IQ4 Master Servicer or 2003-IQ4 Special Servicer, as applicable, within such 10 business day period, then the operating adviser under the 2003-IQ4 Pooling and Servicing Agreement with respect to the 55 East Monroe B Note will be deemed to have been given its approval):

     o any modification of, or waiver with respect to, the 55 East Monroe A/B Loan that would result in a discounted pay-off of the 55 East Monroe A/B Loan;

     o any foreclosure upon or comparable conversion of the ownership of the related mortgaged property or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure;

     o any sale of the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan or 55 East Monroe B Note, or any sale of the related mortgaged property;

     o any determination to bring the related mortgaged property securing the 55 East Monroe A/B Loan into compliance with applicable environmental laws;

     o any release of collateral for the 55 East Monroe A/B Loan and/or any acceptance of substitute or additional collateral for the 55 East Monroe A/B Loan (other than in accordance with the terms of the 55 East Monroe A/B Loan documents);

     o any waiver of or a determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause;

     o any release of the 55 East Monroe A/B Loan borrower or any guarantor of the 55 East Monroe A/B Loan from liability with respect to the 55 East Monroe A/B Loan;

     o any substitution of the bank holding the cash management account related to the 55 East Monroe A/B Loan;

     o any material changes to the insurance requirements contained in the mortgage securing the 55 East Monroe A/B Loan; or

     o taking any action to enforce rights with respect to the 55 East Monroe Mezzanine Lender under the related mezzanine intercreditor agreement.

     Notwithstanding the foregoing, if the 2003-IQ4 Master Servicer or 2003-IQ4 Special Servicer, as applicable, determines that immediate action is necessary to protect the interest of the Certificateholders and the other holders of the 55 East Monroe A/B Loan (as a collective whole), then the 2003-IQ4 Master Servicer or 2003-IQ4 Special

Servicer, as applicable, may take any such action without waiting for the response of the holder of the 55 East Monroe B Note.

     In addition, with respect to the 55 East Monroe A/B Loan, the holder of the 55 East Monroe B Note may direct the 2003-IQ4 Master Servicer or 2003-IQ4 Special Servicer, as applicable, to take, or to refrain from taking, such actions as the holder of the 55 East Monroe B Note may deem advisable or as to which provision is otherwise made in the applicable documents. Upon reasonable request, the 2003-IQ4 Master Servicer or 2003-IQ4 Special Servicer, as applicable, will provide the holder of the 55 East Monroe B Note with any information with respect to the 55 East Monroe A/B Loan in the possession of the 2003-IQ4 Master Servicer or 2003-IQ4 Special Servicer, as applicable, including its reasons for determining to take a proposed action.

     Notwithstanding anything stated in the applicable documents to the contrary, no advice, direction or objection from the operating adviser under the 2003-IQ4 Pooling and Servicing Agreement with respect to the 55 East Monroe B Note may (and the 2003-IQ4 Master Servicer and 2003-IQ4 Special Servicer, as applicable, are required to ignore and act without regard to any such advice, direction or objection that the 2003-IQ4 Master Servicer or 2003-IQ4 Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the 2003-IQ4 Master Servicer or 2003-IQ4 Special Servicer to violate any provision of the 2003-IQ4 Pooling and Servicing Agreement or the terms of the 55 East Monroe A/B Loan, including the 2003-IQ4 Master Servicer's and 2003-IQ4 Special Servicer's obligation to act in accordance with the servicing standard under the 2003-IQ4 Pooling and Servicing Agreement. The 2003-IQ4 Special Servicer will not be obligated to seek approval from the operating adviser under the 2003-IQ4 Pooling and Servicing Agreement with respect to the 55 East Monroe B Note, as contemplated above, for any actions to be taken by the 2003-IQ4 Special Servicer with respect to the 55 East Monroe A/B Loan if (i) the 2003-IQ4 Special Servicer has, as described above, notified the holder of the 55 East Monroe B Note in writing of various actions that the 2003-IQ4 Special Servicer proposes to take with respect to the workout or liquidation of the 55 East Monroe A/B Loan and (ii) for 60 days following the first such notice, the operating adviser under the 2003-IQ4 Pooling and Servicing Agreement with respect to the 55 East Monroe B Note has objected to all of those proposed actions and has failed to suggest any alternative actions that the 2003-IQ4 Special Servicer considers to be consistent with the servicing standard under the 2003-IQ4 Pooling and Servicing Agreement.

Transfer of Special Servicing of the 55 East Monroe A/B Loan

     Provided the conditions described herein are met with respect to the holder of the 55 East Monroe B Note's right to appoint an operating adviser under the 2003-IQ4 Pooling and Servicing Agreement with respect to the 55 East Monroe A/B Loan, the holder of the 55 East Monroe B Note (or the operating adviser under the 2003-IQ4 Pooling and Servicing Agreement appointed by it) has the right to replace the related 2003-IQ4 Special Servicer and to appoint a substitute 2003-IQ4 Special Servicer with respect to the 55 East Monroe A/B Loan and any related REO Property only, provided that such substitute 2003-IQ4 Special Servicer meets the qualifications set forth in the related intercreditor agreement and the other conditions to the appointment of such substitute 2003-IQ4 Special Servicer contained in such agreement are satisfied.

Rights of the 55 East Monroe Mezzanine Lender

     The 55 East Monroe Mezzanine Lender has certain rights under the related mezzanine intercreditor agreement, including, among others, the following:

     Option to Cure Monetary Defaults Under the 55 East Monroe A/B Loan. The 55 East Monroe Mezzanine Lender has the option to cure a monetary default of the related borrower with respect to the 55 East Monroe A/B Loan within 5 business days of the later of (i) the giving of notice by the senior lender under the related mezzanine intercreditor agreement to the 55 East Monroe Mezzanine Lender of such monetary default and (ii) the expiration of any monetary cure period available to the borrower under the 55 East Monroe A/B Loan documents. If the 55 East Monroe Mezzanine Lender elects to cure such monetary default, the 55 East Monroe Mezzanine Lender has agreed to indemnify the senior lender under the related mezzanine intercreditor agreement for all costs, expenses, liabilities, obligations, damages, penalties, costs and disbursements imposed on, incurred by or asserted against the senior lender under the related mezzanine intercreditor agreement due to or arising from such monetary cure period. In effecting such monetary cure, the 55 East Monroe Mezzanine Lender has also agreed to reimburse the senior lender under the related mezzanine intercreditor agreement for interest charged by the senior lender under the related mezzanine intercreditor agreement on certain advances made by the senior lender. Except in the case of a cure by the 55 East Monroe Mezzanine Lender of a default in the payment of the 55 East Monroe A/B Loan in full on its maturity date or the reimbursement of interest on certain advances, the 55 East Monroe Mezzanine Lender is not required (in order to effect a monetary cure) to pay any interest calculated at the default rate under the 55 East Monroe A/B Loan documents, to the extent such default interest is in excess of the rate of interest which would have been payable by the 55 East Monroe A/B Loan borrower in the absence of such default. The 55 East Monroe Mezzanine Lender may not cure a default in the payment of monthly scheduled debt service payments under the 55 East Monroe A/B Loan for a period of more than four consecutive months unless the 55 East Monroe Mezzanine Lender has commenced and continues to diligently pursue its rights against the collateral for the 55 East Monroe Mezzanine Loan.

     Option to Cure Non-Monetary Defaults Under the 55 East Monroe A/B Loan. The 55 East Monroe Mezzanine Lender has the option to cure a non-monetary default of the borrower with respect to the 55 East Monroe A/B Loan within the same period of time in which the 55 East Monroe A/B Loan borrower may cure such non-monetary default pursuant to the 55 East Monroe A/B Loan documents. If the non-monetary default is of a type that the 55 East Monroe Mezzanine Lender is able to cure, but the 55 East Monroe Mezzanine Lender cannot reasonably cure such non-monetary default within the same period of time available to the 55 East Monroe A/B Loan borrower pursuant to the 55 East Monroe A/B Loan documents, then, as long as the 55 East Monroe Mezzanine Lender promptly begins curing such non-monetary default and continues to diligently pursue such non-monetary cure, the 55 East Monroe Mezzanine Lender will be given an additional period of time reasonably necessary for the 55 East Monroe Mezzanine Lender to cure such non-monetary default. This additional period of time to cure such non-monetary default is available to the 55 Mezzanine Lender only if (i) during such additional cure period, the 55 East Monroe Mezzanine Lender timely makes (or causes to be made) the 55 East Monroe A/B Loan borrower's regularly scheduled monthly principal and/or interest payments under the 55 East Monroe A/B Loan (together with any other amounts then due under the 55 East Monroe A/B Loan documents), (ii) the additional cure period does not exceed 30 days, unless such non-monetary default is of a nature that cannot be cured within those 30 additional days, in which case, the 55 East Monroe Mezzanine Lender will have an additional period of time (beyond such 30 additional days) reasonably necessary to cure such non-monetary default, (iii) the non-monetary default is not caused by a bankruptcy, insolvency or assignment for the benefit of the 55 East Monroe A/B Loan borrower's creditors and (iv) during such additional cure period, there is no material impairment to the value, use or operation of the related mortgaged property. Furthermore, any additional period to cure such non-monetary default granted to the 55 East Monroe Mezzanine Lender automatically terminates upon the bankruptcy (or similar insolvency) of the 55 East Monroe A/B Loan borrower.

     Option to Purchase the 55 East Monroe Pari Passu Loan and 55 East Monroe Companion Loan. With respect to the 55 East Monroe A/B Loan, if (i) an acceleration of the 55 East Monroe A/B Loan has occurred, (ii) certain enforcement actions in the nature of foreclosure (described in the related mezzanine intercreditor agreement) have been commenced or (iii) the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan have become specially serviced loans under the 2003-IQ4 Pooling and Servicing Agreement, the 55 East Monroe Mezzanine Lender has the option of purchasing (as a collective whole) the 55 East Monroe Pari Passu Loan (in whole, but not in part) from the trust, the 55 East Monroe Companion Loan (in whole, but not in part) from the 2003-IQ4 trust, and the 55 East Monroe B Note (in whole, but not in part) from the holder thereof upon 10 business days' prior written notice to the senior lender under the related mezzanine intercreditor agreement (or, in each case, the successors and assigns of such parties). Such purchase option automatically terminates upon (i) a foreclosure sale, power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged property or (ii) if the event which permits the 55 East Monroe Mezzanine Lender to exercise such purchase option ceases to exist before the 55 East Monroe Mezzanine Lender has delivered the required 10 business days' prior written notice of it exercise of such purchase option to the senior lender under the related mezzanine intercreditor agreement. The purchase price will generally equal the outstanding principal balance of the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note, together with accrued and unpaid interest thereon, certain unreimbursed advances relating to the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan and other amounts due thereon (including any late charges, default interest, exit fees and post-petition interest) and any other additional expenses of the 2003-IQ4 trust with respect to the 55 East Monroe A/B Loan.

     Additional Rights and Obligations of the 55 East Monroe Mezzanine Lender. Pursuant to the related mezzanine intercreditor agreement, the 55 East Monroe Mezzanine Lender has approval rights over, among other things, budgets and material leases with respect to the related mortgaged property; provided, however, that the 55 East Monroe Mezzanine Lender's rights with respect to providing such consent or approval to actions or determinations of the 55 East Monroe A/B Loan borrower or 55 East Monroe Mezzanine Loan borrower relating to the related mortgaged property or the loan documents for the 55 East Monroe A/B Loan are subject to the rights of the senior lender pursuant to the related mezzanine intercreditor agreement and are, generally, subject to the decisions of such senior lender. Furthermore, the related mezzanine intercreditor agreement provides that the senior lender thereunder will not, without first obtaining the consent of the 55 East Monroe Mezzanine Lender, among other things, increase the principal amount or the interest rate of the 55 East Monroe A/B Loan, provide for the increase in any material respect of the monetary obligations of the 55 East Monroe A/B Loan borrower, provide for any additional contingent interest, additional interest or additional payments computed on the basis of cash flow or appreciation of the related mortgaged property, provide for the extension or shortening of the maturity date of the 55 East Monroe A/B Loan, provide for the extension of the period during which voluntary prepayments are prohibited or during which the prepayments require the prepayment of the fee or yield maintenance charge, amend the provisions of the loan documents relating to the 55 East Monroe A/B Loan to modify the application of payments thereunder or the terms limiting transfers of interests in the 55 East Monroe A/B Loan borrower or the related mortgaged property or cross-default the 55 East Monroe A/B Loan with any other debt. In addition, in certain circumstances described in the related mezzanine intercreditor agreement, the 55 East Monroe Mezzanine Lender has the right to cause the termination and replacement of the property manager for the related mortgaged property; provided, that, (a) the senior lender under the related mezzanine intercreditor agreement must reasonably approve such replacement property manager and the 55 East Monroe Mezzanine Lender must obtain a rating agency confirmation with respect to such termination and replacement, or (b) the replacement manager is a "qualified property manager" as described in the related mezzanine intercreditor agreement.

     The senior lender under the related mezzanine intercreditor agreement is not, however, required to obtain the consent of the 55 East Monroe Mezzanine Lender to any modification or amendment in the case of a workout or other compromise or indulgence during the occurrence of an event of default under the loan documents for the 55 East Monroe A/B Loan of which the senior lender under the related mezzanine intercreditor agreement has given notice to the 55 East Monroe Mezzanine Lender other than a modification (a) increasing the principal amount of the 55 East Monroe A/B Loan or (b) providing for the extension of the period during which voluntary prepayments are prohibited or during which the prepayments require the prepayment of a fee or yield maintenance charge. The 55 East Monroe Mezzanine Lender is also prohibited from making similar modifications to the 55 East Monroe Mezzanine Loan without first obtaining the consent of the senior lender under the related mezzanine intercreditor agreement.

     The related mezzanine intercreditor agreement restricts the 55 East Monroe Mezzanine Lender from exercising its rights to foreclose on the 55 East Monroe Mezzanine Loan collateral unless it has received rating agency confirmation with respect to such event. The related mezzanine intercreditor agreement provides for an exception to obtaining such rating agency confirmation if, among other things, certain conditions are satisfied, including the requirements that (a) the transferee of the title to the collateral securing the 55 East Monroe Mezzanine Loan be a "qualified transferee" such as an institutional lender, a real estate investment trust, "qualified institutional buyer" or other similar entity, a qualified trustee in connection with the securitization of or the creation of collateralized debt obligations or certain investment funds with a qualified fund manager (each of these being more particularly described in the related mezzanine intercreditor agreement), (b) the related mortgaged property will be managed by a qualified property manager, and (c) a new non-consolidation opinion is delivered to the rating agencies with respect to the transferee of the 55 East Monroe Mezzanine Loan collateral.

     Rights of the Two Commerce Square Mezzanine Lenders

     The Two Commerce Square Mezzanine Lenders have certain rights under the related mezzanine intercreditor agreement, including, among others, the following:

     Approval of any Refinancing of the Two Commerce Square Mortgage Loan. The Two Commerce Square Mortgage Loan may not be refinanced unless the related borrower obtains the prior consent of the Two Commerce Square Mezzanine Lenders.

     Possible Change of Control of the Two Commerce Square Mortgage Loan Borrower. The Two Commerce Square Mezzanine Loans mature prior to the maturity date of the Two Commerce Square Mortgage Loan and, if not repaid at their maturity, may result in a change in control of the related borrower.

     Option to Cure Monetary Defaults Under the Two Commerce Square Mortgage Loan. The Two Commerce Square Mezzanine Lenders have the option to cure a monetary default of the borrower with respect to the Two Commerce Square Mortgage Loan within five business days of the giving of notice by the senior lender under the related mezzanine intercreditor agreement to the Two Commerce Square Mezzanine Lenders of such monetary default. If the Two Commerce Square Mezzanine Lenders elect to cure such monetary default, the Two Commerce Square Mezzanine Lenders have agreed to indemnify the senior lender under the related mezzanine intercreditor agreement for all costs, expenses, liabilities, obligations, damages, penalties, costs and disbursements imposed on, incurred by or asserted against the senior lender under the related mezzanine intercreditor agreement due to or arising from such monetary cure period (but only to the extent such amounts arise by reason of such monetary cure period extending later than two business days after the notice by the senior lender under the related mezzanine intercreditor agreement to the Two Commerce Square Mezzanine Lenders). In effecting such monetary cure, the Two Commerce Square Mezzanine Lenders also have agreed to reimburse the senior lender under the related mezzanine intercreditor agreement for interest charged by the senior lender under the related mezzanine intercreditor agreement or servicer on any required Advances during the monetary cure period. If the monetary default is not cured within the monetary cure period but is thereafter cured by the Two Commerce Square Mezzanine Lenders, the Two Commerce Square Mezzanine Lenders are required (in order to effect a monetary cure) to pay any interest calculated at the default rate under the Two Commerce Square Mortgage Loan documents for the number of days such default remain uncured, to the extent such default interest is in excess of the rate of interest which would have been payable by the Two Commerce Square Mortgage Loan borrower in the absence of such default and less any amounts paid by the Two Commerce Square Mezzanine Lenders pursuant to the foregoing sentence; provided, however, for five business days after the giving of notice by the senior lender under the related mezzanine intercreditor agreement to the Two Commerce Square Mezzanine Lenders of a monetary default, the Two Commerce Square Mezzanine Lenders are not required in order to effect a monetary cure (other than the cure by the Two Commerce Square Mezzanine Lenders of a default in the payment of the Two Commerce Square Mortgage Loan in full on its maturity date) to pay any late charges or interest at the default rate under the Two Commerce Square Mortgage Loan documents. The Two Commerce Square Mezzanine Lenders may not cure a default in the payment of monthly scheduled debt service payments under the Two Commerce Square Mortgage Loan for a period of more than six consecutive months unless the Two Commerce Square Mezzanine Lenders have commenced and continue to diligently pursue their rights against the collateral for the Two Commerce Square Mezzanine Loan.

     Option to Cure Non-Monetary Defaults Under the Two Commerce Square Mortgage Loan. The Two Commerce Square Mezzanine Lenders have the option to cure a non-monetary default of the borrower with respect to the Two Commerce Square Mortgage Loan within the same period of time in which the Two Commerce Square Mortgage Loan borrower may cure such non-monetary default pursuant to the Two Commerce Square Mortgage Loan documents. If the non-monetary default is of a type that the Two Commerce Square Mezzanine Lenders are able to cure, but the Two Commerce Square Mezzanine Lenders cannot reasonably cure such non-monetary default within the same period of time available to the Two Commerce Square Mortgage Loan borrower pursuant to the Two Commerce Square Mortgage Loan documents, then, as long as the Two Commerce Square Mezzanine Lenders promptly begin curing such non-monetary default and continue to diligently pursue such non-monetary cure, the Two Commerce Square Mezzanine Lenders will be given an additional period of time reasonably necessary for the Two Commerce Square Mezzanine Lenders to cure such non-monetary default. This additional period of time to cure such non-monetary default is available to the Two Commerce Square Mezzanine Lenders only if (i) during such additional cure period, the Two Commerce Square Mezzanine Lenders timely make (or cause to be made) the Two Commerce Square Mortgage Loan borrower's regularly scheduled monthly principal and interest payments under the Two Commerce Square Mortgage Loan (together with any other amounts then due under the Two Commerce Square Mortgage Loan documents), (ii) the additional cure period does not exceed 90 days, unless such non-monetary default is of a nature that cannot be cured within those 90 additional days without ownership of the Two Commerce Square Mezzanine Loan collateral, in which case, the Two Commerce Square Mezzanine Lenders will have an additional period of time (beyond such 90 additional days) reasonably necessary to gain ownership of the Two Commerce Square Mezzanine Loan collateral, (iii) the non-monetary default is not caused by a bankruptcy, insolvency or assignment for the benefit of the creditors of the Two Commerce Square Mortgage Loan borrower and (iv) during such cure period, there is no material adverse effect to the Two Commerce Square Mortgage Loan borrower or the related mortgaged property as a result of such non-monetary default.

     Option to Purchase the Two Commerce Square Pari Passu Loan and Two Commerce Square Companion Loan. With respect to the Two Commerce Square Mortgage Loan, if
(i) an acceleration of the Two Commerce Square Mortgage Loan has occurred, (ii) certain enforcement actions in the nature of foreclosure (described in the related mezzanine intercreditor agreement) have been commenced or (iii) the Two Commerce Square Mortgage Loan borrower has become a debtor in a bankruptcy (or similar insolvency) proceeding which has not been dismissed within 90 days after commencement, the Two Commerce Square Mezzanine Lenders have the option of purchasing (as a collective whole) the Two Commerce Square Pari Passu Loan (in whole, but not in part) from the trust and the Two Commerce Square Companion Loan (in whole, but not in part) from the holder thereof, upon 10 business days' prior written notice to the senior lender under the related mezzanine intercreditor agreement. Such purchase option automatically terminates upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the Two Commerce Square Mortgage Loan or related mortgaged property. The purchase price will generally equal the outstanding principal balance of the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loan, together with accrued interest and other amounts due thereon (including without limitation any default interest (unless the Two Commerce Square Mezzanine Lenders are curing the subject default pursuant to the related mezzanine intercreditor agreement, in which event default interest will be excluded to the extent the Two Commerce Square Mezzanine Lenders were required to pay the default interest pursuant to the related mezzanine intercreditor agreement) and post-petition interest, but not including any late charges or prepayment charges), any unreimbursed Servicing Advances and any interest thereon or on other advances relating to the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loan and any other additional expenses of the trust with respect to the Two Commerce Square Mortgage Loan but no liquidation fee is payable to any servicer or special servicer if the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loan are purchased within 30 days after the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loan are transferred to a special servicer.

     Additional Rights and Obligations of the Two Commerce Square Mezzanine Lenders.

     o Certain Other Approval Rights. Pursuant to the related mezzanine intercreditor agreement, the Two Commerce Square Mezzanine Lenders have approval rights over, among other things, annual operating budgets and material leases with respect to the related Mortgaged Property; provided, however, that the Two Commerce Square Mezzanine Lenders' rights with respect to providing such consent or approval to actions or determinations of the Two Commerce Square Mortgage Loan borrower or Two Commerce Square Mezzanine Loan borrower relating to the related Mortgaged Property or the loan documents for the Two Commerce Square Mortgage Loan are subject to the rights of the senior lender pursuant to the related mezzanine intercreditor agreement and are, generally, subject to the decisions of such senior lender, except that (i) the Two Commerce Square Mezzanine Lenders may withhold consent in their sole discretion with respect to any lease granting the lessee thereunder a purchase option with respect to all or a portion of the related premises and (ii) the senior lender under the related mezzanine intercreditor agreement shall not consent to or approve any termination of any lease in excess of 100,000 rentable square feet of the Mortgaged Property, to the extent such rights are provided to the senior lender pursuant to the loan documents, without the consent of the Mezzanine Lenders, such consent not to be unreasonably withheld.

     o Mortgage Loan Modifications. The related mezzanine intercreditor agreement provides that the senior lender thereunder may modify the Two Commerce Square Mortgage Loan documents except that senior lender will not, without first obtaining the consent of the Two Commerce Square Mezzanine Lenders, among other things, (i) increase the interest rate or principal amount of the Two Commerce Square Mortgage Loan (except for increases in principal to cover workout costs and Servicing Advances), (ii) increase in any material respect any monetary obligations of the Two Commerce Square Mortgage Loan borrower under the Two Commerce Square Mortgage Loan documents, (iii) shorten the scheduled maturity date of the Two Commerce Square Mortgage Loan, (iv) convert or exchange the Two Commerce Square Mortgage Loan into or for any other indebtedness or subordinate any of the Two Commerce Square Mortgage Loan to any indebtedness of the Two Commerce Square Mortgage Loan borrower, (v) accept a grant of any lien on or security interest in any collateral or property of the Two Commerce Square Mortgage Loan borrower or any other person not originally granted under the Two Commerce Square Mortgage Loan documents or spread the lien of the mortgage to cover any real property, (vi) modify or amend or waive the terms and provisions of the cash management agreement with respect to the manner, timing and method of the application of payments under the Two Commerce Square Mortgage Loan documents or the any of the Two Commerce Square Mezzanine Loan documents, (vii) cross-default the

         Two Commerce Square Mortgage Loan with any other debt, (viii) obtain any contingent interest, additional interest or additional payments computed on the basis of the cash flow or appreciation of the related mortgaged property, (ix) amend or modify the provisions of the Two Commerce Square Mortgage Loan documents as they relate to transfer of the mortgaged property or interest in Two Commerce Square Mortgage Loan borrower, (x) extend the period during which voluntary prepayments are prohibited or impose any new form of prepayment fee or premium or yield maintenance charge or (xi) modify the terrorism insurance requirements of the mortgage loan. Notwithstanding the foregoing, in the case of a work-out of the Two Commerce Square Mortgage Loan following the occurrence of a default the senior lender pursuant to the related mezzanine intercreditor agreement will not be obligated to obtain the Two Commerce Square Mezzanine Lenders' consent with respect to the provisions of clauses (ii) through (ix) and (xi) above, provided, however, that Two Commerce Square Mezzanine Lenders' consent will be needed with respect to such provisions if the Two Commerce Square Mezzanine Lenders either have cured such default or are in the process of curing such default (if such default can be cured by the Two Commerce Square Mezzanine Lenders) within the time periods permitted by the related mezzanine intercreditor agreement or are diligently pursuing their remedies to acquire the limited partnership interests in the Two Commerce Square Mortgage Loan borrower (if such default is of a type that will not materially adversely affect the mortgaged property or the cash flow from the mortgaged property and cannot be cured by the Two Commerce Square Mezzanine Lenders). The Two Commerce Square Mezzanine Lenders are also prohibited from making similar modifications to the Two Commerce Square Mezzanine Loan without first obtaining the consent of the senior lender pursuant to the related mezzanine intercreditor agreement.

     o Certain Foreclosure Rights Concerning the Two Commerce Square Mezzanine Loan Collateral. The related mezzanine intercreditor agreement restricts the Two Commerce Square Mezzanine Lenders from exercising their rights to foreclose on the Two Commerce Square Mezzanine Loan collateral unless they have received written rating agency confirmation with respect to such event. The related mezzanine intercreditor agreement provides for an exception to obtaining such rating agency confirmation if, among other things, certain conditions are satisfied, including the requirements that (a) the transferee of the title to the collateral securing the Two Commerce Square Mezzanine Loan be a "qualified transferee" such as an institutional lender, a real estate investment trust, "qualified institutional buyer" or other similar entity, a qualified trustee in connection with the securitization of or the creation of collateralized debt obligations or certain investment funds with a qualified fund manager (each of these being more particularly described in the related mezzanine intercreditor agreement), (b) the related Mortgaged Property will be managed by a "qualified property manager" as described in the related mezzanine intercreditor agreement and (c) a new non-consolidation opinion is delivered to the rating agencies with respect to the transferee of the Two Commerce Square Mezzanine Loan collateral.

     o Termination or Replacement of the Two Commerce Square Property Manager. In certain circumstances described in the related mezzanine intercreditor agreement, the Two Commerce Square Mezzanine Lenders have the right to cause the termination and replacement of the property manager for the related mortgaged property; provided, that, (a) the senior lender pursuant to the related mezzanine intercreditor agreement must reasonably approve such replacement property manager and the Two Commerce Square Mezzanine Lenders must obtain a rating agency confirmation with respect to such termination and replacement, or (b) the replacement manager is a "qualified manager" as described in the related mezzanine intercreditor agreement.

     o Right to Accept and Retain Certain Payments and Prepayments. The Two Commerce Square Mezzanine Lenders have the right to accept and retain certain payments from the guarantor under the respective Two Commerce Square Mezzanine Loan pursuant to the terms and conditions of the related guaranty and mezzanine loan agreement. In addition, the Two Commerce Square Mezzanine Lenders may accept and retain prepayments from funds other than amounts deposited pursuant to the related cash management agreement for the Two Commerce Square Mortgage Loan.

     o Requests for Disbursements. Senior lender pursuant to the related mezzanine intercreditor agreement is not permitted to disburse funds from the reserve funds created pursuant to the Two Commerce Square Mortgage Loan documents until three business days after the Two Commerce Square Mortgage Loan borrower's request for such disbursement unless the senior lender pursuant to the related mezzanine intercreditor agreement determines that an earlier disbursement of such funds is required. The Two

         Commerce Square Mezzanine Lenders may exercise consulting rights with the senior lender pursuant to the related mezzanine intercreditor agreement with respect to the Two Commerce Square Mortgage Loan borrower's requests for disbursements from the reserve funds, provided, however, the senior lender pursuant to the related mezzanine intercreditor agreement is not liable to the Two Commerce Square Mezzanine Lenders on account of any such disbursement from the reserve funds.

     Rights of the Holder of the Summer Wood Apartments B Note

     The holder of the Summer Wood Apartments B Note has certain rights under the 2003-IQ5 Pooling and Servicing Agreement and the related intercreditor agreement, including, among others, the following:

     Right to Exercise the Rights and Powers Granted to the Operating Adviser under the Pooling and Servicing Agreement with Respect to the Summer Wood Apartments Mortgage Loan. For so long as (x) the Summer Wood Apartments A/B Loan is serviced under the Pooling and Servicing Agreement, and (y) the holder of the Summer Wood Apartments B Note is the "controlling holder" under the related intercreditor agreement, the holder of the Summer Wood Apartments B Note will be entitled to exercise the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement with respect to the Summer Wood Apartments A/B Loan.

     Certain Consent Rights of Holder of the Summer Wood Apartments B Note. The related intercreditor agreement provides that neither the master servicer nor the special servicer will be permitted to take any of the following proposed actions with respect to the Summer Wood Apartments A/B Loan unless and until either the master servicer or the special servicer, as applicable, has notified the "controlling holder" under the intercreditor agreement (which is the holder of the Summer Wood Apartments B Note unless (A) the initial principal balance of the Summer Wood Apartments B Note minus (i) any realized losses allocable to the Summer Wood Apartments B Note, and (ii) the amount of any appraisal reductions allocable to the Summer Wood Apartments B Note, is not less than 25% of the initial principal balance of the Summer Wood Apartments B Note less any payment of principal recurred in respect of the Summer Wood Apartments B Note) requesting the approval of such proposed actions within 10 business days and the controlling holder approves the request within 10 business days after receipt of said notice; provided, however, that the controlling holder will be deemed to have approved such request if it fails to respond within such period, having been provided with all reasonably requested information with respect to the proposed actions:

     o any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the related mortgaged property and the other collateral securing the Summer Wood Apartments A/B Loan if they come into and continue in default or other enforcement action under the loan documents;

     o any proposed modification, amendment or waiver of a monetary term (including, without limitation, the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the Summer Wood Apartments A/B Loan;

     o any proposed successor property manager with respect to, or any material alteration of, the mortgaged property;

     o any waiver of the requirements under the Summer Wood Apartments A/B Loan with respect to property insurers or the manner in which payments or other collections on the Summer Wood Apartments A/B Loan are held and/or invested;

     o any proposed sale of the mortgaged property or transfer of an interest in the borrower or the related mortgaged property;

     o any acceptance of a discounted payoff of the Summer Wood Apartments A/B Loan;

     o any determination to bring the mortgaged property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property;

     o any material release of collateral for the Summer Wood Apartments A/B Loan or any release of the borrower or any guarantor (other than in accordance with the terms of, or upon satisfaction of, the Summer Wood Apartments A/B Loan);

     o any acceptance of substitute or additional collateral for the Summer Wood Apartments A/B Loan (other than in accordance with the terms of the Summer Wood Apartments A/B Loan);

     o   any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o any acceptance of an assumption agreement releasing the borrower from liability under the Summer Wood Apartments A/B Loan;

     o the approval of any replacement special servicer or sub-servicer for the Summer Wood Apartments A/B Loan (other than in connection with the trustee becoming the successor thereto pursuant to the terms of the servicing agreement);

     o any renewal or replacement of the then existing insurance policies with respect to the Summer Wood Apartments A/B Loan to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if lenders' approval is required under the loan documents;

     o the approval of a material capital expenditure, if mortgagee's approval is required under the loan documents;

     o the approval of additional indebtedness secured by the mortgaged property, if mortgagee's approval is required under the loan documents; and

     o   any adoption or approval of a plan in bankruptcy of the borrower.

     Notwithstanding the foregoing, in the event that the master servicer or the special servicer, as the case may be, determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the holders of the Summer Wood Apartments Mortgage Loan and the Summer Wood Apartments B Note (as a collective whole), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the controlling holder's response.

     Notwithstanding the foregoing, no advice, direction or objection from or by the controlling holder, as contemplated above, may (and the master servicer and the special servicer will ignore and act without regard to any such advice, direction or objection that the master servicer or the special servicer has determined, in its reasonable, good faith judgment, will) require or cause the master servicer or the special servicer to violate any provision of the Pooling and Servicing Agreement (including the master servicer's or the special servicer's, as the case may be, obligation to act in accordance with the servicing standard set forth in the Pooling and Servicing Agreement ), act in a manner that is not in the best interests of the holders of the Summer Wood Apartments Mortgage Loan and the Summer Wood Apartments B Note (as a collective whole), violate any other provisions of the Pooling and Servicing Agreement, expand the scope of the master servicer's or the special servicer's, as the case may be, responsibilities under the Pooling and Servicing Agreement, cause adverse tax consequences for the holder of the Summer Wood Apartments Mortgage Loan, or cause the arrangement evidenced by the intercreditor agreement not to be treated as a "grantor trust" for Federal income tax purposes.

     Additional Rights of the Holder of the Summer Wood Apartments B Note. In addition to the foregoing, the holder of the Summer Wood Apartments B Note has the option (i) to cure a monetary event of default, or a non-monetary event of default that may be cured by the payment of money under the loan documents within 10 business days after the later of receipt of notice of the related default and the expiration of the grace period; and (ii) to purchase the Summer Wood Apartments Mortgage Loan in the event that an event of default has occurred and is continuing under the loan documents and the Summer Wood Apartments A/B Loan becomes a specially serviced loan, by giving written notice within 18 months from receipt of such occurrence, each as described under "--The Summer Wood Apartments A/B Loan" in this prospectus supplement. In addition, the holder of the Summer Wood Apartments B Note will have the right (exercisable not more than once every six months) to require that the special servicer to obtain a new appraisal with respect to the Summer Wood Apartments A/B Loan, at the expense of the holder of the Summer Wood Apartments B Note.

     Rights of the Quail Springs Shopping Center Mezzanine Lender

     The Quail Springs Shopping Center Mezzanine Lender has certain rights under the related mezzanine intercreditor agreement, including, among others, the following:

     Approval of Certain Modifications of the Quail Springs Shopping Center Mortgage Loan. Prior to any the sale or transfer of all or any material portion of the mortgaged property or the granting of a further mortgage, deed of trust or similar encumbrance against the mortgaged property, the senior lender must, if it has the right to such consent, obtain the prior written consent of the Quail Springs Shopping Center Mezzanine Lender.

     Option to Cure Monetary Defaults Under the Quail Springs Shopping Center Mortgage Loan. The Quail Springs Shopping Center Mezzanine Lender has the option to cure a monetary default of the borrower with respect to the Quail Springs Shopping Center Mortgage Loan within five business days after the later of (i) the giving of notice by the senior lender under the related mezzanine intercreditor agreement to the Quail Springs Shopping Center Mezzanine Lender of such monetary default and (ii) the expiration of any monetary cure period available to the borrower under the Quail Springs Shopping Center Mortgage Loan documents. If the Quail Springs Shopping Center Mezzanine Lender elects to cure such monetary default, the Quail Springs Shopping Center Mezzanine Lender has agreed to indemnify the senior lender under the related mezzanine intercreditor agreement for all costs, expenses, liabilities, obligations, damages, penalties, costs and disbursements imposed on, incurred by or asserted against the senior lender under the related mezzanine intercreditor agreement due to or arising from such monetary cure period. In effecting such monetary cure, the Quail Springs Shopping Center Mezzanine Lender has also agreed to reimburse the senior lender under the related mezzanine intercreditor agreement for interest charged by the senior lender under the related mezzanine intercreditor agreement on any Advances required pursuant to the Pooling and Servicing Agreement. The Quail Springs Shopping Center Mezzanine Lender is not required, in order to effect a monetary cure (other than the cure by the Quail Springs Shopping Center Mezzanine Lender of a default in the payment of the Quail Springs Shopping Center Mortgage Loan in full on the maturity date thereof or the reimbursement of interest on Advances), to pay any interest calculated at the default rate under the Quail Springs Shopping Center Mortgage Loan documents to the extent such default interest is in excess of the rate of interest which would have been payable by the Quail Springs Shopping Center Mortgage Loan borrower in the absence of such default (and irrespective of any cure of such monetary default by the Quail Springs Shopping Center Mezzanine Lender pursuant to the provisions of the related mezzanine intercreditor agreement), and no interest shall accrue at the default rate as against the Quail Springs Shopping Center Mezzanine Lender for such period. The Quail Springs Shopping Center Mezzanine Lender will not have the right to cure as set forth above with respect to monthly scheduled debt service payments on the Quail Springs Shopping Center Mortgage Loan for a period of more than four consecutive months unless the Quail Springs Shopping Center Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the collateral for the Quail Springs Shopping Center Mezzanine Loan.

     Option to Cure Non-Monetary Defaults Under the Quail Springs Shopping Center Mortgage Loan. The Quail Springs Shopping Center Mezzanine Lender has the option to cure a non-monetary default of the borrower with respect to the Quail Springs Shopping Center Mortgage Loan within the same period of time in which the Quail Springs Shopping Center Mortgage Loan borrower may cure such non-monetary default pursuant to the Quail Springs Shopping Center Mortgage Loan documents. If the non-monetary default is of a type that the Quail Springs Shopping Center Mezzanine Lender is able to cure, but the Quail Springs Shopping Center Mezzanine Lender cannot reasonably cure such non-monetary default within the same period of time available to the Quail Springs Shopping Center Mortgage Loan borrower pursuant to the Quail Springs Shopping Center Mortgage Loan documents and if curative action was promptly commenced and is being continuously and diligently pursued by the Quail Springs Shopping Center Mezzanine Lender, the Quail Springs Shopping Center Mezzanine Lender will be given an additional period of time reasonably necessary for the Quail Springs Shopping Center Mezzanine Lender to cure such non-monetary default. This additional period of time to cure such non-monetary default is available to the Quail Springs Shopping Center Mezzanine Lender only if (i) during such additional cure period, the Quail Springs Shopping Center Mezzanine Lender timely make (or cause to be made) the Quail Springs Shopping Center Mortgage Loan borrower's regularly scheduled monthly principal and interest payments under the Quail Springs Shopping Center Mortgage Loan (together with any other amounts then due under the Quail Springs Shopping

Center Mortgage Loan documents), (ii) the additional cure period does not exceed 30 days, unless such non-monetary default is of a nature that cannot be cured within those 30 additional days, in which case, the Quail Springs Shopping Center Mezzanine Lender will have an additional period of time (beyond such 30 additional days) as is reasonably necessary to cure such non-monetary default,
(iii) the non-monetary default is not caused by a bankruptcy, insolvency or assignment for the benefit of the creditors of the Quail Springs Shopping Center Mortgage Loan borrower and (iv) during such non-monetary cure period, there is no material adverse impairment to the value, use or operation of the related Mortgaged Property. Any additional cure period granted to the Quail Springs Shopping Center Mezzanine Lender under the related mezzanine intercreditor agreement will automatically terminate upon the bankruptcy (or similar insolvency) of the borrower.

     Option to Purchase the Quail Springs Shopping Center Mortgage Loan. If (i) an acceleration of the Quail Springs Shopping Center Mortgage Loan has occurred,
(ii) certain enforcement actions (described in the related mezzanine intercreditor agreement) have been commenced and are continuing under the Quail Springs Shopping Center Mortgage Loan documents, or (iii) the Quail Springs Shopping Center Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the Quail Springs Shopping Center Mezzanine Lender has the option of purchasing (in whole, but not in part) the Quail Springs Shopping Center Mortgage Loan from the holder thereof, upon 10 business days prior written notice to the senior lender under the related mezzanine intercreditor agreement. Such purchase option automatically terminates upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the Quail Springs Shopping Center Mortgage Loan or related mortgaged property or if the above purchase option ceases to exist. The purchase price will generally equal the outstanding principal balance of the Quail Springs Shopping Center Mortgage Loan, together with all accrued interest and other amounts due thereon (including without limitation any late charges, default interest, exit fees, advances and post-petition interest), any unreimbursed Servicing Advances and any interest thereon or on other Advances relating to the Quail Springs Shopping Center Mortgage Loan and any other additional expenses of the incurred by the senior lender in enforcing the terms of the Quail Springs Shopping Center Mortgage Loan documents.

     Additional Rights and Obligations of the Quail Springs Shopping Center Mezzanine Lender.

     o Certain Approval Rights. Pursuant to the related mezzanine intercreditor agreement, the Quail Springs Shopping Center Mezzanine Lender has approval rights over, among other things, annual operating budgets. The Quail Springs Shopping Center Mezzanine Lender may require the borrower to submit the annual budget to the Quail Springs Shopping Center Mezzanine Lender for approval prior to any submission to the senior lender. Upon the Quail Springs Shopping Center Mezzanine Lender's approval, the Quail Springs Shopping Center Mezzanine Lender shall submit the approved budget to the senior lender for its approval. In the event the Quail Springs Shopping Center Mezzanine Lender objects to such proposed budget, the Quail Springs Shopping Center Mezzanine Lender may advise the senior lender of such objections along with suggestions for changes to the proposed budget within 10 days of receipt of such budget. The senior lender is not bound by such objections or suggestions. Under the related mezzanine intercreditor agreement, the Quail Springs Shopping Center Mezzanine Lender is obligated to consent to any changes in the budget reasonably requested by the senior lender. In the event that the approval of the Quail Springs Shopping Center Mezzanine Lender is not obtained on a timely basis, the then current existing operating budget will remain in effect with an increase in any non-discretionary expense item to either (i) the prior budgeted expense amount with a 5% increase or (ii) the actual expense incurred as evidenced by the applicable bill or invoice.

     o Mortgage Loan Modifications. The related mezzanine intercreditor agreement provides that the senior lender thereunder may modify the Quail Springs Shopping Center Mortgage Loan except that the senior lender will not, without first obtaining the consent of the Quail Springs Shopping Center Mezzanine Lender, among other things, (i) increase the interest rate or principal amount of the Quail Springs Shopping Center Mortgage Loan, (ii) increase in any material respect any monetary obligations of the Quail Springs Shopping Center Mortgage Loan borrower under the Quail Springs Shopping Center Mortgage Loan documents, (iii) extend or shorten the scheduled maturity date of the Quail Springs Shopping Center Mortgage Loan (except that the senior lender may permit the borrower to exercise any extension options in accordance with the terms and provisions of the Quail Springs Shopping Center Mortgage Loan documents), (iv) convert or exchange the Quail Springs Shopping Center Mortgage Loan into or for any other indebtedness or subordinate any of the Quail Springs Shopping Center Mortgage Loan to any indebtedness of the Quail Springs Shopping Center Mortgage Loan borrower, (v) amend or modify the provisions of the Quail Springs Shopping Center Mortgage Loan documents as they relate to transfer of the mortgaged property or interest in Quail Springs Shopping Center Mortgage Loan borrower, (vi) modify or amend the terms and provisions of the cash management agreement with respect to the manner, timing and method of the application of payments under the Quail Springs Shopping Center Mortgage Loan documents, (vii) cross-default the Quail Springs Shopping Center Mortgage Loan with any other debt, (viii) obtain any contingent interest, additional interest or additional payments computed on the basis of the cash flow or appreciation of the related mortgaged property, or (ix), extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee, premium or yield maintenance charge or increase the amount of any such prepayment fee, premium or yield maintenance charge; provided, however, in no event will the senior lender be obligated to obtain the Quail Springs Shopping Center Mezzanine Lender's consent to a modification of the Quail Springs Shopping Center Mortgage Loan documents in the case of a work-out or other surrender, compromise, release, renewal, or indulgence relating to the Quail Springs Shopping Center Mortgage Loan during the existence of a continuing event of default under the Quail Springs Shopping Center Mortgage Loan, except that under no conditions shall clause (i) (with respect to increase principal amount only), or clause (ix) be modified without the written consent of the Quail Springs Shopping Center Mezzanine Lender. The Quail Springs Shopping Center Mezzanine Lender are also prohibited from making similar modifications to the Quail Springs Shopping Center Mezzanine Loan without first obtaining the consent of the senior lender pursuant to the related mezzanine intercreditor agreement.

     o Certain Foreclosure Rights Concerning the Quail Springs Shopping Center Mezzanine Loan Collateral. The related mezzanine intercreditor agreement restricts the Quail Springs Shopping Center Mezzanine Lender from exercising its rights to foreclose on the Quail Springs Shopping Center Mezzanine Loan collateral unless it has received written rating agency confirmation with respect to such event. The related mezzanine intercreditor agreement provides for an exception to obtaining such rating agency confirmation if, among other things, certain conditions are satisfied, including the requirements that (a) the transferee of the title to the collateral securing the Quail Springs Shopping Center Mezzanine Loan be a "qualified transferee" such as an institutional lender, a real estate investment trust, "qualified institutional buyer" or other similar entity, a qualified trustee in connection with the securitization of or the creation of collateralized debt obligations or certain investment funds with a qualified fund manager (each of these being more particularly described in the related mezzanine intercreditor agreement), (b) the related Mortgaged Property will be managed by a qualified property manager, and (c) a new non-consolidation opinion is delivered to the rating agencies with respect to the transferee of the Quail Springs Shopping Center Mezzanine Loan collateral.

     o Termination or Replacement of the Quail Springs Shopping Center Property Manager. In certain circumstances described in the related mezzanine intercreditor agreement, the Quail Springs Shopping Center Mezzanine Lender have the right to cause the termination and replacement of the property manager for the related mortgaged property; provided, that, (a) the senior lender pursuant to the related mezzanine intercreditor agreement must reasonably approve such replacement property manager and the Quail Springs Shopping Center Mezzanine Lender must obtain a rating agency confirmation with respect to such termination and replacement, or (b) the replacement manager is a "qualified manager" as described in the related mezzanine intercreditor agreement.

     Successor Servicing Agreements

     Generally, if any Non-Trust Serviced Pari Passu Loan that is currently an asset of the trust established by the applicable Other Pooling and Servicing Agreement no longer is subject to such Other Pooling and Servicing Agreement, then each such Non-Trust Serviced Pari Passu Loan, as applicable, will be serviced and administered under one or more new servicing agreements (collectively, a "Successor Servicing Agreement") entered into with the related Other Master Servicer and, if applicable, the related Other Special Servicer on terms substantially similar to those in such Other Pooling and Servicing Agreement, unless such Other Master Servicer, such Other Special Servicer and the holders of the Non-Trust Serviced Loan Pair otherwise agree. Entry into any Successor Servicing Agreement is conditioned upon receipt from the rating agencies rating the Series 2003-IQ5 Certificates, the certificates issued pursuant to the applicable Other Pooling and Servicing Agreement and any other certificates evidencing a direct beneficial ownership interest in the applicable Non-Trust Serviced Loan Pair of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then-current ratings assigned by the rating agencies to any class of those certificates.

THE MASTER SERVICER

     Master Servicer

     GMAC Commercial Mortgage Corporation will be responsible for servicing the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans) and the Serviced Companion Loans pursuant to the Pooling Agreement.

     As of June 30, 2003, GMAC Commercial Mortgage Corporation was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $167.5 billion in aggregate outstanding principal balance. GMAC Commercial Mortgage Corporation's executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

     The information set forth herein concerning GMAC Commercial Mortgage Corporation, as master servicer, has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     Master Servicer Compensation

     The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan and Serviced Companion Loan (other than the Summer Wood Apartments B Note), including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in its Certificate Account and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans and Serviced Companion Loans to the extent provided in the Pooling and Servicing Agreement.

     The related Master Servicing Fee will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans and Serviced Companion Loans serviced by the master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment Interest Shortfalls for such mortgage loans and Serviced Companion Loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

     In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption in which event the master servicer will be entitled to 100% of assumption fees with respect thereto). The special servicer will generally be entitled to approve assumptions.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth, seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee.

     Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the seventh, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

     In addition, if an Event of Default affects the 200 Berkeley & Stephen L. Brown Companion Loan A-3 or a 200 Berkeley & Stephen L. Brown B Note and the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by the holder of such note; however, the holder of such note (or, if such note has been deposited into a securitization, the controlling class of such securitization) may require the master servicer to appoint a sub-servicer that will be responsible for servicing the 200 Berkeley & Stephen L. Brown A/B Loan, subject to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement.

THE SPECIAL SERVICER

     Special Servicer

     Midland Loan Services, Inc. will initially be appointed as special servicer of the mortgage loans in the trust fund (other than the Non-Trust Serviced Pari Passu Loans and the 200 Berkeley & Stephen L. Brown Pari Passu Loan), the Serviced Companion Loans (other than the 200 Berkeley & Stephen L. Brown Companion Loans) and any related foreclosure properties. ARCap Servicing, Inc. will initially be appointed as special servicer of the 200 Berkeley & Stephen L. Brown A/B Loan and any related foreclosure property. All references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as the context may require.

     Midland, a subsidiary of PNC Bank, National Association, is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     As of June 30, 2003, Midland was servicing approximately 13,267 commercial and multifamily loans with a principal balance of approximately $78.8 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. Approximately 8,705 of such loans, with a total principal balance of approximately $55.0 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2003, Midland was named the special servicer in approximately 72 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $33.0 billion. With respect to such transactions as of such date, Midland was administering approximately 144 assets with an outstanding principal balance of approximately $946.0 million.

     The information set forth herein concerning Midland Loan Services, Inc., as special servicer, has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     ARCap Servicing Inc., a Delaware corporation, has its principal place of business at 5605 N. MacArthur Blvd., Suite 950, Dallas, Texas 75038. As of August 31, 2003, ARCap Servicing, Inc. was named the special servicer on 30 CMBS transactions encompassing 4,938 loans with a legal balance of $31.43 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

     The information set forth herein concerning ARCap Servicing Inc., as special servicer, has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     Special Servicer Compensation

     The special servicer will be entitled to receive:

     o   a Special Servicing Fee;

     o   a Special Servicing Stand-by Fee;

     o   a Workout Fee; and

     o   a Liquidation Fee.

     The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until the maturity of such mortgage loan. If the special servicer is terminated or resigns for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees. Notwithstanding the foregoing, no workout fee shall be payable to the special servicer until all related Advances and interest thereon have been reimbursed and paid to the advancing party under the pooling and servicing agreement.

     The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

     In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption in which event the special servicer will not be entitled to assumption fees with respect thereto). The special servicer will generally be entitled to approve assumptions.

     As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of certain actions of the special servicer and the right to consent to certain other actions of the special servicer, in each case, subject to the limitations described in this prospectus supplement.

     If a Non-Trust Serviced Pari Passu Loan becomes specially serviced under the related Other Pooling and Servicing Agreement, the Other Special Servicer will be entitled to similar compensation pursuant to such Other Pooling and Servicing Agreement. If funds received in respect of a Non-Trust Serviced Loan Pair are insufficient to pay such compensation to the Other Special Servicer, a pro rata portion of such amounts will be withdrawn from general collections in the Certificate Account. The special servicer is not entitled to the foregoing fees with respect to any Non-Trust Serviced Pari Passu Loans.

     Termination of Special Servicer

     The trustee may terminate the special servicer upon a Special Servicer Event of Default. The termination of the special servicer will be effective when a successor special servicer meeting the requirements of the special servicer under the Pooling and Servicing Agreement has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement.

     In addition, if a Special Servicer Event of Default affects the 200 Berkeley & Stephen L. Brown Companion Loan A-3 or a 200 Berkeley & Stephen L. Brown B Note and the special servicer is not otherwise terminated as provided above, then the holder of such note (or, if such note has been deposited into a securitization, the controlling class of such securitization) may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the 200 Berkeley & Stephen L. Brown A/B Loan, in accordance with the terms of the Pooling and Servicing Agreement.

     In addition, if a Special Servicer Event of Default affects a holder of a Two Commerce Square Companion Loan and the special servicer is not otherwise terminated as provided above, then the holder of such note (or, if such note has been deposited into a securitization, the controlling class of such securitization) may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loans only, but no other mortgage loan, in accordance with the terms of the Pooling and Servicing Agreement. If the special servicer for the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loans is different from the special servicer for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as the context may require.

     In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer with respect to all of the mortgage loans other than the 200 Berkeley & Stephen L. Brown A/B Loan from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any class of certificates.

     Notwithstanding the foregoing, the Operating Adviser will not be entitled to direct the termination of the special servicer with respect to the 200 Berkeley & Stephen L. Brown A/B Loan. The right to terminate such special servicer will be exercised by the holder of the 200 Berkeley & Stephen L. Brown Companion Loan A-2 (or, if such note has been deposited into a securitization, by the controlling class of such securitization), subject to conditions similar to those set forth in the previous paragraph.

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

     o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

     o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
         Certificates--Optional Termination";

     o any determination to bring an REO Property into compliance with applicable environmental laws;

     o any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

     o   any waiver of a "due on sale" or "due on encumbrance" clause;

     o   any acceptance of an assumption agreement; and

     o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan).

     Other than with respect to a proposed sale of a Specially Serviced Mortgage Loan, the Operating Adviser will also be entitled to advise the special servicer with respect to each of the foregoing actions.

     In addition, the Operating Adviser will have the right to approve any of the following actions by the special servicer with respect to any mortgage loan:

         (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

         (ii) any acceptance of a discounted payoff; and

         (iii) any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender.

     In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer with respect to all of the mortgage loans other than the 200 Berkeley & Stephen L. Brown A/B Loan at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser will be responsible for its own expenses.

     The Operating Adviser will not have any rights with respect to the 200 Berkeley & Stephen L. Brown A/B Loan, except for certain consultation rights. With respect to the 200 Berkeley & Stephen L. Brown A/B Loan, certain rights generally exercised by the Operating Adviser with respect to the other mortgage loans (including, without limitation, the right to grant the consents set forth above) will be exercised initially by the holder of the 200 Berkeley & Stephen
L. Brown B Notes and then by the holder of the 200 Berkeley & Stephen L. Brown Companion Loan A-2 (or, if such note has been deposited into a securitization, by the controlling class of such securitization) and certain other rights (including, without limitation, the right to direct the termination of the Special Servicer set forth above) may be exercised at any time by the holder of the 200 Berkeley & Stephen L. Brown Companion Loan A-2 (or if such note has been deposited into a securitization, by the controlling class in such securitization). See "--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holder of the 200 Berkeley & Stephen L. Brown B Notes" above.

     In the case of the Summer Wood Apartments A/B Loan, all rights of the Operating Adviser will initially be exercised by the holder of the Summer Wood Apartments B Note. See "--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holder of the Summer Wood Apartments B Note" above.

     Notwithstanding the foregoing, all rights of the Operating Adviser with respect to each Non-Trust Serviced Pari Passu Loan will be exercised by the operating adviser or similar person pursuant to the related Other Pooling and Servicing Agreement; provided, however, that with respect to the 55 East Monroe A/B Loan and the 3 Times Square A/B Loan, such rights will be initially exercised by the holder of the related B Note, and then by the controlling class under the 2003-IQ4 Pooling and Servicing Agreement or the 2003-PWR2 Pooling and Servicing Agreement, as applicable. See "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holder of the 3 Times Square B Note" and "--Rights of the Holder of the 55 East Monroe B Note" in this prospectus supplement. The Operating Adviser will not have any rights under any Other Pooling and Servicing Agreement except for certain consultation rights (along with the special servicer) with respect to the Plaza America Pari Passu Loan and the International Plaza Pari Passu Loan.

     Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicer or special servicer, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Operating Adviser.

MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan (other than a Non-Trust Serviced Pari Passu Loan) or a Serviced Companion Loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

     Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

     o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

     o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

     o   extend the maturity date of any Specially Serviced Mortgage Loan;
         and/or

     o   accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders (or if the related mortgage loan is part of a Serviced Loan Pair, increase the recovery to the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent and (3) such modification, waiver or amendment does not reduce the amounts payable with respect to the 200 Berkeley & Stephen L. Brown B Notes or affect the timing of such payments unless all outstanding P&I Advances with respect to the 200 Berkeley & Stephen L. Brown B Notes have either been repaid with interest thereon or reasonable arrangements acceptable to the master servicer have been made for such repayment.

     In no event, however, will the special servicer be permitted to:

     o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

     o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

     Notwithstanding the foregoing, no master servicer or special servicer will be permitted to agree to any modification, waiver or amendment of any term of a mortgage loan which would have the effect of (i) reducing or eliminating the rights of any master servicer or special servicer to income and gain realized from the investment of funds deposited in any escrow or reserve account, or (ii) reducing, delaying or eliminating the right of any party to the Pooling and Servicing Agreement to receive reimbursement of any related Advance (with interest thereon), in either case, without the prior written consent of the affected party.

     Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

     Modifications with respect to any Non-Trust Serviced Pari Passu Loans will be made subject to and in accordance with the terms of the applicable Other Pooling and Servicing Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) any seller with respect to each mortgage loan it sold, (b) the holder of certificates representing the greatest percentage interest in the Controlling Class and (c) the special servicer, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is at least 90 days delinquent as to its Balloon Payment). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the Pooling and Servicing Agreement, that the Option Purchase Price is a fair price. The reasonable, out of pocket expenses of the special servicer incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to the special servicer as an expense of the trust.

     If the mortgage loan as to which the Option relates is a Pari Passu Loan that is part of a Serviced Loan Pair, then the holder of the Option, in connection with its exercise of such Option, will also be required to purchase the related Serviced Companion Loan (excluding any B Note).

     The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related seller pursuant to the Pooling and Servicing Agreement or (v) has been purchased by the holder of the related B Note or the holder of any related mezzanine debt, in each case pursuant to the related intercreditor agreement.

     Notwithstanding the foregoing, the Option will not apply to any Non-Trust Serviced Pari Passu Loan. However, each Other Pooling and Servicing Agreement provides for a comparable fair value call option for the related Non-Trust Serviced Companion Loan. Any party exercising such right to purchase such Non-Trust Serviced Companion Loan is required (or, in the case of the International Plaza Pari Passu Loan, has the option) to purchase the related Non-Trust Serviced Pari Passu Loan from the trust. In addition, the Option is subject to the rights of each of the holders of a B Note, with respect to the related mortgage loan, and the rights of each of the holders of the mezzanine debt, with respect to the Two Commerce Square Pari Passu Loan, the 55 East Monroe Pari Passu Loan and the Quail Springs Shopping Center Mortgage Loan, to purchase such mortgage loan. "Servicing of the Mortgage Loans--Servicing of Certain Mortgage Loans with Other Financing--Rights of the Holder of the 3 Times Square B Note," "--Rights of the Holders of the 200 Berkeley & Stephen L. Brown B Notes," "--Rights of the Holder of the 55 East Monroe B Note," "--Rights of the Holder of the 55 East Monroe Mezzanine Lender" "--

Rights of the Two Commerce Square Mezzanine Lenders," "--Rights of the Holder of the Summer Wood Apartments B Note" and "--Rights of the Quail Springs Shopping Center Mezzanine Lender" in this prospectus supplement.

FORECLOSURES

     The special servicer may at any time, with notification to (and consent from) the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements; provided, however, with respect to the mortgaged property of a Non-Trust Serviced Pari Passu Loan, all such actions shall be taken by the related Other Special Servicer in accordance with the applicable Other Pooling and Servicing Agreement.

     If any mortgaged property (other than the mortgaged property of a Non-Trust Serviced Pari Passu Loan) is acquired as described in the preceding paragraph, the special servicer is required to use reasonable efforts to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Loan, for the holder thereof) but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the
Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

     If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan (other than the mortgaged property of a Non-Trust Serviced Pari Passu Loan), the Pooling and Servicing Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I or the Class BNB REMIC, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I or the Class BNB REMIC, as applicable, at the highest marginal federal corporate rate--currently 35%--and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I or the Class BNB REMIC, as applicable, would result in a greater recovery to the Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

     For United States federal income tax purposes, four separate REMIC elections will be made with respect to designated portions of the trust (REMIC I, REMIC II, REMIC III and the Class BNB REMIC) other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming:

     o   the making of proper elections;

     o the accuracy of all representations made with respect to the mortgage loans;

     o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof;

     o the Other Pooling and Servicing Agreement related to each Non-Trust Serviced Pari Passu Loan is administered in accordance with its terms and the REMICs formed thereunder continue to be treated as REMICs; and

     o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II, REMIC III and the Class BNB REMIC will qualify as a REMIC under the Code; (2) the Residual Certificates will represent four separate classes of REMIC residual interests evidencing the sole class of "residual interests" in REMIC I and the Class BNB REMIC in the case of the Class R-I Certificates, the sole class of "residual interests" in REMIC II, in the case of the Class R-II Certificates and the sole class of "residual interests" in REMIC III, in the case of the Class R-III Certificates; (3) the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) the Class EI Certificates will represent beneficial ownership of the assets of the grantor trust.

     The offered certificates will be REMIC Regular Certificates issued by REMIC
III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

     The offered certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. However, if 95% or more of the related REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B).

     Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a "financial asset securitization investment trust," and those offered certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of
Section 582(c)(1) of the Code.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the related REMIC's assets consist of loans secured by an interest in real property which is residential real property or other property described in Section 7701(a)(19)(C) of the Code (initially 9.6% of the Initial Pool Balance). However, if 95% or more of the related REMIC's assets are assets described in 7701(a)(19)(C), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C).

     A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections 856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     It is anticipated that the offered certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. Moreover, it is anticipated that the offered certificates will be issued at a premium. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the prospectus.

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment

Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

     The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II, REMIC III and the Class BNB REMIC will be the obligation of the paying agent, and not of the master servicer.

     For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"--within the meaning of ERISA and Section 4975 of the Code--could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of

ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co.
v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002 41) set forth the following 5 general conditions which must be satisfied for exemptive relief:

     o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

     o the trustee cannot be an affiliate of any member of the Restricted Group other than an Underwriter; the "Restricted Group" consists of the Underwriters, Morgan Stanley Capital I Inc., the master servicer, the special servicer, each Primary Servicer, any person responsible for servicing a Non-Trust Serviced Loan Pair and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

     o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Morgan Stanley Capital I Inc. expects that the second general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

     Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

     o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

     o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley Capital I Inc., the trustee, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemptions, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Capital I Inc., the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

     We have entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Capital I Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.

       UNDERWRITERS           CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4     CLASS B     CLASS C      CLASS D
       ------------           ---------    ---------    ---------    ---------     -------     -------      -------
Morgan Stanley & Co.
   Incorporated............  $117,000,000 $120,000,000 $60,000,000  $373,718,000 $22,389,000  $30,178,000 $7,788,000
Merrill Lynch, Pierce,
   Fenner & Smith
   Incorporated............          $0           $0           $0           $0           $0           $0          $0
Total......................  $117,000,000 $120,000,000 $60,000,000  $373,718,000 $22,389,000  $30,178,000 $7,788,000

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Morgan Stanley Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan Stanley Capital I Inc., will be approximately $734,781,248, plus accrued interest.

     The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about September 30, 2003, which is the ninth business day following the date of pricing of the certificates.

     Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                             LEGAL MATTERS

     The validity of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York. Legal matters with respect to the offered certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York. Legal matters will be passed upon for Morgan Stanley Mortgage Capital Inc. and Prudential Mortgage Capital Funding, LLC by Cadwalader, Wickersham & Taft LLP, New York, New York, for Lincoln Realty Capital Corporation and Union Central Mortgage Funding, Inc. by Thacher Proffitt & Wood, New York, New York, for Teachers Insurance and Annuity Association of America and CIGNA Mortgage Securities Philadelphia, LLC by Dechert LLP, New York, New York.

                                RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and Moody's.

                        CLASS                   FITCH         MOODY'S
                        -----                   -----         -------
            Class A-1..................          AAA            Aaa
            Class A-2..................          AAA            Aaa
            Class A-3..................          AAA            Aaa
            Class A-4..................          AAA            Aaa
            Class B....................          AA             Aa2
            Class C....................           A             A2
            Class D....................          A-             A3

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

     The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Morgan Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     "Accrued Certificate Interest" means, in respect of each class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary Servicing Fee, the Special Servicer Stand-by Fee, the Trustee Fee and, in the case of each Non-Trust Serviced Pari Passu Loan, the related Pari Passu Loan Servicing Fee Rate for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II hereto.

     "Advance Rate" means a per annum rate equal to the "Prime Rate" as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

     "Advances" means Servicing Advances and P&I Advances, collectively.

     "Annual Report" means one or more reports for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

     "Appraisal Event" means, with respect to any mortgage loan or any Serviced Loan Pair, not later than the earliest of the following:

     o the date 120 days after the occurrence of any delinquency in payment with respect to such mortgage loan or any Serviced Loan Pair if such delinquency remains uncured;

     o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

     o the effective date of any modification to a Money Term of a mortgage loan or any Serviced Loan Pair, other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon Payment; and

     o the date 30 days following the date a mortgaged property becomes an REO Property.

     "Appraisal Reduction" will equal for any mortgage loan or Serviced Loan Pair, including a mortgage loan or Serviced Loan Pair as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

         the sum of:

     o the Scheduled Principal Balance of such mortgage loan or Serviced Loan Pair or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

     o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan or Serviced Loan Pair;

     o all related unreimbursed Advances and interest on such Advances at the Advance Rate (and, in the case of each Serviced Loan Pair, all unreimbursed advances of principal and interest made with respect to the related Serviced Companion Loans by the master servicers of the securitizations that hold each such Serviced Companion Loans, and interest on such advances, at the rate required by the related pooling and servicing agreement); and

     o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

     o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

     With respect to each mortgage loan or Serviced Loan Pair that is cross-collateralized with any other mortgage loan or Serviced Loan Pair, the value of each mortgaged property that is security for each mortgage loan or Serviced Loan Pair in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan or Serviced Loan Pair, shall be taken into account when calculating such Appraisal Reduction.

     "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

     o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

     o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

     (1) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period (or, with respect to Principal Prepayments or Balloon Payments through the business day immediately prior to the Master Servicer Remittance Date), exclusive of any portion thereof that represents one or more of the following:

     o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

     o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

     o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts payable to the master servicer, the special servicer, the Primary Servicers, the trustee, the fiscal agent and the paying agent as compensation or in reimbursement of outstanding Advances);

     o   amounts deposited in the Distribution Account in error; and

     o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

     (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date; and

     (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     "B Note" means the 200 Berkeley & Stephen L. Brown B Notes, the 55 East Monroe B Note, the Summer Wood Apartments B Note and the 3 Times Square B Note, as applicable.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to a Balloon Loan and any Serviced Companion Loan meeting the requirements of the definition of Balloon Loans other than that it is not included in the trust, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than 1. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     "Certificate Account" means one or more separate accounts established and maintained by the master servicer, any Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificate Owner" means a person acquiring an interest in an offered certificate.

     "Certificate Registrar" means the paying agent, in its capacity as the Certificate Registrar.

     "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered in the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

     "Class A Certificates" means the Class A-1 Certificates and the Class A-2 Certificates, collectively.

     "Class BNB Certificates" means the Class BNB-A Certificates, the Class BNB-B Certificates, the Class BNB-C Certificates and the Class BNB-D Certificates.

     "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates, collectively.

     "Clearstream Banking" means Clearstream Banking, societe anonyme.

     "Closing Date" means on or about September 30, 2003.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Companion Loan" means the 200 Berkeley & Stephen L. Brown Companion Loans, the 55 East Monroe Companion Loan, the International Plaza Companion Loans, the Plaza America Companion Loan, the 3 Times Square Companion Loan or the Two Commerce Square Companion Loans, as applicable.

     "Compensating Interest" means, with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans (including Specially Serviced Mortgage Loans but not including any Non-Trust Serviced Pari Passu Loan) resulting from Principal Prepayments on such mortgage loans during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of the mortgage loans (including Specially Serviced Mortgage Loans but not including any Non-Trust Serviced Pari Passu Loan) resulting from Principal Prepayments on such mortgage loans during the same Collection Period; but such Compensating Interest shall not exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan, and with respect to the mortgaged property securing any Non-Trust

Serviced Pari Passu Loan only the portion of such amounts payable to the holder of such Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

     "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

     "CPR" - See "Constant Prepayment Rate" above.

     "Cut-off Date" means September 1, 2003, except with respect to the 3 Times Square Pari Passu Loan, which mortgage loan has a Cut-off Date of August 15, 2003. Except with respect to the 3 Times Square Pari Passu Loan, for purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in September 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on September 1, 2003, not the actual day which such scheduled payments are due.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 5th business day prior to the related Distribution Date.

     "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any class of REMIC Regular Certificates for any Distribution Date, the sum of:

     o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

          o   any Net Aggregate Prepayment Interest Shortfalls; and

          o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such class in accordance with the terms of the Pooling and Servicing Agreement; and

     o the portion of the Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

     "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans.

     "EPA"  means the United  States  Environmental  Protection
Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

     "Euroclear" means The Euroclear System.

     "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

     o any failure by the master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

     o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

     o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

     o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further, that such cure period may not exceed 90 days;

     o a servicing officer of the master servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (and such qualification, downgrade or withdrawal shall not have been reversed by Moody's within 60 days of the date thereof), or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the master servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating action;

     o the trustee shall receive written notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates;

     o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

     o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property; or

     o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

     "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

     "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to a Serviced Loan Pair, a prepayment in full had been made with respect to each Pari Passu Loan or Serviced Companion Loan in such Serviced Loan Pair) on the date such proceeds were received.

     "Excess Servicing Fee" means an additional fee payable to the master servicer or Primary Servicers, as applicable, that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

     "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

     "Expense Losses" means, among other things:

     o any interest paid to the master servicer, the trustee or the fiscal agent in respect of unreimbursed Advances;

     o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

     o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Capital I Inc., the master servicer, the Primary Servicers or the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust;

     o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower; and

     o with respect to each Non-Trust Serviced Pari Passu Loan, without duplication, the pro rata portion of each of the foregoing items, as such expenses are incurred by the trust formed pursuant to the related Other Pooling and Servicing Agreement or the parties thereto.

     "FASIT" means a financial asset securitization investment trust.

     "55 East Monroe A/B Loan" means the aggregate indebtedness under the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note.

     "55 East Monroe B Note" means, with respect to the mortgage loan designated as Mortgage Loan No. 2, the related subordinate note, which is not included in the trust and which is subordinated in right of payment to the 55 East Monroe Pari Passu Loan and the 55 East Monroe Companion Loan to the extent set forth in the applicable intercreditor agreement. The 55 East Monroe B Note is not a "mortgage loan."

     "55 East Monroe Companion Loan" means the loan secured on a pari passu basis with the 55 East Monroe Pari Passu Loan pursuant to the related mortgage. The 55 East Monroe Companion Loan is not a "mortgage loan."

     "55 East Monroe Mezzanine Lender" means the lender of the 55 East Monroe Mezzanine Loan.

     "55 East Monroe Mezzanine Loan" means the loan made to the equity holder of the 55 East Monroe A/B Loan borrower, which has pledged a 100% equity interest in such borrower as collateral for such loan.

     "55 East Monroe Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 2, which is secured on a pari passu basis with the 55 East Monroe Companion Loan pursuant to the related mortgage.

     "55 East Monroe Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the 55 East Monroe Pari Passu Loan as defined in the 2003-IQ4 Pooling and Servicing Agreement.

     "Fitch" means Fitch, Inc.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to "insurance company general accounts."

     "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.(Sections)9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.(Sections)1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.(Sections)6901 et seq.), the

Federal Water Pollution Control Act, as amended (33 U.S.C.(Sections)1251 et seq.), the Clean Air Act, as amended (42 U.S.C.(Sections)7401 et seq.), and any regulations promulgated pursuant thereto.

     "Implied Debt Service Coverage Ratio" or "Implied DSCR" means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to debt service payable based on a 8% fixed constant.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of $778,772,919.

     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified (without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

     "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan or Serviced Loan Pair including (i) with respect to a mortgaged property securing a Non-Trust Serviced Loan Pair, any portion of such amounts payable to the holder of the related Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement and (ii) with respect to the mortgaged property securing a Serviced Loan Pair, any portion of such amounts payable to the holder of the related Pari Passu Loan or Serviced Companion Loan, excluding, in each case, any amounts required to be paid to the related borrower or used to restore the related mortgaged property.

     "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

     "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "Interested Party" means the special servicer, the master servicer, Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually know to a responsible officer of the trustee to be an affiliate of any of them.

     "International Plaza Companion Loans" means one or more loans secured on a pari passu basis with the International Plaza Pari Passu Loan pursuant to the related mortgage. The International Plaza Companion Loans are not assets of the trust.

     "International Plaza Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 5, which is secured on a pari passu basis with the International Plaza Companion Loans pursuant to the related mortgage.

     "International Plaza Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the International Plaza Pari Passu Loan as defined in the 2003-XLF Pooling and Servicing Agreement.

     "Liquidation Fee" means, generally, 1.00% (with respect to a Specially Serviced Mortgage Loan with a principal balance of less than $20,000,000) or 0.75% (with respect to a Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) of the related Liquidation Proceeds (relating to a full or partial liquidation) and/or any Condemnation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property; provided, however, that in the case of a final disposition consisting of the repurchase of a mortgage loan by a seller due to a breach of a representation and warranty or document defect, such fee will only be paid if such loan is repurchased after the date that is 180 days or more after the applicable seller receives notice of the breach causing the repurchase.

     "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or any Serviced Loan Pair or related REO Property, net of expenses (or, with respect to a mortgage loan repurchased by a seller, the Purchase Price of such mortgage loan). With respect to any Non-Trust Serviced Loan Pair, the Liquidation Proceeds will include only the portion of such net proceeds that is payable to the holder of the related Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement.

     "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

     "MAI" means Member of the Appraisal Institute.

     "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which (a) the master servicer is entitled in compensation for servicing the mortgage loans and Serviced Companion Loans (other than the Summer Wood Apartments B Note), including REO Mortgage Loans or (b) the Other Master Servicers are entitled in compensation for servicing the Non-Trust Serviced Pari Passu Loans, as applicable.

     "Master Servicing Fee Rate" means a rate per annum set forth in the Pooling and Servicing Agreement which is payable with respect to a mortgage loan (other than any Non-Trust Serviced Pari Passu Loan) and Serviced Companion Loan (other than the Summer Wood Apartments B Note) in connection with the Master Servicing Fee, and which is part of the Administrative Cost Rate.

     "Material Breach" means a breach of any of the representations and warranties made by a seller (or assigned by a seller) with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Money Term" means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

     o the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

     o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

     o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

     o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report);

     o   when relevant, the related ground lease or a copy thereof;

     o when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

     o when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective seller, as the case may be.

     "Mortgage Pool" means the 83 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $778,772,919, which may vary by up to 5%.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans serviced by the master servicer (including Specially Serviced Mortgage Loans) during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer and Primary Servicer, if applicable.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan or Serviced Companion Loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan or Serviced Companion Loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360 Loan:

     o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

     o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2004) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan or Serviced Companion Loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

     "Non-Trust Serviced Companion Loan" means the 55 East Monroe Companion Loan, the 55 East Monroe B Note, the International Plaza Companion Loans, the Plaza America Companion Loan and the 3 Times Square Companion Loans.

     "Non-Trust Serviced Loan Pair" means (i) the 55 East Monroe Pari Passu Loan, the 55 East Monroe Companion Loan and the 55 East Monroe B Note, (ii) the International Plaza Pari Passu Loan and the International Plaza Companion Loans,
(iii) the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note and (iv) the Plaza America Pari Passu Loan and the Plaza America Companion Loan.

     "Non-Trust Serviced Pari Passu Loan" means the 55 East Monroe Pari Passu Loan, the International Plaza Pari Passu Loan, the Plaza America Pari Passu Loan and the 3 Times Square Pari Passu Loan.

     "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based, with respect to the Class X-1 and Class X-2 Certificates, upon the outstanding principal balance of the Principal Balance Certificates outstanding from time to time or the notional principal amount of any component thereof.

     "NWAC Rate"- See "Weighted Average Net Mortgage Rate."

     "OID" means original issue discount.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

     "Other Master Servicer" means the 2003-IQ4 Master Servicer, the 2003-PWR2 Master Servicer or the 2003-XLF Master Servicer, as applicable.

     "Other Pooling and Servicing Agreement" means the 2003-IQ4 Pooling and Servicing Agreement, the 2003-PWR2 Pooling and Servicing Agreement or the 2003-XLF Pooling and Servicing Agreement, as applicable.

     "Other Special Servicer" means the 2003-IQ4 Special Servicer, the related 2003-PWR2 Special Servicer or the 2003-XLF Special Servicer, as applicable.

     "Other Trustee" means the 2003-IQ4 Trustee, the 2003-PWR2 Trustee or the 2003-XLF Trustee, as applicable.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payments, other than any Default Interest or Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the Business Day preceding the Master Servicer Remittance Date.

     "Pari Passu Loan" means the 200 Berkeley & Stephen L. Brown Pari Passu Loan, the 55 East Monroe Pari Passu Loan, the International Plaza Pari Passu Loan, the Plaza America Pari Passu Loan, the 3 Times Square Pari Passu Loan or the Two Commerce Square Pari Passu Loan, as applicable.

     "Pari Passu Loan Servicing Fee Rate" means the 55 East Monroe Pari Passu Loan Servicing Fee Rate, the International Plaza Pari Passu Loan Servicing Fee Rate, the Plaza America Pari Passu Loan Servicing Fee Rate and/or the 3 Times Square Pari Passu Loan Servicing Fee Rate, as applicable.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any class of certificates, other than the Residual Certificates, accrues interest.

     "Percentage Interest" will equal, as evidenced by any REMIC Regular Certificate in the class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such class.

     "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related seller or originator of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the related seller or originator is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related seller by the trustee in accordance with the Pooling and Servicing Agreement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Plaza America Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 3, which is secured on a pari passu basis with the Plaza America Companion Loan pursuant to the related mortgage.

     "Plaza America Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the Plaza America Pari Passu Loan as defined in the 2003-PWR2 Pooling and Servicing Agreement.

     "Plaza America Companion Loan" means the loan which is secured on a pari passu basis with the Plaza America Pari Passu Loan pursuant to the related mortgage. The Plaza America Companion Loan is not a "mortgage loan."

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of September 1, 2003, among Morgan Stanley Capital I Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer, Midland Loan Services, Inc., as special servicer, LaSalle Bank National Association, as trustee, paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or any Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due Date to the date such payment was made, net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special Servicing Stand-by Fee, the Trustee Fee, in the case of any Non-Trust Serviced Pari Passu Loan, the servicing fee payable in connection therewith pursuant to the applicable Other Pooling and Servicing Agreement and, if the related mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee.

     "Prepayment Interest Shortfall" means a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (including any unscheduled Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special Servicing Stand-by Fee, any servicing fee payable in connection with any related Non-Trust Serviced Pari Passu Loan, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment allocable to such mortgage loan will be less than the corresponding amount of interest accruing on the certificates, if applicable. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

     o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

     o the aggregate interest that did so accrue at the Net Mortgage Rate through the date such payment was made.

     "Prepayment Premium" means, with respect to any mortgage loan for any Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan.

     "Primary Servicer" means any of Prudential Asset Resources, Inc., Delaware Investment Advisers and Union Central Mortgage Funding, Inc. and each of their respective permitted successors and assigns.

     "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means a per annum rate set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

     "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

     o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of the 200 Berkeley & Stephen L. Brown B Notes or any Serviced Companion Loan or its successor REO Mortgage Loan) for their respective Due Dates occurring during the related Collection Period; and

     o all payments (including Principal Prepayments and the principal portion of Balloon Payments but not in respect of the 200 Berkeley & Stephen L. Brown B Notes or any Serviced Companion Loan) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of the 200 Berkeley & Stephen L. Brown B Notes or any Serviced Companion Loan or its successor REO Mortgage Loan) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof.

     "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans including all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan or the related REO Property (including, without duplication, any Servicing Advances, Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the Primary Servicers, the special servicer, Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a seller, any Liquidation Fee payable by such seller in accordance with the proviso contained in the definition of "Liquidation Fee."

     "Quail Springs Shopping Center Mezzanine Lender" means the lender of the Quail Springs Shopping Center Mezzanine Loan.

     "Quail Springs Shopping Center Mezzanine Loan" means the loan made to the equity holder of the Quail Springs Mortgage Loan borrower, which has pledged a 100% equity interest in such borrower and its general partner as collateral for such loan.

     "Quail Spring Shopping Center Mortgage Loan" means the mortgage loan designated as Mortgage Loan No. 9.

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

     "Rating Agencies" means Fitch and Moody's.

     "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of such mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

     o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

     o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses. If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer (or in the case of a Non-Trust Serviced Pari Passu Loan, the applicable Other Special Servicer) or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

     In the case of the Summer Wood Apartments A/B Loan, Realized Losses will be allocated first to the related B Note (up to the principal balance thereof) and then to the related mortgage loan. In the case of the 3 Times Square A/B Loan, the 55 East Monroe A/B Loan or the 200 Berkeley & Stephen L. Brown A/B Loan, Realized Losses will be allocated first to the related B Notes (up to their respective principal balances thereof), and then pro rata among the related Pari Passu Loan and the related Non-Trust Serviced Companion Loans or Serviced Companion Loans, as applicable, according to their respective principal balances and in each case in accordance with the related Other Pooling and Servicing Agreement or the Pooling and Servicing Agreement, as applicable.

     "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made, in the case of any such mortgage loan or Serviced Companion Loan that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven.

     "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Trust Serviced Loan Pair (if the related Other Special Servicer has foreclosed upon the mortgaged property securing the related Non-Trust Serviced Pari Passu Loan), the REO Income shall include only the portion of such net income that is paid to the holder of the related Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement.

     "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

     "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan or Serviced Companion Loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan or Serviced Companion Loan subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" of any mortgage loan or Serviced Companion Loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

     o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan or Serviced Companion Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

     o the principal portion of any Realized Loss incurred in respect of such mortgage loan or Serviced Companion Loan during any preceding Collection Period.

     "Senior Certificates" means the Class A Certificates and the Class X Certificates.

     "Serviced Companion Loan" means the 200 Berkeley & Stephen L. Brown Companion Loans, the Two Commerce Square Companion Loans and the Summer Wood Apartments B Note.

     "Serviced Loan Pair" means (i) the 200 Berkeley & Stephen L. Brown Pari Passu Loan, the 200 Berkeley & Stephen L. Brown Companion Loans and the 200 Berkeley & Stephen L. Brown B Notes, (ii) the Two Commerce Square Pari Passu Loan and the Two Commerce Square Companion Loans and (iii) the Summer Wood Apartments A/B Loan.

     "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan and/or (if applicable) the related Serviced Companion Loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Standard" means the standard by which the master servicer, the special servicer and each of the primary servicers will service and administer the mortgage loans (and Serviced Companion Loans) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders and the holders of the Serviced Companion Loans, as a collective whole (as determined by the Master Servicer, Special Servicer or Primary Servicer, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the mortgage loans (and Serviced Companion Loans) and, to the extent consistent with the foregoing, further as follows:

     o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

     o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and Serviced Companion Loans or, if a mortgage loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders and the holders of the Serviced Companion Loans (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders to be performed at the related Net Mortgage Rate or the weighted average of the mortgage rates in the case of any Serviced Loan Pair); and

     o   without regard to

               (i) any relationship that the master servicer, the special servicer or any primary servicer, as the case may be, or any affiliate thereof may have with the related mortgagor or any affiliate of the related mortgagor,

               (ii) the ownership of any Certificate by the master servicer, the special servicer or any primary servicer, as the case may be, or by any affiliate thereof,

               (iii) the master servicer's obligation to make Advances,

               (iv) the special servicer's obligation to direct the master servicer to make Servicing Advances,

               (v) the right of the master servicer, the special servicer or any primary servicer (or any affiliate of any such party) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, pursuant to the Pooling and Servicing Agreement or with respect to any particular transaction,

               (vi) any repurchase or indemnification obligation it may have, or

               (vii) any option to purchase any mortgage loan or Serviced Companion Loan it may have.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan or Serviced Companion Loan to become a Specially Serviced Mortgage Loan.

     "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

     o any failure by the special servicer to remit to the paying agent or the master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

     o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for 1 business day following the date on which such deposit or remittance was first required to be made;

     o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Morgan Stanley Capital I Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

     o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

     o a servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action;

     o the trustee shall have received written notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates;

     o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property; or

     o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

     "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of less than $20,000,000) or 0.15% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

     "Special Servicing Stand-by Fee" means, with respect to each mortgage loan other than the mortgage loans identified as Mortgage Loan Nos. 1, 2, 4, 5, 6 and 11 on Appendix II to the prospectus supplement, an amount equal to 0.003% per annum applicable each month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each mortgage loan, which fee shall be reduced by any Special Servicing Fee paid to the special servicer with respect to such mortgage loan during the previous 12-month period.

     "Specially Serviced Mortgage Loan" means the following:

     o any mortgage loan or Serviced Companion Loan as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 90th day succeeding the date the Balloon Payment was due (unless (i) the related borrower makes all monthly payments that would have become due if such mortgage loan or Serviced Companion Loan had not matured, based on the amortization term of such mortgage loan, (ii) the related borrower has received a commitment for refinancing that is acceptable to the Operating Adviser prior to the end of such 90 day period, and (iii) such refinancing is obtained on or before the 150th day succeeding the date the Balloon Payment was due), or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

     o any mortgage loan or Serviced Companion Loan as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

     o any mortgage loan or Serviced Companion Loan as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

     o any mortgage loan or Serviced Companion Loan as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holders of such Serviced Companion Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (and, in the case of the 200 Berkeley & Stephen L. Brown A/B Loan and the Summer Wood Apartments A/B Loan, remains unremedied by the exercise of cure rights for the applicable grace period under the related intercreditor agreement) (or, if no grace period is specified, 60 days);

     o any mortgage loan or Serviced Companion Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

     o any mortgage loan or Serviced Companion Loan as to which, in the judgment of the master servicer, (a) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders.

     "Structuring Assumptions" means the following assumptions:

     o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

     o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

     o the closing date for the sale of the certificates is September 30, 2003;

     o distributions on the certificates are made on the 15th day of each month, commencing in October 2003;

     o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

     o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

     o   the trust does not experience any Expense Losses;

     o no Principal Prepayment on any mortgage loan is made during its Lockout Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

     o   no Prepayment Interest Shortfalls occur;

     o no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs, unless specifically noted;

     o   each ARD Loan pays in full on its Anticipated Repayment Date;

     o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance;

     o no holder of a B Note or mezzanine lender exercises its option to purchase any mortgage loan; and

     o with respect to the 3 Times Square Pari Passu Loan and the mortgage loan identified as Mortgage Loan No. 27 on Appendix II to this prospectus supplement, the related interest payment received on the Due Date occurring in September 2003 is an asset of the trust and will be distributed to Certificateholders on the Distribution Date occurring in October 2003.

     "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, and the Class O Certificates.

     "Summer Wood Apartments A/B Loan" means the mortgage loan designated as Mortgage Loan No. 10, which is secured on a senior basis with the Summer Wood Apartments B Note pursuant to the related mortgage.

     "Summer Wood Apartments B Note" means, with respect to the mortgage loan designated as Mortgage Loan No. 10, the related subordinate note, which is not included in the trust and which is subordinated in right of payment to the Summer Wood Apartments A/B Loan to the extent set forth in the applicable intercreditor agreement. The Summer Wood Apartments B Note is not a "mortgage loan."

     "3 Times Square A/B Loan" means the 3 Times Square Pari Passu Loan, the 3 Times Square Companion Loans and the 3 Times Square B Note.

     "3 Times Square B Note" means, with respect to the mortgage loan designated as Mortgage Loan No. 6, the related subordinate note, which is not included in the trust and which is subordinated in right of payment to the 3 Times Square Pari Passu Loan and the 3 Times Square Companion Loans to the extent set forth in the applicable intercreditor agreement. The 3 Times Square B Note is not a "mortgage loan."

     "3 Times Square Companion Loans" means one or more loans secured on a pari passu basis with the 3 Times Square Pari Passu Loan pursuant to the related mortgage. The 3 Times Square Companion Loans are not "mortgage loans."

     "3 Times Square Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 6, which is secured on a pari passu basis with the 3 Times Square Companion Loans pursuant to the related mortgage.

     "3 Times Square Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" applicable to the 3 Times Square Pari Passu Loan as defined in the 2003-PWR2 Pooling and Servicing Agreement.

     "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

     "200 Berkeley & Stephen L. Brown A/B Loan" means, the 200 Berkeley & Stephen L. Brown Pari Passu Loan, the 200 Berkeley & Stephen L. Brown Companion Loans and the 200 Berkeley & Stephen L. Brown B Notes.

     "200 Berkeley & Stephen L. Brown B Note" means, each of the 200 Berkeley & Stephen L. Brown B-1 Note and the 200 Berkeley & Stephen L. Brown B-2 Note.

     "200 Berkeley & Stephen L. Brown B-1 Note" means, with respect to the mortgage loan designated as Mortgage Loan No. 11, the subordinate note, which is included in the trust and which is subordinated in right of payment to the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans and pari passu in right of payment with the 200 Berkeley & Stephen L. Brown B-2 Note, to the extent set forth in the applicable intercreditor agreement. The 200 Berkeley & Stephen L. Brown B-1 Note is not a "mortgage loan."

     "200 Berkeley & Stephen L. Brown B-2 Note" means, with respect to the mortgage loan designated as Mortgage Loan No. 11, the subordinate note, which is included in the trust and which is subordinated in right of payment to the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loans and pari passu in right of payment with the 200 Berkeley & Stephen L. Brown B-1 Note, to the extent set forth in the applicable intercreditor agreement. The 200 Berkeley & Stephen L. Brown B-1 Note is not a "mortgage loan."

     "200 Berkeley & Stephen L. Brown Companion Loans" means each of the 200 Berkeley & Stephen L. Brown Companion Loan A-1 and the 200 Berkeley & Stephen L. Brown Companion Loan A-2. The 200 Berkeley & Stephen L. Brown Companion Loans are not "mortgage loans."

     "200 Berkeley & Stephen L. Brown Companion Loan A-2" means, the loan, with an aggregate principal balance of $50,000,000, which is secured on a pari passu basis with the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loan A-3 pursuant to the related mortgage. The 200 Berkeley & Stephen L. Brown Companion Loan A-2 is not a "mortgage loan."

     "200 Berkeley & Stephen L. Brown Companion Loan A-3" means, the loan, with an aggregate principal balance of $75,000,000, which is secured on a pari passu basis with the 200 Berkeley & Stephen L. Brown Pari Passu Loan and the 200 Berkeley & Stephen L. Brown Companion Loan A-2 pursuant to the related mortgage. The 200 Berkeley & Stephen L. Brown Companion Loan A-3 is not a "mortgage loan."

     "200 Berkeley & Stephen L. Brown Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 11, which is secured on a pari passu basis with the 200 Berkeley & Stephen L. Brown Companion Loan pursuant to the related mortgage.

     "2003-IQ4 Depositor" means the "depositor" under the 2003-IQ4 Pooling and Servicing Agreement, which as of the date hereof is Morgan Stanley Capital I Inc.

     "2003-IQ4 Master Servicer" means the "Master Servicer" under the 2003-IQ4 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

     "2003-IQ4 Paying Agent" means the "Paying Agent" under the 2003-IQ4 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank Minnesota, National Association.

     "2003-IQ4 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of June 1, 2003 by and among the 2003-IQ4 Depositor, the 2003-IQ4 Master Servicer, the 2003-IQ4 Special Servicer and the 2003-IQ4 Trustee, pursuant to which the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4, were issued.

     "2003-IQ4 Special Servicer" means the "Special Servicer" under the 2003-IQ4 Pooling and Servicing Agreement, which as of the date hereof is Midland Loan Services, Inc.

     "2003-IQ4 Trustee" means the "Trustee," the "Certificate Registrar" and the "Authenticating Agent" under the 2003-IQ4 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank Minnesota, National Association.

     "2003-PWR2 Depositor" means the "depositor" under the 2003-PWR2 Pooling and Servicing Agreement, which as of the date hereof is Bear Stearns Commercial Mortgage Securities Inc.

     "2003-PWR2 Fiscal Agent" means the "Fiscal Agent" under the 2003-PWR2 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     "2003-PWR2 Master Servicer" means the applicable "Master Servicer" under the 2003-PWR2 Pooling and Servicing Agreement, (i) with respect to the 3 Times Square A/B Loan, which as of the date hereof is Prudential Asset Resources, Inc., or (ii) with respect to the Plaza America Pari Passu Loan and the Plaza America Companion Loan, which as of the date hereof is Wells Fargo Bank National Association.

     "2003-PWR2 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of September 1, 2003 by and among the 2003-PWR2 Depositor, the 2003-PWR2 Master Servicer, Wells Fargo Bank, National Association, as a master servicer to certain mortgage loans as described thereunder, the 2003-PWR2 Special Servicer, the 2003-PWR2 Trustee, the 2003-PWR2 Fiscal Agent, and Wells Fargo Bank Minnesota, N.A., as certificate administrator and as tax administrator, to which the Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, were issued.

     "2003-PWR2 Special Servicer" means the applicable "Special Servicer" under the 2003-PWR2 Pooling and Servicing Agreement (i) with respect to the 3 Times Square A/B Loan, which as of the date hereof is Prudential Asset Resources, Inc., or (ii) with respect to the Plaza America Pari Passu Loan and the Plaza America Companion Loan, which as of the date hereof is GMAC Commercial Mortgage Corporation.

     "2003-PWR2 Trustee" means the "Trustee" under the 2003-PWR2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

     "2003-XLF Depositor" means the "depositor" under the 2003-XLF Pooling and Servicing Agreement, which as of the date hereof is Morgan Stanley Capital I Inc.

     "2003-XLF Master Servicer" means the "Master Servicer" under the 2003-XLF Pooling and Servicing Agreement with respect to the International Plaza mortgage loan, which as of the date hereof is Midland Loan Services, Inc.

     "2003-XLF Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of July 9, 2003 by and among the 2003-XLF Depositor, the 2003-XLF Master Servicer, the 2003-XLF Special Servicer, Lennar Partners, Inc. and GMAC Commercial Mortgage Corporation, each as a special servicer to a certain mortgage loan as described thereunder, the 2003-XLF Trustee and certain junior participants and noteholders, pursuant to which the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-XLF, were issued.

     "2003-XLF Special Servicer" means the "Special Servicer" under the 2003-XLF Pooling and Servicing Agreement, which as of the date hereof is Midland Loan Services, Inc.

     "2003-XLF Trustee" means the "Trustee," the "Certificate Registrar" and the "Authenticating Agent" under the 2003-XLF Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank Minnesota, National Association.

     "Two Commerce Square Companion Loans" means one or more loans secured on a pari passu basis with the Two Commerce Square Pari Passu Loan pursuant to the related mortgage. The Two Commerce Square Companion Loans are not a "mortgage loan."

     "Two Commerce Square Junior A Mezzanine Lender" means the lender of the Two Commerce Square Junior A Mezzanine Loan.

     "Two Commerce Square Junior A Mezzanine Loan" means the loan in the original principal amount of $3,500,000 made pursuant to that certain Junior B Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP, as borrower, TCS SPE 2, L.P., as a guarantor, and DB Realty Mezzanine Parallel Fund II, LLC, as lender.

     "Two Commerce Square Junior B Mezzanine Lender" means the lender of the Two Commerce Square Junior B Mezzanine Loan.

     "Two Commerce Square Junior B Mezzanine Loan" means the loan in the original principal amount of $24,457,340 made pursuant to that certain Junior B Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP, as borrower, TCS SPE 3, L.P., as a guarantor, and DB Realty Mezzanine Parallel Fund II, LLC, as lender.

     "Two Commerce Square Mezzanine Lenders" means one or more lenders under the Two Commerce Square Mezzanine Loans.

     "Two Commerce Square Mezzanine Loans" means one or more loans made to the Two Commerce Square Mortgage Loan borrower, which are guaranteed by the direct and indirect equity holders of the Two Commerce Square Mortgage Loan borrower, which have pledged 100% of the direct or indirect equity interest in the Two Commerce Square Mortgage Loan borrower as collateral for each such loan.

     "Two Commerce Square Mortgage Loan" means the mortgage loan designated as Mortgage Loan No. 1.

     "Two Commerce Square Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 1, which is secured on a pari passu basis with the Two Commerce Square Companion Loan pursuant to the related mortgage.

     "Two Commerce Square Senior Mezzanine Lender" means the lender of the Two Commerce Square Senior Mezzanine Loan.

     "Two Commerce Square Senior Mezzanine Loan" means the loan in the original principal amount of $49,130,000 made pursuant to that certain Senior Mezzanine Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP, as borrower, TCS SPE 1, L.P., as a guarantor, and DB Realty Mezzanine Investment Fund II, L.L.C., as lender.

     "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwriters" means Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Underwriting Agreement" means that agreement, dated September 17, 2003, entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Unpaid Interest" means, on any Distribution Date with respect to any class of certificates, other than the Residual Certificates and the Class EI Certificates, the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass Through Rate.

     "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360

Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan with a principal balance of less than $20,000,000, equal to 1.00% and payable with respect to any Rehabilitated Mortgage Loan with a principal balance of $20,000,000 or more, equal to 0.75% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan for so long as it remains a Rehabilitated Mortgage Loan.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                   SCHEDULE A
                                   ----------

            Rates Used in Determination of Class X Pass-Through Rates


    10/15/2003        5.82197%              10/15/2007        5.80765%
    11/15/2003        5.93776%              11/15/2007        5.92530%
    12/15/2003        5.82145%              12/15/2007        5.80705%
    1/15/2004         5.93732%              1/15/2008         5.92479%
    2/15/2004         5.82089%              2/15/2008         5.90221%
    3/15/2004         5.82070%              3/15/2008         5.90210%
    4/15/2004         5.93653%              4/15/2008         6.02124%
    5/15/2004         5.82000%              5/15/2008         5.93490%
    6/15/2004         5.93600%              6/15/2008         6.05241%
    7/15/2004         5.81940%              7/15/2008         5.93451%
    8/15/2004         5.93547%              8/15/2008         6.05451%
    9/15/2004         5.93520%              9/15/2008         6.05440%
    10/15/2004        5.81848%              10/15/2008        5.93568%
    11/15/2004        5.93465%              11/15/2008        6.05034%
    12/15/2004        5.81785%              12/15/2008        5.93020%
    1/15/2005         5.81754%              1/15/2009         5.93003%
    2/15/2005         5.81722%              2/15/2009         5.92986%
    3/15/2005         5.81731%              3/15/2009         5.92187%
    4/15/2005         5.93327%              4/15/2009         6.03503%
    5/15/2005         5.81629%              5/15/2009         5.90041%
    6/15/2005         5.93271%              6/15/2009         6.02394%
    7/15/2005         5.81564%              7/15/2009         5.90016%
    8/15/2005         5.93213%              8/15/2009         6.02386%
    9/15/2005         5.93184%              9/15/2009         6.02381%
    10/15/2005        5.81464%              10/15/2009        5.89977%
    11/15/2005        5.93125%              11/15/2009        6.02373%
    12/15/2005        5.81397%              12/15/2009        5.90081%
    1/15/2006         5.81363%              1/15/2010         5.90068%
    2/15/2006         5.81327%              2/15/2010         5.90053%
    3/15/2006         5.81345%              3/15/2010         5.90087%
    4/15/2006         5.92985%              4/15/2010         6.02444%
    5/15/2006         5.81244%              5/15/2010         5.90013%
    6/15/2006         5.92938%              6/15/2010         6.02433%
    7/15/2006         5.81190%              7/15/2010         5.89983%
    8/15/2006         5.92890%              8/15/2010         6.07267%
    9/15/2006         5.92865%              9/15/2010         6.07263%
    10/15/2006        5.81104%              10/15/2010        5.94741%
    11/15/2006        5.92816%              11/15/2010        6.07255%
    12/15/2006        5.81047%              12/15/2010        5.94712%
    1/15/2007         5.81019%              1/15/2011         5.94698%
    2/15/2007         5.80990%              2/15/2011         5.94682%
    3/15/2007         5.81013%              3/15/2011         5.93954%
    4/15/2007         5.92699%              4/15/2011         6.05542%
    5/15/2007         5.80911%              5/15/2011         5.92707%
    6/15/2007         5.92653%              6/15/2011         6.05537%
    7/15/2007         5.80854%              7/15/2011         5.92680%
    8/15/2007         5.92605%              8/15/2011         6.05531%
    9/15/2007         5.92579%              9/15/2011         6.05527%

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE B
                                   ----------

                            Component Notional Amount

DISTRIBUTION DATES (INCLUSIVE)       CLASS A-1     CLASS A-2     CLASS A-3    CLASS A-4      CLASS B       CLASS C      CLASS D
------------------------------       ---------     ---------     ---------    ---------      -------       -------      -------
October 2003 to September 2005      $63,894,000   $120,000,000  $60,000,000  $373,718,000  $22,389,000   $30,178,000   $7,788,000
October 2005 to September 2006      $22,220,000   $120,000,000  $60,000,000  $373,718,000  $22,389,000   $30,178,000   $7,788,000
October 2006 to September 2007               $0   $102,640,000  $60,000,000  $373,718,000  $22,389,000   $30,178,000   $7,788,000
October 2007 to September 2008               $0    $1,664,000   $60,000,000  $373,718,000  $22,389,000   $29,632,000           $0
October 2008 to September 2009               $0            $0   $12,605,000  $373,718,000  $22,389,000   $19,368,000           $0
October 2009 to September 2010               $0            $0            $0  $334,856,000  $22,389,000   $10,280,000           $0
October 2010 to September 2011               $0            $0            $0  $303,758,000  $22,389,000    $2,466,000           $0


DISTRIBUTION DATES (INCLUSIVE)            CLASS E       CLASS F       CLASS G      CLASS H       CLASS J       CLASS K
------------------------------            -------       -------       -------      -------       -------       -------
October 2003 to September 2005          $5,840,000    $6,814,000    $7,788,000   $5,841,000    $2,921,000    $3,571,000
October 2005 to September 2006          $5,840,000    $6,814,000    $5,038,000           $0            $0            $0
October 2006 to September 2007          $3,793,000            $0            $0           $0            $0            $0
October 2007 to September 2008                  $0            $0            $0           $0            $0            $0
October 2008 to September 2009                  $0            $0            $0           $0            $0            $0
October 2009 to September 2010                  $0            $0            $0           $0            $0            $0
October 2010 to September 2011                  $0            $0            $0           $0            $0            $0

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION



MORTGAGE LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------------
                                                  PERCENT BY   WEIGHTED     WEIGHTED              WEIGHTED      WEIGHTED  WEIGHTED
                                    AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED    AVERAGE       AVERAGE   AVERAGE
                     NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE    IMPLIED  CUT-OFF DATE   BALLOON
LOAN SELLER     MORTGAGE LOANS     BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)   DSCR (X)       LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
MSMC                        11    256,037,445           32.9      5.497           98       1.80       1.61          66.4      57.3
PMCF                        18    209,907,365           27.0      6.097          133       1.84       1.70          62.4      46.6
Lincoln                     24    167,880,086           21.6      6.748          105       1.34       1.52          68.9      52.0
CIGNA                        1     58,500,000            7.5      5.155          112       3.25       2.13          39.4      32.6
TIAA                         4     49,061,505            6.3      5.644           99       1.34       1.20          76.5      64.5
UCMFI                       25     37,386,518            4.8      5.897          172       1.38       1.65          59.2      11.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                      83   $778,772,919         100.0%     5.931%          113      1.77X      1.63X         64.1%     49.7%
===================================================================================================================================





CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY   WEIGHTED     WEIGHTED              WEIGHTED
                                                 AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED    AVERAGE
                                 NUMBER OF    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE    IMPLIED
CUT-OFF DATE BALANCE ($)    MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)   DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------
1 - 2,500,000                           26      32,816,674            4.2      5.829          163       1.38       1.62
2,500,001 - 5,000,000                   14      50,875,564            6.5      5.942          117       1.55       1.63
5,000,001 - 7,500,000                   14      85,799,671           11.0      6.423          115       1.47       1.57
7,500,001 - 10,000,000                  11      95,135,519           12.2      6.344          101       1.42       1.35
10,000,001 - 12,500,000                  2      23,377,525            3.0      6.226          123       1.25       1.31
12,500,001 - 15,000,000                  2      27,275,126            3.5      6.084           81       1.36       1.38
17,500,001 - 20,000,000                  3      55,554,887            7.1      5.976          122       1.59       1.43
20,000,001 - 30,000,000                  5     129,592,573           16.6      5.675           95       1.78       1.43
30,000,001 - 40,000,000                  3     111,534,730           14.3      5.580          126       2.21       1.96
40,000,001 - 50,000,000                  1      42,464,449            5.5      5.965          119       1.29       1.16
50,000,001 - 60,000,000                  1      58,500,000            7.5      5.155          112       3.25       2.13
60,000,001 - 70,000,000                  1      65,846,200            8.5      6.300          116       1.77       2.22
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                  83    $778,772,919         100.0%     5.931%          113      1.77X      1.63X
=============================================================================================================================



------------------------------------------------------------
                                WEIGHTED           WEIGHTED
                                 AVERAGE            AVERAGE
                            CUT-OFF DATE            BALLOON
CUT-OFF DATE BALANCE ($)          LTV (%)            LTV (%)
------------------------------------------------------------
1 - 2,500,000                       59.2               17.2
2,500,001 - 5,000,000               64.7               43.4
5,000,001 - 7,500,000               67.5               48.0
7,500,001 - 10,000,000              74.1               61.1
10,000,001 - 12,500,000             77.5               58.6
12,500,001 - 15,000,000             68.4               56.9
17,500,001 - 20,000,000             66.9               54.6
20,000,001 - 30,000,000             66.2               58.8
30,000,001 - 40,000,000             56.0               39.7
40,000,001 - 50,000,000             73.6               62.5
50,000,001 - 60,000,000             39.4               32.6
60,000,001 - 70,000,000             64.2               51.9
------------------------------------------------------------
TOTAL:                             64.1%              49.7%
============================================================

Minimum: $61,539
Maximum: $65,846,200
Average: $9,382,806

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION




STATES

---------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENT BY     WEIGHTED      WEIGHTED                 WEIGHTED
                                                 AGGREGATE     AGGREGATE      AVERAGE       AVERAGE    WEIGHTED      AVERAGE
                                 NUMBER OF    CUT-OFF DATE  CUT-OFF DATE     MORTGAGE     REMAINING     AVERAGE      IMPLIED
STATE                 MORTGAGED PROPERTIES      BALANCE ($)   BALANCE (%)     RATE (%)   TERM (MOS.)    DSCR (X)     DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------
Pennsylvania                             5      85,691,431          11.0        6.229           117        1.75         2.08
California-Southern                      7      39,427,821           5.1        5.680           128        1.57         1.39
California-Northern                      4      32,153,085           4.1        6.577           112        1.53         1.61
Virginia                                 7      68,501,623           8.8        5.978           123        1.35         1.24
Florida                                  4      58,682,934           7.5        4.733            76        1.86         1.48
Illinois                                 1      58,500,000           7.5        5.155           112        3.25         2.13
Maryland                                 4      47,200,681           6.1        6.354           120        1.64         1.55
New York                                 2      39,855,169           5.1        7.170           205        2.26         2.76
Texas                                    9      39,673,538           5.1        5.885           131        1.51         1.42
Colorado                                 1      39,000,000           5.0        5.300           114        2.15         1.45
Utah                                     6      37,416,569           4.8        4.934            96        1.55         1.30
Massachusetts                            2      31,017,770           4.0        5.500            56        2.68         1.94
Oklahoma                                 1      28,893,498           3.7        5.810           116        1.54         1.36
Indiana                                  2      26,855,115           3.4        7.080           107        1.29         1.33
Nevada                                   2      20,832,629           2.7        5.644           120        1.33         1.18
Tennessee                                3      20,121,655           2.6        6.771           123        1.27         1.48
North Carolina                           3      18,243,804           2.3        6.734            76        1.33         1.50
Washington                               1      14,120,750           1.8        5.500            52        1.33         1.15
Iowa                                     1      13,154,376           1.7        6.710           112        1.40         1.62
Ohio                                     3      10,450,000           1.3        5.900           121        1.75         1.38
Georgia                                  4       9,285,155           1.2        6.551           125        1.25         1.48
Idaho                                    2       8,485,955           1.1        6.350           112        1.25         1.34
District of Columbia                     1       7,723,226           1.0        7.200            70        1.07         1.24
Kentucky                                 1       6,873,122           0.9        6.635           127        1.10         1.31
Delaware                                 1       5,603,141           0.7        7.270            69        1.21         1.62
Wisconsin                                1       4,252,023           0.5        5.040           110        1.69         2.88
Arizona                                  4       3,608,157           0.5        5.867           144        1.47         1.77
Minnesota                                1       1,583,059           0.2        5.750           177        1.20         1.51
North Dakota                             1       1,566,630           0.2        6.070           119        1.33         1.44
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                  84    $778,772,919        100.0%       5.931%           113       1.77X        1.63X
=================================================================================================================================


-------------------------------------------------------
                           WEIGHTED           WEIGHTED
                            AVERAGE            AVERAGE
                       CUT-OFF DATE            BALLOON
STATE                        LTV (%)            LTV (%)
-------------------------------------------------------
Pennsylvania                   64.3               51.0
California-Southern            68.3               48.9
California-Northern            66.9               51.3
Virginia                       74.0               59.4
Florida                        65.0               55.9
Illinois                       39.4               32.6
Maryland                       64.2               51.6
New York                       40.7                6.3
Texas                          72.2               50.0
Colorado                       67.2               58.8
Utah                           64.8               52.7
Massachusetts                  53.5               51.3
Oklahoma                       68.1               57.8
Indiana                        70.2               60.9
Nevada                         76.1               62.0
Tennessee                      69.2               51.2
North Carolina                 72.9               61.0
Washington                     79.3               74.1
Iowa                           56.8               38.4
Ohio                           73.6               56.6
Georgia                        67.6               35.9
Idaho                          76.7               54.0
District of Columbia           76.6               65.3
Kentucky                       79.7               42.9
Delaware                       68.2               51.9
Wisconsin                      36.2                0.4
Arizona                        58.9               28.2
Minnesota                      59.7                0.5
North Dakota                   74.8               48.8
-------------------------------------------------------
TOTAL:                        64.1%              49.7%
=======================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY    WEIGHTED     WEIGHTED
                                                              AGGREGATE      AGGREGATE     AVERAGE      AVERAGE    WEIGHTED
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE    REMAINING     AVERAGE
PROPERTY TYPE                     MORTGAGED PROPERTIES       BALANCE ($)    BALANCE (%)    RATE (%)  TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------
Office
              Medical                                4       20,949,394            2.7       6.748          108        1.31
              Office Retail                          1       34,848,201            4.5        7.38          218        2.35
              Suburban                              16      163,499,115           21.0       6.143          114        1.56
              Urban                                  9      176,812,916           22.7       5.814          104        2.35
---------------------------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                            30      396,109,626           50.9       6.137          118        1.97
Retail
              Anchored                               9      153,814,449           19.8       5.183           94        1.77
              Free Standing                          5        8,831,280            1.1       5.789          162        1.53
              Grocery Anchored                       2       15,004,898            1.9       5.770          118        1.38
              Retail w/ Office                       2        7,338,748            0.9       5.842          118        1.83
              Shadow Anchored                        3       21,057,626            2.7       5.652          151        1.59
              Unanchored                             9       18,477,099            2.4       5.730          146        1.44
---------------------------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                            30      224,524,100           28.8       5.356          108        1.69
Industrial
              Flex Industrial                        6       18,734,888            2.4       5.689          127        1.40
              Light Industrial                       2       10,163,595            1.3       7.261          115        1.27
              Warehouse                              6       47,722,712            6.1       6.093          117        1.40
---------------------------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                            14       76,621,195            9.8       6.149          119        1.38
Multifamily
              Garden Apartments                      9       75,038,736            9.6       6.340           95        1.32
---------------------------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                             9       75,038,736            9.6       6.340           95        1.32
Hotel
              Limited Service                        1        6,479,262            0.8       6.000          118        1.95
---------------------------------------------------------------------------------------------------------------------------------
               SUBTOTAL:                             1        6,479,262            0.8       6.000          118        1.95
---------------------------------------------------------------------------------------------------------------------------------
Total:                                              84     $778,772,919         100.0%      5.931%          113       1.77x
=================================================================================================================================


-------------------------------------------------------------------------------------
                                     WEIGHTED            WEIGHTED           WEIGHTED
                                      AVERAGE             AVERAGE            AVERAGE
                                      IMPLIED        CUT-OFF DATE            BALLOON
PROPERTY TYPE                         DSCR (X)             LTV (%)            LTV (%)
-------------------------------------------------------------------------------------
Office
              Medical                    1.52                63.4               43.2
              Office Retail              2.94                37.6                0.2
              Suburban                   1.40                69.6               56.5
              Urban                      2.03                54.7               45.2
-------------------------------------------------------------------------------------
               SUBTOTAL:                 1.82                59.8               45.8
Retail
              Anchored                   1.47                65.5               56.8
              Free Standing              1.75                55.6               20.9
              Grocery Anchored           1.31                72.3               55.1
              Retail w/ Office           1.62                57.3               48.6
              Shadow Anchored            1.34                72.9               46.8
              Unanchored                 1.45                67.4               38.4
-------------------------------------------------------------------------------------
               SUBTOTAL:                 1.46                66.1               52.6
Industrial
              Flex Industrial            1.42                73.6               49.5
              Light Industrial           1.48                71.4               48.3
              Warehouse                  1.44                70.5               48.9
-------------------------------------------------------------------------------------
               SUBTOTAL:                 1.44                71.4               48.9
Multifamily
              Garden Apartments          1.31                74.1               62.8
-------------------------------------------------------------------------------------
               SUBTOTAL:                 1.31                74.1               62.8
Hotel
              Limited Service            1.98                57.9               42.1
-------------------------------------------------------------------------------------
               SUBTOTAL:                 1.98                57.9               42.1
-------------------------------------------------------------------------------------
Total:                                  1.63x               64.1%              49.7%
=====================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

----------------------------------------------------------------------------------------------------------------------------
                                                         PERCENT BY      WEIGHTED      WEIGHTED                WEIGHTED
                                          AGGREGATE       AGGREGATE       AVERAGE       AVERAGE    WEIGHTED     AVERAGE
                          NUMBER OF    CUT-OFF DATE    CUT-OFF DATE      MORTGAGE     REMAINING     AVERAGE     IMPLIED
MORTGAGE RATE (%)    MORTGAGE LOANS      BALANCE ($)     BALANCE (%)      RATE (%)   TERM (MOS.)    DSCR (X)    DSCR (X)
----------------------------------------------------------------------------------------------------------------------------
4.001 - 4.500                     1      37,686,529             4.8         4.205            52        2.13        1.58
4.501 - 5.000                     2      34,176,908             4.4         4.706            79        1.61        1.25
5.001 - 5.500                    14     185,045,671            23.8         5.248           102        2.46        1.77
5.501 - 6.000                    30     215,343,935            27.7         5.799           121        1.46        1.34
6.001 - 6.500                    15     107,920,959            13.9         6.260           131        1.62        1.92
6.501 - 7.000                    11      77,639,954            10.0         6.785           106        1.30        1.46
7.001 - 7.500                     8     109,193,024            14.0         7.224           137        1.67        1.97
7.501 - 8.000                     2      11,765,938             1.5         7.533            99        1.30        1.50
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                           83    $778,772,919          100.0%        5.931%           113       1.77X       1.63X
============================================================================================================================

------------------------------------------------------
                          WEIGHTED           WEIGHTED
                           AVERAGE            AVERAGE
                      CUT-OFF DATE            BALLOON
MORTGAGE RATE (%)           LTV (%)            LTV (%)
------------------------------------------------------
4.001 - 4.500                 61.3               56.5
4.501 - 5.000                 69.9               62.2
5.001 - 5.500                 55.7               47.2
5.501 - 6.000                 70.7               55.0
6.001 - 6.500                 66.2               45.3
6.501 - 7.000                 70.3               53.4
7.001 - 7.500                 57.2               37.8
7.501 - 8.000                 72.5               58.8
------------------------------------------------------
TOTAL:                       64.1%              49.7%
======================================================

Minimum: 4.205%
Maximum: 7.540%
Weighted Average: 5.931%

SEASONING

--------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT BY    WEIGHTED       WEIGHTED                 WEIGHTED
                                         AGGREGATE       AGGREGATE     AVERAGE        AVERAGE    WEIGHTED      AVERAGE
                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE      REMAINING     AVERAGE      IMPLIED
SEASONING (MOS.)    MORTGAGE LOANS      BALANCE ($)     BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (X)     DSCR (X)
--------------------------------------------------------------------------------------------------------------------------
 = 0                             6      43,483,201             5.6       7.030            208        2.23         2.71
1 -  12                         61     602,832,723            77.4       5.606            109        1.84         1.60
13 - 24                          4      49,342,003             6.3       7.163             96        1.29         1.38
25 - 36                          1       3,546,928             0.5       7.540             92        1.25         1.49
37 - 48                          1      17,694,253             2.3       7.080            133        1.33         1.39
49 - 60                          9      55,856,041             7.2       6.909             97        1.23         1.43
61 - 72                          1       6,017,770             0.8       7.100             58        1.43         1.96
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                          83    $778,772,919          100.0%      5.931%            113       1.77X        1.63X
==========================================================================================================================

--------------------------------------------------
                      WEIGHTED           WEIGHTED
                       AVERAGE            AVERAGE
                  CUT-OFF DATE            BALLOON
SEASONING (MOS.)        LTV (%)            LTV (%)
--------------------------------------------------
 = 0                      40.7                3.8
1 -  12                   64.5               51.3
13 - 24                   71.8               62.0
25 - 36                   71.7               57.0
37 - 48                   67.0               52.2
49 - 60                   71.8               56.5
61 - 72                   52.9               41.5
--------------------------------------------------
TOTAL:                   64.1%              49.7%
==================================================

Minimum: 0 mos.
Maximum: 62 mos.
Weighted Average: 10 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


ORIGINAL TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE     AVERAGE       AVERAGE     WEIGHTED
                                                 NUMBER OF     CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING      AVERAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)     MORTGAGE LOANS       BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)     DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------------
1 - 60                                                   5       82,082,494            10.5       4.747            53         2.21
61 - 120                                                51      559,143,950            71.8       5.919           109         1.75
121 - 180                                               19       86,871,833            11.2       6.530           133         1.29
181 - 240                                                8       50,674,642             6.5       6.960           222         2.06
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                  83     $778,772,919          100.0%      5.931%           113        1.77X
===================================================================================================================================

---------------------------------------------------------------------------------------------------
                                                   WEIGHTED            WEIGHTED           WEIGHTED
                                                    AVERAGE             AVERAGE            AVERAGE
                                                    IMPLIED        CUT-OFF DATE            BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)             DSCR (X)             LTV (%)            LTV (%)
---------------------------------------------------------------------------------------------------
1 - 60                                                 1.59                63.2               59.6
61 - 120                                               1.59                65.3               53.8
121 - 180                                              1.45                67.9               42.6
181 - 240                                              2.51                45.9                0.5
---------------------------------------------------------------------------------------------------
TOTAL:                                                1.63X               64.1%              49.7%
===================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 123 mos.


REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY    WEIGHTED      WEIGHTED
                                                                   AGGREGATE      AGGREGATE     AVERAGE       AVERAGE    WEIGHTED
                                                  NUMBER OF     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)     MORTGAGE LOANS       BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)    DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                                                    7       88,161,803           11.3       4.909            54        2.16
61 - 120                                                 50      561,869,450           72.1       5.923           110        1.75
121 - 180                                                18       78,067,024           10.0       6.479           137        1.30
181 - 240                                                 8       50,674,642            6.5       6.960           222        2.06
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   83     $778,772,919         100.0%      5.931%           113       1.77X
====================================================================================================================================

---------------------------------------------------------------------------------------------------
                                                   WEIGHTED            WEIGHTED           WEIGHTED
                                                    AVERAGE             AVERAGE            AVERAGE
                                                    IMPLIED        CUT-OFF DATE            BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)            DSCR (X)             LTV (%)            LTV (%)
---------------------------------------------------------------------------------------------------
1 - 60                                                 1.62                62.5               58.3
61 - 120                                               1.58                65.6               53.9
121 - 180                                              1.45                67.4               41.0
181 - 240                                              2.51                45.9                0.5
---------------------------------------------------------------------------------------------------
TOTAL:                                                1.63X               64.1%              49.7%
===================================================================================================

Minimum: 5 mos.
Maximum: 240 mos.
Weighted Average: 113 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


ORIGINAL AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------------
                                                                          PERCENT BY     WEIGHTED      WEIGHTED
                                                           AGGREGATE       AGGREGATE      AVERAGE       AVERAGE      WEIGHTED
                                           NUMBER OF    CUT-OFF DATE    CUT-OFF DATE     MORTGAGE     REMAINING       AVERAGE
ORIGINAL AMORTIZATION TERM (MOS.)     MORTGAGE LOANS      BALANCE ($)     BALANCE (%)     RATE (%)   TERM (MOS.)      DSCR (X)
----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                      1      25,000,000             3.2        5.115            55          2.98
181 - 240                                         11      47,782,890             6.1        6.647           104          1.31
241 - 300                                         21     192,153,660            24.7        6.033           106          1.99
301 - 360                                         26     440,504,807            56.6        5.752           106          1.64
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                         59     705,441,356            90.6        5.867           104          1.76
----------------------------------------------------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
1 - 60                                             1         461,105             0.1        6.010            49          1.10
61 - 120                                           4       5,723,045             0.7        5.174           111          1.77
121 - 180                                         11      16,472,770             2.1        5.791           175          1.28
181 - 240                                          8      50,674,642             6.5        6.960           222          2.06
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                         24      73,331,562             9.4        6.552           202          1.85
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                            83    $778,772,919          100.0%       5.931%           113         1.77x
==================================================================================================================================

-----------------------------------------------------------------------------------------
                                         WEIGHTED            WEIGHTED           WEIGHTED
                                          AVERAGE             AVERAGE            AVERAGE
                                          IMPLIED        CUT-OFF DATE            BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)         DSCR (X)             LTV (%)            LTV (%)
-----------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                1.93                53.6               53.6
181 - 240                                    1.56                66.0               44.2
241 - 300                                    1.67                61.1               48.7
301 - 360                                    1.49                68.7               58.6
-----------------------------------------------------------------------------------------
SUBTOTAL:                                    1.56                65.9               54.7
-----------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
1 - 60                                       1.31                79.7               42.9
61 - 120                                     2.98                34.2                1.0
121 - 180                                    1.63                53.8                0.5
181 - 240                                    2.51                45.9                0.5
-----------------------------------------------------------------------------------------
SUBTOTAL:                                    2.34                47.0                0.8
-----------------------------------------------------------------------------------------
TOTAL:                                      1.63x               64.1%              49.7%
=========================================================================================

Minimum: 60 mos.
Maximum: 360 mos.
Weighted Average:  314 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


REMAINING AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------------
                                                                          PERCENT BY      WEIGHTED       WEIGHTED
                                                           AGGREGATE       AGGREGATE       AVERAGE        AVERAGE     WEIGHTED
                                           NUMBER OF    CUT-OFF DATE    CUT-OFF DATE      MORTGAGE      REMAINING      AVERAGE
REMAINING AMORTIZATION TERM (MOS.)    MORTGAGE LOANS      BALANCE ($)     BALANCE (%)      RATE (%)    TERM (MOS.)     DSCR (X)
----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                      1      25,000,000             3.2         5.115             55         2.98
121 - 180                                          1       6,017,770             0.8         7.100             58         1.43
181 - 240                                         11      46,953,202             6.0         6.656            106         1.28
241 - 300                                         20     186,965,577            24.0         6.000            107         2.02
301 - 360                                         26     440,504,807            56.6         5.752            106         1.64
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                         59     705,441,356            90.6         5.867            104         1.76
----------------------------------------------------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
1 - 60                                             2         522,644             0.1         6.127             44         1.10
61 - 120                                           3       5,661,506             0.7         5.155            112         1.78
121 - 180                                         11      16,472,770             2.1         5.791            175         1.28
181 - 240                                          8      50,674,642             6.5         6.960            222         2.06
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                         24      73,331,562             9.4         6.552            202         1.85
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                            83    $778,772,919          100.0%        5.931%            113        1.77x
==================================================================================================================================


-----------------------------------------------------------------------------------------
                                         WEIGHTED            WEIGHTED           WEIGHTED
                                          AVERAGE             AVERAGE            AVERAGE
                                          IMPLIED        CUT-OFF DATE            BALLOON
REMAINING AMORTIZATION TERM (MOS.)        DSCR (X)             LTV (%)            LTV (%)
-----------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                1.93                53.6               53.6
121 - 180                                    1.96                52.9               41.5
181 - 240                                    1.49                68.7               46.7
241 - 300                                    1.68                60.7               48.2
301 - 360                                    1.49                68.7               58.6
-----------------------------------------------------------------------------------------
SUBTOTAL:                                    1.56                65.9               54.7
-----------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
1 - 60                                       1.31                79.5               45.0
61 - 120                                     2.99                33.7                0.4
121 - 180                                    1.63                53.8                0.5
181 - 240                                    2.51                45.9                0.5
-----------------------------------------------------------------------------------------
SUBTOTAL:                                    2.34                47.0                0.8
-----------------------------------------------------------------------------------------
TOTAL:                                      1.63x               64.1%              49.7%
=========================================================================================

Minimum: 5 mos.
Maximum: 360 mos.
Weighted Average: 305 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                          PERCENT BY     WEIGHTED         WEIGHTED
                                                         AGGREGATE         AGGREGATE      AVERAGE          AVERAGE      WEIGHTED
                                        NUMBER OF     CUT-OFF DATE      CUT-OFF DATE     MORTGAGE        REMAINING       AVERAGE
DEBT SERVICE COVERAGE RATIO (X)    MORTGAGE LOANS       BALANCE ($)       BALANCE (%)     RATE (%)      TERM (MOS.)      DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------
1.01 - 1.15                                     9       35,284,938               4.5        6.817              109          1.10
1.16 - 1.25                                     8       39,069,580               5.0        6.725               99          1.21
1.26 - 1.35                                    13      143,043,627              18.4        6.304              115          1.31
1.36 - 1.50                                    21      114,974,619              14.8        6.221              122          1.41
1.51 - 1.75                                    19      140,285,294              18.0        5.485              109          1.59
1.76 - 2.00                                     4       82,699,945              10.6        6.227              116          1.79
2.01 >=                                         9      223,414,916              28.7        5.436              113          2.56
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         83     $778,772,919            100.0%       5.931%              113         1.77X
====================================================================================================================================

-----------------------------------------------------------------------------------
                                   WEIGHTED            WEIGHTED           WEIGHTED
                                    AVERAGE             AVERAGE            AVERAGE
                                    IMPLIED        CUT-OFF DATE            BALLOON
DEBT SERVICE COVERAGE RATIO (X)     DSCR (X)             LTV (%)            LTV (%)
-----------------------------------------------------------------------------------
1.01 - 1.15                            1.31                76.5               52.7
1.16 - 1.25                            1.43                72.6               49.5
1.26 - 1.35                            1.26                72.1               58.7
1.36 - 1.50                            1.45                69.0               48.7
1.51 - 1.75                            1.42                68.0               55.4
1.76 - 2.00                            2.11                64.6               51.8
2.01 >=                                2.00                50.5               39.5
-----------------------------------------------------------------------------------
TOTAL:                                1.63X               64.1%              49.7%
===================================================================================

Minimum: 1.05x
Maximum: 3.25x
Weighted Average: 1.77x

IMPLIED DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                               PERCENT BY      WEIGHTED      WEIGHTED
                                                               AGGREGATE        AGGREGATE       AVERAGE       AVERAGE    WEIGHTED
                                             NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE     REMAINING     AVERAGE
IMPLIED DEBT SERVICE COVERAGE RATIO     MORTGAGE LOANS        BALANCE ($)      BALANCE (%)      RATE (%)   TERM (MOS.)    DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------
1.01 - 1.15                                          2        34,056,608              4.4         5.588            90        1.32
1.16 - 1.25                                          5        92,164,583             11.8         5.552           100        1.43
1.26 - 1.35                                         21       163,427,445             21.0         6.221           112        1.37
1.36 - 1.50                                         22       160,773,393             20.6         6.149           116        1.60
1.51 - 1.75                                         14        84,896,927             10.9         5.382           106        1.71
1.76 - 2.00                                         10        70,600,359              9.1         5.613            94        2.27
2.01 >=                                              9       172,853,603             22.2         6.125           135        2.41
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                              83      $778,772,919           100.0%        5.931%           113       1.77X
====================================================================================================================================

------------------------------------------------------------------------------------------
                                          WEIGHTED            WEIGHTED           WEIGHTED
                                           AVERAGE             AVERAGE            AVERAGE
                                           IMPLIED        CUT-OFF DATE            BALLOON
IMPLIED DEBT SERVICE COVERAGE RATIO        DSCR (X)             LTV (%)            LTV (%)
------------------------------------------------------------------------------------------
1.01 - 1.15                                   1.15                78.4               68.7
1.16 - 1.25                                   1.20                72.8               62.9
1.26 - 1.35                                   1.32                74.0               59.0
1.36 - 1.50                                   1.42                69.4               55.5
1.51 - 1.75                                   1.58                60.4               39.0
1.76 - 2.00                                   1.88                54.4               44.6
2.01 >=                                       2.37                48.3               31.9
------------------------------------------------------------------------------------------
TOTAL:                                       1.63X               64.1%              49.7%
==========================================================================================

Minimum: 1.15x
Maximum: 3.54x
Weighted Average: 1.63x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                  PERCENT BY       WEIGHTED       WEIGHTED                 WEIGHTED
                                                   AGGREGATE       AGGREGATE        AVERAGE        AVERAGE     WEIGHTED     AVERAGE
                                  NUMBER OF     CUT-OFF DATE    CUT-OFF DATE       MORTGAGE      REMAINING      AVERAGE     IMPLIED
LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS       BALANCE ($)     BALANCE (%)       RATE (%)    TERM (MOS.)     DSCR (X)    DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------
20.1 - 30.0                               2        1,409,483             0.2          5.500            119         2.04        3.34
30.1 - 40.0                               7      108,388,940            13.9          6.005            149         2.76        2.43
40.1 - 50.0                               3        6,077,287             0.8          5.713            136         1.89        1.87
50.1 - 55.0                               5       55,416,561             7.1          5.548             85         2.38        1.88
55.1 - 60.0                               7       29,012,673             3.7          6.387            130         1.51        1.68
60.1 - 65.0                               8      118,840,752            15.3          5.584            103         1.84        1.93
65.1 - 70.0                              13      151,221,671            19.4          5.707            113         1.66        1.39
70.1 - 75.0                              20      180,099,000            23.1          6.265            113         1.39        1.32
75.1 - 80.0                              18      128,306,553            16.5          6.065            100         1.32        1.27
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                   83     $778,772,919          100.0%         5.931%            113        1.77X       1.63X
====================================================================================================================================


----------------------------------------------------------------
                                    WEIGHTED           WEIGHTED
                                     AVERAGE            AVERAGE
                                CUT-OFF DATE            BALLOON
LOAN-TO-VALUE RATIO (%)               LTV (%)            LTV (%)
----------------------------------------------------------------
20.1 - 30.0                             26.3                0.3
30.1 - 40.0                             38.5               19.4
40.1 - 50.0                             46.5               26.1
50.1 - 55.0                             53.9               46.7
55.1 - 60.0                             57.7               33.6
60.1 - 65.0                             63.2               49.1
65.1 - 70.0                             67.8               54.7
70.1 - 75.0                             72.3               59.2
75.1 - 80.0                             78.0               63.1
----------------------------------------------------------------
TOTAL:                                 64.1%              49.7%
================================================================

Minimum: 21.0%
Maximum: 79.8%
Weighted Average: 64.1%


BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                             PERCENT BY      WEIGHTED       WEIGHTED
                                                             AGGREGATE        AGGREGATE       AVERAGE        AVERAGE      WEIGHTED
                                          NUMBER OF       CUT-OFF DATE     CUT-OFF DATE      MORTGAGE      REMAINING       AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS         BALANCE ($)      BALANCE (%)      RATE (%)    TERM (MOS.)      DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------
0.1 - 30.0                                       22         72,808,919              9.3         6.555            203          1.86
30.1 - 40.0                                       7         91,491,399             11.7         5.705            113          2.68
40.1 - 50.0                                      11         50,153,784              6.4         5.915            111          1.73
50.1 - 60.0                                      21        322,992,337             41.5         5.806            103          1.78
60.1 - 70.0                                      20        222,391,620             28.6         6.059            104          1.39
70.1 - 80.0                                       2         18,934,860              2.4         5.309             54          1.40
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           83       $778,772,919           100.0%        5.931%            113         1.77X
====================================================================================================================================


-------------------------------------------------------------------------------------------
                                           WEIGHTED            WEIGHTED           WEIGHTED
                                            AVERAGE             AVERAGE            AVERAGE
                                            IMPLIED        CUT-OFF DATE            BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)             DSCR (X)             LTV (%)            LTV (%)
-------------------------------------------------------------------------------------------
0.1 - 30.0                                     2.35                46.7                0.5
30.1 - 40.0                                    2.03                44.0               34.2
40.1 - 50.0                                    1.70                61.6               44.7
50.1 - 60.0                                    1.62                66.5               55.5
60.1 - 70.0                                    1.27                74.0               62.7
70.1 - 80.0                                    1.17                79.4               74.0
-------------------------------------------------------------------------------------------
TOTAL:                                        1.63X               64.1%              49.7%
===========================================================================================

Minimum: 0.2%
Maximum: 74.1%
Weighted Average: 49.7%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


PREPAYMENT RESTRICTION ANALYSIS


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION(%) (1)(2)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                          SEP-03          SEP-04         SEP-05         SEP-06          SEP-07         SEP-08
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                                       89.77%          86.84%         83.26%         76.84%          73.34%         71.69%

Yield Maintenance Total                          10.23%          13.16%         16.74%         23.16%          24.81%         27.25%

Open                                              0.00%           0.00%          0.00%          0.00%           1.85%          1.06%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                          100.00%         100.00%        100.00%        100.00%         100.00%        100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                   $778,772,919    $765,387,651   $751,011,169   $734,951,444    $717,850,306   $619,802,204

% Initial Pool Balance                          100.00%          98.28%         96.44%         94.37%          92.18%         79.59%
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Prepayment Restrictions                           SEP-09         SEP-10          SEP-11
----------------------------------------------------------------------------------------
Locked Out                                        74.17%         74.99%          76.94%

Yield Maintenance Total                           25.25%         25.01%          23.06%

Open                                               0.58%          0.00%           0.00%
----------------------------------------------------------------------------------------
TOTALS                                           100.00%        100.00%         100.00%
----------------------------------------------------------------------------------------
Pool Balance Outstanding                    $582,326,864   $528,712,506    $502,797,168

% Initial Pool Balance                            74.77%         67.89%          64.56%
----------------------------------------------------------------------------------------


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                          SEP-12          SEP-13         SEP-14         SEP-15          SEP-16         SEP-17
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                                       62.85%          25.28%         37.70%         58.49%          60.31%         62.51%

Yield Maintenance Total                           0.00%          41.47%         28.22%         41.51%          39.65%         37.49%

Open                                             20.39%          33.25%         34.08%          0.00%           0.04%          0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                          100.00%         100.00%        100.00%        100.00%         100.00%        100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                   $456,183,721     $84,302,451    $51,258,126    $29,386,262     $24,688,014    $19,859,529

% Initial Pool Balance                           58.58%          10.83%          6.58%          3.77%           3.17%          2.55%
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Prepayment Restrictions                            SEP-18         SEP-19
-----------------------------------------------------------------------------------------
Locked Out                                         64.84%         61.98%

Yield Maintenance Total                            35.16%         38.02%

Open                                                0.00%          0.00%
-----------------------------------------------------------------------------------------
TOTALS                                            100.00%        100.00%
-----------------------------------------------------------------------------------------
Pool Balance Outstanding                      $15,036,971    $11,105,697

% Initial Pool Balance                              1.93%          1.43%
-----------------------------------------------------------------------------------------






Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
DISCLAIMER


--------------------------------------------------------------------------------

Prospective investors are advised to read carefully, and should rely solely on, the Prospectus Supplement dated September 17, 2003 and accompanying Prospectus dated September 8, 2003 (together, the "Prospectus") relating to the Certificates referred to below in making their investment decision.



This diskette accompanies and is a part of the Prospectus Supplement relating to the Commercial Mortgage Pass-Through Certificates Series 2003-IQ5 (the "Certificates"). The information set forth on this diskette is an electronic copy of the information set forth in Appendix II "Certain Characteristics of the Mortgage Loans" in the Prospectus. This diskette should be reviewed only in conjunction with the entire Prospectus. This diskette does not contain all relevant information relating to the Certificates. Such information is described elsewhere in the Prospectus.





Methodologies used in deriving certain information contained on this diskette are more fully described elsewhere in the Prospectus.


The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value.

Prior to making any investment decision, a prospective investor must receive and should carefully review the Prospectus.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY CERTIFICATES.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE     MORTGAGE          .                                                              ORIGINAL    CUT-OFF DATE       NOI
   LOAN NO.     LOAN SELLER(1)    PROPERTY NAME(2)                                                BALANCE       BALANCE(3)   DSCR(4)
------------------------------------------------------------------------------------------------------------------------------------
       1        MSMC              Two Commerce Square                                         $66,000,000     $65,846,200      1.86
       2        CIGNA             55 East Monroe                                              $58,500,000     $58,500,000      3.67
       3        MSMC              Plaza America Office Towers III and IV                      $42,500,000     $42,464,449      1.41
       4        PMCF              Invesco Funds Corporate Campus                              $39,000,000     $39,000,000      2.15
       5        MSMC              International Plaza                                         $38,101,814     $37,686,529      2.19
       6        PMCF              3 Times Square                                              $34,848,201     $34,848,201      2.47
       7        MSMC              GGP Portfolio - Gateway Crossing (I)                        $16,850,000     $16,811,524      1.76
       8        MSMC              GGP Portfolio - University Crossing (I)                     $12,580,000     $12,551,274      1.76
       9        PMCF              Quail Springs Marketplace                                   $29,000,000     $28,893,498      1.68
      10        PMCF              Summer Wood Apartments                                      $26,468,964     $26,197,942      1.36
      11        MSMC              200 Berkeley & Stephen L. Brown Buildings                   $25,000,000     $25,000,000      3.09
      12        MSMC              Otay Mesa Distribution Building                             $20,156,250     $20,138,334      1.66
      13        TIAA              Canyon Pointe                                               $20,000,000     $19,935,857      1.35
      14        PMCF              Traville Village Center                                     $18,000,000     $17,924,777      2.27
      15        Lincoln           Bell Atlantic Mobile Building                               $18,500,000     $17,694,253      1.42
      16        TIAA              Madison Park Apartments                                     $14,240,000     $14,120,750      1.40
      17        Lincoln           Mercy Medical Plaza                                         $13,371,264     $13,154,376      1.57
      18        Lincoln           Smoky Crossing Apartments (A)                               $12,650,000     $11,920,515      1.15
      19        Lincoln           Smoky Crossing Apartments (A)                                  $650,000         $61,539      1.15
      20        Lincoln           Napa Airport Centre                                         $11,600,000     $11,457,010      1.50
      21        MSMC              Virginia Office Portfolio - Tysons Westwood (II)             $5,400,000      $5,386,097      1.79
      22        MSMC              Virginia Office Portfolio - 701 East Franklin Street (II)    $4,600,000      $4,588,157      1.79
      23        Lincoln           Concourse Centers I and II                                  $10,000,000      $9,736,968      1.51
      24        Lincoln           Southern Drive Warehouse                                     $9,750,000      $9,634,762      1.56
      25        PMCF              Wright Executive Center-2900 Presidential Drive (III)        $4,787,402      $4,787,402      2.11
      26        PMCF              Wright Executive Center-3000 Presidential Drive (III)        $4,712,598      $4,712,598      2.11
      27        Lincoln           Cobblerock Building                                          $9,500,000      $8,804,809      1.32
      28        MSMC              Providence Village Plaza                                     $8,300,000      $8,283,662      1.70
      29        Lincoln           Stayton Business Center                                      $8,400,000      $8,219,011      1.43
      30        TIAA              University Walk Shopping Center                              $7,850,000      $7,826,475      1.45
      31        MSMC              Portola Plaza I                                              $7,800,000      $7,800,000      1.81
      32        Lincoln           K Street Office Building                                     $8,300,000      $7,723,226      1.20
      33        Lincoln           Diamond View Office Building                                 $8,350,000      $7,632,353      1.31
      34        PMCF              Grand Central Shopping Center                                $7,320,000      $7,306,554      1.74
      35        TIAA              Midpoint Center Shopping Center                              $7,200,000      $7,178,423      1.42
      36        Lincoln           Gekeler Farms Apartments                                     $7,100,000      $6,966,689      1.25
      37        Lincoln           Airpark Business Center (A&C) (B)                            $6,500,000      $6,412,018      1.22
      38        Lincoln           Airpark Business Center (A&C) (B)                              $550,000        $461,105      1.22
      39        PMCF              Hampton Inn Monroeville                                      $6,500,000      $6,479,262      2.28
      40        Lincoln           USCO Distribution Building                                   $7,010,000      $6,017,770      1.56
      41        MSMC              Royal Palm Square                                            $6,000,000      $5,991,508      1.70
      42        Lincoln           Civic Center Office Building                                 $6,340,000      $5,970,857      1.52
      43        PMCF              Arbrook Oaks Shopping Center                                 $6,000,000      $5,951,073      1.55

------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE        NCF    IMPLIED    CUT-OFF DATE   BALLOON
   LOAN NO.     DSCR(4)    DSCR(5)       LTV(4)     LTV(4)   STREET ADDRESS                                   CITY             STATE
------------------------------------------------------------------------------------------------------------------------------------
       1          1.77       2.22        64.2%      51.9%    2001 Market Street                               Philadelphia      PA
       2          3.25       2.13        39.4%      32.6%    55 East Monroe                                   Chicago           IL
       3          1.29       1.16        73.6%      62.5%    11720 and 11730 Plaza America Drive              Reston            VA
       4          2.15       1.45        67.2%      58.8%    4340, 4346 & 4350 South Monaco Street            Denver            CO
       5          2.13       1.58        61.3%      56.5%    International Plaza and Bay Street               Tampa             FL
       6          2.35       2.94        37.6%       0.2%    Three Times Square                               New York          NY
       7          1.61       1.25        68.3%      60.3%    500 South 500 West                               Bountiful         UT
       8          1.61       1.25        68.3%      60.3%    380 East 1300 South State Street                 Orem              UT
       9          1.54       1.36        68.1%      57.8%    W. Memorial Road & N. Pennsylvania Avenue        Oklahoma City     OK
      10          1.29       1.32        70.4%      62.4%    8101 Polo Club Drive                             Merrillville      IN
      11          2.98       1.93        53.6%      53.6%    200 Berkeley & 197 Clarendon Street              Boston            MA
      12          1.54       1.34        70.7%      59.6%    2020 Piper Ranch Road                            Otay Mesa         CA
      13          1.32       1.15        77.7%      64.8%    10950 West Charleston Boulevard                  Las Vegas         NV
      14          2.15       1.79        54.7%      45.7%    9700 Traville Gateway Drive                      Gaithersburg      MD
      15          1.33       1.39        67.0%      52.2%    7600 Montpelier Drive                            Laurel            MD
      16          1.33       1.15        79.3%      74.1%    12901 NE 28th Street                             Vancouver         WA
      17          1.40       1.62        56.8%      38.4%    411 Laurel Street                                Des Moines        IA
      18          1.10       1.30        78.1%      60.7%    11647 Chapman Highway                            Seymour           TN
      19          1.10       1.30        78.1%      60.7%    11647 Chapman Highway                            Seymour           TN
      20          1.40       1.32        76.9%      56.5%    600-650 Airpark Drive                            Napa              CA
      21          1.44       1.32        70.7%      60.5%    8601 Westwood Center Drive                       Vienna            VA
      22          1.44       1.32        70.7%      60.5%    701 East Franklin Street                         Richmond          VA
      23          1.37       1.48        72.4%      61.7%    7800-7802 Airport Center Drive                   Greensboro        NC
      24          1.39       1.35        78.2%      60.6%    7701 Southern Drive                              Springfield       VA
      25          1.77       1.33        74.8%      62.2%    2900 Presidential Drive                          Fairborn          OH
      26          1.77       1.33        74.8%      62.2%    3000 Presidential Drive                          Fairborn          OH
      27          1.22       1.39        72.3%      56.6%    11017 Cobblerock Drive                           Rancho Cordova    CA
      28          1.64       1.37        69.6%      58.1%    511 - 539 N. Oak Avenue                          Aldan             PA
      29          1.32       1.50        72.9%      59.6%    10335 Guilford Road, 8280 & 8300 Stayton Drive   Jessup            MD
      30          1.39       1.32        72.1%      55.0%    2875 University Parkway                          Sarasota          FL
      31          1.74       1.19        77.4%      65.7%    27722-27766 Santa Margarita Parkway              Mission Viejo     CA
      32          1.07       1.24        76.6%      65.3%    1627 K Street NW                                 Washington        DC
      33          1.20       1.34        78.6%      67.1%    512 South Magnum Street                          Durham            NC
      34          1.56       1.34        74.9%      63.1%    8764 Research Blvd                               Austin            TX
      35          1.37       1.30        72.5%      55.3%    2420 Santa Barbara Boulevard                     Cape Coral        FL
      36          1.19       1.35        76.7%      51.6%    3210-3450 South Gekeler Lane                     Boise             ID
      37          1.10       1.31        79.7%      42.9%    1201 & 1261 Aviation Boulevard                   Hebron            KY
      38          1.10       1.31        79.7%      42.9%    1201 & 1261 Aviation Boulevard                   Hebron            KY
      39          1.95       1.98        57.9%      42.1%    3000 Mosside Boulevard                           Monroeville       PA
      40          1.43       1.96        52.9%      41.5%    12 Forge Parkway                                 Franklin          MA
      41          1.40       1.29        70.5%      53.8%    1400 Colonial Boulevard                          Ft. Myers         FL
      42          1.40       1.47        68.5%      53.9%    One McInnis Parkway                              San Rafael        CA
      43          1.42       1.54        64.5%       2.1%    3810 South Cooper Street                         Arlington         TX


-------------------------------------------------------------------------------------------
   MORTGAGE
   LOAN NO.        ZIP CODE     PROPERTY TYPE      PROPERTY SUB-TYPE
-------------------------------------------------------------------------------------------
       1            19103       Office             Urban
       2            60610       Office             Urban
       3            20190       Office             Suburban
       4            80237       Office             Suburban
       5            33607       Retail             Anchored
       6            10036       Office             Office/Retail
       7            84010       Retail             Anchored
       8            84058       Retail             Anchored
       9            73134       Retail             Anchored
      10            46410       Multifamily        Garden
      11            02117       Office             Urban
      12            92173       Industrial         Warehouse
      13            89135       Retail             Anchored
      14            20850       Retail             Anchored
      15            20723       Office             Suburban
      16            98682       Multifamily        Garden
      17            50314       Office             Medical
      18            37865       Multifamily        Garden
      19            37865       Multifamily        Garden
      20            94558       Industrial         Flex
      21            22182       Office             Suburban
      22            23240       Office             Suburban
      23            27409       Office             Suburban
      24            22150       Industrial         Warehouse
      25            45324       Office             Suburban
      26            45324       Office             Suburban
      27            95670       Office             Suburban
      28            19018       Retail             Anchored
      29            20794       Industrial         Light Industrial
      30            34243       Retail             Grocery Anchored
      31            92691       Retail             Shadow Anchored
      32            20006       Office             Urban
      33            27701       Office             Urban
      34            78578       Retail             Shadow Anchored
      35            33914       Retail             Grocery Anchored
      36            83706       Multifamily        Garden
      37            41048       Industrial         Warehouse
      38            41048       Industrial         Warehouse
      39            15146       Hotel              Limited Service
      40            02038       Industrial         Warehouse
      41            33907       Retail             Unanchored
      42            94903       Office             Suburban
      43            76015       Retail             Shadow Anchored



------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                                                     PERCENT       PERCENT LEASED
   LOAN NO.          UNITS/SF           YEAR BUILT                    YEAR RENOVATED            LEASED(6)   AS OF DATE(6)
------------------------------------------------------------------------------------------------------------------------------
       1              953,276                1991                            NAP                     97.6%      12/31/2002
       2            1,602,749                1972                    1990/1999/2000/2001             96.5%      06/30/2003
       3              473,161                2001                            NAP                     94.3%      07/31/2003
       4              263,770                2001                            NAP                    100.0%      02/01/2003
       5            1,225,466                2001                            NAP                     96.6%      05/01/2003
       6              883,405                2001                            NAP                     98.8%      07/01/2003
       7              159,861                1992                            NAP                     98.9%      05/07/2003
       8              206,030                1971                            NAP                     96.0%      05/07/2003
       9              295,740                1998                            NAP                     97.5%      05/08/2003
      10                  628                1993                            NAP                     82.3%      05/30/2003
      11            1,137,331              1947/1923                      1994/1984                  96.4%      04/30/2003
      12              600,300                2003                            NAP                    100.0%      05/20/2003
      13              151,076                2002                            NAP                    100.0%      04/28/2003
      14               98,469                2003                            NAP                     97.6%      07/31/2003
      15              150,244                1999                            NAP                    100.0%      07/01/2003
      16                  336         1999/2001/2002/2003                    NAP                     96.7%      03/24/2003
      17              147,307              1982/1988                         NAP                    100.0%      06/01/2003
      18                  222              1997/1998                         NAP                     99.5%      07/09/2003
      19                  222              1997/1998                         NAP                     99.5%      07/09/2003
      20              150,899              1997-1998                         NAP                     89.1%      06/19/2003
      21               28,941                1984                            NAP                    100.0%      03/01/2003
      22              170,135                1967                            1991                    86.3%      03/24/2003
      23              118,098              1999/2000                         NAP                    100.0%      07/08/2003
      24              250,888                1980                       1984/1998/2000               77.4%      06/25/2003
      25               60,168                1987                            2000                    95.1%      05/05/2003
      26               59,435                1988                            2000                    83.3%      05/05/2003
      27               91,112                1998                            NAP                    100.0%      06/25/2003
      28               91,478                1995                            NAP                    100.0%      05/01/2003
      29              141,075                2001                            NAP                     87.5%      07/15/2003
      30               85,115                2002                            NAP                    100.0%      06/01/2003
      31               25,065                1987                            NAP                    100.0%      05/28/2003
      32               64,153                1977                            1992                    76.6%      07/01/2003
      33               81,639                1998                            NAP                    100.0%      07/16/2003
      34              115,343                1978                            2003                    95.3%      05/20/2003
      35               75,386                2002                            NAP                    100.0%      06/01/2003
      36                  146                1995                            NAP                     89.7%      03/31/2003
      37              215,100              1999/2002                         NAP                     95.8%      06/26/2003
      38              215,100              1999/2002                         NAP                     95.8%      06/26/2003
      39                  140                1998                            NAP                     77.1%      03/30/2003
      40              236,331                1988                            NAP                    100.0%      03/05/2003
      41              144,464                1981                            NAP                     85.8%      07/22/2003
      42               38,241                1998                            NAP                    100.0%      03/06/2003
      43               50,959                1986                            NAP                    100.0%      02/12/2003




--------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                    RELATED         CUT-OFF DATE BALANCE
   LOAN NO.    SECURITY TYPE(7)        LIEN POSITION        BORROWER LIST          PER UNIT OR SF      NOTE DATE
--------------------------------------------------------------------------------------------------------------------------
       1         Fee                         First                 NAP                         $138     07/31/2003
       2         Fee/Leasehold               First                 NAP                          $73     12/30/2002
       3         Fee                         First                 NAP                         $179     07/23/2003
       4         Fee                         First                 NAP                         $148     02/20/2003
       5         Leasehold                   First                 NAP                         $155     12/23/2002
       6         Leasehold                   First                 NAP                         $192     08/28/2003
       7         Fee                         First                 NAP                          $80     07/01/2003
       8         Fee                         First                 NAP                          $80     07/01/2003
       9         Fee                         First                 NAP                          $98     04/29/2003
      10         Fee                         First                 NAP                      $41,716     06/19/2002
      11         Fee                         First                 NAP                         $132     03/14/2003
      12         Fee                         First                 NAP                          $34     07/01/2003
      13         Fee                         First                 NAP                         $132     05/15/2003
      14         Fee                         First                 NAP                         $182     04/25/2003
      15         Fee                         First                 NAP                         $118     09/30/1999
      16         Fee                         First                 NAP                      $42,026     12/26/2002
      17         Fee                         First                 NAP                          $89     12/12/2002
      18         Fee                         First                  19                      $53,973     11/24/1998
      19         Fee                         First                  18                      $53,973     11/24/1998
      20         Fee                         First                 NAP                          $76     11/12/2002
      21         Fee                         First                 NAP                          $50     05/15/2003
      22         Fee                         First                 NAP                          $50     05/15/2003
      23         Fee                         First                 NAP                          $82     12/19/2001
      24         Fee                         First                 NAP                          $38     12/19/2002
      25         Fee                         First                 NAP                          $80     03/20/2003
      26         Fee                         First                 NAP                          $79     03/20/2003
      27         Fee                         First                 NAP                          $97     06/11/1999
      28         Fee                         First                 NAP                          $91     06/11/2003
      29         Fee                         First                 NAP                          $58     03/08/2002
      30         Fee                         First                  35                          $92     06/20/2003
      31         Fee                         First                 NAP                         $311     06/26/2003
      32         Fee                         First                 NAP                         $120     06/04/1999
      33         Fee/Leasehold               First                 NAP                          $93     12/22/1998
      34         Fee                         First                 NAP                          $63     07/01/2003
      35         Fee                         First                  30                          $95     06/20/2003
      36         Fee                         First                 NAP                      $47,717     12/10/2002
      37         Fee                         First                  38                          $32     09/18/2002
      38         Fee                         First                  37                          $32     09/18/2002
      39         Leasehold                   First                 NAP                      $46,280     06/20/2003
      40         Fee                         First                 NAP                          $25     07/01/1998
      41         Fee                         First                 NAP                          $41     07/24/2003
      42         Fee                         First                 NAP                         $156     09/24/1998
      43         Fee                         First                 NAP                         $117     04/28/2003


--------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE    FIRST PAYMENT      FIRST PAYMENT                                         GRACE                     LOCKBOX
   LOAN NO.    DATE (P&I)         DATE (IO)         MATURITY DATE        DUE DATE     PERIOD(8)     ARD LOAN      STATUS
--------------------------------------------------------------------------------------------------------------------------------
       1         09/09/2003            NAP             05/09/2013             9             0            No        In-Place
       2         02/01/2006         02/01/2003         01/01/2013             1             0            No        In-place
       3         09/08/2003            NAP             08/08/2013             8             0            No        In-Place
       4         04/01/2006         04/01/2003         03/01/2013             1             5            Yes       In Place
       5         02/11/2003            NAP             01/08/2008             8             0            No        In-Place
       6         09/15/2003            NAP             10/14/2021             15            0            No        In Place
       7         08/09/2003            NAP             07/09/2010             9             0            No        In Place
       8         08/09/2003            NAP             07/09/2010             9             0            No        In Place
       9         06/01/2003            NAP             05/01/2013             1             5            No        In Place
      10         08/01/2002            NAP             07/01/2012             1             5            No        In Place
      11            NAP             05/09/2003         04/09/2008             9             0            No        In-Place
      12         09/01/2003            NAP             08/01/2013             1             0            No        In Place
      13         07/10/2003            NAP             06/10/2013             10            0            No        Springing
      14         06/05/2003            NAP             05/01/2013             5             2            No        Springing
      15         11/05/1999            NAP             10/05/2014             5             0            No        Springing
      16         02/10/2003            NAP             01/10/2008             10            0            No        Springing
      17         02/10/2003            NAP             01/10/2013             10            0            No          None
      18         01/01/1999            NAP             12/01/2013             1             0            No          None
      19         01/01/1999            NAP             02/01/2004             1             0            No          None
      20         02/10/2003            NAP             01/10/2014             10            0            No          None
      21         07/01/2003            NAP             06/01/2013             1             5            No          None
      22         07/01/2003            NAP             06/01/2013             1             5            No          None
      23         02/10/2002            NAP             07/10/2010             10            0            No          None
      24         02/01/2003            NAP             01/01/2013             1             0            No          None
      25         05/01/2005         05/01/2003         04/01/2013             1             5            No          None
      26         05/01/2005         05/01/2003         04/01/2013             1             5            No          None
      27         07/15/1999            NAP             06/15/2011             15            0            No          None
      28         08/01/2003            NAP             07/01/2013             1             5            No        In Place
      29         04/10/2002            NAP             03/10/2012             10            0            No          None
      30         08/10/2003            NAP             07/10/2013             10            0            No        Springing
      31         02/01/2005         08/01/2003         07/01/2013             1             5            No        In Place
      32         08/01/1999            NAP             07/01/2009             1             0            No          None
      33         02/01/1999            NAP             01/01/2009             1            15            No          None
      34         08/01/2003            NAP             07/01/2013             1             5            No          None
      35         08/10/2003            NAP             07/10/2013             10            0            No        Springing
      36         01/10/2003            NAP             12/10/2012             10            0            No          None
      37         11/07/2002            NAP             10/07/2014             7             0            No          None
      38         11/07/2002            NAP             10/07/2007             7             0            No          None
      39         08/01/2003            NAP             07/01/2013             1             5            No          None
      40         08/05/1998            NAP             07/05/2008             5             0            No          None
      41         09/01/2003            NAP             08/01/2013             1             5            No          None
      42         11/10/1998            NAP             10/10/2013             10            0            No          None
      43         06/01/2003            NAP             05/01/2023             1             5            No          None



----------------------------------------------------------------------------------------------
   MORTGAGE    LOCKBOX          ORIGINAL TERM        REMAINING TERM          ORIGINAL
   LOAN NO.     TYPE             TO MATURITY          TO MATURITY         AMORT. TERM(9)
----------------------------------------------------------------------------------------------
       1          Hard                117                   116                   319
       2          Hard                120                   112                   264
       3          Hard                120                   119                   360
       4       Hard (A/B)             120                   114                   360
       5          Hard                 60                    52                   360
       6          Hard                218                   218                   218
       7          Hard                 84                    82                   360
       8          Hard                 84                    82                   360
       9          Hard                120                   116                   360
      10       Hard (A/B)             120                   106                   360
      11          Hard                 60                    55                   IO
      12          Hard                120                   119                   360
      13          Hard                120                   117                   360
      14        Springing             120                   116                   360
      15          Hard                180                   133                   360
      16          Hard                 60                    52                   360
      17           NAP                120                   112                   240
      18           NAP                180                   123                   360
      19           NAP                 62                    5                    62
      20           NAP                132                   124                   300
      21           NAP                120                   117                   360
      22           NAP                120                   117                   360
      23           NAP                102                    82                   300
      24           NAP                120                   112                   300
      25           NAP                120                   115                   300
      26           NAP                120                   115                   300
      27           NAP                144                    93                   300
      28          Soft                120                   118                   360
      29           NAP                120                   102                   300
      30          Hard                120                   118                   300
      31          Soft                120                   118                   342
      32           NAP                120                    70                   300
      33           NAP                120                    64                   300
      34           NAP                120                   118                   360
      35          Hard                120                   118                   300
      36           NAP                120                   111                   240
      37           NAP                144                   133                   228
      38           NAP                 60                    49                   60
      39           NAP                120                   118                   270
      40           NAP                120                    58                   240
      41           NAP                120                   119                   300
      42           NAP                180                   121                   360
      43           NAP                240                   236                   240


------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE      REMAINING     MORTGAGE                MONTHLY             MONTHLY  UNDERWRITABLE     UNDERWRITABLE        BALLOON
   LOAN NO.     AMORT. TERM        RATE      PAYMENT (P&I)(10)    PAYMENT (IO)(10)            NOI         CASH FLOW        BALANCE
------------------------------------------------------------------------------------------------------------------------------------
       1            318          6.300%          $552,547                 NAP         $24,727,515       $23,436,873     $53,222,802
       2            264          5.155%          $319,606            $254,796         $22,466,246       $19,901,847     $48,442,617
       3            359          5.965%          $253,853                 NAP          $8,618,351        $7,863,962     $36,081,488
       4            360          5.300%          $209,192            $175,121          $4,523,385        $4,523,385     $34,083,333
       5            352          4.205%          $186,436                 NAP         $24,683,737       $24,047,181     $34,758,056
       6            218          7.380%          $290,917                 NAP         $41,883,330       $39,765,263        $187,485
       7            358          4.699%           $87,380                 NAP          $1,833,939        $1,701,255     $14,847,879
       8            358          4.699%           $65,237                 NAP          $1,398,490        $1,241,663     $11,085,242
       9            356          5.810%          $170,343                 NAP          $3,428,405        $3,156,675     $24,514,759
      10            346          7.110%          $178,058                 NAP          $2,899,991        $2,758,691     $23,199,010
      11             IO          5.115%               NAP            $108,043         $24,035,850       $23,150,881     $25,000,000
      12            359          5.730%          $117,370                 NAP          $2,339,932        $2,165,845     $16,993,326
      13            357          5.650%          $115,447                 NAP          $1,873,436        $1,831,015     $16,615,240
      14            356          5.250%           $99,397                 NAP          $2,712,710        $2,562,133     $14,956,515
      15            313          7.080%          $124,077                 NAP          $2,111,475        $1,973,826     $13,778,596
      16            352          5.500%           $80,896                 NAP          $1,361,809        $1,294,609     $13,193,777
      17            232          6.710%          $101,353                 NAP          $1,911,687        $1,705,799      $8,894,151
      18            303          6.750%           $82,048                 NAP          $1,303,787        $1,248,287      $9,301,596
      19             5           7.000%           $12,524                 NAP          $1,303,787        $1,248,287         $12,451
      20            292          5.680%           $72,486                 NAP          $1,303,890        $1,213,443      $8,419,541
      21            357          6.150%           $32,898                 NAP            $620,983          $567,322      $4,609,245
      22            357          6.150%           $28,025                 NAP            $690,499          $483,591      $3,926,393
      23            280          6.950%           $70,359                 NAP          $1,277,502        $1,155,712      $8,298,731
      24            292          5.960%           $62,581                 NAP          $1,170,333        $1,044,098      $7,460,647
      25            300          5.940%           $30,670             $24,027            $607,159          $510,191      $3,982,964
      26            300          5.940%           $30,191             $23,651            $597,672          $502,219      $3,920,730
      27            249          6.990%           $67,083                 NAP          $1,065,656          $980,045      $6,889,481
      28            358          5.330%           $46,245                 NAP            $943,603          $909,751      $6,913,891
      29            282          7.530%           $62,239                 NAP          $1,071,247          $983,172      $6,721,693
      30            298          5.770%           $49,480                 NAP            $858,501          $827,530      $5,971,564
      31            342          5.380%           $44,637             $35,456            $770,469          $740,955      $6,627,318
      32            250          7.200%           $59,726                 NAP            $856,559          $764,827      $6,583,172
      33            244          6.600%           $56,903                 NAP            $897,656          $816,838      $6,512,273
      34            358          5.610%           $42,069                 NAP            $878,089          $785,279      $6,150,547
      35            298          5.770%           $45,383                 NAP            $773,982          $744,753      $5,477,103
      36            231          6.490%           $52,894                 NAP            $795,233          $754,645      $4,687,915
      37            217          6.680%           $43,962                 NAP            $797,848          $720,050      $3,688,982
      38             49          6.010%           $10,636                 NAP            $797,848          $720,050         $10,583
      39            268          6.000%           $43,926                 NAP          $1,202,654        $1,029,444      $4,718,697
      40            178          7.100%           $54,770                 NAP          $1,024,201          $943,041      $4,723,095
      41            299          5.460%           $36,702                 NAP            $749,502          $616,595      $4,576,715
      42            301          6.930%           $41,883                 NAP            $762,244          $702,875      $4,694,805
      43            236          6.060%           $43,194                 NAP            $804,021          $738,233        $190,695


----------------------------------------------------------------
   MORTGAGE           CURRENT        SOURCE OF        MORTGAGE
   LOAN NO.          VALUE(11)       VALUE(11)        LOAN NO.
----------------------------------------------------------------
       1            $205,000,000     Appraisal            1
       2            $297,000,000     Appraisal            2
       3            $115,400,000     Appraisal            3
       4             $58,000,000     Appraisal            4
       5            $310,000,000     Appraisal            5
       6            $450,000,000     Appraisal            6
       7             $24,500,000     Appraisal            7
       8             $18,500,000     Appraisal            8
       9             $42,400,000     Appraisal            9
      10             $37,200,000     Appraisal           10
      11            $280,000,000     Appraisal           11
      12             $28,500,000     Appraisal           12
      13             $25,650,000     Appraisal           13
      14             $32,750,000     Appraisal           14
      15             $26,393,438   Market Study          15
      16             $17,800,000     Appraisal           16
      17             $23,171,964   Market Study          17
      18             $15,338,671   Market Study          18
      19             $15,338,671   Market Study          19
      20             $14,901,600   Market Study          20
      21              $7,400,000     Appraisal           21
      22              $6,700,000     Appraisal           22
      23             $13,447,389   Market Study          23
      24             $12,319,295   Market Study          24
      25              $6,400,000     Appraisal           25
      26              $6,300,000     Appraisal           26
      27             $12,178,926   Market Study          27
      28             $11,900,000     Appraisal           28
      29             $11,276,284   Market Study          29
      30             $10,850,000     Appraisal           30
      31             $10,080,000     Appraisal           31
      32             $10,077,165   Market Study          32
      33              $9,704,389   Market Study          33
      34              $9,750,000     Appraisal           34
      35              $9,900,000     Appraisal           35
      36              $9,088,377   Market Study          36
      37              $8,625,384   Market Study          37
      38              $8,625,384   Market Study          38
      39             $11,200,000     Appraisal           39
      40             $11,380,011   Market Study          40
      41              $8,500,000     Appraisal           41
      42              $8,711,360   Market Study          42
      43              $9,220,000     Appraisal           43

----------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE     MORTGAGE          .                                                            CAPITALIZATION       VALUATION
   LOAN NO.     LOAN SELLER(1)    PROPERTY NAME(2)                                                RATE(11)            DATE
----------------------------------------------------------------------------------------------------------------------------------
       1        MSMC              Two Commerce Square                                                NAP           05/16/2003
       2        CIGNA             55 East Monroe                                                     NAP           12/16/2002
       3        MSMC              Plaza America Office Towers III and IV                             NAP           06/05/2003
       4        PMCF              Invesco Funds Corporate Campus                                     NAP           11/01/2002
       5        MSMC              International Plaza                                                NAP           11/30/2002
       6        PMCF              3 Times Square                                                     NAP           09/01/2001
       7        MSMC              GGP Portfolio - Gateway Crossing (I)                               NAP           05/23/2003
       8        MSMC              GGP Portfolio - University Crossing (I)                            NAP           05/30/2003
       9        PMCF              Quail Springs Marketplace                                          NAP           02/05/2003
      10        PMCF              Summer Wood Apartments                                             NAP           04/01/2002
      11        MSMC              200 Berkeley & Stephen L. Brown Buildings                          NAP           04/01/2003
      12        MSMC              Otay Mesa Distribution Building                                    NAP           05/29/2003
      13        TIAA              Canyon Pointe                                                      NAP           04/14/2003
      14        PMCF              Traville Village Center                                            NAP           04/01/2003
      15        Lincoln           Bell Atlantic Mobile Building                                     8.0%           06/30/2003
      16        TIAA              Madison Park Apartments                                            NAP           04/01/2003
      17        Lincoln           Mercy Medical Plaza                                               8.3%           06/30/2003
      18        Lincoln           Smoky Crossing Apartments (A)                                     8.5%           06/26/2003
      19        Lincoln           Smoky Crossing Apartments (A)                                     8.5%           06/26/2003
      20        Lincoln           Napa Airport Centre                                               8.8%           06/30/2003
      21        MSMC              Virginia Office Portfolio - Tysons Westwood (II)                   NAP           02/01/2003
      22        MSMC              Virginia Office Portfolio - 701 East Franklin Street (II)          NAP           02/03/2003
      23        Lincoln           Concourse Centers I and II                                        9.5%           06/27/2003
      24        Lincoln           Southern Drive Warehouse                                          9.5%           06/30/2003
      25        PMCF              Wright Executive Center-2900 Presidential Drive (III)              NAP           02/14/2003
      26        PMCF              Wright Executive Center-3000 Presidential Drive (III)              NAP           02/14/2003
      27        Lincoln           Cobblerock Building                                               8.8%           06/30/2003
      28        MSMC              Providence Village Plaza                                           NAP           04/14/2003
      29        Lincoln           Stayton Business Center                                           9.5%           06/30/2003
      30        TIAA              University Walk Shopping Center                                    NAP           03/21/2003
      31        MSMC              Portola Plaza I                                                    NAP           03/27/2003
      32        Lincoln           K Street Office Building                                          8.5%           06/30/2003
      33        Lincoln           Diamond View Office Building                                      9.3%           06/25/2003
      34        PMCF              Grand Central Shopping Center                                      NAP           05/14/2003
      35        TIAA              Midpoint Center Shopping Center                                    NAP           03/24/2003
      36        Lincoln           Gekeler Farms Apartments                                          8.8%           07/01/2003
      37        Lincoln           Airpark Business Center (A&C) (B)                                 9.3%           06/30/2003
      38        Lincoln           Airpark Business Center (A&C) (B)                                 9.3%           06/30/2003
      39        PMCF              Hampton Inn Monroeville                                            NAP           04/21/2003
      40        Lincoln           USCO Distribution Building                                        9.0%           06/30/2003
      41        MSMC              Royal Palm Square                                                  NAP           06/03/2003
      42        Lincoln           Civic Center Office Building                                      8.8%           06/30/2003
      43        PMCF              Arbrook Oaks Shopping Center                                       NAP           02/23/2003


------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                        LEASE                                                        LEASE
   LOAN NO.   LARGEST TENANT(12)              EXPIRATION DATE   % NSF   SECOND LARGEST TENANT(12)          EXPIRATION DATE    % NSF
------------------------------------------------------------------------------------------------------------------------------------
       1      New York Central Lines            06/23/2008      79.0%   Ernst & Young                         09/30/2007       9.1%
       2      Sargent & Lundy                   06/30/2012      18.5%   Seyfarth Shaw                         12/31/2006      13.8%
       3      Unisys                            07/31/2018      59.2%   NCI Information Systems               06/30/2013      16.6%
       4      Invesco Funds Group, Inc.         10/31/2016     100.0%   NAP                                      NAP            NAP
       5      Dillard's                             NAP         19.6%   Nordstrom                                NAP          13.6%
       6      Reuters C Corp                    11/18/2021      79.4%   Bank of Montreal                      11/18/2021      11.8%
       7      Ross Dress for Less               01/31/2011      18.8%   T.J. Maxx                             01/31/2008      15.7%
       8      Burlington Coat Factory           10/01/2006      34.6%   Officemax                             09/30/2012      17.4%
       9      Ultimate Electronics, Inc.        07/31/2016      11.3%   Office Depot, Inc.                    08/31/2013      10.6%
      10      NAP                                   NAP           NAP   NAP                                      NAP            NAP
      11      John Hancock                      03/31/2018      61.8%   Evergreen Funds (Wachovia)            09/30/2006      16.9%
      12      Factory 2-U Stores, Inc.          07/31/2015     100.0%   NAP                                      NAP            NAP
      13      Best Buy                          01/31/2013      29.8%   Bed Bath and Beyond                   01/31/2013      22.2%
      14      Giant of Maryland, LLC            02/28/2023      43.0%   Agrodolce of Travilah                 04/30/2013       4.9%
      15      Bell Atlantic Mobile              09/30/2014     100.0%   NAP                                      NAP            NAP
      16      NAP                                   NAP           NAP   NAP                                      NAP            NAP
      17      Iowa Health Centers, PC           05/31/2008      22.0%   Mercy Ambulatory Surgery              09/30/2003      10.5%
      18      NAP                                   NAP           NAP   NAP                                      NAP            NAP
      19      NAP                                   NAP           NAP   NAP                                      NAP            NAP
      20      Beringer Blass Wine Estates       01/15/2013      27.6%   Senetek                               01/14/2008      20.6%
      21      HBL                               04/30/2017      38.2%   Great Expectations                    04/30/2009      24.8%
      22      MCV Hospitals Authority           06/30/2007      25.6%   The Public Defender Commission        01/31/2006       9.4%
      23      VF Playwear, Inc.                 12/31/2009      54.5%   ECPI College of Technology            10/31/2012      26.2%
      24      Cox Communications                09/30/2006      31.8%   GSC Services                          06/30/2012      18.2%
      25      Logtec Inc.                       05/31/2004      33.6%   Syracuse Research Corporation         10/31/2006      12.5%
      26      Lockhead Martin Corporation       09/30/2004      20.6%   Accenture, LLP                        05/31/2007      20.5%
      27      Fireman's Fund Insurance          04/30/2009      77.0%   Acordia of CA Insurance Svcs.         05/15/2006      17.5%
      28      Giant Food                        03/31/2020      71.1%   Mandees                               12/31/2005       9.3%
      29      Quantum Photonics, Inc.           12/11/2010      28.2%   Great Spring Waters of America        03/11/2006      18.8%
      30      Publix                            05/31/2022      71.3%   Panera Bread                          09/30/2012       5.3%
      31      Turek, Poon (Chiro) & Moy (Pod)       MTM         13.4%   Rubino's Pizza                        10/31/2006      10.2%
      32      Startel International             03/31/2011       8.8%   The Foundation Center                 01/03/2011       8.7%
      33      Glaxo Wellcome Inc.               06/30/2006      50.8%   Duke University                       06/30/2013      27.2%
      34      Big Lots Stores, Inc.             01/31/2009      23.4%   Office Depot, Inc.                    03/31/2009      20.7%
      35      Publix                            10/31/2022      80.5%   Blockbuster Video                     12/31/2008       4.6%
      36      NAP                                   NAP           NAP   NAP                                      NAP            NAP
      37      NACAM North America Corp.         02/28/2014      50.2%   ExhibitGroup/Giltspur                 06/30/2007      33.2%
      38      NACAM North America Corp.         02/28/2014      50.2%   ExhibitGroup/Giltspur                 06/30/2007      33.2%
      39      NAP                                   NAP           NAP   NAP                                      NAP            NAP
      40      USCO Logistics Services, Inc.     06/30/2013     100.0%   NAP                                      NAP            NAP
      41      Broadway Palm Dinner Theater      03/31/2012      25.2%   Second Act                            06/30/2006       6.8%
      42      Autodesk (sublet to Kabira)       10/16/2006      64.4%   Morgan Stanley Dean Witter            09/27/2008      35.6%
      43      Family Christian Stores #123      04/30/2010      19.3%   Chili's                               09/30/2011      12.0%


-------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                        LEASE                   %                INSURANCE
   LOAN NO.  THIRD LARGEST TENANT(12)                         EXPIRATION DATE             NSF            ESCROW IN PLACE
-------------------------------------------------------------------------------------------------------------------------
       1     Grant Thorton                                      12/04/2004                2.6%                 Yes
       2     Phoenix Investment Partners                        12/31/2008                7.0%                 Yes
       3     University of Phoenix                              04/30/2010                5.4%                 Yes
       4     NAP                                                    NAP                   NAP                  Yes
       5     Lord & Taylor                                          NAP                  11.4%                  No
       6     Bain & Co.                                         11/18/2021                4.4%                 Yes
       7     Michaels Stores, Inc.                              02/28/2012               14.0%                  No
       8     Barnes & Noble                                     03/31/2010               12.4%                  No
       9     Ross Stores, Inc.                                  01/31/2009               10.2%                 Yes
      10     NAP                                                    NAP                   NAP                  Yes
      11     Deloitte & Touche                                  10/31/2009               14.1%                  No
      12     NAP                                                    NAP                   NAP                   No
      13     Marshalls                                          10/31/2012               19.9%                  No
      14     Starlin Interiors, Inc.                            02/29/2008                4.9%                 Yes
      15     NAP                                                    NAP                   NAP                   No
      16     NAP                                                    NAP                   NAP                   No
      17     Mercy Therapeutic Radiology                        06/30/2006                8.5%                 Yes
      18     NAP                                                    NAP                   NAP                   No
      19     NAP                                                    NAP                   NAP                   No
      20     Simplex Filler                                     02/19/2010                8.1%                  No
      21     AllFirst Bank                                      12/31/2005               10.4%                  No
      22     Virginia Department of Social Services             12/14/2003                5.1%                  No
      23     Cingular Wireless (BellSouth)                      05/31/2004               13.8%                  No
      24     ArchivesOne VA, LLC                                11/30/2005               18.0%                  No
      25     Erim International, Inc. (Veridian)                04/30/2004                9.5%                 Yes
      26     Burke, Inc.                                        04/30/2004               10.7%                 Yes
      27     Avaya Inc.                                         01/31/2006                5.4%                  No
      28     Family Dollar                                      06/30/2004                7.7%                  No
      29     Odwalla, Inc. (Coca Cola)                          05/31/2008               17.1%                  No
      30     Quinn's Salon & Spa                                09/30/2009                4.9%                  No
      31     A Beautiful You                                    06/30/2005                6.0%                 Yes
      32     Halsey, McCormick & Heliv                          01/31/2004                8.7%                  No
      33     WRAZ-TV                                            06/30/2008               22.0%                  No
      34     Netforce Technologies                              11/14/2006                6.5%                 Yes
      35     Hidden Grotto                                      01/31/2008                2.2%                  No
      36     NAP                                                    NAP                   NAP                   No
      37     Kuehne & Nagel, Inc.                               08/31/2007               12.4%                  No
      38     Kuehne & Nagel, Inc.                               08/31/2007               12.4%                  No
      39     NAP                                                    NAP                   NAP                   No
      40     NAP                                                    NAP                   NAP                   No
      41     Tilden, Lobnitz & Cooper                           01/31/2007                6.3%                 Yes
      42     NAP                                                    NAP                   NAP                   No
      43     Black-Eyed Pea                                     10/31/2006               10.6%                 Yes

--------------------------------------------------------------------------------------------------------
   MORTGAGE                    TAX                   CAPITAL EXPENDITURE                    TI/LC
   LOAN NO.            ESCROW IN PLACE(13)           ESCROW IN PLACE(14)             ESCROW IN PLACE(15)
--------------------------------------------------------------------------------------------------------
       1                       Yes                           Yes                              No
       2                       Yes                           No                               No
       3                       Yes                           Yes                             Yes
       4                       No                            No                               No
       5                       No                            No                               No
       6                       No                            Yes                              No
       7                       No                            No                               No
       8                       No                            No                               No
       9                       Yes                           Yes                             Yes
      10                       Yes                           Yes                              No
      11                       No                            No                               No
      12                       No                            No                               No
      13                       No                            Yes                              No
      14                       Yes                           No                               No
      15                       No                            No                               No
      16                       Yes                           Yes                              No
      17                       Yes                           No                               No
      18                       Yes                           No                               No
      19                       No                            No                               No
      20                       No                            No                               No
      21                       Yes                           Yes                             Yes
      22                       Yes                           Yes                             Yes
      23                       No                            No                               No
      24                       Yes                           No                               No
      25                       Yes                           Yes                             Yes
      26                       Yes                           Yes                             Yes
      27                       Yes                           No                              Yes
      28                       No                            No                               No
      29                       Yes                           No                              Yes
      30                       No                            No                               No
      31                       Yes                           Yes                             Yes
      32                       No                            No                               No
      33                       Yes                           No                               No
      34                       Yes                           Yes                             Yes
      35                       No                            No                               No
      36                       Yes                           No                               No
      37                       No                            No                               No
      38                       No                            No                               No
      39                       No                            Yes                              No
      40                       Yes                           No                               No
      41                       Yes                           Yes                             Yes
      42                       Yes                           No                              Yes
      43                       Yes                           Yes                             Yes



-------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                       OTHER
   LOAN NO.                                              ESCROW DESCRIPTION(16)
-------------------------------------------------------------------------------------------------------------------------
       1                                  First Mortgage/Senior Mezzanine Debt Service Reserve
       2                                    Ground Rents Reserve & Lease Termination Reserve
       3                                                           NAP
       4                                                           NAP
       5                                                           NAP
       6                                                  Ground Lease Reserve
       7                                                           NAP
       8                                                           NAP
       9                                                    Petsmart Reserve
      10                                                           NAP
      11                                                           NAP
      12                                                   Free Rent Holdback
      13                                                           NAP
      14                                                    Holdback Reserve
      15                                                           NAP
      16                                                           NAP
      17                                                           NAP
      18                                                           NAP
      19                                                           NAP
      20                                                           NAP
      21                                                           NAP
      22                                                           NAP
      23                                                           NAP
      24                                                           NAP
      25                                                           NAP
      26                                                           NAP
      27                                                           NAP
      28                                                           NAP
      29                                              Debt Service Letter of Credit
      30                                                           NAP
      31                                        Vacant Space Reserve; Century 21 Reserve
      32                                                           NAP
      33                                                           NAP
      34       Family Dollar, Big Lot TI, Buildout Replacement, Office Depot, Roof, San Antonio, Advance America Reserves
      35                                                           NAP
      36                                                           NAP
      37                                                           NAP
      38                                                           NAP
      39                                                           NAP
      40                                                           NAP
      41                                                    Lease-up Reserve
      42                                                           NAP
      43                                                           NAP


---------------------------------------------------------------------------------------------------------------
   MORTGAGE               SPRINGING             INITIAL CAPITAL EXPENDITURE     MONTHLY CAPITAL EXPENDITURE
   LOAN NO.         ESCROW DESCRIPTION(17)           ESCROW REQUIREMENT(18)           ESCROW REQUIREMENT(19)
---------------------------------------------------------------------------------------------------------------
       1                    TI/LC                               $1,388,133                         $178,739
       2                Cap Ex, TI/LC                                   $0                               $0
       3                 TI/LC, Other                                   $0                           $5,916
       4            Tax, Insurance, Cap Ex                              $0                               $0
       5         Tax, Insurance, TI/LC, Other                           $0                               $0
       6                  Insurance                                     $0                          $14,250
       7        Tax, Insurance, Cap Ex, TI/LC                           $0                               $0
       8        Tax, Insurance, Cap Ex, TI/LC                           $0                               $0
       9                    TI/LC                                       $0                           $3,697
      10                     NAP                                        $0                          $11,775
      11        Tax, Insurance, Cap Ex, TI/LC                           $0                               $0
      12        Tax, Insurance, Cap Ex, TI/LC                           $0                               $0
      13            Tax, Insurance, TI/LC                           $1,888                           $1,888
      14                     NAP                                        $0                               $0
      15                Tax, Insurance                                  $0                               $0
      16                  Insurance                                     $0                           $5,600
      17                     NAP                                        $0                               $0
      18                  Insurance                                     $0                               $0
      19                  Insurance                                     $0                               $0
      20                Tax, Insurance                                  $0                               $0
      21                     NAP                                        $0                             $482
      22                     NAP                                        $0                           $3,544
      23                Tax, Insurance                                  $0                               $0
      24                  Insurance                                     $0                               $0
      25                    Other                                       $0                           $1,197
      26                    Other                                       $0                           $1,178
      27                  Insurance                                     $0                               $0
      28                     NAP                                        $0                               $0
      29                  Insurance                                     $0                               $0
      30                Tax, Insurance                                  $0                               $0
      31                     NAP                                        $0                             $475
      32                Tax, Insurance                                  $0                               $0
      33                  Insurance                                     $0                               $0
      34                     NAP                                        $0                           $1,942
      35                Tax, Insurance                                  $0                               $0
      36                  Insurance                                     $0                               $0
      37                Tax, Insurance                                  $0                               $0
      38                Tax, Insurance                                  $0                               $0
      39                     NAP                                        $0                          $14,434
      40                  Insurance                                     $0                               $0
      41                     NAP                                        $0                           $2,408
      42                  Insurance                                     $0                               $0
      43                     NAP                                   $75,000                           $1,062


-----------------------------------------------------------------------------------------------
   MORTGAGE       CURRENT CAPITAL EXPENDITURE            INITIAL TI/LC           MONTHLY TI/LC
   LOAN NO.                 ESCROW BALANCE(20)   ESCROW REQUIREMENT(21)  ESCROW REQUIREMENT(22)
-----------------------------------------------------------------------------------------------
       1                           $1,388,133                       $0                      $0
       2                                   $0                       $0                      $0
       3                                   $0              $12,576,426                  $8,237
       4                                   $0                       $0                      $0
       5                                   $0                       $0                      $0
       6                                   $0                       $0                      $0
       7                                   $0                       $0                      $0
       8                                   $0                       $0                      $0
       9                              $14,790                       $0                 $10,833
      10                             $148,080                       $0                      $0
      11                                   $0                       $0                      $0
      12                                   $0                       $0                      $0
      13                               $1,888                       $0                      $0
      14                                   $0                       $0                      $0
      15                                   $0                       $0                      $0
      16                               $5,600                       $0                      $0
      17                                   $0                       $0                      $0
      18                                   $0                       $0                      $0
      19                                   $0                       $0                      $0
      20                                   $0                       $0                      $0
      21                                   $0                       $0                  $4,824
      22                                   $0                       $0                 $28,356
      23                                   $0                       $0                      $0
      24                                   $0                       $0                      $0
      25                               $5,987                 $100,787                  $6,299
      26                               $5,893                  $99,213                  $6,201
      27                                   $0                       $0                  $8,000
      28                                   $0                       $0                      $0
      29                                   $0               $1,550,000                      $0
      30                                   $0                       $0                      $0
      31                                   $0                       $0                  $2,417
      32                                   $0                       $0                      $0
      33                                   $0                       $0                      $0
      34                               $3,884                       $0                  $5,800
      35                                   $0                       $0                      $0
      36                                   $0                       $0                      $0
      37                                   $0                       $0                      $0
      38                                   $0                       $0                      $0
      39                              $28,868                       $0                      $0
      40                                   $0                       $0                      $0
      41                                   $0                       $0                  $8,333
      42                                   $0               $1,025,483                  $2,100
      43                              $79,342                       $0                  $5,415



----------------------------------------------------------------------------------------------------------------------------

   MORTGAGE              CURRENT TI/LC                ENVIRONMENTAL                 INTEREST
   LOAN NO.           ESCROW BALANCE(23)                 INSURANCE                ACCRUAL METHOD           SEASONING(24)
----------------------------------------------------------------------------------------------------------------------------
       1                             $0                      No                     Actual/360                        1
       2                             $0                     Yes                     Actual/360                        8
       3                    $12,576,426                      No                     Actual/360                        1
       4                             $0                      No                     Actual/360                        6
       5                             $0                      No                     Actual/360                        8
       6                             $0                      No                       30/360                          0
       7                             $0                      No                     Actual/360                        2
       8                             $0                      No                     Actual/360                        2
       9                       $443,821                      No                     Actual/360                        4
      10                             $0                      No                     Actual/360                       14
      11                             $0                      No                     Actual/360                        5
      12                             $0                      No                     Actual/360                        1
      13                             $0                      No                       30/360                          3
      14                             $0                      No                     Actual/360                        4
      15                             $0                      No                       30/360                         47
      16                             $0                      No                       30/360                          8
      17                             $0                      No                       30/360                          8
      18                             $0                      No                       30/360                         57
      19                             $0                      No                       30/360                         57
      20                             $0                      No                       30/360                          8
      21                             $0                      No                     Actual/360                        3
      22                             $0                      No                     Actual/360                        3
      23                             $0                      No                       30/360                         20
      24                             $0                      No                       30/360                          8
      25                       $132,474                      No                     Actual/360                        5
      26                       $130,404                      No                     Actual/360                        5
      27                       $385,557                      No                       30/360                         51
      28                             $0                      No                     Actual/360                        2
      29                     $1,575,000                      No                       30/360                         18
      30                             $0                      No                       30/360                          2
      31                             $0                      No                     Actual/360                        2
      32                             $0                      No                       30/360                         50
      33                             $0                      No                       30/360                         56
      34                         $5,800                      No                     Actual/360                        2
      35                             $0                      No                       30/360                          2
      36                             $0                      No                       30/360                          9
      37                             $0                      No                       30/360                         11
      38                             $0                      No                       30/360                         11
      39                             $0                      No                     Actual/360                        2
      40                             $0                      No                       30/360                         62
      41                             $0                      No                     Actual/360                        1
      42                       $115,675                      No                       30/360                         59
      43                        $21,660                      No                     Actual/360                        4

---------------------------------------------------------------------------------------------------------------
                              PREPAYMENT CODE(25)
   MORTGAGE              -------------------------------      YM               ADMINISTRATIVE    MORTGAGE
   LOAN NO.              LO    DEF        YM1    OPEN     FORMULA(26)            COST RATE(27)   LOAN NO.
---------------------------------------------------------------------------------------------------------------
       1                 25     89                  3                                  3.29          1
       2                 36     78                  6                                  4.79          2
       3                 25     91                  4                                  3.59          3
       4                 31     85                  4                                  4.29          4
       5                 32     26                  2                                  1.04          5
       6                 57    160                  1                                  3.29          6
       7                 26     54                  4                                  4.59          7
       8                 26     54                  4                                  4.59          8
       9                 29     87                  4                                  4.59          9
      10                 39     77                  4                                  4.59         10
      11                 29     28                  3                                  3.29         11
      12                 25     91                  4                                  3.59         12
      13                 60     56                  4                                 10.59         13
      14                 29     87                  4                                  4.59         14
      15                 83                93       4          A                      15.59         15
      16                 26     24          6       4          B                      10.59         16
      17                 24                92       4          A                      15.59         17
      18                 84                92       4          A                      15.59         18
      19                 61                         1                                 15.59         19
      20                 36                92       4          A                      15.59         20
      21                 27     89                  4                                  3.59         21
      22                 27     89                  4                                  3.59         22
      23                 12                86       4          A                      15.59         23
      24                 11               105       4          A                      15.59         24
      25                 30     83                  7                                  9.59         25
      26                 30     83                  7                                  9.59         26
      27                 59                80       5          A                      15.59         27
      28                 26     90                  4                                  3.59         28
      29                 36                80       4          C                      15.59         29
      30                 36     80                  4                                 10.59         30
      31                 26     90                  4                                  3.59         31
      32                 23                93       4          A                      15.59         32
      33                 36                80       4          D                      15.59         33
      34                 27     89                  4                                  4.59         34
      35                 36     80                  4                                 10.59         35
      36                 36                80       4          A                      15.59         36
      37                 60                80       4          A                      15.59         37
      38                 59                         1                                 15.59         38
      39                 27     89                  4                                  4.59         39
      40                 60                56       4          A                      15.59         40
      41                 25     82                 13                                  3.59         41
      42                 48               128       4          A                      15.59         42
      43                 49               184       7          E                       4.59         43

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


-----------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE     MORTGAGE          .                                                            ORIGINAL    CUT-OFF DATE       NOI
   LOAN NO.     LOAN SELLER(1)    PROPERTY NAME(2)                                              BALANCE       BALANCE(3)   DSCR(4)
-----------------------------------------------------------------------------------------------------------------------------------
      44        Lincoln           Marin Central Plaza                                        $6,000,000      $5,920,409     2.53
      45        PMCF              Colonies North Shopping Center                             $5,850,000      $5,806,918     1.61
      46        Lincoln           One Read's Way                                             $6,300,000      $5,603,141     1.30
      47        Lincoln           Gwinnett Center for Specialty Medicine                     $5,350,000      $5,188,082     1.21
      48        PMCF              Country View Manor Apartments                              $5,050,000      $5,006,969     1.72
      49        Lincoln           The Volunteer Building                                     $5,400,000      $4,938,635     1.91
      50        PMCF              Papillion Parc Apartments                                  $4,825,000      $4,814,110     1.66
      51        Lincoln           Brookfield Lakes Corporate Center XI                       $4,550,000      $4,252,023     1.72
      52        PMCF              Montana Avenue                                             $4,000,000      $4,000,000     2.18
      53        PMCF              Yale Court Apartments                                      $3,820,000      $3,773,784     1.89
      54        Lincoln           Pottstown Office Building                                  $3,700,000      $3,546,928     1.46
      55        MSMC              Midlothian Station Shopping Center                         $3,500,000      $3,489,712     1.83
      56        UCMFI             Southgate Industrial                                       $3,500,000      $3,475,665     1.44
      57        Lincoln           Howard Business Park                                       $3,400,000      $3,362,641     1.48
      58        PMCF              Courtyard at Midland Park                                  $3,350,000      $3,338,748     1.79
      59        PMCF              Walgreens - Houston                                        $3,250,000      $3,241,041     1.47
      60        Lincoln           The James Building                                         $3,500,000      $3,200,967     1.79
      61        UCMFI             Gateway Office Building                                    $2,870,000      $2,857,765     1.99
      62        UCMFI             San Pedro Towne Center                                     $2,600,000      $2,583,547     1.45
      63        UCMFI             Pierpont Building                                          $2,375,000      $2,358,099     1.50
      64        PMCF              Commercial Union Building                                  $2,325,000      $2,305,223     1.73
      65        UCMFI             Hinesville Eckerd                                          $2,000,000      $2,000,000     1.52
      66        UCMFI             Sandhill Industrial Park                                   $2,000,000      $1,944,584     1.15
      67        UCMFI             Parham Road Office                                         $1,800,000      $1,788,446     1.59
      68        UCMFI             Clinton Town Center                                        $1,800,000      $1,777,012     1.47
      69        UCMFI             Firestone Building                                         $1,625,000      $1,613,436     1.68
      70        UCMFI             Twinco Romax Warehouse                                     $1,600,000      $1,583,059     1.34
      71        UCMFI             38th Street Warehouse                                      $1,570,000      $1,566,630     1.51
      72        UCMFI             Gibsonia Eckerd                                            $1,550,000      $1,535,379     1.62
      73        PMCF              Brentwood Apartments                                       $1,525,000      $1,519,266     1.59
      74        UCMFI             Fiesta Professional Building                               $1,470,000      $1,456,936     1.44
      75        UCMFI             Alpharetta CVS Drug                                        $1,200,000      $1,180,376     1.55
      76        UCMFI             Ramada Drive Retail                                        $1,175,000      $1,172,328     1.49
      77        UCMFI             Hioaks Medical                                             $1,150,000      $1,150,000     1.45
      78        UCMFI             Winton Road Center                                           $950,000        $950,000     1.66
      79        UCMFI             Liddell Drive Industrial Building                            $920,000        $916,697     1.26
      80        UCMFI             Fabricante Business Center                                   $900,000        $896,911     1.75
      81        UCMFI             East Sunset Retail                                           $900,000        $896,771     1.69
      82        UCMFI             Rocky Mount Eckerd                                           $880,000        $874,483     2.05
      83        UCMFI             Higley Road Retail                                           $825,000        $817,996     1.64
      84        UCMFI             Val Vista Towne Center                                       $800,000        $798,225     1.53
      85        UCMFI             Northern Hills Apartments                                    $660,000        $657,172     1.23
      86        UCMFI             McDowell Industrial                                          $535,000        $535,000     2.83

                                  TOTALS AND WEIGHTED AVERAGES:                            $789,636,494    $778,772,919    1.91X


----------------------------------------------------------------------------------------------------
   MORTGAGE                NCF                IMPLIED            CUT-OFF DATE             BALLOON
   LOAN NO.             DSCR(4)                DSCR(5)               LTV(4)                LTV(4)
----------------------------------------------------------------------------------------------------
      44                 2.37                  2.63                 37.9%                  30.6%
      45                 1.42                  1.36                 79.0%                  68.9%
      46                 1.21                  1.62                 68.2%                  51.9%
      47                 1.12                  1.34                 75.8%                  63.9%
      48                 1.63                  1.53                 62.6%                  48.6%
      49                 1.60                  1.82                 54.7%                  36.3%
      50                 1.59                  1.24                 79.8%                  73.7%
      51                 1.69                  2.88                 36.2%                   0.4%
      52                 2.06                  1.77                 47.1%                  39.5%
      53                 1.62                  1.47                 72.7%                  64.8%
      54                 1.25                  1.49                 71.7%                  57.0%
      55                 1.65                  1.42                 77.5%                  65.3%
      56                 1.21                  1.53                 65.6%                   0.6%
      57                 1.35                  1.26                 79.1%                  60.4%
      58                 1.56                  1.43                 69.6%                  59.6%
      59                 1.46                  1.30                 66.3%                  56.3%
      60                 1.42                  1.61                 58.1%                  38.6%
      61                 1.64                  1.79                 68.9%                  45.1%
      62                 1.33                  1.47                 67.1%                   0.5%
      63                 1.27                  1.58                 38.6%                   0.3%
      64                 1.47                  1.38                 73.2%                  56.8%
      65                 1.45                  1.52                 59.7%                   0.4%
      66                 1.05                  1.37                 64.8%                   0.6%
      67                 1.39                  1.52                 74.5%                   0.5%
      68                 1.31                  1.46                 59.6%                  39.6%
      69                 1.29                  1.61                 33.9%                   0.3%
      70                 1.20                  1.51                 59.7%                   0.5%
      71                 1.33                  1.44                 74.8%                  48.8%
      72                 1.55                  1.90                 51.0%                   0.4%
      73                 1.52                  1.32                 76.7%                  64.9%
      74                 1.23                  1.32                 71.9%                  46.9%
      75                 1.54                  2.12                 44.7%                   0.4%
      76                 1.36                  1.42                 71.1%                  45.6%
      77                 1.26                  1.36                 71.9%                   0.5%
      78                 1.50                  1.84                 61.3%                   0.5%
      79                 1.15                  1.41                 67.9%                   0.6%
      80                 1.59                  2.02                 46.0%                   0.4%
      81                 1.54                  1.90                 39.9%                   0.3%
      82                 1.96                  3.21                 29.6%                   0.3%
      83                 1.50                  1.66                 55.6%                   0.4%
      84                 1.42                  1.50                 63.9%                  41.2%
      85                 1.14                  1.57                 62.6%                   0.6%
      86                 2.17                  3.54                 21.0%                   0.2%

                        1.77X                 1.63X                 64.1%                  49.7%


-------------------------------------------------------------------------------------------------------------------
   MORTGAGE
   LOAN NO.            STREET ADDRESS
-------------------------------------------------------------------------------------------------------------------
      44                2020, 2040-2062 Redwood Highway
      45                3709 Colony Drive
      46                One Read's Way
      47                758 Old Norcross Road
      48                201 Genung Street
      49                832 Georgia Avenue
      50                8700 John T White Road
      51                17950 West Corporate Drive
      52                1302-1316 Montana Avenue
      53                5050 Yale Court
      54                1566 and 1610 Medical Drive
      55                13575 Midlothian Turnpike
      56                8685 Bowers Avenue
      57                7111 Dorsey Run Road
      58                4410 North Midkiff Road
      59                8910 Jones Road
      60                735 Broad Street
      61                5959 Gateway Boulevard West
      62                7122 San Pedro Avenue
      63                132 West Pierpont Avenue
      64                1275 East Fort Union Boulevard
      65                114 East General Screven Way
      66                1160-1164 Sandhill Avenue/1109-1117 Janis Street
      67                1703 North Parham Road
      68                1933 North 2000 West & 2122 West 1800 North
      69                175 West 200 South
      70                4635 Willow Drive
      71                4105 and 4141 38th Street Southwest
      72                4101 Gibsonia Road
      73                280 North 300 East
      74                1303 South Longmore Street
      75                184 North Main Street
      76                1601, 1749, 1751 & 1759 Ramada Drive
      77                671 Hioaks Road
      78                9172 Winton Road
      79                2095-2099 Liddell Drive
      80                23725 Via Fabricante
      81                3840 & 3850 East Sunset Road
      82                1630 Benvenue Road
      83                1121 South Higley Road
      84                1385 East Warner Road
      85                399 Baden Strasse
      86                1420-1456 North 27th Avenue, 1423-1441 North 27th Lane and 2715-2729 West McDowell Road





----------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE
   LOAN NO.          CITY                     STATE    ZIP CODE   PROPERTY TYPE             PROPERTY SUB-TYPE
----------------------------------------------------------------------------------------------------------------------------------
      44             Larkspur                  CA       94939         Retail                    Anchored
      45             San Antonio               TX       78230         Retail                    Anchored
      46             New Castle                DE       19720         Office                    Suburban
      47             Lawrenceville             GA       30045         Office                    Medical
      48             Middletown                NY       10940         Multifamily               Garden
      49             Chattanooga               TN       37402         Office                    Urban
      50             Fort Worth                TX       76120         Multifamily               Garden
      51             Brookfield                WI       53045         Office                    Suburban
      52             Santa Monica              CA       90403         Retail                    Retail, w/Office
      53             Houston                   TX       77018         Multifamily               Garden
      54             Lower Pottsgrove Township PA       19464         Office                    Suburban
      55             Midlothian                VA       23113         Retail                    Unanchored
      56             South Gate                CA       90280         Industrial                Warehouse
      57             Elkridge                  MD       21075         Industrial                Flex
      58             Midland                   TX       79705         Retail                    Retail, w/Office
      59             Houston                   TX       77065         Retail                    Free Standing
      60             Chattanooga               TN       37402         Office                    Urban
      61             El Paso                   TX       79925         Office                    Suburban
      62             San Antonio               TX       78216         Retail                    Unanchored
      63             Salt Lake City            UT       84101         Office                    Urban
      64             Midvale                   UT       84047         Office                    Suburban
      65             Hinesville                GA       31313         Retail                    Free Standing
      66             Carson                    CA       90746         Industrial                Light Industrial
      67             Richmond                  VA       23229         Office                    Suburban
      68             Clinton                   UT       84015         Retail                    Unanchored
      69             Salt Lake City            UT       84101         Office                    Urban
      70             Medina                    MN       55340         Industrial                Warehouse
      71             Fargo                     ND       58104         Industrial                Flex
      72             Gibsonia                  PA       15044         Retail                    Free Standing
      73             Rexburg                   ID       83440         Multifamily               Garden
      74             Mesa                      AZ       85202         Office                    Medical
      75             Alpharetta                GA       30004         Retail                    Free Standing
      76             Paso Robles               CA       93446         Retail                    Unanchored
      77             Richmond                  VA       23225         Office                    Medical
      78             Cincinnati                OH       45231         Retail                    Unanchored
      79             Atlanta                   GA       30324         Industrial                Flex
      80             Mission Viejo             CA       92691         Industrial                Flex
      81             Las Vegas                 NV       89120         Retail                    Unanchored
      82             Rocky Mount               NC       27804         Retail                    Free Standing
      83             Mesa                      AZ       85206         Retail                    Unanchored
      84             Gilbert                   AZ       85296         Retail                    Unanchored
      85             Jasper                    IN       47546         Multifamily               Garden
      86             Phoenix                   AZ       85009         Industrial                Flex

------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                                                     PERCENT       PERCENT LEASED
   LOAN NO.          UNITS/SF           YEAR BUILT                    YEAR RENOVATED            LEASED(6)   AS OF DATE(6)
------------------------------------------------------------------------------------------------------------------------------
      44              64,618              1977/1988                         NAP                     91.2%      06/01/2003
      45             116,969                1969                            NAP                    100.0%      06/01/2003
      46              64,126              1987/1989                         NAP                    100.0%      06/13/2003
      47              41,161                2001                            NAP                     97.9%      07/09/2003
      48                 160                1996                            NAP                     98.8%      05/25/2003
      49             129,973                1917                            2003                    94.7%      07/08/2003
      50                  76                1983                            NAP                     94.7%      04/28/2003
      51              87,000                1987                            NAP                    100.0%      04/21/2003
      52              15,800                1990                            NAP                    100.0%      07/07/2003
      53                 250                1971                            2001                    94.4%      06/01/2003
      54              66,052              1985-1986                         NAP                     89.5%      06/03/2003
      55              66,165                1982                            NAP                    100.0%      04/15/2003
      56             200,100                1973                            NAP                    100.0%      06/01/2003
      57              63,700                2000                            NAP                    100.0%      07/10/2003
      58              77,808                1983                            2003                    91.1%      07/01/2003
      59              13,650                2003                            NAP                    100.0%      05/07/2003
      60             109,589                1907                         1982/1985                  84.7%      07/08/2003
      61              79,925                1972                            NAP                     86.8%      05/21/2003
      62              26,178                2003                            NAP                    100.0%      03/04/2003
      63              50,187              1890-1898                    1980/1986/2003              100.0%      06/24/2003
      64              26,619                1982                            2003                   100.0%      06/01/2003
      65              13,813                2003                            NAP                    100.0%      05/22/2003
      66              51,086              1974-1975                         NAP                    100.0%      07/16/2003
      67              25,352                1974                            1995                   100.0%      05/06/2003
      68              28,135              2001-2002                         NAP                     81.4%      07/15/2003
      69              61,240              1909/1979                    1987-1998/2003               86.2%      06/24/2003
      70              74,847                1991                            NAP                    100.0%      04/15/2003
      71              42,654              1995/1999                         NAP                    100.0%      06/17/2003
      72              10,908                1999                            NAP                    100.0%      06/01/2003
      73                  40                2002                            NAP                     97.5%      04/10/2003
      74              17,402                1984                            NAP                    100.0%      04/29/2003
      75              10,125                1998                            NAP                    100.0%      04/01/2003
      76               9,964                2003                            NAP                    100.0%      07/11/2003
      77              14,647                1991                            NAP                    100.0%      01/27/2003
      78              12,376                1996                            NAP                    100.0%      06/16/2003
      79              22,963                1960                            2000                   100.0%      06/27/2003
      80              19,039                1974                            NAP                    100.0%      04/30/2003
      81              12,900              2000-2001                         NAP                     90.1%      07/10/2003
      82              10,908                2000                            NAP                    100.0%      07/16/2003
      83               8,416                2002                            NAP                     82.5%      04/22/2003
      84               5,351                2003                            NAP                    100.0%      05/15/2003
      85                  28              1994-1995                         NAP                    100.0%      07/07/2003
      86              80,000              1974/1976                         NAP                     96.6%      06/06/2003


--------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                    RELATED         CUT-OFF DATE BALANCE
   LOAN NO.    SECURITY TYPE(7)        LIEN POSITION        BORROWER LIST            PER UNIT OR SF    NOTE DATE
--------------------------------------------------------------------------------------------------------------------------
      44             Fee                   First                NAP                             $92   06/10/2002
      45             Fee                   First                NAP                             $50   11/25/2002
      46             Fee                   First                NAP                             $87   06/03/1999
      47             Fee                   First                NAP                            $126   03/15/2002
      48             Fee                   First                NAP                         $31,294   02/28/2003
      49             Fee                   First                 60                             $38   12/03/1998
      50             Fee                   First                NAP                         $63,344   06/02/2003
      51             Fee                   First                NAP                             $49   10/17/2002
      52             Fee                   First                NAP                            $253   08/18/2003
      53             Fee                   First                NAP                         $15,095   10/31/2002
      54             Fee                   First                NAP                             $54   04/17/2001
      55             Fee                   First                NAP                             $53   05/29/2003
      56             Fee                   First                NAP                             $17   07/01/2003
      57             Fee                   First                NAP                             $53   01/24/2003
      58             Fee                   First                NAP                             $43   04/11/2003
      59             Fee                   First                NAP                            $237   05/14/2003
      60             Fee                   First                 49                             $29   12/03/1998
      61             Fee                   First                NAP                             $36   06/24/2003
      62             Fee                   First                NAP                             $99   05/30/2003
      63             Fee                   First                 69                             $47   06/20/2003
      64             Fee                   First                NAP                             $87   02/24/2003
      65             Fee                   First                NAP                            $145   08/05/2003
      66             Fee                   First                NAP                             $38   12/10/2002
      67             Fee                   First                NAP                             $71   05/09/2003
      68             Fee                   First                NAP                             $63   02/20/2003
      69             Fee                   First                 63                             $26   06/20/2003
      70             Fee                   First                NAP                             $21   05/19/2003
      71             Fee                   First                NAP                             $37   07/28/2003
      72             Fee                   First                NAP                            $141   05/13/2003
      73             Fee                   First                NAP                         $37,982   04/11/2003
      74             Fee                   First                NAP                             $84   04/30/2003
      75             Fee                   First                NAP                            $117   04/10/2003
      76             Fee                   First                NAP                            $118   08/01/2003
      77             Fee                   First                NAP                             $79   08/05/2003
      78             Fee                   First                NAP                             $77   08/07/2003
      79             Fee                   First                NAP                             $40   07/30/2003
      80             Fee                   First                NAP                             $47   07/09/2003
      81             Fee                   First                NAP                             $70   07/16/2003
      82             Fee                   First                NAP                             $80   07/16/2003
      83             Fee                   First                NAP                             $97   04/29/2003
      84             Fee                   First                NAP                            $149   07/29/2003
      85             Fee                   First                NAP                         $23,470   07/09/2003
      86             Fee                   First                NAP                              $7   08/06/2003



--------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE    FIRST PAYMENT      FIRST PAYMENT                                         GRACE                        LOCKBOX
   LOAN NO.    DATE (P&I)         DATE (IO)         MATURITY DATE        DUE DATE     PERIOD(8)     ARD LOAN         STATUS
--------------------------------------------------------------------------------------------------------------------------------
      44       11/10/2002            NAP             10/10/2012              10           0            No              None
      45       01/01/2003            NAP             12/01/2012              1            5            No            Springing
      46       07/10/1999            NAP             06/10/2009              10           0            No              None
      47       05/05/2002            NAP             04/05/2009              5            0            No              None
      48       04/01/2003            NAP             03/01/2013              1            5            No              None
      49       01/05/1999            NAP             12/05/2013              5            0            No              None
      50       08/01/2003            NAP             07/01/2008              1            5            No              None
      51       12/10/2002            NAP             11/10/2012              10           0            No              None
      52       10/01/2003            NAP             09/01/2013              1            5            No              None
      53       12/01/2002            NAP             11/01/2009              1            5            No              None
      54       06/10/2001            NAP             05/10/2011              10           0            No              None
      55       07/01/2003            NAP             06/01/2013              1            5            No            In-Place
      56       08/01/2003            NAP             07/01/2018              1            5            No              None
      57       03/10/2003            NAP             02/10/2013              10           0            No              None
      58       06/01/2003            NAP             05/01/2013              1            5            No              None
      59       07/01/2003            NAP             06/01/2013              1            5            Yes           In Place
      60       01/05/1999            NAP             12/05/2013              5            0            No              None
      61       08/01/2003            NAP             07/01/2013              1            5            No              None
      62       07/01/2003            NAP             06/01/2023              1            5            No              None
      63       08/01/2003            NAP             07/01/2018              1            5            No              None
      64       04/01/2003            NAP             03/01/2013              1            5            No              None
      65       10/01/2003            NAP             03/01/2023              1            5            No              None
      66       02/10/2003            NAP             01/10/2018              10           0            No              None
      67       07/01/2003            NAP             06/01/2023              1            5            No              None
      68       04/01/2003            NAP             03/01/2013              1            5            No              None
      69       08/01/2003            NAP             07/01/2018              1            5            No              None
      70       07/01/2003            NAP             06/01/2018              1            5            No              None
      71       09/01/2003            NAP             08/01/2013              1            5            No              None
      72       07/01/2003            NAP             06/01/2019              1            5            No              None
      73       06/01/2003            NAP             05/01/2013              1            5            No              None
      74       06/01/2003            NAP             05/01/2013              1            5            No              None
      75       06/01/2003            NAP             10/01/2016              1            5            No              None
      76       09/01/2003            NAP             08/01/2013              1            5            No              None
      77       10/01/2003            NAP             09/01/2023              1            5            No              None
      78       10/01/2003            NAP             09/01/2018              1            5            No              None
      79       09/01/2003            NAP             08/01/2018              1            5            No              None
      80       09/01/2003            NAP             08/01/2018              1            5            No              None
      81       09/01/2003            NAP             08/01/2018              1            5            No              None
      82       09/01/2003            NAP             08/01/2013              1            5            No            Springing
      83       06/01/2003            NAP             05/01/2023              1            5            No              None
      84       09/01/2003            NAP             08/01/2013              1            5            No              None
      85       09/01/2003            NAP             08/01/2016              1            5            No              None
      86       10/01/2003            NAP             09/01/2013              1            5            No              None

----------------------------------------------------------------------------------------------
   MORTGAGE    LOCKBOX          ORIGINAL TERM        REMAINING TERM          ORIGINAL
   LOAN NO.     TYPE             TO MATURITY          TO MATURITY         AMORT. TERM(9)
----------------------------------------------------------------------------------------------
      44            NAP              120                   109                   300
      45      Springing (A/B)        120                   111                   360
      46            NAP              120                    69                   240
      47            NAP               84                    67                   252
      48            NAP              120                   114                   300
      49            NAP              180                   123                   300
      50            NAP               60                    58                   360
      51            NAP              120                   110                   120
      52            NAP              120                   120                   360
      53            NAP               84                    74                   330
      54            NAP              120                    92                   276
      55           Hard              120                   117                   360
      56            NAP              180                   178                   180
      57            NAP              120                   113                   300
      58            NAP              120                   116                   360
      59           Hard              120                   117                   360
      60            NAP              180                   123                   300
      61            NAP              120                   118                   240
      62            NAP              240                   237                   240
      63            NAP              180                   178                   180
      64            NAP              120                   114                   300
      65            NAP              234                   234                   234
      66            NAP              180                   172                   180
      67            NAP              240                   237                   240
      68            NAP              120                   114                   240
      69            NAP              180                   178                   180
      70            NAP              180                   177                   180
      71            NAP              120                   119                   240
      72            NAP              192                   189                   192
      73            NAP              120                   116                   360
      74            NAP              120                   116                   240
      75            NAP              161                   157                   161
      76            NAP              120                   119                   240
      77            NAP              240                   240                   240
      78            NAP              180                   180                   180
      79            NAP              180                   179                   180
      80            NAP              180                   179                   180
      81            NAP              180                   179                   180
      82           Hard              120                   119                   120
      83            NAP              240                   236                   240
      84            NAP              120                   119                   240
      85            NAP              156                   155                   156
      86            NAP              120                   120                   120

                                     123                   113                   314

------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE      REMAINING     MORTGAGE                MONTHLY             MONTHLY  UNDERWRITABLE     UNDERWRITABLE        BALLOON
   LOAN NO.     AMORT. TERM        RATE      PAYMENT (P&I)(10)    PAYMENT (IO)(10)            NOI         CASH FLOW        BALANCE
------------------------------------------------------------------------------------------------------------------------------------
      44           289           7.340%                $43,717                 NAP     $1,326,522        $1,245,244    $4,776,983
      45           351           6.630%                $37,478                 NAP       $725,953          $638,001    $5,061,132
      46           189           7.270%                $49,870                 NAP       $780,820          $725,950    $4,268,099
      47           235           7.250%                $41,395                 NAP       $599,158          $555,589    $4,375,966
      48           294           5.710%                $31,648                 NAP       $652,098          $618,498    $3,887,940
      49           243           6.800%                $37,480                 NAP       $857,396          $719,678    $3,275,765
      50           358           4.750%                $25,169                 NAP       $501,774          $478,974    $4,441,180
      51           110           5.040%                $48,349                 NAP       $997,205          $979,805       $48,146
      52           360           5.560%                $22,862                 NAP       $598,402          $565,398    $3,354,683
      53           320           5.750%                $23,068                 NAP       $523,531          $448,531    $3,361,278
      54           248           7.540%                $28,266                 NAP       $494,418          $422,583    $2,815,883
      55           357           5.580%                $20,049                 NAP       $440,846          $397,177    $2,937,470
      56           178           5.900%                $29,346                 NAP       $505,632          $426,793       $29,203
      57           293           5.540%                $20,960                 NAP       $372,142          $338,983    $2,567,709
      58           356           6.180%                $20,474                 NAP       $439,589          $383,427    $2,862,712
      59           357           5.860%                $19,194                 NAP       $338,746          $336,698    $2,750,708
      60           243           6.800%                $24,293                 NAP       $522,982          $413,561    $2,123,181
      61           238           6.150%                $20,811                 NAP       $496,422          $409,376    $1,873,046
      62           237           6.260%                $19,019                 NAP       $329,944          $304,571       $18,921
      63           178           5.625%                $19,564                 NAP       $352,508          $298,311       $19,472
      64           294           5.720%                $14,585                 NAP       $302,917          $256,436    $1,790,607
      65           234           5.550%                $14,008                 NAP       $256,058          $243,493       $13,945
      66           172           6.125%                $17,013                 NAP       $235,646          $213,421       $16,926
      67           237           6.140%                $13,042                 NAP       $248,292          $218,140       $12,975
      68           234           6.250%                $13,157                 NAP       $232,459          $207,102    $1,178,792
      69           178           5.625%                $13,386                 NAP       $270,382          $207,484       $13,323
      70           177           5.750%                $13,287                 NAP       $214,119          $191,571       $13,223
      71           239           6.070%                $11,311                 NAP       $204,920          $180,928    $1,021,787
      72           189           5.950%                $12,535                 NAP       $244,156          $232,843       $12,472
      73           356           5.710%                 $8,861                 NAP       $169,168          $161,168    $1,285,278
      74           236           5.840%                $10,396                 NAP       $180,224          $153,508      $949,020
      75           157           6.000%                $10,869                 NAP       $202,469          $200,444       $10,815
      76           239           5.580%                 $8,136                 NAP       $145,484          $133,136      $751,577
      77           240           6.070%                 $8,285                 NAP       $144,354          $124,979        $8,242
      78           180           5.500%                 $7,762                 NAP       $154,820          $139,527        $7,728
      79           179           5.490%                 $7,512                 NAP       $113,899          $103,476        $7,477
      80           179           6.020%                 $7,604                 NAP       $159,891          $145,025        $7,566
      81           179           5.500%                 $7,354                 NAP       $148,698          $136,041        $7,321
      82           119           5.500%                 $9,550                 NAP       $235,414          $224,572        $9,507
      83           236           6.230%                 $6,021                 NAP       $118,276          $108,627        $5,992
      84           239           5.790%                 $5,635                 NAP       $103,615           $96,073      $515,561
      85           155           5.880%                 $6,062                 NAP        $89,778           $82,778        $6,033
      86           120           5.500%                 $5,806                 NAP       $196,833          $151,425        $5,779

                   305           5.931%


----------------------------------------------------------------
   MORTGAGE           CURRENT        SOURCE OF        MORTGAGE
   LOAN NO.          VALUE(11)       VALUE(11)        LOAN NO.
----------------------------------------------------------------
      44          $15,606,141      Market Study             44
      45           $7,350,000        Appraisal              45
      46           $8,219,158      Market Study             46
      47           $6,847,520      Market Study             47
      48           $8,000,000        Appraisal              48
      49           $9,025,221      Market Study             49
      50           $6,030,000        Appraisal              50
      51          $11,731,824      Market Study             51
      52           $8,500,000        Appraisal              52
      53           $5,190,000        Appraisal              53
      54           $4,944,180      Market Study             54
      55           $4,500,000        Appraisal              55
      56           $5,300,000        Appraisal              56
      57           $4,253,051      Market Study             57
      58           $4,800,000        Appraisal              58
      59           $4,890,000        Appraisal              59
      60           $5,505,074      Market Study             60
      61           $4,150,000        Appraisal              61
      62           $3,850,000        Appraisal              62
      63           $6,105,000        Appraisal              63
      64           $3,150,000        Appraisal              64
      65           $3,350,000        Appraisal              65
      66           $3,000,000        Appraisal              66
      67           $2,400,000        Appraisal              67
      68           $2,980,000        Appraisal              68
      69           $4,765,000        Appraisal              69
      70           $2,650,000        Appraisal              70
      71           $2,095,000        Appraisal              71
      72           $3,010,000        Appraisal              72
      73           $1,980,000        Appraisal              73
      74           $2,025,000        Appraisal              74
      75           $2,640,000        Appraisal              75
      76           $1,650,000        Appraisal              76
      77           $1,600,000        Appraisal              77
      78           $1,550,000        Appraisal              78
      79           $1,350,000        Appraisal              79
      80           $1,950,000        Appraisal              80
      81           $2,250,000        Appraisal              81
      82           $2,950,000        Appraisal              82
      83           $1,470,000        Appraisal              83
      84           $1,250,000        Appraisal              84
      85           $1,050,000        Appraisal              85
      86           $2,550,000        Appraisal              86

----------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE     MORTGAGE          .                                                            CAPITALIZATION       VALUATION
   LOAN NO.     LOAN SELLER(1)    PROPERTY NAME(2)                                                RATE(11)            DATE
----------------------------------------------------------------------------------------------------------------------------------
      44        Lincoln           Marin Central Plaza                                               8.5%           06/30/2003
      45        PMCF              Colonies North Shopping Center                                     NAP           08/12/2002
      46        Lincoln           One Read's Way                                                    9.5%           07/01/2003
      47        Lincoln           Gwinnett Center for Specialty Medicine                            8.8%           06/26/2003
      48        PMCF              Country View Manor Apartments                                      NAP           01/14/2003
      49        Lincoln           The Volunteer Building                                            9.5%           07/01/2003
      50        PMCF              Papillion Parc Apartments                                          NAP           02/27/2003
      51        Lincoln           Brookfield Lakes Corporate Center XI                              8.5%           06/27/2003
      52        PMCF              Montana Avenue                                                     NAP           06/25/2003
      53        PMCF              Yale Court Apartments                                              NAP           08/26/2002
      54        Lincoln           Pottstown Office Building                                         10.0%          06/30/2003
      55        MSMC              Midlothian Station Shopping Center                                 NAP           04/28/2003
      56        UCMFI             Southgate Industrial                                               NAP           05/21/2003
      57        Lincoln           Howard Business Park                                              8.8%           06/30/2003
      58        PMCF              Courtyard at Midland Park                                          NAP           12/01/2002
      59        PMCF              Walgreens - Houston                                                NAP           04/07/2003
      60        Lincoln           The James Building                                                9.5%           07/01/2003
      61        UCMFI             Gateway Office Building                                            NAP           04/22/2003
      62        UCMFI             San Pedro Towne Center                                             NAP           03/11/2003
      63        UCMFI             Pierpont Building                                                  NAP           05/23/2003
      64        PMCF              Commercial Union Building                                          NAP           01/08/2003
      65        UCMFI             Hinesville Eckerd                                                  NAP           07/10/2003
      66        UCMFI             Sandhill Industrial Park                                           NAP           11/19/2002
      67        UCMFI             Parham Road Office                                                 NAP           04/07/2003
      68        UCMFI             Clinton Town Center                                                NAP           01/31/2003
      69        UCMFI             Firestone Building                                                 NAP           05/23/2003
      70        UCMFI             Twinco Romax Warehouse                                             NAP           04/11/2003
      71        UCMFI             38th Street Warehouse                                              NAP           06/19/2003
      72        UCMFI             Gibsonia Eckerd                                                    NAP           04/03/2003
      73        PMCF              Brentwood Apartments                                               NAP           01/20/2003
      74        UCMFI             Fiesta Professional Building                                       NAP           03/31/2003
      75        UCMFI             Alpharetta CVS Drug                                                NAP           03/21/2003
      76        UCMFI             Ramada Drive Retail                                                NAP           06/13/2003
      77        UCMFI             Hioaks Medical                                                     NAP           06/25/2003
      78        UCMFI             Winton Road Center                                                 NAP           07/21/2003
      79        UCMFI             Liddell Drive Industrial Building                                  NAP           06/26/2003
      80        UCMFI             Fabricante Business Center                                         NAP           05/30/2003
      81        UCMFI             East Sunset Retail                                                 NAP           06/23/2003
      82        UCMFI             Rocky Mount Eckerd                                                 NAP           06/18/2003
      83        UCMFI             Higley Road Retail                                                 NAP           03/26/2003
      84        UCMFI             Val Vista Towne Center                                             NAP           07/09/2003
      85        UCMFI             Northern Hills Apartments                                          NAP           05/16/2003
      86        UCMFI             McDowell Industrial                                                NAP           06/27/2003



---------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                         LEASE                                                            LEASE
   LOAN NO.  LARGEST TENANT(12)                EXPIRATION DATE   % NSF   SECOND LARGEST TENANT(12)              EXPIRATION DATE
---------------------------------------------------------------------------------------------------------------------------------
      44     Cost Plus                           02/28/2011      40.5%   Tower Records                             07/31/2008
      45     National Furniture                  09/30/2011      24.7%   Office Depot                              06/30/2006
      46     Medical Center of Delaware          06/30/2004      62.5%   Visiting Nurses Association               09/30/2005
      47     OrthoLink, sublet to Resurgens      07/31/2016      59.1%   North Atlanta Endocrinology & Diabetes    07/31/2016
      48     NAP                                     NAP           NAP   NAP                                          NAP
      49     Miller and Martin                   12/31/2007      49.3%   Mesa Associates                           02/28/2005
      50     NAP                                     NAP           NAP   NAP                                          NAP
      51     Wisconsin Bell, Inc.                04/30/2013     100.0%   NAP                                          NAP
      52     Kowloon Wholesale Seafood Co.       10/31/2009      32.7%   Chico's FAS Inc.                          03/31/2011
      53     NAP                                     NAP           NAP   NAP                                          NAP
      54     Employers Mutual Casualty Co.       07/31/2006      14.5%   Hill & Bell Associates, Inc.              10/31/2009
      55     Hancock Fabrics                     03/31/2009      32.1%   Antique Center                            01/31/2006
      56     Air Nail Company, Inc.              04/20/2013     100.0%   NAP                                          NAP
      57     Entenmann's Inc.                    08/31/2010      48.1%   Komolo Inc.                               01/31/2008
      58     BrideSave.com                       08/31/2007       8.8%   Viva Villa Bar & Grill                    11/30/2006
      59     Walgreen Co.                        03/31/2078     100.0%   NAP                                          NAP
      60     Huffaker & Associates               08/31/2005      20.4%   True North Custom Publishing              02/28/2006
      61     El Paso EN&T                        09/30/2007      14.9%   Community Opticians                       03/31/2007
      62     Rug Gallery                         01/31/2008      28.7%   Academy for Massage Therapy               03/31/2008
      63     Gastronomy, Inc.                    09/30/2005      36.2%   Publicis Dialog                           07/15/2008
      64     CPR Title                           02/29/2008      17.8%   RGL Medical Service                       12/31/2003
      65     Eckerd                              04/30/2023     100.0%   NAP                                          NAP
      66     Power Engineering Industries        01/31/2004      32.4%   Clothes Minded - Michael Hecht            08/31/2008
      67     Site Blauvelt Engineers, Inc.       12/31/2008      48.8%   Koontz/Bryant Engineering                 05/31/2013
      68     Greenbacks                          03/31/2012      36.6%   Scrapbook Heaven                          01/31/2006
      69     eXegeSys, Inc.                      11/30/2005      15.3%   Winder and Haslam, P.C.                   01/31/2006
      70     Twinco Automotive Warehouse         05/14/2018     100.0%   NAP                                          NAP
      71     Microsoft/Great Plains Softwar      02/28/2006      19.9%   Coaches Choice                            06/30/2006
      72     Eckerd Corporation                  06/02/2019     100.0%   NAP                                          NAP
      73     NAP                                     NAP           NAP   NAP                                          NAP
      74     America's Best Eyeglasses           04/30/2004      21.9%   Metropolitan Psychiatric                  11/30/2006
      75     Mayfield CVS                        01/31/2019     100.0%   NAP                                          NAP
      76     Tileco Distributors                 03/11/2008      50.0%   Parkfield Wine & Produce                  03/13/2005
      77     Gambro Healthcare                   02/14/2006      51.2%   Richmond Nephrology                       02/28/2011
      78     United Methodist Publishing House   03/31/2006      32.3%   Bruegger Bagels                           04/30/2006
      79     Stuart Dean Co. Inc.                12/31/2009      35.5%   Automotive Service                        12/31/2009
      80     Keifer-Riley Glass                  09/30/2004      50.9%   Elite Motors                              03/31/2004
      81     Mercedes Benz Service Center        06/01/2008      40.9%   Panda Express                             12/31/2010
      82     Eckerd Corporation (# 8561R)        10/16/2020     100.0%   NAP                                          NAP
      83     Payday Loan                         11/30/2007      21.9%   Subway                                    11/30/2007
      84     2B Wireless/T Mobile                10/31/2007      32.7%   EB Gameworld                              10/31/2005
      85     NAP                                     NAP           NAP   NAP                                          NAP
      86     Primero Fiesta Rentals              01/01/2004      10.0%   Turken Properties                         04/01/2005


-----------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                                       LEASE                 %             INSURANCE
   LOAN NO.        % NSF         THIRD LARGEST TENANT(12)                    EXPIRATION DATE           NSF         ESCROW IN PLACE
-----------------------------------------------------------------------------------------------------------------------------------
      44            16.2%        Barnes and Noble                               03/31/2008            15.6%               No
      45            22.8%        Big Lots                                       01/31/2005            21.0%              Yes
      46            37.5%        NAP                                                NAP                NAP                No
      47            25.9%        Lawrenceville Surgery Center                   07/31/2016            12.9%              Yes
      48              NAP        NAP                                                NAP                NAP               Yes
      49            23.8%        Morgan Stanley DW Inc.                         12/31/2008             7.3%               No
      50              NAP        NAP                                                NAP                NAP               Yes
      51              NAP        NAP                                                NAP                NAP                No
      52            17.0%        Sophie Fox, Inc.                               05/31/2011             8.6%              Yes
      53              NAP        NAP                                                NAP                NAP               Yes
      54            11.6%        Patriot Bank                                   09/30/2005            10.7%              Yes
      55            24.1%        Buckingham Tavern                              01/31/2006             6.7%              Yes
      56              NAP        NAP                                                NAP                NAP               Yes
      57            13.7%        Otis Spunkmeyer                                12/31/2010            11.5%              Yes
      58             7.9%        Gateway                                        11/30/2004             7.7%              Yes
      59              NAP        NAP                                                NAP                NAP                No
      60            13.5%        Pointer Management                             01/31/2006             5.7%               No
      61             4.7%        Sylvia Kelley                                  12/31/2003             4.0%              Yes
      62            26.6%        Jack-In-The-Box (Ground Lease)                 11/07/2022            20.1%               No
      63            25.8%        Wisan, Smith, Raker & Prescott                 12/31/2006            16.1%              Yes
      64            13.6%        Staffmark                                      03/14/2006             9.9%              Yes
      65              NAP        NAP                                                NAP                NAP                No
      66            30.1%        Redford House, LLC                             11/30/2004            24.1%               No
      67            39.0%        Arcorp/Rafworld Travel                         04/30/2006            12.2%              Yes
      68             8.0%        Hu's Chinese Restaurant                        10/01/2007             6.9%              Yes
      69            10.8%        Lineages, Inc.                                 06/30/2007            10.3%              Yes
      70              NAP        NAP                                                NAP                NAP                No
      71            17.6%        Northern Empire Pizza                          02/28/2010            11.4%              Yes
      72              NAP        NAP                                                NAP                NAP                No
      73              NAP        NAP                                                NAP                NAP               Yes
      74            20.1%        Dr. Margolis                                   03/31/2006            16.9%              Yes
      75              NAP        NAP                                                NAP                NAP                No
      76            35.2%        Subway Real Estate Corp.                       03/18/2008            14.8%              Yes
      77            48.8%        NAP                                                NAP                NAP               Yes
      78            20.2%        Star Bank (US Bank)                            04/30/2011            16.2%              Yes
      79            34.8%        Caroline Budd Framing                          06/30/2010            29.9%               No
      80            19.1%        Japan Karate                                   08/31/2004            15.2%               No
      81            19.4%        Koala's Juice Bar                              04/01/2008             9.9%               No
      82              NAP        NAP                                                NAP                NAP                No
      83            17.8%        Barber Shop                                    04/30/2006            14.3%              Yes
      84            22.4%        AZP Treats/Maggie Moo's                        08/31/2010            22.4%              Yes
      85              NAP        NAP                                                NAP                NAP                No
      86             9.1%        Sonora Distributing                            06/01/2005             8.8%              Yes


--------------------------------------------------------------------------------------------------------
   MORTGAGE                    TAX                   CAPITAL EXPENDITURE                    TI/LC
   LOAN NO.            ESCROW IN PLACE(13)           ESCROW IN PLACE(14)             ESCROW IN PLACE(15)
--------------------------------------------------------------------------------------------------------
      44                        No                          No                              No
      45                        Yes                         Yes                             Yes
      46                        Yes                         No                              No
      47                        Yes                         No                              No
      48                        Yes                         Yes                             No
      49                        Yes                         No                              No
      50                        Yes                         Yes                             No
      51                        No                          No                              No
      52                        Yes                         Yes                             No
      53                        Yes                         Yes                             No
      54                        Yes                         No                              No
      55                        Yes                         Yes                             Yes
      56                        Yes                         No                              No
      57                        Yes                         No                              Yes
      58                        Yes                         Yes                             Yes
      59                        No                          No                              No
      60                        Yes                         No                              No
      61                        Yes                         No                              No
      62                        Yes                         No                              No
      63                        Yes                         No                              No
      64                        Yes                         Yes                             Yes
      65                        No                          No                              No
      66                        No                          No                              No
      67                        Yes                         No                              No
      68                        Yes                         No                              No
      69                        Yes                         No                              No
      70                        No                          No                              No
      71                        Yes                         No                              No
      72                        No                          No                              No
      73                        Yes                         Yes                             No
      74                        Yes                         No                              No
      75                        No                          No                              No
      76                        Yes                         No                              No
      77                        Yes                         No                              No
      78                        Yes                         No                              No
      79                        Yes                         No                              No
      80                        No                          No                              No
      81                        No                          No                              No
      82                        No                          No                              No
      83                        Yes                         No                              No
      84                        Yes                         No                              No
      85                        Yes                         No                              No
      86                        Yes                         No                              No




-------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                       OTHER
   LOAN NO.                                              ESCROW DESCRIPTION(16)
-------------------------------------------------------------------------------------------------------------------------
      44                                                          NAP
      45                                                Special Leasing Reserve
      46                                                          NAP
      47                                                          NAP
      48                                                          NAP
      49                                                          NAP
      50                                                          NAP
      51                                                          NAP
      52                                                          NAP
      53                                                          NAP
      54                                        Debt Service Escrow - Letter of Credit.
      55                                                          NAP
      56                                                          NAP
      57                                                          NAP
      58                                                          NAP
      59                                                          NAP
      60                                                          NAP
      61                                                          NAP
      62                                                          NAP
      63                                                          NAP
      64                                             Health South Leasing Reserve
      65                                                          NAP
      66                                                          NAP
      67                                                          NAP
      68                                                          NAP
      69                                               Boiler Replacement Escrow
      70                                                          NAP
      71                                                          NAP
      72                                                          NAP
      73                                                          NAP
      74                                                          NAP
      75                                                          NAP
      76                                                          NAP
      77                                                          NAP
      78                                                          NAP
      79                                                          NAP
      80                                                          NAP
      81                                                          NAP
      82                                                          NAP
      83                                                   Lease-up holdback
      84                                                          NAP
      85                                                          NAP
      86                                                          NAP


---------------------------------------------------------------------------------------------------------------
   MORTGAGE               SPRINGING             INITIAL CAPITAL EXPENDITURE     MONTHLY CAPITAL EXPENDITURE
   LOAN NO.         ESCROW DESCRIPTION(17)           ESCROW REQUIREMENT(18)           ESCROW REQUIREMENT(19)
---------------------------------------------------------------------------------------------------------------
      44               Tax, Insurance                                   $0                               $0
      45                    NAP                                         $0                           $1,460
      46                 Insurance                                      $0                               $0
      47                    NAP                                         $0                               $0
      48                    NAP                                         $0                           $2,775
      49                 Insurance                                      $0                               $0
      50                    NAP                                         $0                           $1,838
      51           Tax, Insurance, TI/LC                                $0                               $0
      52                    NAP                                         $0                             $375
      53                    NAP                                         $0                           $5,208
      54                    NAP                                         $0                               $0
      55                    NAP                                         $0                             $551
      56                    NAP                                         $0                               $0
      57                    NAP                                         $0                               $0
      58                    NAP                                         $0                             $973
      59                   Cap Ex                                       $0                               $0
      60                 Insurance                                      $0                               $0
      61                    NAP                                         $0                               $0
      62                 Insurance                                      $0                               $0
      63                    NAP                                         $0                               $0
      64                    NAP                                         $0                             $665
      65               Tax, Insurance                                   $0                               $0
      66               Tax, Insurance                                   $0                               $0
      67                    NAP                                         $0                               $0
      68                    NAP                                         $0                               $0
      69                    NAP                                         $0                               $0
      70               Tax, Insurance                                   $0                               $0
      71                    NAP                                         $0                               $0
      72               Tax, Insurance                                   $0                               $0
      73                    NAP                                       $650                             $650
      74                    NAP                                         $0                               $0
      75               Tax, Insurance                                   $0                               $0
      76                    NAP                                         $0                               $0
      77                    NAP                                         $0                               $0
      78                    NAP                                         $0                               $0
      79                 Insurance                                      $0                               $0
      80               Tax, Insurance                                   $0                               $0
      81               Tax, Insurance                                   $0                               $0
      82               Tax, Insurance                                   $0                               $0
      83                    NAP                                         $0                               $0
      84                    NAP                                         $0                               $0
      85                 Insurance                                      $0                               $0
      86                    NAP                                         $0                               $0

-----------------------------------------------------------------------------------------------
   MORTGAGE       CURRENT CAPITAL EXPENDITURE            INITIAL TI/LC           MONTHLY TI/LC
   LOAN NO.                 ESCROW BALANCE(20)   ESCROW REQUIREMENT(21)  ESCROW REQUIREMENT(22)
-----------------------------------------------------------------------------------------------
      44                                   $0                       $0                      $0
      45                              $13,140                       $0                  $5,070
      46                                   $0                       $0                      $0
      47                                   $0                       $0                      $0
      48                              $16,650                       $0                      $0
      49                                   $0                       $0                      $0
      50                               $3,676                       $0                      $0
      51                                   $0                       $0                      $0
      52                                   $0                       $0                      $0
      53                              $25,351                       $0                      $0
      54                                   $0                       $0                      $0
      55                                 $551                       $0                  $3,333
      56                                   $0                       $0                      $0
      57                                   $0                       $0                  $1,667
      58                               $3,893                  $50,000                  $4,674
      59                                   $0                       $0                      $0
      60                                   $0                       $0                      $0
      61                                   $0                       $0                      $0
      62                                   $0                       $0                      $0
      63                                   $0                       $0                      $0
      64                               $3,993                  $60,000                      $0
      65                                   $0                       $0                      $0
      66                                   $0                       $0                      $0
      67                                   $0                       $0                      $0
      68                                   $0                       $0                      $0
      69                                   $0                       $0                      $0
      70                                   $0                       $0                      $0
      71                                   $0                       $0                      $0
      72                                   $0                       $0                      $0
      73                               $3,251                       $0                      $0
      74                                   $0                       $0                      $0
      75                                   $0                       $0                      $0
      76                                   $0                       $0                      $0
      77                                   $0                       $0                      $0
      78                                   $0                       $0                      $0
      79                                   $0                       $0                      $0
      80                                   $0                       $0                      $0
      81                                   $0                       $0                      $0
      82                                   $0                       $0                      $0
      83                                   $0                       $0                      $0
      84                                   $0                       $0                      $0
      85                                   $0                       $0                      $0
      86                                   $0                       $0                      $0


----------------------------------------------------------------------------------------------------------------------------

   MORTGAGE              CURRENT TI/LC                ENVIRONMENTAL                 INTEREST
   LOAN NO.           ESCROW BALANCE(23)                INSURANCE                ACCRUAL METHOD           SEASONING(24)
----------------------------------------------------------------------------------------------------------------------------
      44                             $0                    No                       30/360                         11
      45                        $45,630                    No                     Actual/360                        9
      46                             $0                    No                       30/360                         51
      47                             $0                    No                       30/360                         17
      48                             $0                    No                     Actual/360                        6
      49                             $0                    No                       30/360                         57
      50                             $0                   Yes                     Actual/360                        2
      51                             $0                    No                       30/360                         10
      52                             $0                    No                     Actual/360                        0
      53                             $0                    No                     Actual/360                       10
      54                             $0                    No                       30/360                         28
      55                         $3,333                    No                     Actual/360                        3
      56                             $0                    No                       30/360                          2
      57                         $6,667                    No                       30/360                          7
      58                        $68,778                    No                     Actual/360                        4
      59                             $0                    No                     Actual/360                        3
      60                             $0                    No                       30/360                         57
      61                             $0                    No                       30/360                          2
      62                             $0                    No                       30/360                          3
      63                             $0                    No                       30/360                          2
      64                        $60,000                    No                     Actual/360                        6
      65                             $0                    No                       30/360                          0
      66                             $0                    No                       30/360                          8
      67                             $0                    No                       30/360                          3
      68                             $0                    No                       30/360                          6
      69                             $0                    No                       30/360                          2
      70                             $0                    No                       30/360                          3
      71                             $0                    No                       30/360                          1
      72                             $0                    No                       30/360                          3
      73                             $0                    No                     Actual/360                        4
      74                             $0                    No                       30/360                          4
      75                             $0                    No                       30/360                          4
      76                             $0                    No                       30/360                          1
      77                             $0                    No                       30/360                          0
      78                             $0                    No                       30/360                          0
      79                             $0                    No                       30/360                          1
      80                             $0                    No                       30/360                          1
      81                             $0                    No                       30/360                          1
      82                             $0                    No                       30/360                          1
      83                             $0                    No                       30/360                          4
      84                             $0                    No                       30/360                          1
      85                             $0                    No                       30/360                          1
      86                             $0                    No                       30/360                          0

                                                                                                              10


---------------------------------------------------------------------------------------------------------------
                              PREPAYMENT CODE(25)
   MORTGAGE              -------------------------------      YM               ADMINISTRATIVE    MORTGAGE
   LOAN NO.              LO    DEF        YM1    OPEN     FORMULA(26)            COST RATE(27)   LOAN NO.
---------------------------------------------------------------------------------------------------------------
      44                48                68       4        A                        15.59          44
      45                34     82                  4                                  9.59          45
      46                60                56       4        A                        15.59          46
      47                12                69       3        A                        15.59          47
      48                31     85                  4                                  9.59          48
      49                72               104       4        A                        15.59          49
      50                27     29                  4                                  6.59          50
      51                48                68       4        A                        15.59          51
      52                25     91                  4                                  9.59          52
      53                35     45                  4                                  4.59          53
      54                60                56       4        A                        15.59          54
      55                27     89                  4                                 13.59          55
      56                                 179       1        F                        21.09          56
      57                60                56       4        A                        15.59          57
      58                29     87                  4                                  9.59          58
      59                28     88                  4                                  9.59          59
      60                72               104       4        A                        15.59          60
      61                                 119       1        F                        21.09          61
      62                                 239       1        F                        21.09          62
      63                                 179       1        F                        18.59          63
      64                31     85                  4                                  4.59          64
      65                                 233       1        F                        21.09          65
      66                                 179       1        G                        21.09          66
      67                                 238       2        F                        21.09          67
      68                                 119       1        F                        18.59          68
      69                                 179       1        F                        18.59          69
      70                                 177       3        F                        21.09          70
      71                                 119       1        F                        21.09          71
      72                                 191       1        F                        16.59          72
      73                29     87                  4                                  9.59          73
      74                                 119       1        F                        21.09          74
      75                                 160       1        F                        21.09          75
      76                                 119       1        G                        21.09          76
      77                                 239       1        F                        21.09          77
      78                                 179       1        F                        21.09          78
      79                                 179       1        F                        21.09          79
      80                                 179       1        F                        16.59          80
      81                                 179       1        F                        18.59          81
      82                                 119       1        F                        21.09          82
      83                                 239       1        F                        21.09          83
      84                                 119       1        F                        21.09          84
      85                                 155       1        F                        21.09          85
      86                                 117       3        F                        21.09          86

FOOTNOTES TO APPENDIX II


1 "MSMC", "Prudential", "Lincoln", "CIGNA", "TIAA" and "UCMFI" denote Morgan Stanley Mortgage Capital Inc., Prudential Mortgage Capital Funding, LLC, Lincoln Realty Capital Corporation., CIGNA Mortgage Securities Philadelphia, LLC, Teachers Insurance and Annuity Association of America and Union Central Mortgage Funding, Inc. respectively, as Sellers.

2 The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral codings: Mortgage Loan Nos. 7-8, 21-22 and 25-26, GGP Portfolio, Virginia Office Portfolio and Wright Executive Center, respectively. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values, and/or Underwritten Cash Flows, and/or per the loan documents. The following loan pools represent loans that have two pari passu Notes (each included in the trust) secured by the same properties and are designated by identical alphabetical codings: Mortgage Loan Nos.18-19 and 37-38, Smoky Crossing Apartments and Airpark Business Center, respectively. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

     With respect to Mortgage Loan Nos. 18-19, Smoky Crossing Apartments, the loans are secured by one deed of trust and security agreement but are evidenced by two notes with different payment amounts and amortizations. The first note is self-amortizing and has an original principal balance of $650,000, an interest rate of 7.00% and a maturity date of February 1, 2004. The second note has an original principal balance of $12,650,000, an interest rate of 6.75%, a maturity date of December 1, 2013 and an amortization period of 30 years.

     With respect to Mortgage Loan Nos. 37-38, Airpark Business Center (A&C), the loans are secured by one mortgage and security agreement but are evidenced by two notes with different payment amounts and amortizations. The first note is self-amortizing and has an original principal balance of $550,000, an interest rate of 6.01% and a maturity date of October 7, 2007. The second note has an original principal balance of $6,500,000, an interest rate of 6.68%, a maturity date of October 7, 2014 and amortizes on a 26 year schedule for the first 60 months of the term of the loan and on a 14 year schedule for the remainder of the term of the loan.

     With respect to Mortgage Loan No. 11, 200 Berkeley & Stephen L. Brown Buildings, the loan permits the release of an individual mortgaged property from the mortgage lien in connection with a partial defeasance, provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 100% of the allocated loan amount of the released property in the case of the 200 Berkeley property or 115% of the allocated loan amount of the released property in the case of the Stephen L. Brown property, or, at the borrower's option for either property, such greater percentage as is necessary to satisfy certain NOI DSCR requirements, (ii) the NOI DSCR for the remaining property is equal to or greater than (a) the NOI DSCR as of March 14, 2003, or (b) the NOI DSCR prior to the release, and (iii) rating agency confirmation of no associated withdrawal or downgrading of the ratings of the REMIC certificates in connection with such partial defeasance.

     With respect to Mortgage Loan Nos. 7-8, GGP Portfolio, the loan permits the release of an individual mortgaged property from the mortgage lien in connection with a partial defeasance, provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 120% of the loan amount of the released property, (ii) the underwritten DSCR for the remaining property is equal or greater than 1.76x, and (iii) rating agency confirmation of no associated withdrawal or downgrading of the ratings of the REMIC certificates in connection with such defeasance. In addition, the loans permit partial releases of vacant, unimproved (except for surface parking) an non-income producing portions of the mortgaged property, subject to satisfaction of certain legal and underwriting criteria. No partial prepayment is required in connection therewith.

     With respect to Mortgage Loan Nos. 21-22, Virginia Office Portfolio, the loan permits the release of an individual mortgaged property from the mortgage lien in connection with a partial defeasance, provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 125% of the loan amount of the released property, (ii) the DSCR for the remaining property is the greater of (x) 1.35x and (y) the NCF DSCR for the loan prior to the release, (iii) the DSCR based on a 10.09% loan constant for the remaining property is the greater of (x) 1.00x or (y) said DSCR immediately prior to the release, (iv) the LTV of the remaining property is not greater than the lesser of (x) 72% or (y) the LTV immediately prior to the release, (v) the occupancy of the remaining property is equal to or greater than (x) 87% or (y) the occupancy at closing, and (vi) rating agency confirmation of no associated withdrawal or downgrading of the ratings of the REMIC certificates in connection with such defeasance.

     With respect to Mortgage Loan No. 48, Country View Manor Apartments, the borrower is permitted to obtain the release of a portion of the mortgaged property, described in the related mortgage as the "Right of Way", if certain requirements set forth in the mortgage are met, including but not limited to (i) the Right of Way, and all improvements thereon, and the remaining portion of the mortgaged property (the "Remaining Property"), and all improvements thereon, comply with all applicable zoning, land use and similar laws; (ii) the borrower provides evidence satisfactory to the lender that, following any such release, the remaining property will have all necessary utility and other services for the development, use, occupancy and operation of the remaining property, as well as adequate, free, unimpeded and unencumbered access for pedestrian and vehicular traffic onto all adjacent public roads; and (iii) the borrower pays all of the lender's reasonable fees and expenses incurred in connection with the release.

3 The Cut-off Date is September 1, 2003 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the mortgage loans as if scheduled payments due in September 2003 were due on September 1, 2003, not the actual day on which such scheduled payments were due.

     With respect to Mortgage Loan No. 6, 3 Times Square, the mortgage loan has a Cut-off Date of August 15, 2003. For purposes of the information contained in this Prospectus Supplement, the 3 Times Square Pari Passu Loan is presented with a September 2003 due date of September 15, 2003.

     With respect to Mortgage Loan No. 1, Two Commerce Square, the mortgage on the property secures a loan in the total original principal amount of $132,000,000. The loan is evidenced by an A-1 Note, an A-2 Note, an A-3 Note and an A-4 Note, each in the principal amount of $33,000,000. The A-1 and A-2 Notes will be assets of the Trust. The lien of the mortgage that secures the A-3 and A-4 Notes is pari passu with the lien of the mortgage that secures the subject A-1 and A-2 Notes. The payment and other terms of the A-3 and A-4 Notes are substantially similar to those of the A-1 and A-2 Notes. The borrower makes monthly payments to the servicer of the Trust. The servicer, in turn, pays the holders of the A-1 Note, the A-2 Note, the A-3 Note and the A-4 Note on a pari passu basis. All required escrows are maintained by the servicer of the Trust. The holder of the A-1 Note has the right to control any workout or other remedies, with losses shared pari passu with the A-2, A-3 and A-4 Notes pursuant to an intercreditor agreement. The Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF are based on the entire $132,000,000 financing (the Note A-1, A-2, A-3 and A-4 combined). Please see Appendix III for more details.

     With respect to Mortgage Loan No. 2, 55 East Monroe, the mortgage on the property secures a loan in the total original principal amount of $147,000,000. The loan is evidenced by an A-1 Note ($58,500,000), an A-2
     Note ($58,500,000) and a subordinated B Note ($30,000,000). The lien of the mortgage that secures the A-1 Note is pari passu with, and the lien of the mortgage that secures the B Note is subordinate to, the lien of the mortgage that secures the subject A-2 Note. The A-2 Note will be an asset of the Trust. A mezzanine loan in the amount of $44,000,000 was made to the owner of 100% of the equity interests in the borrower. The mezzanine loan is primarily secured by a pledge of the mezzanine loan borrower's equity interest in the borrower. The mezzanine loan is not secured by the mortgaged property securing the A-1 Note or the A-2 Note or any other property or other assets of the related borrower. The A-1 Note, the A-2 Note and the B Note are serviced in accordance with the pooling and servicing agreement (and related documentation) governing the Morgan Stanley Capital I Trust 2003-IQ4 (the "2003-IQ4 Trust"), Commercial Mortgage Pass Through Certificates, Series 2003-IQ4. The borrower makes monthly payments to the servicer of the 2003-IQ4 Trust. The servicer of the 2003-IQ4 Trust in turn pays the holders of the A-1 Note and the subject A-2 Note on a pari passu basis and the holder of the B Note on a subordinate basis. All required escrows are maintained by the servicer of the 2003-IQ4 Trust. The holder of the B Note has the right to control any workout or other remedies in accordance with the documents governing the 2003-IQ4 Trust, and will generally bear any losses associated therewith prior to the holders of the A-1 Note and the A-2 Note, which losses will be shared pari passu among the holders of the A-1 Note and the A-2 Note, pursuant to an intercreditor agreement by and among the holders of the A-1 Note, the A-2 Note and the B Note. The NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Balance per Unit or SF are based on the $117,000,000 financing (the A-1 Note and A-2 Note combined). Please see Appendix III for more details.

     With respect to Mortgage Loan No. 3, Plaza America Office Towers III and IV, the equity owner of has the right in the future to obtain additional financing secured by its 100% ownership in interest in the borrower provided that (a) no event of default has occurred and is continuing, (b) the LTV (including the mortgage on the property and such mezzanine indebtedness) is not greater than 80%, (c) the DSCR (calculated based on the aggregate indebtedness under the loan and any permitted mezzanine loan) in not less that 1.30x (based on underwritten cash flow and projected debt service on the loan and such mezzanine indebtedness for the following 12 months), (d) the Permitted Mezzanine Lender is reasonably acceptable to Lender; (e) lender and the Permitted Mezzanine Lender shall enter into a standard form intercreditor agreement, (f) the mezzanine loan documents shall be in form and substance reasonably acceptable to lender and (g) lender has received a rating agency confirmation with respect to the existence of such permitted Mezzanine Loan.

     With respect to Mortgage Loan No. 5, International Plaza, the mortgage on the property secures a loan in the total original principal amount of $192,000,000. The loan is evidenced by an A-1 Note in the principal amount of $115,796,372 and an A-2 Note and an A-3 Note, each in the principal amount of $38,101,814. The A-2 Note will be an asset of the Trust. As part of a securitization, the A-1 Note has been transferred to a REMIC trust known as the Morgan Stanley Capital I Inc. Trust 2003-XLF (the "2003-XLF Trust"). The lien of the mortgage that secures the A-1 Note and the A-3
     Note is pari passu with the lien of the mortgage that secures the subject A-2 Note. The payment and other terms of the A-1 Note and the A-3 Note are substantially similar to those of the A-2 Note (except for the principal balance). The borrower makes monthly payments to the servicer of the 2003-XLF Trust. This servicer, in turn, pays the holders of the A-1 Note, the A-2 Note and the A-3 Note on a pari passu basis. All required escrows are maintained by the servicer of the 2003-XLF Trust. The 2003-XLF Trust has the right to control any workout or other remedies, with losses shared pari passu with the A-2 Note and the A-3 Note pursuant to an intercreditor agreement. The Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Units or SF are based on the entire $192,000,000 financing (the A-1 Note, A-2 Note and A-3 Note combined). Please see Appendix III for details.

     With respect to Mortgage Loan No. 6, 3 Times Square, the mortgage on the property secures a loan in the total amount of $264,085,481. The loan is evidenced by an A-1 Note ($99,566,288), an A-2 Note ($34,848,201), and an
     A-3 Note ($34,848,201). The A-1 Note and A-3 Note are pari passu with the subject A-2 Note. It is anticipated that the A-1 Note will be transferred to the 2003-PWR2 Trust. The borrower is required to make monthly payments to the servicer of the PWR2 Trust. This servicer in turn pays the holders of the A-1 Note, the A-2 Note and the A-3 Note on a pari passu basis and the holder of the B-Note on a subordinate basis and makes the remainder of the payment available to the servicer of this trust and the servicer of the trust in which the A-3 Note is deposited for distribution. All required escrows are maintained by the servicer of the PWR2 Trust. The holder of the B-Note has the right to control any workout or other remedies until certain events occur. The NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit SF are based on the $169,262,690 portion of the entire loan (the A-1 Note, A-2 Note and A-3 Note, combined). Please see Appendix III for more details.

     With respect to Mortgage Loan No. 11, 200 Berkeley & Stephen L. Brown Buildings, the mortgage on the property secures a loan in the total original principal amount of $180,000,000. The loan is evidenced by an A-1
     Note in the principal amount of $25,000,000, an A-2 Note in the principal amount of $50,000,000, an A-3 Note in the principal amount of $75,000,000 and two subordinated B-Notes, each in the principal amount of $15,000,000. The A-1 Note and the B-Notes will be assets of the Trust. The lien of the mortgage that secures the A-2 Note and the A-3 Note is pari passu with the lien of the mortgage that secures the subject A-1 Note. The lien of the mortgage that secures the B-Notes is subordinate to the lien of the mortgage that secures the A-1, A-2 and A-3 Notes. The payment and other terms of the A-2 and A-3 Notes are substantially similar to those of the A-1 Note (except for the principal balance). The borrower makes monthly payments to the servicer of the Trust. The servicer, in turn, pays the holders of the A-1 Note, the A-2 Note and the A-3 Note on a pari passu basis and the holder of the B-Notes on a subordinate basis. All required escrows are maintained by the servicer of the Trust. The holders of the Class BNB Certificates, which are serviced exclusively by payments of interest and principal under the B-Notes, have the right to control any workout or other remedies, and will generally bear any losses associated therewith prior to the holders of the A-1 Note, the A-2 Note and the A-3 Note, which losses will be shared pari passu among the holders of the A-1 Note, the A-2 Note and the A-3 Note pursuant to an intercreditor agreement by and among the holders of the A-1 Note, the A-2 Note and the A-3 Note and the B-Notes. The underwritten DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF are based on the entire $150,000,000 senior portion of the financing (the A-1 Note, A-2 Note and A-3 Note combined). Please see Appendix III for more details.

     With respect to Mortgage Loan No. 16, Madison Park Apartments, the loan was structured to occur in two fundings: the first at closing in the amount of $12,540,000 with a second funding of $1,700,000 to occur when the additional 40 units had been completed and the entire 336 units were 93% occupied and the NOI from the property provided a DSCR of at least 1.25x. These conditions were met and the additional funds were disbursed to the Borrower. The loan documents were modified accordingly on April 28, 2003.

     With respect to Mortgage Loan No. 44, Marin Central Plaza, the original loan may be modified to give the borrower the right in the future to obtain unsecured subordinate debt for the purpose of altering the property subject to terms and conditions to be agreed to by the lender.

     With respect to Mortgage Loan No. 2, 55 East Monroe, the mortgage encumbering the mortgaged property also secures a subordinated promissory note which is not included in the trust and which has an original principal balance of $30,000,000 (the "B Note"). The B Note will initially be held by Connecticut General Life Insurance Company. Furthermore, on December 30, 2002, Connecticut General Life Insurance Company made a $44,000,000 mezzanine loan to the owner of 100% of the equity interests in the borrower. The 55 East Monroe mezzanine loan is primarily secured by a pledge of the 55 East Monroe mezzanine loan borrower's equity interest in the 55 East Monroe mortgage loan borrower. The 55 East Monroe Mezzanine Loan is not secured by the mortgaged property securing the A-1 Note or the A-2 Note or any other property or assets of the related borrower.

     With respect to Mortgage Loan No. 6, 3 Times Square, the borrower has additional secured, subordinate financing in the form of a $94,822,791 B-Note.

     With respect to Mortgage Loan No. 10, Summer Wood Apartments, the borrower has additional secured, subordinate financing in the form of a $3,031,036 B-Note.

     With respect to Mortgage Loan No. 11, 200 Berkeley and Stephen L. Brown Buildings, the borrower has additional subordinate secured financing in the aggregate amount of $30,000,000 as evidenced by two B-Notes, which will initially be held by Morgan Stanley Capital Mortgage Inc. and Lehman Brothers Holdings Inc., respectively.

     With respect to Mortgage Loan No. 13, Canyon Pointe, the borrower has additional secured, subordinate financing in the amount of $3,075,000 extended by Canyon Pointe LLC. The subordinate loan agreement provides that monthly payments of interest only be made to subordinate lender out of net cash flow from the mortgaged property which cash flow is net of operating expenses for the mortgaged property, debt service payments due under the senior loan and any reserves payable under the senior loan. An intercreditor agreement governing the relative rights of the senior lender and the subordinate lender has been executed. No other secured financing is permitted to be incurred by the borrower.

     With respect to Mortgage Loan No. 48, Country View Manor Apartments, the borrower has additional secured, subordinate financing in the form of a $1,177,846 Developer's Fee Note.

     With respect to Mortgage Loan No. 52, Montana Avenue, the borrower, which is not currently a Special Purpose Entity ("SPE"), has additional unsecured, subordinate financing. The borrower is required to transfer the property to a new SPE on or before November 18, 2003, after which time the new borrower will not have additional financing in place.

     With respect to Mortgage Loan No. 1, Two Commerce Square, the borrower has additional subordinate financing in the form of three mezzanine loans in the aggregate original principal amount of $77,087,340. The Two Commerce Square mezzanine loans are each guaranteed by a Guaranty by three separate affiliates of the borrower, with each such Guaranty primarily secured by a pledge of the limited partnership interests in the borrower made by the limited partners of the borrower and 100% of the equity interest in the general partner of the borrower. None of the Two Commerce Square mezzanine loans are secured by the mortgaged property or any other property or assets of the borrower.

     In addition, a $2,000,000 equity contribution by an affiliate of the borrower was made to the guarantor of the Two Commerce Square Junior A Mezzanine Loan. Payments on such preferred equity are required to be made on a pro rata basis with payments on the Two Commerce Square Junior A Mezzanine Loan. Please see Appendix III for more details.

     With respect to Mortgage Loan No. 9, Quail Springs Marketplace, an equity owner in the borrower pledged its interest in the borrower as collateral for a $3,000,000 mezzanine loan. The mezzanine loan is a fully amortizing 10 year loan which may be prepaid in whole or in part, on any payment date upon at least 30 days written notice. If more than $1,500,000 is prepaid during the first 12 months of the mezzanine loan, then a $30,000 prepayment fee is required to be paid concurrently with such prepayment. Please see Appendix III for more details.

     With respect to Mortgage Loan Nos. 37-38, Airpark Business Center A&C, the borrower has additional subordinate financing in an original principal amount of $3,200,000 secured by a pledge of 100% of the membership interests in the borrower given by the borrower's members. The additional financing is not an asset of the Trust and does not encumber the subject property. The additional financing is subordinate to the subject mortgage pursuant to the terms of a subordination and intercreditor agreement.

     With respect to Mortgage Loan No. 3, Plaza America Office Towers III and IV, the equity owner of has the right in the future to obtain additional financing secured by its 100% ownership in interest in the borrower provided that (a) no event of default has occurred and is continuing, (b) the LTV (including the mortgage on the property and such mezzanine indebtedness) is not greater than 80%, (c) the DSCR (calculated based on the aggregate indebtedness under the loan and any permitted mezzanine loan) in not less that 1.30x (based on underwritten cash flow and projected debt service on the loan and such mezzanine indebtedness for the following 12 months), (d) the Permitted Mezzanine Lender is reasonably acceptable to Lender; (e) lender and the Permitted Mezzanine Lender shall enter into a standard form intercreditor agreement, (f) the mezzanine loan documents shall be in form and substance reasonably acceptable to lender and (g) lender has received a rating agency confirmation with respect to the existence of such permitted Mezzanine Loan.

     With respect to Mortgage Loan No. 6, 3 Times Square, if at any time from and after May 19, 2006, either of the two non-SPE members of the borrower exercises its right to purchase the membership interest of the other non-SPE member pursuant to and in accordance with the buy/sell provisions of the borrower's operating agreement and, to the extent the applicable, the transfer restrictions in the related mortgage, the purchasing member has the right to pay a portion of the purchase price with a note (in an amount not greater than 80% of the purchase price), secured by a pledge of the interest being purchased and 20% of such member's interest in the Borrower (before the purchase).

     With respect to Mortgage Loan No. 20, Napa Airport Centre, the borrower has the right in the future to obtain secondary secured financing on the property provided (i) the DSCR for both the senior and mezzanine loans is not less than 1.60x; (ii) the LTV for both the senior and mezzanine loans do not exceed 65% and (iii) the financing shall bear interest at the then market interest rate.

     With respect to Mortgage Loan No. 24, Southern Drive Warehouse, the borrower has the right in the future to obtain secondary secured financing on the property provided (i) the DSCR for both the senior and mezzanine loans is not less than 1.55x; (ii) the LTV for both the senior and mezzanine loans do not exceed 65% and (iii) the financing shall bear interest at the then market interest rate.

     With respect to Mortgage Loan Nos. 37-38, Airpark Business Center A&C, the borrower has the right in the future to obtain secondary secured financing on the property provided (i) the DSCR for both the senior and mezzanine loans is not less than 1.25x; (ii) the LTV for both the senior and mezzanine loans do not exceed 70% and (iii) the financing shall bear interest at the then market interest rate.

     With respect to Mortgage Loan No. 49, The Volunteer Building, the borrower has the right in the future to obtain secondary secured financing on the property provided that (i) the DSCR for both the senior and mezzanine loans is not less than 1.40x; (ii) the LTV for both the senior and mezzanine loans do not exceed 70%; and (iii) the financing shall bear interest at the then market interest rate.

     With respect to Mortgage Loan No. 60, The James Building, the borrower has the right in the future to obtain secondary secured financing on the property provided (i) the DSCR for both the senior and mezzanine loans is not less than 1.40x; (ii) the LTV for both the senior and mezzanine loans do not exceed 70% and (iii) the financing shall bear interest at the then market interest rate.

     With respect to Mortgage Loan No. 67, Parham Road Office, the borrower has the right in the future to obtain secondary secured financing on the property provided that (i) the financing is subordinate to the senior loan;
     (ii) the combined amount of the senior loan and the subordinate loan does not exceed an amount which will produce a combined loan to value ratio of 65%; and (iii) the DSCR for the senior loan and the subordinate loan is at least 1.40x.

     With respect to Mortgage Loan No. 10, Summer Wood Apartments, the loan documents permit future mezzanine debt in the event that the holder of the related B-note transfers its interest in such B-note to a direct or indirect equity owner of the related borrower, provided, that prior to the transfer, among other things, (i) there is no existing event of default,
     (ii) the related B-note is converted into a mezzanine loan, which mezzanine loan will be held by the equity holder of the mortgage loan borrower, (iii) the holder of the Summer Wood Apartments mortgage loan is provided with a copy of the mezzanine loan documents.

     With respect to Mortgage Loan No. 31, Portola Plaza I, the borrower has the one-time right in the future to incur future unsecured subordinate or mezzanine debt only in connection with an arms-length sale of the mortgaged property and an approved assumption of the mortgage loan by an unrelated third-party buyer, subject to rating agency approval.

     With respect to Mortgage Loan No. 44, Marin Central Plaza, the original loan may be modified to give the borrower the right in the future to obtain unsecured subordinate debt for the purpose of altering the property subject to terms and conditions to be agreed to by the lender

4 The indicated NOI DSCR, NCF DSCR, Cut-off Date LTV and Balloon LTV reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

5 Implied DSCR is based on an assumed constant of 8.0%, as defined herein. This number is calculated by dividing the underwritten cash flow by 8.0% of the Cut-Off Date Balance.

6 In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

7 With respect to Mortgage Loan No. 2, 55 East Monroe, the real estate collateral securing the loan consists of borrower's fee simple interest in one parcel of land and leasehold interests in two other parcels of land, all of which are contiguous, plus a fee simple interest in all present and future improvements located thereon and all related personal property.

     With respect to Mortgage Loan No. 33, Diamond View Office Building, the related mortgage loan is secured by both a fee interest in one parcel that contains the subject improvements and a leasehold interest in two parcels consisting of approximately 130,070 square feet that contain a parking lot. The borrower's leasehold interest was granted pursuant to two ground leases entered into with the City of Durham. Each ground lease provides for an expiration date of December 21, 2018, but grants the borrower three, ten-year renewal options. One ground lease provides the subject property with parking for 235 vehicles and the other ground lease provides the subject property with parking for 35 vehicles. The monthly rental payments due under the ground leases commenced at $22,080 and $3,960, respectively, and is subject to annual cost of living increases. The deed of trust does not encumber the underlying fee interest of the leasehold parcels.

8    The "Grace Period" shown is grace period to charge late interest.

9 The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loan No. 1, Two Commerce Square, the annual amortization schedule is as follows:

          Year                                              Annual Amortization
     ---------------------------------------------------------------------------
          2003                                                   $1,230,400
          2004                                                   $5,385,708
          2005                                                   $5,309,088
          2006                                                   $5,511,106
          2007                                                   $4,544,800
          2008                                                   $1,439,996
          2009                                                     $474,992
          2010                                                     $491,659
          2011                                                     $499,992
          2012                                                     $499,992
          2013                                                     $166,664
     ---------------------------------------------------------------------------
         Total                                                  $25,554,397



     The Two Commerce Square original and remaining amortization shown was calculated by backing into a constant principal and interest payment using the balloon balance and maturity date.

     With respect to Mortgage Loan No. 6, 3 Times Square, the amortization schedule can be found on the attached diskette "MSCI 2003-IQ5.xls" accompanied with this Prospectus Supplement.

     With respect to Mortgage Loan No. 4, Invesco Funds Corporate Campus, the amortization schedule can be found on the attached diskette "MSCI 2003-IQ5.xls" accompanied with this Prospectus Supplement.

10 With respect to Mortgage Loan No. 2, 55 East Monroe, the loan terms call for interest only debt service payments to be made on the entire loan on each monthly payment date through and including January 1, 2006, when they are required to be principal and interest. Based on the underwritten net cash flow and the amortization beginning on February 1, 2006, the DSCR shall be 2.59x. Based on the underwritten net cash flow and the amortization beginning on February 1, 2009, the DSCR shall be 2.13x. For more information see Appendix III.

     With respect to Mortgage Loan No. 4, Invesco Funds Corporate Campus, monthly payments are interest-only until April 1, 2006 when they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on the Invesco Amortization Schedule accompanied with this Prospectus Supplement. The DSCR after the IO period will be 1.80x.

     With respect to Mortgage Loan Nos. 25-26, Wright Executive Center - 2900 Presidential Drive and Wright Executive Center - 3000 Presidential Drive, monthly payments are interest-only until May 1, 2005 when they are required to be principal and interest. Interest only payments are calculated on a Actual/360 basis. When the principal and interest payments begin, interest calculations will continue to be calculated on an Actual/360 basis. The DSCR after the IO period will be 1.39x. In the event that Lockheed Martin Corporation exercises its termination right, then the interest rate will increase by ten-hundredths percent (.10%).

     With respect to Mortgage Loan No. 31, Portola Plaza I, monthly payments are interest only for the initial 18 months of the loan term, then payments of principal and interest are required for the 102 month based on 28.5 year amortization schedule. The DSCR after the IO period shall be 1.38x.

     With respect to Mortgage Loan Nos. 37-38, Airpark Business Center (A&C), the loans are evidenced by two notes with different payment amounts and amortizations. The first note is self-amortizing and has an original principal balance of $550,000, an interest rate of 6.01%, a maturity date of October 7, 2007 and provides for monthly principal and interest payments equal to $10,635.60. The second note has an original principal balance of $6,500,000, an interest rate of 6.68%, a maturity date of October 7, 2014 and provides for monthly principal and interest payments equal to $43,961.59 commencing on November 7, 2002 and each month thereafter through and until October 7, 2007. On November 7, 2007 and each month thereafter through and until October 7, 2014, the second note provides for principal and interest payments equal to $54,592.62. Also, see footnote No.2 above.

11 The "Current Value" for the Mortgage Loans is derived either from an updated appraisal report or calculated by applying a capitalization rate from a recent third-party market study to the underwritten net operating income of such mortgaged property or properties. The "Source of Value" column indicates whether the valuation is determined from an appraisal or a third party market study.

12 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 31, Portola Plaza I, the largest tenant lease is month-to-month. Accordingly, the lender collected an $870,000 holdback to be released to the borrower provided, among other conditions, that by June 26, 2005, (i) the current tenant renew or a new tenant, acceptable to lender, enter into a lease, (ii) said tenant is in occupancy and operating its business, (iii) the DSCR is 1.25x or greater, (iv) the DSCR on a 10.09% loan constant is 0.94x or greater, and (v) property occupancy is at least 85%. The borrower may request a partial release up to two times before said date provided that, (x) at least 1,000 square feet is renewed or leased as acceptable to the lender, and (y) only a portion of the reserve is released such that the resulting loan amount, after the release, has a DSCR of 1.25x or greater, and the DSCR on a 10.09% loan constant is 0.94x or greater. Assuming no event of default has occurred under the related loan documents, if the above conditions are not satisfied on or before June 26, 2005, the holdback will be held as additional security for the term of the loan. As such, the largest tenant rent was underwritten.

13 For "Tax Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14 For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

15 For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit reserves in place considers only mortgage loans on commercial properties, excluding multifamily, manufactured housing community, land and self storage mortgaged properties.

     With respect to Mortgage Loan No. 2, 55 East Monroe, a Capital Improvements Reserve is required following an Event of Default (as defined per the loan documents) or during the continuance of a Low DSCR Triggering Event (as defined per the loan documents) where the DSCR falls below 1.25x on the aggregate loan amount of the A and B Promissory Notes and Mezzanine notes ($191,000,000), as calculated per the loan documents. TI/LC Reserve payments of $166,875 per month are required during the continuance of a Low DSCR Triggering Event where the DSCR falls below 1.25x on the aggregate loan amount of the A and B Promissory Notes and Mezzanine notes ($191,000,000), as calculated per the loan documents. Additional TI/LC Reserve payments relating specifically to the spaces leased to Sargent & Lundy (February 1, 2009) and Seyfarth Shaw (February 1,
     2005) will begin on the dates noted.

16 "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

17 "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

18 "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

19 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

20 "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the September 2003 due dates for the MSMC, Prudential, Lincoln, CIGNA, TIAA and UCMFI originated loans.

21 "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

22 "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

23 "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the September 2003 due dates for the MSMC, Prudential, Lincoln, CIGNA, TIAA and UCMFI originated loans.

24 "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

25 The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "YM1" represents the greater of yield maintenance or 1%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies.

     With respect to Mortgage Loan Nos. 1, 3, 5, and 11, Two Commerce Square, Plaza America Office Towers III and IV, International Plaza, and 200 Berkeley and Stephen L. Brown Buildings, for the purpose of calculating the initial lockout period, these pari passu loans have an assumed last securitization date in September 2003. Please see Appendix III for more detail.

     With respect to Mortgage Loan No. 16, Madison Park Apartments, the loan documents provide the borrower with alternative prepayment options as follows: (a) a 25 month lockout period followed by permissible prepayment of the loan in full prior to the second anniversary of the transfer of the note to a REMIC upon payment of a prepayment premium based upon a yield maintenance formula specified in the loan documents; and (b) a defeasance provision that is exercisable in accordance with the terms of the related loan documents any time after the date occurring 25 months after the first scheduled payment date under the note, provided that the note has not been transferred to a REMIC within two years prior to the date of defeasance.

26 Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 7 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F" and "G", etc.. Exceptions to formulas are shown below formulas. Descriptions of these yield maintenance formulas are listed beginning on page II-9. Numerical references and sections refer back to the original loan documents.

27 The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

28 The following mortgage loan is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release condition is referenced by number 1, which is summarized immediately below the table. The letter of credit was established at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the LOC) to be applied to outstanding loan amounts in the event of a default. The mortgage loan referenced in this paragraph include all of such loans, but rather only the loan which permits or requires the application of the reserve (or proceeds of the LOC) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loan may require partial prepayments:

                                                       Escrowed Holdback or
    Mtg.                              Escrow or LOC        Letter of Credit   Outside Date     Prepayment Premium
  Loan No. Property Name           Release Conditions        Initial Amount    for Release         Provisions
---------- ----------------------- ------------------ ---------------------- ---------------- ---------------------
     29    Stayton Business Center          1                      $200,000           9/8/04  NAP (see release
                                                                                                     conditions)

All yield maintenance premiums indicated above are to be paid by the borrower.


RELEASE CONDITIONS

1 The LOC may be reduced at a rate of $2.45 for every $1.00 that NOI exceeds $1,025,797 and shall be released if NOI reaches $1,107,396. Appropriate reductions to the notional amount of the LOC shall be made every three (3) months. If the LOC is not released on or before September 8, 2004, the lender may draw upon the LOC and any amounts so drawn and applied to the outstanding principal balance of the note shall not be subject to a prepayment premium. In the event of a default, lender may present the letter of credit for payment and apply the proceeds to the indebtedness secured by the deed of trust and any amounts so applied shall be subject to the prepayment premium.

YIELD MAINTENANCE FORMULAS


A    THE YIELD MAINTENANCE AMOUNT SHALL MEAN:


     The present value discounted at the Treasury Rate (as hereinafter defined) of the excess (if any) obtained by subtracting the effective annual compounded yield (at the time of prepayment) of United States Treasury Issues (other than so-called "flower bonds") with maturity dates that match, as closely as possible, the maturity date of the loan (the "Treasury Rate") from the effective annual compounded yield of the Note, multiplied by the outstanding principal balance (at the time of prepayment) of the Note, multiplied by the number of years (and any fraction thereof) remaining between the date of prepayment and the maturity date of the loan (such amount shall be computed as if the amount determined in accordance with this provision were paid in equal monthly installments after the date of such prepayment through the maturity date of the loan); or (b) One percent (1%) of the outstanding principal balance (at the time of prepayment) of the Note.

B    THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of (i) an amount equal to the product of the Prepayment Percentage multiplied by the Prepayment Date Principal, or (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated using the Discount Rate, exceeds the Prepayment Date Principal. In order to calculate the amount in the preceding clause (ii) of this definition, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together.

     "Discount Rate" means the yield on a U.S. Treasury issue selected by Lender, as published in The Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

     "Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

     NP/(1+R/12)(n) = Discounted Value

     NP = Amount of Note Payment

     R = Discount Rate or Default Discount Rate as the case may be

     (n) = The number of months between the date of prepayment and the scheduled date of Note Payment being discounted rounded to the nearest integer.

     "Note Payments" means (i) the scheduled Debt Service Payments for the period from the date of prepayment through and including the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

     "Prepayment Date" the tenth day of any calendar month on which the Loan is prepaid.

     "Prepayment Date Principal" means the Principal on the date of prepayment.

     "Prepayment Percentage" means one percent (1%).


C    THE YIELD MAINTENANCE AMOUNT SHALL MEAN:

     The present value discounted at the Treasury Rate (as hereinafter defined) of the excess (if any) obtained by subtracting the effective annual compounded yield (at the time of prepayment) of United States Treasury Issues (other than so-called "flower bonds") with maturity dates that match, as closely as possible, the maturity date of the loan plus 25 basis points (the "Treasury Rate") from the effective annual compounded yield of the Note, multiplied by the outstanding principal balance (at the time of prepayment) of the Note, multiplied by the number of years (and any fraction thereof) remaining between the date of prepayment and the maturity date of the loan (such amount shall be computed as if the amount determined in accordance with this provision were paid in equal monthly installments after the date of such prepayment through the maturity date of the loan); or (b) One percent (1%) of the outstanding principal balance (at the time of prepayment) of the Note.

D    THE YIELD MAINTENANCE AMOUNT SHALL MEAN:

     The present value discounted at the Treasury Rate (as hereinafter defined) of the excess (if any) obtained by subtracting the effective annual compounded yield (at the time of prepayment) of United States Treasury Issues (other than so-called "flower bonds") with maturity dates that match, as closely as possible, the maturity date of the loan plus 50 basis points (the "Treasury Rate") from the effective annual compounded yield of the Note, multiplied by the outstanding principal balance (at the time of prepayment) of the Note, multiplied by the number of years (and any fraction thereof) remaining between the date of prepayment and the maturity date of the loan (such amount shall be computed as if the amount determined in accordance with this provision were paid in equal monthly installments after the date of such prepayment through the maturity date of the loan);



     or (b) One percent (1%) of the outstanding principal balance (at the time of prepayment) of the Note.

E    THE PREPAYMENT PREMIUM SHALL MEAN:

     An amount equal to the greater of (i) one percent (1%) of the principal amount being prepaid or (ii) the present value of a series of payments each equal to the Payment Differential and payable on each Payment Date over the remaining original term of this Note through and including the Maturity Date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date.

     "Payment Differential" shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.

     "Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by this Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

F    THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     (A) the greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole Amount, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by Lender) incurred in reinvesting the Loan principal, together with the Prepayment Premium, in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, but such out-of-pocket costs and expenses shall not exceed $2,500.

     The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States Treasury Bond or Note of comparable remaining maturity and when discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

G    THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     (A) the greater of one percent (1%) of the outstanding principal balance of the Note at the time of Prepayment, or an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States Treasury Bond or Note of comparable remaining maturity and if discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by Lender) incurred in reinvesting the Loan principal, together with the Prepayment Premium, in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, which such out-of-pocket costs and expenses shall not exceed $2,500.

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

------------------------------------------------------------------------------------------------------------------------------------
                                              MORTGAGE LOAN NO. 1 - TWO COMMERCE SQUARE
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------
                         LOAN INFORMATION                                                     PROPERTY INFORMATION
-----------------------------------------------------------------     --------------------------------------------------------------
ORIGINAL BALANCE(1):        $66,000,000                               SINGLE
                                                                      ASSET/PORTFOLIO:        Single Asset
CUT-OFF DATE BALANCE:       $65,846,200                               PROPERTY TYPE:          Office
SHADOW RATING                                                         PROPERTY SUB-TYPE:      Urban
(FITCH/MOODY'S):            A-/Baa3
FIRST PAYMENT DATE:         09/09/2003                                LOCATION:               Philadelphia, PA
INTEREST RATE:              6.300%                                    YEAR BUILT:             1991
AMORTIZATION(2):            319 months                                OCCUPANCY(5):           97.6%
ARD:                        NAP                                       SQUARE FOOTAGE:         953,276
HYPERAMORTIZATION:          NAP                                       THE COLLATERAL:         40-story class A office building
MATURITY DATE:              05/09/2013                                OWNERSHIP INTEREST:     Fee
EXPECTED MATURITY BALANCE:  $53,222,802
SPONSOR:                    Thomas Development Partners, LP

                                                                      MAJOR TENANTS        % NRSF    BASE RENT PSF  LEASE EXPIRATION
                                                                      -------------        ------    -------------  ----------------
INTEREST CALCULATION:       Actual/360                                New York Central      39.8%      $30.00          06/23/2008
                                                                      Lines                 39.2%      $30.00          06/23/2009
                                                                                            -----      ------
                                                                                            79.0%      $30.00

CALL PROTECTION:            Closed to prepayment until the            Ernst & Young          7.7%      $18.00          09/30/2013
                            earlier of 07/31/2006 and 2 years                                1.5%      $24.00          09/30/2007
                            after the REMIC "start-up" day with                              ----      ------
                            respect to the final securitization                              9.1%      $18.96
                            of any note secured by the Two
                            Commerce Square Property, with U.S.
                            Treasury defeasance thereafter. The
                            loan is freely prepayable without
                            penalty from and after 03/09/2013.

LOAN PER SF(1):             $138.15

UP-FRONT RESERVES:          Debt Service:         $500,000            PROPERTY MANAGEMENT:    Thomas Development Partners, LP

                            RE Tax:               $1,412,472          U/W NET OP. INCOME:     $24,727,515

                            Insurance:            $200,255            U/W NET CASH FLOW:      $23,436,873

                            CapEx/TI/LC:          $1,388,133          APPRAISED VALUE:        $205,000,000

ONGOING RESERVES(3):        Debt Service:         Replenished         CUT-OFF DATE LTV(1):    64.2%
                                                  to $500,000

                            RE Tax:               $238,424            MATURITY DATE LTV(1):   51.9%

                            CapEx/TI/LC/Rollover                      DSCR(1)(6):             1.77x
                            Costs(4):             $178,739

LOCKBOX:                    Hard
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


(1) The subject $66,000,000 loan represents a 50.0% pari passu interest in a $132,000,000 first mortgage loan secured by the Two Commerce Square Property. The LTV, DSCR and Loan per SF numbers in this table are based on the entire $132,000,000 first mortgage loan.

(2) See Appendix II footnotes for a more detailed explanation of the varying P&I payments.

(3) In the event the Two Commerce Square Borrower receives an amount from any tenant relating to the termination of such tenant's lease, the Two Commerce Square Borrower is required to deposit such amount into an escrow account for certain tenant improvements, leasing commissions and rent deficiencies that may be incurred with respect to such lease termination.

(4) From and after 07/01/2009, the monthly CapEx/TI/LC/Rollover deposit will be $79,440.

(5) Occupancy is based on the rent roll dated 12/31/2002 with leasing activity through 10/2003.

(6) DSCR is based on net cash flow and average debt service for 10/2003 through 09/2004, which includes $4,962,081 of amortization.


     THE TWO COMMERCE SQUARE LOAN

          THE LOAN. The largest loan (the "Two Commerce Square Loan") as evidenced by the Promissory Note (the "Two Commerce Square Note") is secured by a first priority Mortgage, Assignment of Leases and Rents and Security Agreement (the "Two Commerce Square Mortgage") encumbering a 40-story Class A office tower known as Two Commerce Square and located in Philadelphia, PA (the "Two Commerce Square Property"). The Two Commerce Square Loan is part of a mortgage loan that was originated in 1990 as a construction loan by Bank of America National Trust and Savings Association ("B of A"),


                                     III-1
     restructured by B of A in 1996, purchased by MSMC and Deutsche Bank Trust Company Americas in 2002 and completely restructured on 07/31/2003.

          THE BORROWER. The borrower is Philadelphia Plaza-Phase II, LP, a Pennsylvania limited partnership (the "Two Commerce Square Borrower") that owns no material asset other than the Two Commerce Square Property and related interests. The Two Commerce Square Borrower was not structured as a bankruptcy remote entity; however in connection with the 07/31/2003 restructuring of the Two Commerce Square Loan, the Two Commerce Square Borrower agreed to comply with certain special purpose entity covenants. The Two Commerce Square Borrower is sponsored by Thomas Development Partners, LP, which owns approximately 8.5million SF of office space nationwide and has approximately an additional 6 million SF under development.

          THE PROPERTY. The Two Commerce Square Property is a 40-story Class A office building that contains approximately 953,276 SF. Constructed in 1991, the property is located in the Market West submarket of Center City Philadelphia. Center City contains over 100 office buildings totaling over 44 million SF and contains many of Philadelphia's cultural attractions, including Independence Hall, the Liberty Bell, the United States Mint, the Franklin Institute and the Philadelphia Museum of Art. The Market West section of Center City contains all of the new generation office towers built in Philadelphia in the 1980s and 1990s. Chestnut and Walnut Streets, which are located two and three blocks south of Two Commerce Square, respectively, are the major retail centers in Center City.

          NYCL LEASE. New York Central Lines ("NYCL"), which leases important assets to Conrail, Inc. (the owner of the primary freight railroad system serving the US northeast and northwest and Canada), leases 752,999 SF (79.0% of the total square footage) in the Two Commerce Square Property. One-half of this space expires 06/23/2008 and the balance of such space expires 06/23/2009. NYCL does not currently occupy any of the space covered by this lease (the "NYCL Lease"); however, 660,802 SF (87.8%) of this space has been sublet to approximately 11 different subtenants. 49.4% of the square footage covered by these subleases (the "NYCL Subleases") are sublet for terms that expire after the expiration of the NYCL lease and convert to direct leases with the Two Commerce Square Borrower upon such expiration of NYCL's lease. NYCL's total rent obligation is approximately $41.10/SF and the average total rent obligation under the NYCL Subleases are currently approximately $23.32/SF; however, as a result of contractual rent steps and/or additional rent from these subtenants, the rent paid under the NYCL Sublease that will convert to direct leases upon the expiration of the NYCL Lease may be higher.

          LEASE EXPIRATION SUMMARY. The following tables show scheduled lease expirations at the Two Commerce Square Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date. Two tables are presented, one that is based on the terms of the NYCL lease and the other direct leases at the Two Commerce Square Property, and one that reflects the terms of the NYCL Subleases and such other direct leases:


---------------------------------------------------------------------------------------------------------------------------

                                                  LEASE ROLLOVER SCHEDULE

                                                                                       % OF TOTAL
                                       AVERAGE TOTAL                                     RENTAL         CUMULATIVE % OF
                        # OF LEASES     RENT PER SF     % OF TOTAL    CUMULATIVE %      REVENUES          TOTAL RENTAL
        YEAR              ROLLING         ROLLING       SF ROLLING    OF SF ROLLING      ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------
       Vacant                 3            $0.00            2%              2%              0%                 0%
---------------------------------------------------------------------------------------------------------------------------
         MTM                  1            $0.00            0%              2%              0%                 0%
---------------------------------------------------------------------------------------------------------------------------
        2003                  1           $10.86            0%              3%              0%                 0%
---------------------------------------------------------------------------------------------------------------------------
        2004                  3           $22.83            3%              6%              2%                 2%
---------------------------------------------------------------------------------------------------------------------------
        2005                  1           $24.10            1%              7%              1%                 3%
---------------------------------------------------------------------------------------------------------------------------
        2006                  0            $0.00            0%              7%              0%                 3%
---------------------------------------------------------------------------------------------------------------------------
        2007                  4           $35.22            3%              9%              2%                 5%
---------------------------------------------------------------------------------------------------------------------------
        2008                  18          $40.97           40%             49%             44%                49%
---------------------------------------------------------------------------------------------------------------------------
        2009                  15          $41.10           39%             89%             43%                92%
---------------------------------------------------------------------------------------------------------------------------
        2010                  0            $0.00            0%             89%              0%                92%
---------------------------------------------------------------------------------------------------------------------------
        2011                  3           $22.82            3%             91%              2%                93%
---------------------------------------------------------------------------------------------------------------------------
        2012                  1           $35.60            0%             92%              0%                94%
---------------------------------------------------------------------------------------------------------------------------
    2013 & Beyond             6           $28.68            8%            100%              6%               100%
---------------------------------------------------------------------------------------------------------------------------

                                     III-2

---------------------------------------------------------------------------------------------------------------------------

                                                  LEASE ROLLOVER SCHEDULE

                                                                                       % OF TOTAL
                                       AVERAGE TOTAL                                     RENTAL         CUMULATIVE % OF
                        # OF LEASES     RENT PER SF     % OF TOTAL    CUMULATIVE %      REVENUES          TOTAL RENTAL
        YEAR              ROLLING         ROLLING       SF ROLLING    OF SF ROLLING      ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------
       Vacant               3              $0.00            2%             2%               0%                 0%
---------------------------------------------------------------------------------------------------------------------------
         MTM                1              $0.00            0%             2%               0%                 0%
---------------------------------------------------------------------------------------------------------------------------
        2003                1              $10.86           0%             3%               0%                 0%
---------------------------------------------------------------------------------------------------------------------------
        2004                4              $21.84           5%             7%               4%                 4%
---------------------------------------------------------------------------------------------------------------------------
        2005                1              $24.10           1%             8%               1%                 5%
---------------------------------------------------------------------------------------------------------------------------
        2006                0              $ 0.00           0%             8%               0%                 5%
---------------------------------------------------------------------------------------------------------------------------
        2007                4              $35.22           3%            11%               3%                 9%
---------------------------------------------------------------------------------------------------------------------------
        2008                13             $28.83          30%            40%              34%                42%
---------------------------------------------------------------------------------------------------------------------------
        2009                7              $21.80          17%            58%              15%                57%
---------------------------------------------------------------------------------------------------------------------------
        2010                2              $20.44           6%            64%               5%                62%
---------------------------------------------------------------------------------------------------------------------------
        2011                3              $22.82           3%            67%               3%                65%
---------------------------------------------------------------------------------------------------------------------------
        2012                1              $35.60           0%            67%               0%                65%
---------------------------------------------------------------------------------------------------------------------------
    2013 & Beyond           16             $26.53          33%           100%              35%               100%
---------------------------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The Two Commerce Square Property is managed by Thomas Development Partners, LP, the sponsor of the Two Commerce Square Borrower. Such property manager also manages an office building known as One Commerce Square, which is located across the street from the Two Commerce Square Property and is owned by an affiliate of the Two Commerce Square Borrower. An affiliate of the Two Commerce Square Borrower also owns the office building known as One Commerce Square, which is located across the street from, and is managed by the same property manager as, the Two Commerce Square Property.

          MEZZANINE LOANS AND PREFERRED EQUITY INTERESTS. Affiliates of DB have made three mezzanine loans to the Two Commerce Square Borrower. The 100% equity owner of the Two Commerce Square Borrower (the "Two Commerce Square Senior Mezzanine Borrower") has pledged such equity interests as collateral for a $49,130,000 senior mezzanine loan (the "Two Commerce Square Senior Mezzanine Loan"). The Two Commerce Square Senior Mezzanine Loan matures 01/09/2010, is a fixed rate loan and has total scheduled amortization payments of $12,104,200 during its term. The 100% equity owner of the Two Commerce Square Senior Mezzanine Loan Borrower (the "Two Commerce Square Class A Junior Mezzanine Borrower") has pledged such equity interests as collateral for a $3,500,000 mezzanine loan (the "Two Commerce Square Class A Junior Mezzanine Loan"). The Two Commerce Square Class A Junior Mezzanine Loan is an interest only, fixed rate loan that matures 01/09/2010. The 100% equity owner of the Two Commerce Square Class A Junior Mezzanine Loan Borrower (the "Two Commerce Square Class B Junior Mezzanine Borrower") has pledged such equity interests as collateral for a $24,457,340 mezzanine loan (the "Two Commerce Square Class B Junior Mezzanine Loan"). The Two Commerce Square Class B Junior Mezzanine Loan is an interest only, fixed rate loan that matures 01/09/2010 (such maturity date may be extended to 07/09/2011) at the sole direction of the lender under the Two Commerce Square Class B Junior Mezzanine Loan. The Two Commerce Square Borrower is the borrower under each of the foregoing mezzanine loans; however such loans provide that there is no recourse to the Two Commerce Square Borrower or the Two Commerce Square Property for repayment thereof, but instead each mezzanine lender has recourse only to the related collateral thereunder. A $2,000,000 preferred equity contribution by Thomas Development Partners - CS, LLC, an affiliate of the Two Commerce Square Borrower, was made to TCS SPE 2, L.P., the guarantor of the Two Commerce Square Class A Junior Mezzanine Loan. Payments on such preferred equity are required to be made on a pro rata basis with payments on the Two Commerce Square Class A Junior Mezzanine Loan. The total outstanding amount of the mortgage loans, mezzanine loans and preferred equity relating to the Two Commerce Square Property is approximately $211,087,340, which is greater than the $205,000,000 appraised value of the Two Commerce Square Property. The Two Commerce Square mezzanine loans mature prior to the maturity date of the Two Commerce Square Loan and, if not repaid at their maturity, may result in a change of control of the related borrower. The Two Commerce Square Loan may not be refinanced unless the Two Commerce Square Borrower obtains the prior consent of the Two Commerce Square mezzanine lenders.

          ADDITIONAL INDEBTEDNESS. Not allowed.

          RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Two Commerce Square Loan and the Two Commerce Square Property is set forth on Appendix II hereto.

                                     III-3

------------------------------------------------------------------------------------------------------------------------------------
                                                MORTGAGE LOAN NO. 2 - 55 EAST MONROE
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------
                         LOAN INFORMATION                                                     PROPERTY INFORMATION
-----------------------------------------------------------------     --------------------------------------------------------------
ORIGINAL BALANCE (1):       $58,500,000                               SINGLE
                                                                      ASSET/PORTFOLIO:        Single Asset


CUT-OFF DATE BALANCE:       $58,500,000                               PROPERTY TYPE:          Office


SHADOWRATING                                                          PROPERTY SUB-TYPE:      Urban
(FITCH/MOODY'S):            AA+/Aa2


FIRST PAYMENT DATE:         02/01/2003                                LOCATION:               Chicago, IL


INTEREST RATE:              5.155%                                    YEAR BUILT/RENOVATED:   1972/1990, 1999, 2000, 2001


AMORTIZATION (2):           264 months                                OCCUPANCY (7):          96.5%


ARD:                        NAP                                       SQUARE FOOTAGE:         1,602,749


HYPERAMORTIZATION:          NAP                                       THE COLLATERAL:         50 story office building


MATURITY DATE:              01/01/2013                                OWNERSHIP INTEREST
                                                                      (8):                    Fee & Leasehold


EXPECTED MATURITY BALANCE:  $48,442,617                               MAJOR TENANTS        % NRSF    BASE RENT PSF  LEASE EXPIRATION
                                                                      -------------        ------    -------------  ----------------

SPONSOR(S):                 Tishman Speyer/Travelers Real             Sargent & Lundy(9)         18.8%       $9.48    06/30/2012
                            Estate Venture, L.P.
                                                                      Seyfarth Shaw(9)           14.4%      $11.26    12/31/2006
INTEREST CALCULATION:       Actual/360
                                                                      Phoenix Investment
                                                                      Partners                    7.0%       $21.23   12/31/2008
CALL PROTECTION:            Lockout until 02/01/2006 with US
                            Treasury defeasance thereafter.
                            Prepayable without premium from and
                            after 08/01/2012.

LOAN PER SF (1):            $73.00

UP-FRONT RESERVES:          RE Tax:               $3,800,000          PROPERTY MANAGEMENT:    Tishman Speyer Properties

                            Insurance:            $616,666            U/W NET OP. INCOME:     $22,466,246

                            Completion                                U/W NET CASH FLOW:      $19,901,847
                            Holdback(3):          $3,364,125
                                                                      APPRAISED VALUE:        $297,000,000
                            Other (4):            $50,583
                                                                      CUT-OFF DATE LTV(1):    39.4%
ONGOING RESERVES:           RE Tax:               $760,000
                                                                      MATURITY DATE LTV(1):   32.6%
                            Insurance:            $154,116
                                                                      DSCR(1)(10):            3.25x
                            Cap Ex (5):           Springing

                            TI/LC(6):             Springing

LOCKBOX:                    Hard
-----------------------------------------------------------------     --------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------



(1) The subject $58,500,000 loan is a 50% pari passu interest in a $117,000,000 senior portion of a $147,000,000 financing secured by the related mortgaged property. All LTV and DSCR ratios in this table are based upon the aggregate $117,000,000 senior portion of this financing.

(2) The loan has thirty six months of interest only payments through 01/31/2006. Beginning 02/01/2006, payments are to be made based on a 30 year amortization schedule. Beginning 02/01/2009, payments are based on an implied 18.73 year amortization schedule, such that at the maturity date of the loan, the loan balloon balance would be equal to the loan balloon balance of a 10 year loan with a 30 year amortization schedule during its entire term.

(3) The sum of $3,364,125 was deposited with the lender in a non-interest bearing escrow account for the completion of certain deferred maintenance items identified in the engineering report for the mortgaged property. Such amount is to be used to address certain issues pertaining to compliance with the Americans with Disabilities Act, certain deferred maintenance items and other compliance issues.

(4) The sum of $50,583 was funded at the closing of the loan to fund the a reserve account for the payment of monthly ground rents payable under two ground leases which are a portion of collateral for the loan. An additional Lease Termination Reserve was funded post closing in the amount of $986,883.

(5) An escrow account for certain capital improvements is triggered following either an event of default under the loan documents or if the debt service coverage ratio (as determined pursuant to the loan documents) falls below 1.25x on the aggregate loan amount of the A, B and mezzanine loans $191,000,000, calculated pursuant to the loan documents.

(6) An escrow account for certain tenant improvements and leasing commissions, requiring payments of $166,875 per month, is triggered upon the debt service coverage ratio (as determined pursuant to the loan documents) falling below 1.25x on the aggregate loan amount of the A, B and mezzanine loans ($191,000,000), calculated per the loan documents. Additional tenant improvement and leasing commission reserve amounts, relating to the leases for Sargent & Lundy and for Seyfarth Shaw, will begin on 02/01/2009 and 02/01/2005, respectively.

(7) Occupancy is based on the rent roll dated 06/30/2003 and includes 53,283 SF of space that is not physically occupied but for which detailed rental obligations are paid until 06/30/2012 under a Master Lease arrangement per the S&L Post Closing Agreement. Excluding this space, the physical occupancy is 93.2%.

(8) The collateral is comprised of both a fee and two leasehold estates. There are two unsubordinated ground leases, one which expires on 08/31/2067 and has three 99-year extension options, and the other which expires on 08/31/2101, which has no additional extension options.

(9) One tenant, Sargent & Lundy, leases 4,791 SF of storage space that on a month-to-month basis. Seyfarth Shaw leases 10,563 SF of storage space on a month-to-month basis.

(10) Based on the underwritten net cash flow and current interest-only debt service payments. Based on the amortization beginning on 02/01/2006, the debt service coverage ratio would be 2.59x. Based on the amortization beginning on 02/01/2009, the debt service coverage ratio would be 2.13x.



                                     III-4

THE 55 EAST MONROE LOAN


          THE LOAN. The second largest loan (the "55 East Monroe Loan") as evidenced by the promissory note (the "55 East Monroe Note") is secured by a first priority Mortgage (the "55 East Monroe Mortgage") encumbering an office building containing 1,602,749 SF of space in Chicago, IL (the "55 East Monroe Property"). The 55 East Monroe Loan was originated on 12/30/2002 by Connecticut General Life Insurance Company (CIGNA), or an affiliate thereof.

          THE BORROWER. The borrower is TST 55 East Monroe Property, L.P. (the "55 East Monroe Borrower") that owns no material asset other than the 55 East Monroe Property and related interests. The 55 East Monroe Borrower is a single purpose, bankruptcy remote entity, with an independent director and non-consolidation opinion in place. The 55 East Monroe Borrower is controlled by Tishman Speyer/Travelers Real Estate Venture, L.P.

          THE PROPERTY. The 55 East Monroe Property, located in Chicago, IL, was originally constructed in 1972, but has undergone renovations in 1990 and 1999-2001, including lobby and main entrance renovations, food court addition, roof replacement, sprinkler upgrades and garage renovations. The 55 East Monroe Property consists of a 50-story office building containing 1,602,749 SF of space, occupied by approximately 60 tenants. The major tenants include Sargent & Lundy, Seyfarth Shaw and Phoenix Investment Partners, as well as the GSA. The property is located within the East Loop office sub-market, in close proximity to the main financial center of the Central Loop. The property has 868 on-site parking spaces.


---------------------------------------------------------------------------------------------------------------------------

                                                  LEASE ROLLOVER SCHEDULE

                                                                                       % OF TOTAL
                                     AVERAGE BASE RENT % OF TOTAL                      BASE RENTAL     CUMULATIVE % OF
                        # OF LEASES     RENT PER SF    SQUARE FEET  CUMULATIVE %       REVENUES       TOTAL BASE RENTAL
        YEAR              ROLLING         ROLLING        ROLLING    OF SF ROLLING      ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------
      Vacant                  3             $0.00             3%            3%               0%                0%
---------------------------------------------------------------------------------------------------------------------------
    MTM & 2003                8            $12.14             8%            11%              7%                7%
---------------------------------------------------------------------------------------------------------------------------
       2004                  15            $17.97            13%            25%             17%               24%
---------------------------------------------------------------------------------------------------------------------------
       2005                   5            $13.88             2%            26%              2%               26%
---------------------------------------------------------------------------------------------------------------------------
       2006                   8            $12.60            18%            44%             16%               42%
---------------------------------------------------------------------------------------------------------------------------
       2007                   5            $12.89             3%            47%              3%               44%
---------------------------------------------------------------------------------------------------------------------------
       2008                  13            $16.87            14%            61%             17%               61%
---------------------------------------------------------------------------------------------------------------------------
       2009                   8            $17.00             3%            64%              4%               65%
---------------------------------------------------------------------------------------------------------------------------
       2010                   6            $16.77             6%            70%              7%               72%
---------------------------------------------------------------------------------------------------------------------------
       2011                   0             $0.00             0%            70%              0%               72%
---------------------------------------------------------------------------------------------------------------------------
       2012                  11            $13.43            24%            94%             23%               95%
---------------------------------------------------------------------------------------------------------------------------
   2013 & Beyond              7            $10.66             6%            100%             5%              100%
---------------------------------------------------------------------------------------------------------------------------


          PROPERTY MANAGEMENT. Tishman Speyer Properties.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. A mezzanine loan totaling $44,000,000 was funded at closing secured by the partnership interests in the 55 East Monroe Borrower.

          ADDITIONAL INDEBTEDNESS. Not allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the 55 East Monroe Loan and the 55 East Monroe Property is set forth on Appendix II hereto.





                                     III-5

------------------------------------------------------------------------------------------------------------------------------------
                                     MORTGAGE LOAN NO. 3 - PLAZA AMERICA OFFICE TOWERS III AND IV
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------
                         LOAN INFORMATION                                                     PROPERTY INFORMATION
-----------------------------------------------------------------     --------------------------------------------------------------
ORIGINAL BALANCE(1):        $42,500,000                               SINGLE ASSET/PORTFOLIO:  Single Asset

CUT-OFF DATE BALANCE:       $42,464,449                               PROPERTY TYPE:           Office

SHADOW RATING                                                         PROPERTY SUB-TYPE:       Suburban
(FITCH/MOODY'S):            NAP
                                                                      LOCATION:                Reston, VA
FIRST PAYMENT DATE:         09/08/2003
                                                                      YEAR BUILT:              2001
INTEREST RATE:              5.965%
                                                                      OCCUPANCY(3):            94.3%
AMORTIZATION:               360 months
                                                                      SQUARE FOOTAGE:          473,161
ARD:                        NAP
                                                                      THE COLLATERAL:          Two Class A office buildings
HYPERAMORTIZATION:          NAP
                                                                      OWNERSHIP INTEREST:      Fee
MATURITY DATE:              08/08/2013

EXPECTED MATURITY BALANCE:  $36,081,487

SPONSOR:                    Zapco Holdings Inc.                       MAJOR TENANTS        % NRSF    BASE RENT PSF  LEASE EXPIRATION
                                                                      -------------        ------    -------------  ----------------
INTEREST CALCULATION:       Actual/360
                                                                      Unisys                59.2%       $20.82         07/31/2018
CALL PROTECTION:            Closed to prepayment until the
                            earlier of 07/23/2007 and 2 years         NCI Information
                            after the REMIC "start-up" day            Systems (3)           16.6%       $26.75         06/30/2013
                            with respect to the final
                            securitization of any note secured        University of Phoenix  5.4%       $29.00         04/30/2010
                            by the Plaza America Property,
                            with U.S. Treasury defeasance
                            thereafter.  The loan is freely
                            prepayable without penalty from
                            and after 05/08/2013.


LOAN PER SF(1):             $179.49
                                                                      PROPERTY MANAGEMENT:     ARC Management, L.L.C.
UP-FRONT RESERVES:          RE Tax:              $83,578
                                                                      U/W NET OP. INCOME:      $8,618,351
                            Insurance:           $26,747
                                                                      U/W NET CASH FLOW:       $7,863,962
                            TI/LC:               $12,576,426
                                                                      APPRAISED VALUE:         $115,400,000
ONGOING RESERVES:           RE Tax:              $83,578
                                                                      CUT-OFF DATE LTV(1):     73.6%
                            Insurance:           $8,916
                                                                      MATURITY DATE LTV(1):    62.5%
                            Replacements:        $5,916
                                                                      DSCR(1):                 1.29x
                            TI/LC(2):            $8,237

LOCKBOX:                    Hard
-----------------------------------------------------------------     --------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------

(1) The subject $42,500,000 loan represents a 50.0% pari passu interest in an $85,000,000 first mortgage loan secured by the Plaza America Property. The LTV, DSCR and Loan per SF numbers in this table are based on the entire $85,000,000 first mortgage loan.

(2) In the event that (i) an Event of Default occurs and is continuing, (ii) the DSCR (based on UCF and actual debt service) is less than 1.15x or (iii) Unisys is not in occupancy of at least 70% of its space after 06/30/2004, all excess cash flow will be reserved for rollover costs. Such cash flow will continue to be reserved until, as applicable, (i) such Event of Default has been cured, (ii) the DSCR is 1.15x or higher for four consecutive quarters, (iii) Unisys and/or replacement tenants acceptable to lender occupy 70% or more of the Unisys space or (iv) $85/sf has been reserved for such portion of Unisys' space that is not occupied by Unisys or an acceptable replacement tenant. In the event Unisys's long-term unsecured credit rating falls below BB- by S&P or Fitch or Ba3 by Moody's, an additional $11,481 will be reserved monthly for rollover costs. Except in the event funds are being escrowed with respect to the Unisys space pursuant to the foregoing sentence, $0.50/sf/annum will also be reserved with respect to Unisys' space that is unoccupied for a period of 90 days or longer. From and after 08/08/2011, all excess cash flow (up to $2,000,000) will be reserved for rollover costs that may be incurred with respect to the Unisys space after 07/31/2012. In addition, in the event NCI does not renew its lease at a base rent of at least 95% of the prevailing fair market rent for a term of at least five years at least 11 months prior to expiration of its current term, excess cash (up to $2,800,000) will be reserved for rollover costs related to the NCI space.

(3) Based on rent roll dated 07/31/2003. Unisys and NCI are currently building out their space and are not yet in occupancy. Unisys is currently paying rent and NCI is required to commence paying rent with respect to 49% of its space in 01/2004 and with respect to the balance of its space in 06/2004.

     THE PLAZA AMERICA OFFICE TOWERS III AND IV LOAN

          THE LOAN. The third largest loan (the "Plaza America Loan") as evidenced in part by that certain Amended and Restated Promissory Note A2 (the "Plaza America Note") is secured by a first priority Amended and Restated Deed of Trust, Assignment of Leases and Rents and Security Agreement (the "Plaza America Mortgage") encumbering Towers III and IV in Plaza America, a Class A office complex in Reston, Virginia (the "Plaza America Property"). The Plaza America Loan was originated on 07/23/2003 by Morgan Stanley Mortgage Capital Inc. ("MSMC").



                                     III-6

          THE BORROWER. The borrower is Plaza Office Realty II, LLC, a Delaware limited liability company (the "Plaza America Borrower") that owns no material asset other than the Plaza America Property and related interests. The Plaza America Borrower is sponsored by Zapco Holdings, Inc., a private real estate investment firm with a portfolio of investments exceeding $500 million.

          THE PROPERTY. The Plaza America Property consists of a 13-story and a 7-story Class A office building that contain approximately 473,161 SF. Constructed in 2001, the Plaza America Property is part of a mixed-used development that contains four office towers aggregating approximately 983,000 SF (including the Plaza America Property), an approximately 165,000 SF retail center and approximately 3,400 structured parking spaces and an additional 500 surface parking spaces. The property is located in Reston, Virginia, adjacent to the Dulles Access Toll Road, 7 miles east of Dulles airport and 18 miles from Washington, DC.

          UNISYS LEASE. Unisys Corp. ("Unisys"), which is rated BB+/Ba1/BBB- (S&P/Moody's/Fitch), leases 280,137 SF at the Plaza America Property pursuant to a lease that expires 07/31/2018. Unisys is currently in the final design phase of its tenant improvement plans and is scheduled to commence construction of its tenant improvements in 09/2003. $7,030,055 was reserved at closing to cover the Plaza America Borrower's tenant improvement allowance obligation to Unisys. Unisys has commenced paying rent under its lease and is obligated to occupy at least 70% of its space by 06/30/2004. In the event that (i) an event of default occurs and is continuing, (ii) the DSCR (based on UCF and actual debt service) is less than 1.15x or (iii) Unisys is not in occupancy of at least 70% of its space after 06/30/2004, all excess cash flow from the Plaza America Property will be reserved for rollover costs. Such cash flow will continue to be reserved until, as applicable, (i) such event of default has been cured, (ii) the DSCR is 1.15x or higher for four consecutive quarters, (iii) Unisys and/or replacement tenants acceptable to lender occupy 70% or more of the Unisys space or (iv) $85/SF has been reserved for such portion of Unisys' space that is not occupied by Unisys or an acceptable replacement tenant. In the event Unisys's long-term unsecured credit rating falls below BB- by S&P or Fitch or Ba3 by Moody's, an additional $11,481 will be reserved monthly for rollover costs at the Unisys space. Except in the event funds are being escrowed with respect to the Unisys space pursuant to the foregoing sentence, $0.50/SF/annum will also be reserved with respect to Unisys' space that is unoccupied for a period of 90 days or longer. From and after 08/08/2011, all excess cash flow (up to $2,000,000) will be reserved for rollover costs that may be incurred with respect to the Unisys space after 07/31/2012.

---------------------------------------------------------------------------------------------------------------------------

                                                  LEASE ROLLOVER SCHEDULE

                                                                                       % OF TOTAL
                                       AVERAGE TOTAL                                     RENTAL         CUMULATIVE % OF
                        # OF LEASES     RENT PER SF     % OF TOTAL    CUMULATIVE %      REVENUES          TOTAL RENTAL
        YEAR              ROLLING         ROLLING       SF ROLLING    OF SF ROLLING      ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------
         Vacant              7             $0.00              6%           6%               0%                 0%
---------------------------------------------------------------------------------------------------------------------------
          2003               1            $41.35              0%           6%               0%                 0%
---------------------------------------------------------------------------------------------------------------------------
          2004               0             $0.00              0%           6%               0%                 0%
---------------------------------------------------------------------------------------------------------------------------
          2005               0             $0.00              0%           6%               0%                 0%
---------------------------------------------------------------------------------------------------------------------------
          2006               0             $0.00              0%           6%               0%                 0%
---------------------------------------------------------------------------------------------------------------------------
          2007               1            $27.86              2%           8%               2%                 2%
---------------------------------------------------------------------------------------------------------------------------
          2008               0             $0.00              0%           8%               0%                 2%
---------------------------------------------------------------------------------------------------------------------------
          2009               1            $30.05              1%           9%               2%                 4%
---------------------------------------------------------------------------------------------------------------------------
          2010               1            $29.91              5%          14%               6%                10%
---------------------------------------------------------------------------------------------------------------------------
          2011               0             $0.00              0%          14%               0%                10%
---------------------------------------------------------------------------------------------------------------------------
          2012               5            $30.00              7%          21%               7%                17%
---------------------------------------------------------------------------------------------------------------------------
     2013 & Beyond           7            $28.62             79%         100%              83%               100%
---------------------------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The Plaza America Property is managed by ARC Management, L.L.C., which is an affiliate of the Plaza America Borrower. An affiliate of the Plaza America Borrower also owns the office buildings known as Plaza America Towers I and II and an adjacent retail shopping center, which are located in the same complex as, and are managed by affiliates of the property manager for, the Plaza America Property.

MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The sole member of the Plaza America Borrower may incur mezzanine debt secured by its 100% membership interest in the Plaza America Borrower subject to certain requirements, including, (a) no event of default has occurred and is continuing under the Plaza America Loan, (b) the LTV ratio (including the $85,000,000 first

                                     III-7
mortgage on the Plaza America Property and such mezzanine indebtedness) is not greater than 80%, (c) the DSCR (calculated based on the aggregate indebtedness under the Plaza America Loan and any permitted mezzanine loan) is not less than 1.30x (based on underwritten cash flow and projected debt service on the $85,000,000 first mortgage loan and such mezzanine indebtedness for the following 12 months), (d) the lender under such mezzanine indebtedness (the "Permitted Mezzanine Lender") is reasonably acceptable to mortgagee, (e) mortgagee and the Permitted Mezzanine Lender shall enter into a standard form intercreditor agreement and the mezzanine loan documents shall be in form and substance reasonably acceptable to mortgagee and (f) receipt by mortgagee of rating agency confirmation with respect to the existence of such mezzanine loan.

          ADDITIONAL INDEBTEDNESS. Not allowed.

          RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Plaza America Loan and the Plaza America Property is set forth on Appendix II hereto.































                                     III-8

------------------------------------------------------------------------------------------------------------------------------------
                                          MORTGAGE LOAN NO. 4 - INVESCO FUNDS CORPORATE CAMPUS
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------
                         LOAN INFORMATION                                                     PROPERTY INFORMATION
-----------------------------------------------------------------     --------------------------------------------------------------
ORIGINAL BALANCE:           $39,000,000                               SINGLE                  Single Asset
                                                                      ASSET/PORTFOLIO:

CUT-OFF DATE BALANCE:       $39,000,000                               PROPERTY TYPE:          Office

SHADOW RATING               BBB-/Baa3                                 PROPERTY SUB-TYPE:      Suburban
(FITCH/MOODY'S):

FIRST PAYMENT DATE: (1)     04/01/2003                                LOCATION:               Denver, CO

INTEREST RATE:              5.300%                                    YEAR BUILT:             2001

AMORTIZATION: (1)           IO/360 months                             OCCUPANCY (6):          100%

ARD:                        03/01/2013                                SQUARE FOOTAGE:         263,770

HYPERAMORTIZATION:          Yes                                       THE COLLATERAL:         1 four-story and 1 six-story Class A
                                                                                              office buildings and a three-level
                                                                                              parking garage

MATURITY DATE:              03/01/2033                                OWNERSHIP INTEREST:     Fee

EXPECTED ARD BALANCE:       $34,083,333

SPONSOR(S):                 Challenger REIT Number 1 Limited

INTEREST CALCULATION:       Actual/360                                SOLE TENANT        % NRSF    BASE RENT PSF  LEASE EXPIRATION
                                                                      -----------        ------    -------------  ----------------

CALL PROTECTION:            Lockout until the earlier of              Invesco Funds       100%        $17.40        10/31/2016
                            02/20/2007 or 25 months after the         Group, Inc.
                            REMIC start up date, with US Treasury
                            defeasance thereafter. The loan is
                            prepayable without premium from and
                            after 12/01/2012.

LOAN PER SF:                $147.86                                   PROPERTY MANAGEMENT:    USAA Real Estate Management Company

UP-FRONT RESERVES:          Insurance:            $3,440              U/W NET OP. INCOME:     $4,523,385

                                                                      U/W NET CASH FLOW:      $4,523,385

ONGOING RESERVES:           RE Tax: (2)           Springing           APPRAISED VALUE:        $58,000,000

                            Insurance: (3)        $1,720              CUT-OFF DATE LTV:       67.2%

                            Replacements: (4)     Springing           ARD LTV:                58.8%

                                                                      DSCR(7):                2.15x
LOCKBOX(5):                 Hard (A/B)
-----------------------------------------------------------------     --------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------


(1) The loan is interest only for the first three years of the loan term, with P&I payments commencing 04/01/2006. Principal amortization (rather than monthly P&I) is fixed through the ARD. After the ARD, P&I payments are fixed at $230,058.

(2) So long as no event of default has occurred, the Invesco lease is in full force and effect, Invesco is not in default under its lease. Invesco is required to pay such amounts under its lease and the Borrower provides evidence of timely payment, monthly deposits for RE Taxes are not required under the loan documents.

(3) So long as no event of default has occurred, the Invesco lease is in full force and effect, Invesco is not in default under its lease, Invesco is required to pay such amounts under its lease, and the Borrower provides evidence of timely payment, monthly deposits for that portion of the insurance that is carried by Invesco are not required under the loan documents.

(4) Replacement reserves are not required until such time as the Invesco lease is no longer in full force and effect and/or Lender has reasonably determined that Invesco is not performing its obligations under its lease with respect to the maintenance and/or repair of the property. At such time, Borrower is required to deliver to Lender an updated engineering report, and make monthly deposits to the reserve in an amount reasonably determined by Lender as based on the updated report,.

(5) Revenue from the related mortgaged property is paid directly by the tenants and other payees to an account for the benefit of the applicable master servicer on behalf of the trust fund. Until 03/01/2013, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower, and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. On and after 03/01/2013 and continuing through repayment in full of the principal amount evidenced by the Note, together with all interest thereon, the revenue from the related mortgaged property will be retained by the master servicer on behalf of the trust fund and applied to sums payable under the related mortgage loan. Revenue from the related mortgaged property is paid directly by the tenants and other payees to an account controlled by the applicable master servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower, and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. Upon the occurrence of a trigger event, the revenue from the related mortgaged property is no longer forwarded to the borrower-controlled account or made available to the borrower, but instead is applied by the master servicer on behalf of the trust fund to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

(6)  Based on a rent roll dated 02/01/2003.

(7) The DSCR represented above is based on the underwritten net cash flow and current interest-only debt service payments. Based on the amortization beginning on 04/01/2006, the debt service coverage ratio would be 1.80x.






                                     III-9

     THE INVESCO FUNDS CORPORATE CAMPUS LOAN

          THE LOAN. The fourth largest loan (the "Invesco Funds Corporate Campus Loan") as evidenced by the promissory note is secured by a Deed of Trust to Public Trustee, Security Agreement, Assignment of Leases and Rents and Fixture Filing encumbering two office buildings containing a total of 263,770 SF of space in Denver, Colorado (the "Invesco Funds Corporate Campus Property"). The Invesco Funds Corporate Campus Loan was originated by Prudential Mortgage Capital Company, LLC ("PMCC") on 02/20/2003.

          THE BORROWER. The borrower is Challenger South Monaco, L.L.C., a Delaware limited liability company (the "Invesco Funds Corporate Campus Borrower"). The Invesco Funds Corporate Campus Borrower is a special purpose entity wholly owned by Challenger REIT Number 1 Limited.

          THE PROPERTY. The Invesco Funds Corporate Campus Property is a Class A office property located in Denver, Colorado. It was constructed in 2001 and consists of a four-story building and a six-story building, in addition to a three-level parking garage. The Invesco Funds Corporate Campus Property is the corporate headquarters for the single-tenant user, Invesco Funds Group, Inc. The lease extends more than three years beyond the ARD, and is guaranteed by Invesco's parent company, AMVESCAP (rated A- by Fitch, A- by S&P, A2 by Moody's). Amenities include a full service cafeteria, a small gym, a trading room, a 50-seat auditorium, a video preparation studio, a board dining room, and a computer room.

          PROPERTY MANAGEMENT. The Invesco Funds Corporate Campus Property is managed by USAA Real Estate Management Company. The property manager is contracted directly by the tenant, Invesco Funds Group Inc.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL INDEBTEDNESS. Not allowed.

          RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Invesco Funds Corporate Campus Loan and the Invesco Funds Corporate Campus Property is set forth on Appendix II hereto.















                                     III-10

------------------------------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN NO. 5 - INTERNATIONAL PLAZA
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------
                         LOAN INFORMATION                                                     PROPERTY INFORMATION
-----------------------------------------------------------------     --------------------------------------------------------------
ORIGINAL BALANCE(1):        $38,101,814                               SINGLE                  Single Asset
                                                                      ASSET/PORTFOLIO:
CUT-OFF DATE BALANCE:       $37,686,529
                                                                      PROPERTY TYPE:          Retail
SHADOW RATING               A/Baa3
(FITCH/MOODY'S):                                                      PROPERTY SUB-TYPE:      Anchored

FIRST PAYMENT DATE:         02/11/2003                                LOCATION:               Tampa, FL

INTEREST RATE:              4.205%                                    YEAR BUILT/RENOVATED:   2001

AMORTIZATION:               360 months                                OCCUPANCY(3):           96.6%

ARD:                        NAP                                       SQUARE FOOTAGE(4):      583,490

HYPERAMORTIZATION:          NAP                                       THE COLLATERAL:         Two-level anchored super-regional mall

MATURITY DATE:              01/08/2008                                OWNERSHIP INTEREST:     Leasehold

EXPECTED MATURITY BALANCE:  $34,758,057                               ANCHORS:                Dillard's (240,000 SF), Nordstrom
                                                                                              (166,401 SF), Lord & Taylor(5)
                                                                                              (139,522 SF) and Neiman Marcus(6)
                                                                                              (96,053 SF)

SPONSORS:                   Taubman Centers and Ivanhoe
                            Cambridge

INTEREST CALCULATION:       Actual/360                                MAJOR TENANTS        % NRSF    BASE RENT PSF  LEASE EXPIRATION
                                                                      -------------        ------    -------------  ----------------

                                                                      Limited(7):                 4.4%       $39.22       2011/2012
CALL PROTECTION:            Closed to prepayment until the
                            earlier of 12/23/2005 or 2 years          Forever 21                  4.3%       $40.00      01/31/2012
                            after the REMIC "start-up" day of
                            the last securitization involving         Kahunaville of              3.4%       $23.50      01/31/2016
                            any part of the $192,000,000 loan         Albany, Inc.
                            secured by International Plaza,
                            with U.S. Treasury defeasance
                            thereafter. Prepayable without
                            penalty from and after 12/08/2007.

LOAN PER SF(1):              $154.97                                  PROPERTY MANAGEMENT:    The Taubman Company LLC

UP-FRONT RESERVES:           None                                     U/W NET OP. INCOME:     $24,683,737

ONGOING RESERVES(2):         RE Tax:              Springing           U/W NET CASH FLOW:      $24,047,181

                             Insurance:           Springing           APPRAISED VALUE:        $310,000,000

                             TI/LC:               Springing           CUT-OFF DATE LTV(1):    61.3%

                             Ground Lease Rent:   Springing           MATURITY DATE LTV(1):   56.5%

LOCKBOX:                     Hard                                     DSCR(1):                2.13x
-----------------------------------------------------------------     --------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------

(1) The subject $38,101,814 loan represents a 19.8% pari passu interest in a $192,000,000 first mortgage loan. All LTV and DSCR numbers in this table are based on the total $192,000,000 loan. The above loan per SF reflects the loan per SF of the entire mall, which includes anchored square footage.

(2) The Borrower must establish reserves for real estate taxes, insurance premiums, rollover costs and rents payable under the ground lease during any "Trigger Period", which will commence upon an event of default or if DSCR falls below 1.23x and will end upon the curing of such default or if DSCR is 1.23x or greater for two consecutive calendar quarters, as applicable. The required monthly escrow for insurance will be 1/12 of annual insurance premiums and for taxes will be 1/12 of annual real estate taxes. The required monthly escrow for rollover costs will be $51,000. The required monthly escrow for ground lease rent is based on the calculation of the sum of "Land Rent" and "Development Rent" pursuant to the related Ground Lease.

(3) Based on the rent roll dated 05/01/2003. Occupancy includes anchors. In-line occupancy is 92.9%.

(4)  Excludes 641,976 SF of anchor-owned space.

(5) Lord & Taylor recently announced its intention to close its store at International Plaza.

(6) The Neiman Marcus lease provides that if, during the initial five year lease term (ending on 10/31/2004), Neiman Marcus fails to achieve annual sales of at least $24.0 million or $29.0 million, the borrower will be required to make payments to this tenant of $950,000 or $200,000, respectively.

(7) Limited tenants include Limited Too, Bath & Body Works, Express and Victoria's Secret.


     THE INTERNATIONAL PLAZA LOAN

          THE LOAN. The fifth largest loan (the "International Plaza Loan") as evidenced by the Promissory Note (the "International Plaza Note") is secured by a first priority Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement (the "International Plaza Mortgage") encumbering a super regional shopping center containing approximately 1,225,466 SF (of which 583,490 SF are collateral) known as International Plaza, located in Tampa, Florida (the "International


                                     III-11

     Plaza Property"). The International Plaza Loan was originated on 12/23/2002 by Morgan Stanley Mortgage Capital Inc. ("MSMC").

     The International Plaza Loan represents a 19.8% pari passu interest in a $192,000,000 loan. The other mortgage loans secured by the International Plaza Property are each pari passu in right of payment to the International Plaza Loan (such other loans are collectively referred to in this prospectus supplement as the "International Plaza Companion Loans"). The International Plaza Companion Loans have original balances of $115,796,372 and $38,101,814 and the same interest rate, maturity date and amortization term as the International Plaza Loan. Only the International Plaza Loan is included in the trust. The International Plaza Loan and the International Plaza Companion Loans are serviced pursuant to the 2003-XLF Pooling and Servicing Agreement (as defined in this prospectus supplement) and therefore the master servicer under 2003-XLF Pooling and Servicing Agreement will remit collections and establish and maintain reserves, if any, on the International Plaza Loan.

          THE BORROWER. The borrower under the International Plaza Loan, Tampa Westshore Associates Limited Partnership, is a Delaware limited partnership (the "International Plaza Borrower") that is a special purpose, bankruptcy remote entity controlled by Taubman Realty Group Limited Partnership and Ivanhoe Cambridge. Taubman Realty Group Limited Partnership is a fully integrated REIT and a leading developer, owner and manager of high-end regional malls in the United States. Taubman's operating portfolio includes approximately 30 regional malls totaling over 34.5 million SF. Ivanhoe Cambridge is one of Canada's leading property managers, developers and investors, with a portfolio that includes approximately 50 regional and super regional shopping centers comprising over 49 million SF.

          THE PROPERTY. The International Plaza property (the "International Plaza Property") opened on 09/14/2001 and consists of a 1,225,466 SF, two-level super regional mall that is anchored by Dillard's (240,000 SF), Nordstrom (166,401 SF), Lord & Taylor (139,522 SF) and Neiman Marcus (96,053 SF) and includes over 170 in-line stores. One of the anchor stores, Lord & Taylor, recently announced that it was planning to close a substantial number of its stores, including its store at the International Plaza Property. The anchors are not included in the collateral.

     The International Plaza Property is adjacent to Tampa International Airport and is accessible from Interstate-275 and Route 60. According to Landauer Realty Group, the estimated 2001 population for the mall's primary trade area was 600,730 and for the combined primary and secondary trade areas was 1,850,752.

          GROUND LEASE. The International Plaza Borrower's interest in International Plaza consists of a leasehold interest created under a ground lease (the "International Plaza Ground Lease") with the Hillsborough County Aviation Authority. The International Plaza Ground Lease expires in 2080. The annual rent under the International Plaza Ground Lease underwritten by the Seller is $644,980. Beginning on 09/14/2015, and on each fifth anniversary after such date, a partial amount of the annual rent is subject to an increase based on the lesser of 10% or the percentage increase in the Consumer Price Index for all Urban Consumers. The International Plaza Ground Lease does not specifically provide that the lessor is required to enter into a new ground lease upon rejection of the ground lease in a bankruptcy proceeding, but does require the lessor to enter into a new ground lease with the mortgagee upon a termination of the ground lease due to a default by the lessee under the ground lease.

          CASUALTY AND CASUALTY INSURANCE. Notwithstanding the conditions in the related mortgage loan documents concerning the International Plaza Borrower's rights to restore the International Plaza Property following a casualty, certain anchor leases and/or reciprocal easement agreements at the International Plaza Property may require the International Plaza Borrower to restore the International Plaza Property even if the International Plaza Borrower does not meet such conditions. As a result, restoration may be effected even if it cannot be completed by the International Plaza Loan's maturity date.

          LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations for the International Plaza Property:






                                     III-12

---------------------------------------------------------------------------------------------------------------------------

                                                  LEASE ROLLOVER SCHEDULE

                                                                                       % OF TOTAL
                                       AVERAGE TOTAL                                     RENTAL         CUMULATIVE % OF
                        # OF LEASES     RENT PER SF     % OF TOTAL    CUMULATIVE %      REVENUES          TOTAL RENTAL
        YEAR              ROLLING         ROLLING       SF ROLLING    OF SF ROLLING      ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------
       Vacant                14             $0.00            7%            7%              0%                     0%
---------------------------------------------------------------------------------------------------------------------------
        2003                  1            $48.91            0%            7%              0%                     0%
---------------------------------------------------------------------------------------------------------------------------
        2004                  0             $0.00            0%            7%              0%                     0%
---------------------------------------------------------------------------------------------------------------------------
        2005                  1         $1,299.60            0%            7%              0%                     0%
---------------------------------------------------------------------------------------------------------------------------
        2006                  9            $95.96            2%            9%              3%                     3%
---------------------------------------------------------------------------------------------------------------------------
        2007                  6            $90.47            1%           10%              2%                     5%
---------------------------------------------------------------------------------------------------------------------------
        2008                 16            $87.92            3%           14%              5%                    10%
---------------------------------------------------------------------------------------------------------------------------
        2009                 18            $86.20            4%           18%              6%                    16%
---------------------------------------------------------------------------------------------------------------------------
        2010                  1            $60.95            1%           19%              1%                    17%
---------------------------------------------------------------------------------------------------------------------------
        2011                 70            $73.61           31%           50%             37%                    54%
---------------------------------------------------------------------------------------------------------------------------
        2012                 37            $70.15           26%           76%             30%                    84%
---------------------------------------------------------------------------------------------------------------------------
   2013 & Beyond             23            $41.58           24%          100%             16%                   100%
---------------------------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The International Plaza Property is managed by the Taubman Company LLC, which is an affiliate of the International Plaza Borrower. The management agreement is subordinate to the International Plaza Loan and is terminable upon the acceleration of the International Plaza Loan.

          MEZZANINE DEBT. Not allowed.

          ADDITIONAL DEBT. None permitted, except for unsecured trade payables and operational debt incurred in the financing of equipment and other personal property, provided in either case that the debt is not more than 60 days past due, incurred in the ordinary course of business and does not exceed $8,500,000 in the aggregate at any one time.

     Certain additional information regarding the International Plaza Loan and the International Plaza Property is set forth on Appendix II hereto.






















                                     III-13

------------------------------------------------------------------------------------------------------------------------------------
                                                      MORTGAGE LOAN NO. 6 - 3 TIMES SQUARE
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------
                         LOAN INFORMATION                                                     PROPERTY INFORMATION
-----------------------------------------------------------------     --------------------------------------------------------------
ORIGINAL BALANCE (1):       $34,848,201                               SINGLE                  Single Asset
                                                                      ASSET/PORTFOLIO:

CUT-OFF DATE BALANCE (1):   $34,848,201                               PROPERTY TYPE:          Office

SHADOW  RATING              AAA/Aaa                                   PROPERTY SUB-TYPE:      Office/Retail
(FITCH/MOODY'S):
                                                                      LOCATION:               New York, NY
FIRST PAYMENT DATE:         09/15/2003
                                                                      YEAR BUILT:             2001
INTEREST RATE:              7.380%
                                                                      OCCUPANCY (6):          98.8%
AMORTIZATION (2):           218 months
                                                                      SQUARE FOOTAGE:         883,405
ARD:                        NAP
                                                                      THE COLLATERAL:         30-story Class A office building with
HYPERAMORTIZATION:          NAP                                                               retail

MATURITY DATE:              10/14/2021                                OWNERSHIP INTEREST:     Leasehold

EXPECTED MATURITY BALANCE:  $187,485

SPONSOR(S):                 Rudin Times Square Associates,
                            LLC, et.al.
                                                                      MAJOR TENANTS         % NRSF      RENT PSF   LEASE EXPIRATION
INTEREST CALCULATION:       30/360                                    -------------         ------      --------   ----------------

CALL PROTECTION:            Lockout until 06/15/2008, with            Reuters C Corp. (7)    79.4%       $35.50       11/18/2021
                            U.S. Treasury defeasance
                            thereafter.  The loan is                  Bank of Montreal       11.8%       $64.55       11/18/2021
                            prepayable without premium within
                            30 days prior to the maturity date


LOAN PER SF (1):            $191.60                                   PROPERTY MANAGEMENT:    Rudin Management Co. Inc.

UP-FRONT RESERVES:          Insurance:         $100,000               U/W NET OP. INCOME:     $41,883,330

                            Ground Rent:       $167,791               U/W NET CASH FLOW:      $39,765,263

ONGOING RESERVES:           Insurance(3)       Springing              APPRAISED VALUE (8):    $450,000,000

                            Ground Rent (4):   $120,102               CUT-OFF DATE LTV (1):   37.6%

                            Replacement       $14,250                 MATURITY DATE LTV (1):  0.2%
                            Reserve:

LOCKBOX (5):                Hard                                      DSCR  (1)(9):           2.35x
-----------------------------------------------------------------     --------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------


(1) The subject $34,848,201 loan represents a 20.59% pari passu interest in the senior ("A") $169,262,690 portion of a $264,085,481 total mortgage debt. All loan per SF, loan-to-value and debt service coverage numbers in this table are based on the aggregate $169,262,690 senior financing.

(2) The pari passu A portions amortize based on fixed P&I payments of $290,916.92 for the subject pari passu portion and $1,122,108.12 for the remaining pari passu portions.

(3) Communicating after an outstanding event of default, monthly installments to an insurance account shall be collected.

(4) Base ground rent payments are on a fixed escalation schedule through the initial 20 years of the ground lease. Monthly escrows to the Ground Rent Reserve will vary accordingly.

(5) Revenue from the related mortgaged property is paid directly by the tenants and other payees to an account controlled by the applicable master servicer on behalf of the trust fund. The revenue from the related mortgaged property is applied by the master servicer on behalf of the trust fund to sums payable under the related mortgage loan.

(6)  Occupancy based on rent roll dated 07/01/2003.

(7) Reuters leases office, retail, and storage space with various lease expirations (see The Property description on the following page for additional information). The majority of the total Reuters space (87%) expires in 2021.

(8)  As of 09/01/2001.

(9)  The DSCR for the entire loan including the B-Note is 1.66x


     THE 3 TIMES SQUARE LOAN

          THE LOAN. The sixth largest loan (the "3 Times Square Loan") as evidenced by the promissory note (the "3 Times Square Note") is secured by a Leasehold Mortgage (the "3 Times Square Mortgage") encumbering the borrower's leasehold interest in the 883,405 SF office building located at 3 Times Square, New York, NY (the "3 Times Square Property"). The mortgage on the subject property also secures $134,414,489 of pari passu A-note mortgage loans and $94,822,791 of B-note mortgage loans (the "3 Times Square B-Note Loans"). The 3 Times Square Loan was originated by The Prudential Insurance Company of America in 1998 and was consolidated, amended and restated on 08/28/2003.

          THE BORROWER. The borrower is 3 Times Square Associates, LLC, a Delaware limited liability company (the "3 Times Square Borrower"). The 3 Times Square Borrower is a special purpose entity. The 3 Times Square Borrower is equally owned by Rudin Times Square Associates, LLC and Reuters Property, LLC.

                                     III-14

          THE PROPERTY. The 3 Times Square Property is a 30-story class A office building located in midtown Manhattan containing approximately 883,405 rentable SF of office (93%), retail (5%) and storage (2%) space. The property is located at Times Square and fronts Seventh Avenue for the entire block between 42nd and 43rd Street. It has access to the following major transportation hubs: Times Square Station, Grand Central Station, Penn Station, and the Port Authority Bus Terminal. Construction of the improvements was completed in 2001. Each of the engineering report, the environmental report and the appraisal were prepared in 2001.

     The building is constructed with approximately 34,178 SF of potentially revenue generating signage. Currently, Prudential has the right to utilize 1,600 SF of signage without charge, and leases an additional 4,640 SF at $323 PSF through 11/18/21. Reuters has the right to utilize for itself or for commercialuse, without any charge, 15,169 SF of signage through 11/18/21. The borrower has the right to utilize the remaining signage for commercial use, of which JP Morgan Chase leases 3,530 SF at $170 PSF through 11/17/21. As of 07/2003, the building is 98.8% leased to six tenants. Reuters C Corp. ("Reuters") leases 701,578 SF of office, retail, and storage space (79.4% of the total NRA) under various lease terms. The majority of the space (87%) expires in 2021, with the balance (13%) expiring in 2011. Reuters posted a $120 million letter of credit to secure its lease obligations, the amount of which decreases over the last 5 years of its lease term (beginning 2016) based on their total remaining lease obligations.

---------------------------------------------------------------------------------------------------------------------------

                                                  LEASE ROLLOVER SCHEDULE

                                                                                       % OF TOTAL
                                       AVERAGE TOTAL                                     RENTAL         CUMULATIVE % OF
                        # OF LEASES     RENT PER SF     % OF TOTAL    CUMULATIVE %      REVENUES          TOTAL RENTAL
        YEAR              ROLLING         ROLLING       SF ROLLING    OF SF ROLLING      ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------
      Vacant              1               $0.00              1%            1%               0%                  0%
---------------------------------------------------------------------------------------------------------------------------
       2003               0               $0.00              0%            1%               0%                  0%
---------------------------------------------------------------------------------------------------------------------------
       2004               0               $0.00              0%            1%               0%                  0%
---------------------------------------------------------------------------------------------------------------------------
       2005               0               $0.00              0%            1%               0%                  0%
---------------------------------------------------------------------------------------------------------------------------
       2006               0               $0.00              0%            1%               0%                  0%
---------------------------------------------------------------------------------------------------------------------------
       2007               0               $0.00              0%            1%               0%                  0%
---------------------------------------------------------------------------------------------------------------------------
       2008               0               $0.00              0%            1%               0%                  0%
---------------------------------------------------------------------------------------------------------------------------
       2009               0               $0.00              0%            1%               0%                  0%
---------------------------------------------------------------------------------------------------------------------------
       2010               0               $0.00              0%            1%               0%                  0%
---------------------------------------------------------------------------------------------------------------------------
      2011 (1)            1              $33.02              9%           10%               7%                  7%
---------------------------------------------------------------------------------------------------------------------------
       2012               1              $102.01             1%           11%               2%                  9%
---------------------------------------------------------------------------------------------------------------------------
   2013 & Beyond          5              $43.11             89%          100%              91%                100%
---------------------------------------------------------------------------------------------------------------------------

(1) Approximately 91,451 SF of the Reuters space expires in 2011, with the balance expiring in 2021. A portion of the Reuters space expiring in 2011 (12,843 SF) is pre-leased to Bain & Company, and is therefore excluded from the calculation.


          PROPERTY MANAGEMENT. The 3 Times Square Property is managed by Rudin Management Co. Inc., which is affiliated with the 3 Times Square Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. None, however, at any time from and after 05/19/2006, if either of the two members of the borrower exercises its right to purchase the membership interest of the other member of the borrower pursuant to and in accordance with the buy/sell provisions of the borrower's operating agreement and, to the extent then applicable, the transfer restrictions in the related mortgage, the purchasing member has the right to pay a portion of the purchase price with a note (in an amount not greater than 80% of the purchase price), secured by a pledge of the interest being purchased and 20% of such member's interest in the borrower (before the purchase).

          ADDITIONAL INDEBTEDNESS. There exists $94,822,791 of B-notes in connection with the 3 Times Square Loan that are secured by the same mortgage.

          RELEASE OF PARCELS. Not allowed.

          GROUND LEASE. The 3 Times Square Borrower holds the leasehold interest in the 3 Times Square Property pursuant to a ground lease with an unaffiliated third party. The ground lease term expires in 04/2089.

     Certain additional information regarding the 3 Times Square Loan and the 3 Times Square Property is set forth on Appendix II hereto.


                                     III-15

------------------------------------------------------------------------------------------------------------------------------------
                   MORTGAGE LOAN NOS. 7 AND 8 - GGP PORTFOLIO - GATEWAY CROSSING AND UNIVERSITY CROSSING
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------
                         LOAN INFORMATION                                                   PROPERTY INFORMATION
-----------------------------------------------------------------     --------------------------------------------------------------
ORIGINAL BALANCE:           $29,430,000                               SINGLE ASSET/PORTFOLIO: Portfolio

CUT-OFF DATE BALANCE:       $29,362,798                               PROPERTY TYPE:          Retail

SHADOW RATING               NAP                                       PROPERTY SUB-TYPE:      Anchored
(FITCH/MOODY'S):

FIRST PAYMENT DATE:         08/09/2003                                LOCATION:               Gateway Crossing:        Bountiful, UT
                                                                                              University Crossing:     Orem, UT

INTEREST RATE:              4.699%                                    YEARS BUILT:            Gateway Crossing:        1992
                                                                                              University Crossing:     1971

AMORTIZATION:               360 months                                OCCUPANCY(2):           Gateway Crossing:        98.9%
                                                                                              University Crossing:     96.0%

ARD:                        NAP                                       SQUARE FOOTAGE:         Aggregate amount of 365,891 SF, of
                                                                                              which 159,861 SF is attributable to
                                                                                              Gateway Crossing and 206,030 SF is
                                                                                              attributable to University Crossing

HYPERAMORTIZATION:          NAP                                       THE COLLATERAL:         Two single-story retail centers

MATURITY DATE:              07/09/2010                                OWNERSHIP INTEREST:     Fee

EXPECTED MATURITY BALANCE:  $25,933,121

SPONSOR:                    General Growth                            MAJOR TENANTS        % NRSF    BASE RENT PSF  LEASE EXPIRATION
                            Properties                                -------------        ------    -------------  ----------------

INTEREST CALCULATION:       Actual/360                                Burlington Coat       19.5%        $2.81        10/01/2006
                                                                      Factory (University
                                                                      Crossing)

CALL PROTECTION:            Closed to prepayment until the            Officemax              9.8%       $10.63        09/30/2012
                            earlier of 07/01/2006 and 2 years         (University Crossing)
                            after the REMIC "start-up" day,
                            with U.S. Treasury defeasance             Ross Dress for Less    8.2%        $9.48        01/31/2011
                            thereafter.  The loan is freely           (Gateway Crossing)
                            prepayable without penalty from and
                            after 04/09/2010.

                                                                      PROPERTY MANAGEMENT:    General Growth Properties

LOAN PER SF:                $80.25                                    U/W NET OP. INCOME(4):  $3,232,429

UP-FRONT RESERVES:          None                                      U/W NET CASH FLOW(4):   $2,942,918

ONGOING RESERVES(1):        RE Tax:                Springing          APPRAISED VALUE(4):     $43,000,000

                            Insurance:             Springing          CUT-OFF DATE LTV: (4)   68.3%

                            Replacements/Rollover: Springing          MATURITY DATE LTV(4):   60.3%

LOCKBOX:                    Hard                                      DSCR(4):                1.61x
-----------------------------------------------------------------     --------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------


(1) Borrowers must establish reserves for real estate taxes, insurance premiums and replacements and rollover costs from and after the occurrence of a "Lockbox Event", which is defined as an event of default under the loan or a DSCR of less than 1.10x, at a 9% constant and will end upon the curing of such default or if the DSCR is 1.10x at a 9% constantor greater for any prior twelve consecutive month period, as applicable. The required monthly escrow for insurance will be 1/12 of annual insurance premiums and for taxes will be 1/12 of annual real estate taxes. The required monthly escrow for replacements and rollover costs will be $30,491, which will be capped at $548,838 and will be replenished if drawn upon.

(2)  Based on rent roll dated 05/07/2003.

(3) % NRSF represents the percentage of total SF of both properties occupied by the listed tenant.

(4) U/W Net Op. Income, U/W Net Cash Flow, Appraised Value, Cut-off Date LTV, Maturity Date LTV and DSCR are each calculated on a two-property combined basis.



     THE GGP PORTFOLIO - GATEWAY CROSSING AND UNIVERSITY CROSSING LOAN

          THE LOAN. The seventh largest loan (the "Gateway Crossing and University Crossing Loan") as evidenced by a single promissory note are secured by first priority Deeds of Trust, Assignments of Leases and Rents, Security Agreements (collectively, the "Gateway Crossing and University Crossing Mortgages") encumbering two retail developments located in Bountiful and Orem, UT (the "Gateway Crossing and University Crossing Properties"). The Gateway Crossing and University Crossing Loan was originated on 07/01/2003 by or on behalf of Morgan Stanley Mortgage Capital Inc.

                                     III-16

          THE BORROWERS. The borrowers are Gateway Crossing L.L.C., and GGP-UC L.L.C, each a Delaware limited liability company (collectively, the "Gateway Crossing and University Crossing Borrower") that own no material assets other than the Gateway Crossing and University Crossing Properties and related interests. The Gateway Crossing and University Crossing Borrower does not have an independent director and no non-consolidation opinion was rendered. The Gateway Crossing and University Crossing Borrower is sponsored by General Growth Properties, a publicly traded real estate investment trust listed on the New York Stock Exchange under ticker symbol GGP. General Growth Properties, the second largest operator of regional malls in the United States, has a portfolio of approximately 169 regional shopping malls in 41 states.

          CROSS-COLLATERALIZATION AND PROPERTY-RELEASE FEATURES. In connection with a defeasance, the lender must permit the release of one or both of the Gateway Crossing and University Crossing Properties from the Gateway Crossing and University Crossing Mortgages after the defeasance lockout period, subject to the deposit of defeasance collateral equal to 120% of the allocated loan amount for the released property, and subject to certain other conditions, including a remaining property debt service coverage ratio requirement equal to at least 1.76x.

          THE PROPERTIES. The Gateway Crossing and University Crossing Properties consist of two separate properties with a total of 365,891 SF located within the Gateway Crossing and University Crossing developments in Bountiful and Orem, UT, respectively.

     Gateway Crossing consists of 14.95 acres improved with a one-story, anchored retail shopping center (nine buildings) (the "Gateway Crossing Collateral"). The shopping center was constructed in 1992 and contains a total of 159,861 SF. The Gateway Crossing Collateral is anchored by Ross Dress for Less, T.J. Maxx and Michaels Stores, Inc. The Gateway Crossing Collateral is located in the west central area of Bountiful, UT, approximately 0.5 mile east of Interstate 15.

     University Crossing consists of 14.91 acres improved by a one-story, anchored retail shopping center (one building) (the "University Crossing Collateral"). The shopping center was constructed in 1971 and contains a total of 206,030 SF. The University Crossing Collateral is anchored by Burlington Coat Factory, Officemax, Barnes & Noble, CompUSA and Pier 1 Imports. The University Crossing Collateral is located on a major thoroughfare of Orem, UT, and approximately 5 miles east of Interstate 15.



---------------------------------------------------------------------------------------------------------------------------

                                                  LEASE ROLLOVER SCHEDULE

                                                                                       % OF TOTAL
                                       AVERAGE TOTAL                                     RENTAL         CUMULATIVE % OF
                        # OF LEASES     RENT PER SF     % OF TOTAL    CUMULATIVE %      REVENUES          TOTAL RENTAL
        YEAR              ROLLING         ROLLING       SF ROLLING    OF SF ROLLING      ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------
      Vacant                 2             $0.00              1%           1%             0%                 0%
---------------------------------------------------------------------------------------------------------------------------
       2003                  3            $16.05              2%           3%             3%                 3%
---------------------------------------------------------------------------------------------------------------------------
       2004                  6            $13.28              4%           7%             5%                 8%
---------------------------------------------------------------------------------------------------------------------------
       2005                  2            $15.51              1%           8%             1%                10%
---------------------------------------------------------------------------------------------------------------------------
       2006                  5             $4.09             22%          30%             9%                19%
---------------------------------------------------------------------------------------------------------------------------
       2007                  0             $0.00              0%          30%             0%                19%
---------------------------------------------------------------------------------------------------------------------------
       2008                  5             $9.63             14%          44%            14%                32%
---------------------------------------------------------------------------------------------------------------------------
       2009                  1            $20.00              0%          45%             1%                33%
---------------------------------------------------------------------------------------------------------------------------
       2010                  1            $13.66              7%          52%             9%                43%
---------------------------------------------------------------------------------------------------------------------------
       2011                  1             $9.48              8%          60%             8%                50%
---------------------------------------------------------------------------------------------------------------------------
       2012                  5            $11.66             28%          87%            32%                82%
---------------------------------------------------------------------------------------------------------------------------
   2013 & Beyond             5            $14.58             12%         100%             18%              100%
---------------------------------------------------------------------------------------------------------------------------

(1) Average total rent per square feet rolling excludes vacant square footage. The lease rollover schedule is an aggregate of both collateral properties.


          PROPERTY MANAGEMENT. The Gateway Crossing and University Crossing Properties are managed by General Growth Properties, which is an affiliate of the Gateway Crossing and University Crossing Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL INDEBTEDNESS. Not allowed.

          RELEASE OF PARCELS. The Gateway Crossing and University Crossing Borrower may obtain a release from the lender of one or more parcels or outlots (defined as vacant, non-income producing and unimproved land, or improved only by surface


                                     III-17
     parking areas) proposed to be transferred to a third party in connection with the expansion or development of the Gateway Crossing and University Crossing Properties, provided certain legal and underwriting requirements are satisfied, including rating agency confirmation of no withdrawal or downgrading of the ratings of the related REMIC certificates. No prepayment is required in connection with any such release. See also the discussion of cross-collateralization, above.

     Certain additional information regarding the Gateway Crossing and University Crossing Loan and the Gateway Crossing and University Crossing Properties is set forth on Appendix II hereto.


                                     III-18

------------------------------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN NO. 9 - QUAIL SPRINGS MARKETPLACE
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------
                         LOAN INFORMATION                                                     PROPERTY INFORMATION
-----------------------------------------------------------------     --------------------------------------------------------------
ORIGINAL BALANCE:           $29,000,000                               SINGLE                  Single Asset
                                                                      ASSET/PORTFOLIO:

CUT-OFF DATE BALANCE:       $28,893,498                               PROPERTY TYPE:          Retail

SHADOW RATING               NAP                                       PROPERTY SUB-TYPE:      Anchored
(FITCH/MOODY'S):

FIRST PAYMENT DATE:         06/01/2003                                LOCATION:               Oklahoma City, OK

INTEREST RATE:              5.810%                                    YEAR BUILT:             1998

AMORTIZATION:               360 months                                OCCUPANCY (4):          97.5%

ARD:                        NAP                                       SQUARE FOOTAGE:         295,740

HYPERAMORTIZATION:          NAP                                       THE COLLATERAL:         Class A retail power center consisting
                                                                                              of 6 single-story buildings

MATURITY DATE:              05/01/2013                                OWNERSHIP INTEREST:     Fee

EXPECTED MATURITY BALANCE:  $24,514,759

SPONSOR(S):                 Eliot B. Barnett, Lucien B. Crosland      MAJOR TENANTS          % NRSF  BASE RENT PSF  LEASE EXPIRATION
                                                                      -------------          ------  -------------  ----------------
INTEREST CALCULATION:       Actual/360
                                                                      Ultimate Electronics,   11.3%      $13.50       07/31/2016
CALL PROTECTION:            Lockout until the earlier of              Inc.
                            04/29/2007 or 25 months after the
                            REMIC start up date, with US Treasury     Office Depot, Inc.      10.6%      $10.00       08/31/2013
                            defeasance thereafter.  The loan is
                            prepayable without premium from and       Ross Stores, Inc.       10.2%       $8.16       01/31/2009
                            after 02/01/2013.
                                                                      The Gap (Old Navy)      10.1%      $11.50       04/30/2008

LOAN PER SF:                $97.70

UP-FRONT RESERVES:          RE Tax:                      $129,648     PROPERTY MANAGEMENT:    Sapphire Properties

                            Insurance:                   $108,167     U/W NET OP. INCOME:     $3,428,405

                            Deferred Maintenance:        $12,500      U/W NET CASH FLOW:      $3,156,675

                            PETsMART/Leasing Reserve:(1) $400,000     APPRAISED VALUE:        $42,400,000

ONGOING RESERVES:           RE Tax:                      $25,930      CUT-OFF DATE LTV:       68.1%

                            Insurance:                   $9,833       MATURITY LTV:           57.8%

                            Replacements:                $3,697       DSCR:                   1.54x

                            Leasing: (2)                 Springing

LOCKBOX (3):                Hard
-----------------------------------------------------------------     --------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------


(1) At closing, the borrower made a deposit of $400,000 which was held in the PETsMART Reserve until the tenant was open for business and paying rent. The tenant is now in open for business and paying rent, and the balance in the PETsMART Reserve has been transferred into the Leasing Reserve.

(2) Effective 08/13/2003, the balance in the PETsMART Reserve was transferred into the Leasing Reserve. Monthly payments to the Leasing Reserve are not required until the balance in the reserve drops below $400,000. At such time, the borrower is required to make monthly payments of $10,833 until the $400,000 balance is restored. Notwithstanding the foregoing, in the event that two or more Anchor Tenants vacate or fail to continuously operate, the borrower is required to commence making monthly deposits to the Leasing Reserve regardless of the balance therein and the Leasing Reserve monthly amount shall be increased to $50,000. Anchor Tenant means a tenant occupying 15,000 SF or more of space in the property and includes Lowe's, Inc.

(3) Revenue from the related mortgaged property is paid directly by the tenants and other payees to an account controlled by the applicable master servicer on behalf of the trust fund. The revenue from the related mortgaged property is applied by the master servicer on behalf of the trust fund to sums payable under the related mortgage loan.

(4)  Based on a rent roll dated 05/08/2003.

     THE QUAIL SPRINGS MARKETPLACE LOAN

          THE LOAN. The eighth largest loan (the "Quail Springs Marketplace Loan") as evidenced by the promissory note (the "Quail Springs Marketplace Note") is secured by a Mortgage with Power of Sale, Security Agreement and Financing Statement (the "Quail Springs Marketplace Mortgage") encumbering 6 retail buildings containing a total of 295,740 SF of space in Oklahoma City, Oklahoma (the "Quail Springs Marketplace Property"). The Quail Springs Marketplace Loan was originated by Prudential Mortgage Capital Company, LLC ("PMCC") on 04/29/2003.

          THE BORROWER. The borrower is QS Marketplace Limited Partnership, a Texas limited partnership (the "Quail Springs Marketplace Borrower"). The Quail Springs Marketplace Borrower is a special purpose entity owned by QS Marketplace GP Corp. (1%) and QS Marketplace Equity Limited Partnership (99%).

                                     III-19

          THE PROPERTY. The Quail Springs Marketplace Property is a Class A retail power center located in Oklahoma City, Oklahoma. It was constructed in phases between 1998 and 2003 and consists of six single-story buildings. The Quail Springs Marketplace Property is anchored by The Gap (Old Navy), Michael's Stores, Inc., Office Depot, Inc. (rated Baa3 by Moody's, BBB- by S&P), PETsMART, Ross Stores, Inc. (rated BBB by S&P), Ultimate Electronics, Inc., ULTA, and Just For Feet, Inc., and is shadow anchored by Lowe's, Inc. (rated A by Fitch, A3 by Moody's, A by S&P).



---------------------------------------------------------------------------------------------------------------------------

                                                  LEASE ROLLOVER SCHEDULE

                                                                                       % OF TOTAL
                                       AVERAGE TOTAL                                     RENTAL         CUMULATIVE % OF
                        # OF LEASES     RENT PER SF     % OF TOTAL    CUMULATIVE %      REVENUES          TOTAL RENTAL
        YEAR              ROLLING         ROLLING       SF ROLLING    OF SF ROLLING      ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------
       Vacant                3            $0.00               3%            3%              0%                 0%
---------------------------------------------------------------------------------------------------------------------------
        2003                 1           $15.00               1%            3%              1%                 1%
---------------------------------------------------------------------------------------------------------------------------
        2004                 2           $15.25               1%            5%              2%                 2%
---------------------------------------------------------------------------------------------------------------------------
        2005                 0            $0.00               0%            5%              0%                 2%
---------------------------------------------------------------------------------------------------------------------------
        2006                 5           $17.01               8%           13%             11%                13%
---------------------------------------------------------------------------------------------------------------------------
        2007                 7           $20.48               4%           17%              7%                20%
---------------------------------------------------------------------------------------------------------------------------
        2008                 2           $11.95               12%          29%             11%                31%
---------------------------------------------------------------------------------------------------------------------------
        2009                 3            $9.94               16%          45%             13%                44%
---------------------------------------------------------------------------------------------------------------------------
        2010                 1           $17.00                3%          47%              3%                47%
---------------------------------------------------------------------------------------------------------------------------
        2011                 2           $10.59                9%           56%             7%                54%
---------------------------------------------------------------------------------------------------------------------------
        2012                 1           $22.50                1%           57%             2%                56%
---------------------------------------------------------------------------------------------------------------------------
   2013 & Beyond             7           $12.92               43%          100%            44%               100%
---------------------------------------------------------------------------------------------------------------------------


          PROPERTY MANAGEMENT. The Quail Springs Marketplace Property is managed by Sapphire Properties, which is affiliated with the Quail Springs Marketplace Borrower. The management fees are subordinate to the Quail Springs Marketplace Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine debt in the original amount of $3,000,000 is in place. The mezzanine debt is between QS Marketplace Equity Limited Partnership and QS Marketplace Mezzanine Corp. (collectively the "mezzanine borrower") and PMCC (as mezzanine lender). The mezzanine debt is a fully amortizing 10-year loan with a 10% note rate secured by a first priority interest in all of the mezzanine borrower's ownership interests in the Quail Springs Marketplace Borrower and its general partner. An intercreditor agreement between the first mortgage lender and the mezzanine lender has been executed.

          ADDITIONAL INDEBTEDNESS. Not allowed.

          RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Quail Springs Marketplace Loan and the Quail Springs Marketplace Property is set forth on Appendix II hereto.














                                     III-20

------------------------------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN NO. 10 - SUMMER WOOD APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------
                         LOAN INFORMATION                                                     PROPERTY INFORMATION
-----------------------------------------------------------------     --------------------------------------------------------------
ORIGINAL BALANCE:           $26,468,964                               SINGLE                  Single Asset
                                                                      ASSET/PORTFOLIO:

CUT-OFF DATE BALANCE:       $26,197,942                               PROPERTY TYPE:          Multifamily

SHADOW RATING               NAP                                       LOCATION:               Merrillville, IN
(FITCH/MOODY'S):

FIRST PAYMENT DATE:         08/01/2002                                YEAR BUILT:             1993

INTEREST RATE:              7.110%                                    OCCUPANCY (2):          82.3%

AMORTIZATION:               360 months                                UNITS:                  628

ARD:                        NAP                                       THE COLLATERAL:         20 building, three-story garden-style
                                                                                              apartment complex
HYPERAMORTIZATION:          NAP
                                                                      OWNERSHIP INTEREST:     Fee
MATURITY DATE:              07/01/2012

EXPECTED MATURITY BALANCE:  $23,199,010

SPONSOR(S):                 Edward A. Carlson

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout until the earlier of
                            06/19/2006 or 25 months after the         PROPERTY MANAGEMENT:   Comprehensive Management Services, Inc.
                            REMIC start up date, with US Treasury
                            defeasance thereafter.  The loan is       U/W NET OP. INCOME:    $2,899,991
                            prepayable without premium from and
                            after 04/01/2012.                         U/W NET CASH FLOW:     $2,758,691

                                                                      APPRAISED VALUE:       $37,200,000

LOAN PER UNIT:              $41,716                                   CUT-OFF DATE LTV:      70.4%

UP-FRONT RESERVES:          RE Tax:                $224,434           MATURITY DATE LTV:     62.4%

                            Insurance:             $43,096            DSCR:                  1.29x

                            Deferred Maintenance:  $7,250

ONGOING RESERVES:           RE Tax:                $64,355

                            Insurance:             $15,163

                            Replacements:          $11,775

LOCKBOX(1):                 Hard (A/B)
-----------------------------------------------------------------     --------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------

(1) Revenue from the related mortgaged property is paid directly by the tenants and other payees to an account controlled by the applicable master servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower, and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. Upon the occurrence of a trigger event, the revenue from the related mortgaged property will be retained by the master servicer on behalf of the trust fund and applied to sums payable under the related mortgage loan.

(2)  Based on rent roll dated 05/30/2003.


     THE SUMMER WOOD APARTMENTS LOAN

          THE LOAN. The ninth largest loan (the "Summer Wood Apartments Loan") as evidenced by a promissory note (the "Summer Wood Apartments Note") is secured by a Mortgage and Security Agreement (the "Summer Wood Apartments Mortgage") encumbering a 628-unit multifamily residential complex located in Merrillville, Indiana (the "Summer Wood Apartments Property"). The Summer Wood Apartments Loan was originated by Prudential Mortgage Capital Company, LLC ("PMCC") on 06/19/2002.

          THE BORROWER. The borrower is CMS/Summer Wood Residential Venture, LLC, a Delaware limited liability company (the "Summer Wood Borrower"). The Summer Wood Borrower is a special purpose entity. The sole member of the Summer Wood Borrower is CMS/Summer Wood Apartments, LP.

          THE PROPERTY. The Summer Wood Apartments Property is a 628-unit garden style apartment complex. The complex consists of 20 three-story buildings. The unit mix consists of 284 one-bedroom/one-bath units, 162 two-bedroom/ one-bath


                                     III-21
     units, 162 two-bedroom/two-bath units, and 20 three-bedroom/two-bath units. The units range in size from approximately 700 SF to approximately 1,700 SF. The complex features a swimming pool, two lighted tennis courts, a sand volleyball court, picnic area, 252 detached garages, and laundry facilities.

          PROPERTY MANAGEMENT. The Summer Wood Apartments Property is managed by Comprehensive Management Services, Inc. The management fees are subordinate to the Summer Wood Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The loan documents permit future mezzanine debt in the event that the holder of the related B-note transfers its interest in such B-note to a direct or indirect equity owner of the related borrower, provided, that prior to the transfer, among other things, (i) there is no existing event of default, (ii) the related B-note is converted into a mezzanine loan, which mezzanine loan will be held by the equity holder of the mortgage loan borrower, (iii) the holder of the Summer Wood Apartments mortgage loan is provided with a copy of the mezzanine loan documents.

          ADDITIONAL INDEBTEDNESS. There exists a B-note in the original amount of $3,031,036 in connection with the Summer Wood Apartments Loan that is secured by the same mortgage.

          RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Summer Wood Apartments Loan and the Summer Wood Apartments Property is set forth on Appendix II hereto.

























                                     III-22

------------------------------------------------------------------------------------------------------------------------------------
                                    MORTGAGE LOAN NO. 11 - 200 BERKELEY & STEPHEN L. BROWN BUILDINGS
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------
                         LOAN INFORMATION                                                     PROPERTY INFORMATION
-----------------------------------------------------------------     --------------------------------------------------------------
ORIGINAL BALANCE(1):        $25,000,000                               SINGLE                  Single Asset
                                                                      ASSET/PORTFOLIO:

CUT-OFF DATE BALANCE:       $25,000,000                               PROPERTY TYPE:          Office

SHADOW RATING               A+/A3                                     PROPERTY SUB-TYPE:      Urban
(FITCH/MOODY'S):

FIRST PAYMENT DATE:         05/09/2003                                LOCATION:               Boston, MA

INTEREST RATE:              5.115%                                    YEAR BUILT/RENOVATED:   1947/1994 (200 Berkeley Street)
                                                                                              1923/1984 (Stephen L. Brown)

AMORTIZATION:               Interest only                             OCCUPANCY(4):           96.4%

ARD:                        NAP                                       SQUARE FOOTAGE:         1,137,331

HYPERAMORTIZATION:          NAP                                       THE COLLATERAL:         Two office buildings

MATURITY DATE(2):           04/09/2008                                OWNERSHIP INTEREST:     Fee

EXPECTED MATURITY BALANCE:  $25,000,000

SPONSOR:                    Beacon Capital Strategic Partners
                            II, L.P.                                  MAJOR TENANTS          % NRSF     RENT PSF    LEASE EXPIRATION
                                                                      -------------          ------     --------    ----------------
INTEREST CALCULATION:       Actual/360                                John Hancock            34.8%     $34.50         03/31/2018
                                                                                              23.7%     $35.14         03/31/2013
CALL PROTECTION:            Closed to prepayment until the                                     3.3%     $36.30         03/31/2008
                            earlier of 03/14/2006 and 2 years                                ------     ------
                            after the REMIC "start-up" day                                    61.8%     $34.85
                            with respect to the final
                            securitization of any note secured        Evergreen Funds         16.9%     $26.88         09/30/2006
                            by the Berkeley & Brown Property,         (Wachovia)
                            with U.S. Treasury defeasance
                            thereafter. The loan is freely            Deloitte & Touche       14.1%     $28.70         10/31/2009
                            prepayable without penalty from
                            and after 02/09/2008.

LOAN PER SF(1):             $131.89                                   PROPERTY MANAGEMENT:    Back Bay Manager II LLC

UP-FRONT RESERVES:          None                                      U/W NET OP. INCOME:     $24,035,850

ONGOING RESERVES(3):        RE Tax:                Springing          U/W NET CASH FLOW:      $23,150,881

                            Insurance:             Springing          APPRAISED VALUE:        $280,000,000

                            CapEx:                 Springing          CUT-OFF DATE LTV(1):    53.6%

                            TI/LC:                 Springing          MATURITY DATE LTV(1):   53.6%

LOCKBOX:                    Hard                                      DSCR(1):                2.98x
-----------------------------------------------------------------     --------------------------------------------------------------

-----------------------------------------------------------------     --------------------------------------------------------------

(1) The subject $25,000,000 loan represents a 16.7% pari passu interest in the $150,000,000 senior portion of a $180,000,000 first mortgage loan secured by the Berkeley & Brown Property. The LTV, DSCR and Loan per SF numbers in this table are based on such $150,000,000 senior portion

(2) Except that, upon a defeasance, the maturity date of the defeased portion of the mortgage loan will be 02/09/2008

(3) The borrower must establish reserves for real estate taxes, insurance premiums, capex and rollover costs during any "Trigger Period", which will commence upon an event of default or if DSCR falls below 1.25x and will end upon the curing of such default or if DSCR is 1.25x or greater. The required monthly escrow for insurance will be 1/12 of annual insurance premiums and for taxes will be 1/12 of annual real estate taxes. The required monthly escrow for replacements will be $0.25/sf/annum and for rollover costs will be $1.50/sf/annum. Lease Termination Fee which exceeds $500,000 shall be deposited into the Lease Termination Rollover Funds

(4)  Occupancy is based on the rent roll dated 04/30/2003



     200 BERKELEY & STEPHEN L. BROWN LOAN

          THE LOAN. The tenth largest loan (the "200 Berkeley & Brown Loan") as evidenced by the Amended and Restated Promissory Note A1 (the "200 Berkeley & Brown Note") is secured by a first priority Mortgage, Assignment of Leases and Rents and Security Agreement (the "200 Berkeley & Brown Mortgage") encumbering 200 Berkeley Street and the Stephen L. Brown Building in Boston, MA (collectively, the "200 Berkeley & Brown Property"). The 200 Berkeley & Brown Loan was originated on 03/14/2003 by Morgan Stanley Mortgage Capital Inc.



                                     III-23

          THE BORROWER. The borrower is 200 Berkeley & 197 Clarendon LLC, a Delaware limited liability company (the "200 Berkeley & Brown Borrower") that owns no material asset other than the 200 Berkeley & Brown Property and related interests. The 200 Berkeley & Brown Borrower is sponsored by Beacon Capital Strategic Partners II, L.P., a $740 million closed-end commingled fund that had its final close in 2002. The sponsor is one of three institutional real estate funds managed by Beacon Capital Partners, LLC, a Boston-based privately held real estate investment firm formed in 1998.

          THE PROPERTY. The 200 Berkeley & Brown Property consists of 200 Berkeley Street, a 30-story Class A office building containing approximately 709,018 SF (the "Berkeley Property), and the Stephen L. Brown Building, a 12-story Class B office building containing approximately 428,313 SF (the "Brown Property"). The buildings were constructed by John Hancock Life Insurance Company as part of its headquarter complex and are connected to the 60-story John Hancock Tower and each other though an underground concourse. Tenants at the 200 Berkeley & Brown Property include leading financial service and professional firms, including John Hancock Financial Services, Inc. ("John Hancock"), Evergreen Funds (Wachovia), Deloitte & Touche and Liberty Mutual, which together account for approximately 98.6% of the base underwritten revenues of the 200 Berkeley & Brown Property.

          JOHN HANCOCK LEASES. John Hancock (rated A/A+/A3 by S&P, Fitch and Moody's, respectively) leases 703,260 SF (61.8%) of the 200 Berkeley & Brown Property. Under each of the John Hancock leases, the 200 Berkeley & Brown Borrower has agreed not to lease (i) any space in the 200 Berkeley & Brown Property to any domestic or foreign government or governmental agency or (ii) more than two floors in either building in the 200 Berkeley & Brown Property to certain identified competitors of John Hancock.

     John Hancock has the right of first opportunity with respect to the leasing of any vacant space in the 200 Berkeley & Brown Property. Under this right, the 200 Berkeley & Brown Borrower is required to offer to John Hancock any space at the 200 Berkeley & Brown Property that it intends to lease. In the event John Hancock does not elect to lease such space within 30 days, the 200 Berkeley & Brown Borrower may lease such space to a third party for 95% or more of the effective rent offered to John Hancock without having to re-offer such space to John Hancock.

     In addition, John Hancock has the right of first offer to purchase the 200 Berkeley & Brown Property. Under this right, after the 200 Berkeley & Brown Property Borrower notifies John Hancock of its intention to sell, John Hancock has 15 business days to make an offer to purchase the property. In the event the 200 Berkeley & Brown Borrower does not accept such offer, the 200 Berkeley & Brown Borrower may thereafter sell the property to a third party for 95% or more of the purchase price offered by John Hancock without having to re-offer the property to John Hancock for a period of one year. Such right of first offer may apply in connection with a sale of the 200 Berkeley & Brown Property following a foreclosure on such property.

          PARKING SPACES. The 200 Berkeley & Brown Borrower and the owner of the John Hancock Tower (the "Hancock Tower Owner") have entered into a Garage Facilities Adjustment and Reservation Agreement, dated July 9, 2003, pursuant to which a maximum of 750 parking spaces were allocated to the 200 Berkeley & Brown Borrower. The Hancock Tower Owner controls approximately 1991parking spaces. JHFSI has the right to an aggregate of 1,077 parking spaces, as tenant in the three buildings pursuant to 3 separate leases. In the event that the Hancock Tower Owner fails to provide the remaining spaces in order to achieve the aggregate 1,077 parking spaces to which JHFSI is entitled, JHFSI may claim that the 200 Berkeley & Brown Borrower is required to provide the entire 1,077 spaces under its leases at the 200 Berkeley & Brown Property and is therefore in default under those leases.






                                     III-24

---------------------------------------------------------------------------------------------------------------------------

                                                  LEASE ROLLOVER SCHEDULE

                                                                                       % OF TOTAL
                                       AVERAGE TOTAL                                     RENTAL         CUMULATIVE % OF
                        # OF LEASES     RENT PER SF     % OF TOTAL    CUMULATIVE %      REVENUES          TOTAL RENTAL
        YEAR              ROLLING         ROLLING       SF ROLLING    OF SF ROLLING      ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------
       Vacant               13             $0.00           4%              4%               0%                0%
---------------------------------------------------------------------------------------------------------------------------
        2003                 0             $0.00           0%              4%               0%                0%
---------------------------------------------------------------------------------------------------------------------------
        2004                 1            $20.00           0%              4%               0%                0%
---------------------------------------------------------------------------------------------------------------------------
        2005                 0             $0.00           0%              4%               0%                0%
---------------------------------------------------------------------------------------------------------------------------
        2006                 4            $31.09           20%            23%              19%               19%
---------------------------------------------------------------------------------------------------------------------------
        2007                 2            $34.03           0%             24%               0%               19%
---------------------------------------------------------------------------------------------------------------------------
        2008                 3            $34.15           4%             27%               4%               23%
---------------------------------------------------------------------------------------------------------------------------
        2009                 1            $29.97          14%            41%               13%               36%
---------------------------------------------------------------------------------------------------------------------------
        2010                 0             $0.00           0%            41%                0%               36%
---------------------------------------------------------------------------------------------------------------------------
        2011                 0             $0.00           0%            41%                0%               36%
---------------------------------------------------------------------------------------------------------------------------
        2012                 0             $0.00           0%            41%                0%               36%
---------------------------------------------------------------------------------------------------------------------------
   2013 & Beyond             2            $36.12           59%          100%               64%              100%
---------------------------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The 200 Berkeley & Brown Property is managed by Back Bay Manager II LLC, an affiliate of the sponsor of the Berkeley & Brown Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL INDEBTEDNESS. The 200 Berkeley & Brown Mortgage also secures two subordinated B-Notes in the aggregate principal amount of $30,000,000. Additional indebtedness (not including trade debts) is not allowed.

          RELEASE OF PARCELS. After the end of the call protection period, the 200 Berkeley & Brown Borrower may partially defease the 200 Berkeley & Brown Loan and obtain a release of either the 200 Berkeley Property or the Brown Property from the lien of the 200 Berkeley & Brown Mortgage, provided that the defeasance collateral, in the case of a release of the Brown Property, shall equal 115% of the allocated loan amount attributable to the Brown Property, and the defeasance collateral, in the case of the Berkeley Property, shall equal 100% of the allocated loan amount attributable to the Berkeley Property.

     Certain additional information regarding the 200 Berkeley & Brown Loan and the 200 Berkeley & Brown Property is set forth on Appendix II hereto.
























                                     III-25

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

---------------------- ----------------------------- ---------------------------

 Securitized Products  [MORGAN STANLEY LOGO OMITTED]     September 17, 2003
       Group
---------------------- ----------------------------- ---------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                   ------------------------------------------

                                  $731,073,000
                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                       LINCOLN REALTY CAPITAL CORPORATION
                   CIGNA MORTGAGE SECURITIES PHILADELPHIA, LLC
              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                      UNION CENTRAL MORTGAGE FUNDING, INC.

                            AS MORTGAGE LOAN SELLERS

                   ------------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5

                   ------------------------------------------

                                 MORGAN STANLEY
                          SOLE LEAD BOOKRUNNING MANAGER

                               MERRILL LYNCH & CO.
                                   CO-MANAGER


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5


TRANSACTION FEATURES

o    Sellers:

---------------------------------------------------------------------------------------------------------------
                                                         NO. OF     NO. OF     CUT-OFF DATE         % OF
SELLERS                                                   LOANS     PROPS.     BALANCE ($)          POOL
---------------------------------------------------------------------------------------------------------------
 Morgan Stanley Mortgage Capital Inc.                       11         13    $256,037,445         32.9%
 Prudential Mortgage Capital Funding, LLC                   18         19    $209,907,365         27.0%
 Lincoln Realty Capital Corp.                               24         22    $167,880,086         21.6%
 CIGNA Mortgage Securities Philadelphia, LLC                 1          1     $58,500,000          7.5%
 Teachers Insurance and Annuity Association of America       4          4     $49,061,505          6.3%
 Union Central Mortgage Funding, Inc.                       25         25     $37,386,518          4.8%
---------------------------------------------------------------------------------------------------------------
 TOTAL:                                                     83         84    $778,772,919        100.0%
---------------------------------------------------------------------------------------------------------------


o    Loan Pool:

     o    Average Cut-off Date Balance: $9,382,806

     o    Largest Mortgage Loan by Cut-off Date Balance: $65,846,200

     o Five largest and ten largest loans: 31.3% and 49.8% of pool, respectively

o    Credit Statistics:

     o    Weighted average debt service coverage ratio of 1.77x

     o Weighted average current loan-to-value ratio of 64.1%; weighted average balloon loan-to-value ratio of 49.7%

o    Property Types:


                             [CHART OMITTED]

                          Office                 50.9%
                          Retail                 28.8%
                          Industrial              9.8%
                          Multifamily             9.6%
                          Hospitality             0.8%


o Call Protection: Please refer to the prepayment table on page T-17 and Appendix II of the Prospectus Supplement

o Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.etrustee.net. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer

o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5



OFFERED CERTIFICATES
--------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     CERTIFICATE
               INITIAL                                                                 EXPECTED FINAL      INITIAL    PRINCIPAL
             CERTIFICATE     SUBORDINATION       RATINGS       AVERAGE     PRINCIPAL    DISTRIBUTION    PASS-THROUGH   TO VALUE
  CLASS      BALANCE(1)         LEVELS       (FITCH/MOODY'S)  LIFE(2)(3)  WINDOW(2)(4)     DATE(2)         RATE(5)     RATIO(6)
----------------------------------------------------------------------------------------------------------------------------------
   A-1     $117,000,000         13.875%          AAA/Aaa         3.15         1-54       03/15/2008         3.02%        55.2%
----------------------------------------------------------------------------------------------------------------------------------
   A-2     $120,000,000         13.875%          AAA/Aaa         5.59        54-82       07/15/2010         4.09%        55.2%
----------------------------------------------------------------------------------------------------------------------------------
   A-3      $60,000,000         13.875%          AAA/Aaa         7.72        82-106      07/15/2012         4.71%        55.2%
----------------------------------------------------------------------------------------------------------------------------------
   A-4     $373,718,000         13.875%          AAA/Aaa         9.51       106-119      08/15/2013         5.01%        55.2%
----------------------------------------------------------------------------------------------------------------------------------
    B       $22,389,000         11.000%          AA/Aa2          9.88       119-120      09/15/2013       NWAC-0.79%     57.0%
----------------------------------------------------------------------------------------------------------------------------------
    C       $30,178,000         7.125%            A/A2          10.19       120-124      01/15/2014       NWAC-0.65%     59.5%
----------------------------------------------------------------------------------------------------------------------------------
    D        $7,788,000         6.125%            A-/A3         10.80       124-133      10/15/2014       NWAC-0.44%     60.2%
----------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (7)
---------------------

--------------------------------------------------------------------------------------------------------------------------------
              INITIAL                                                                                              CERTIFICATE
            CERTIFICATE                                                             EXPECTED FINAL     INITIAL      PRINCIPAL
             BALANCE OR     SUBORDINATION      RATINGS      AVERAGE     PRINCIPAL    DISTRIBUTION    PASS-THROUGH    TO VALUE
  CLASS  NOTIONAL AMOUNT(1)     LEVELS     (FITCH/MOODY'S) LIFE(2)(3)  WINDOW(2)(4)    DATE(2)         RATE(5)       RATIO(6)
--------------------------------------------------------------------------------------------------------------------------------
 X-1(8)    $778,772,919          ----           ----         ----         ----                      Variable Rate      ----
--------------------------------------------------------------------------------------------------------------------------------
 X-2(8)    $710,742,000          ----           ----         ----         ----                      Variable Rate      ----
--------------------------------------------------------------------------------------------------------------------------------
    E        $5,840,000         5.375%        BBB+/Baa1      11.04       133-133      10/15/2014      NWAC-0.14%       60.7%
--------------------------------------------------------------------------------------------------------------------------------
    F        $6,814,000         4.500%        BBB/Baa2       11.04       133-133      10/15/2014      NWAC-0.04%       61.2%
--------------------------------------------------------------------------------------------------------------------------------
    G        $7,788,000         3.500%        BBB-/Baa3      11.63       133-150      03/15/2016         NWAC          61.9%
--------------------------------------------------------------------------------------------------------------------------------
  H - O     $27,257,919          ----           ----         ----         ----         ----              5.24%         ----
--------------------------------------------------------------------------------------------------------------------------------

Notes:    (1)  As of September 2003. In the case of each such Class, subject to a permitted variance of plus or minus 5%.

          (2) Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.

          (3)  Average life is expressed in terms of years.

          (4) Principal window is the period (expressed in terms of months and commencing with the month of October 2003) during which distributions of principal are expected to be made to the holders of each designated Class.

          (5) The Class A-1, A-2, A-3 and A-4 will accrue interest at a fixed rate. The Class B, C, D, E and F Certificates will each accrue interest at a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. The Class A-1, A-2, A-3 and A-4 will be collectively known as the "Class A Certificates" and the Class X-1 and X-2 Certificates will be collectively known as the "Class X Certificates."

          (6) Certificate Principal to Value Ratio is calculated by dividing each Class' Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The Class A-1, A-2, A-3 and A-4 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1, A-2, A-3 and A-4 Certificate Balances.

          (7)  Certificates to be offered privately pursuant to Rule 144A.

          (8) The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.

--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5


I.  ISSUE CHARACTERISTICS

ISSUE TYPE:                   Public: Classes A-1, A-2, A-3, A-4, B, C and D
                              (the "Offered Certificates")

                              Private (Rule 144A): Classes X-1, X-2, E, F, G, H, J, K, L, M, N, O and EI

SECURITIES OFFERED:           $731,073,000 monthly pay, multi-class, sequential
                              pay commercial mortgage REMIC Pass-Through
                              Certificates, including three fixed-rate principal and interest classes (Classes A-1, A-2, A-3 and A-4)

SELLERS: Morgan Stanley Mortgage Capital Inc., Prudential Mortgage Capital Funding, LLC, Lincoln Realty Capital Corporation, CIGNA Mortgage Securities Philadelphia, Teachers Insurance and Annuity Association of America and Union Central Mortgage Funding, Inc.

LEAD BOOKRUNNING MANAGER:     Morgan Stanley & Co. Incorporated

CO-MANAGERS:                  Merrill Lynch, Pierce, Fenner & Smith Incorporated

MASTER SERVICER:              GMAC Commercial Mortgage Corporation

PRIMARY SERVICERS:            Prudential Asset Resources, Inc. with respect to
                              those mortgage loans sold to the trust by Prudential Mortgage Capital Funding, LLC, Delaware
                              Investment Advisers with respect to those mortgage loans sold to the trust by Lincoln Realty Capital
                              Corporation, and Union Central Mortgage Funding,
                              Inc. with respect to those mortgage loans sold to the trust by Union Central Mortgage Funding, Inc.

SPECIAL SERVICER:             Midland Loan Services, Inc.

TRUSTEE, PAYING AGENT AND
REGISTRAR:                    LaSalle Bank National Association

CUT-OFF DATE:                 September 1, 2003, except with respect to the 3
                              Times Square Pari Passu Loan, which mortgage loan has a Cut-off Date of August 15, 2003. For purposes of the information contained in this term sheet, for any mortgage loan that does not have a due date on the first day of each month (other than the 3 Times Square Pari Passu Loan), we present the loans as if scheduled payments due in September 2003 were due on September 1, 2003, not the actual day on which such scheduled payments were due.

PRICING DATE:                 September 17, 2003

CLOSING DATE:                 September 30, 2003

DISTRIBUTION DATE:            The 15th of each month, commencing in October 2003
                              (or if the 15th is not a business day, the next succeeding business day)

--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5

MINIMUM DENOMINATIONS:        $25,000 for the Class A Certificates and $100,000
                              for all other Offered Certificates and in multiples of $1 thereafter

SETTLEMENT TERMS:             DTC, Euroclear and Clearstream, same day funds,
                              with accrued interest

LEGAL/REGULATORY STATUS:      Classes A-1, A-2, A-3, A-4, B, C and D are
                              expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible

RISK FACTORS:                 THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT
                              BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                              FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND
                              THE "RISK FACTORS" SECTION OF THE PROSPECTUS























--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5



II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, A-3 and A-4 Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class B, C, D, E and F Certificates will each accrue interest at a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage. The Class G Certificates will accrue interest at a rate equal to the Weighted Average Net Mortgage Rate. The Class H, J and K Certificates will accrue interest at a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.


IO STRUCTURE

                               [GRAPHIC OMITTED]



                                             Month     0     24     36     48     60     72     84     96     Maturity
Class A-1    AAA/Aaa      3.02%                                                                                          $117.0MM
Class A-2    AAA/Aaa      4.09%                                                                                          $120.0MM
Class A-3    AAA/Aaa      4.71%                                                                                           $60.0MM
Class A-4    AAA/Aaa      5.01%                                                                                          $373.7MM
Class B      AA/Aa2       NWAC-0.79%                                                                                      $22.4MM
Class C      A/A2         NWAC-0.65%                                                                                      $30.2MM
Class D      A-/A3        NWAC-0.44%                                                                                       $7.8MM
Class E      BBB+/Baa1    NWAC-0.14%                                                                                       $5.8MM
Class F      BBB/Baa2     NWAC-0.04%                                                                                       $6.8MM
Class G      BBB-/Baa3    NWAC                                                                                             $7.8MM
Class H      BB+/Ba1      5.24%                                                                                            $5.8MM
Class J      BB/Ba2       5.24%                                                                                            $2.9MM
Class K      BB-/Ba3      5.24%                                                                                            $4.9MM
Class L-O    B+/B1 to NR  5.24%                                                                                           $13.6MM


             [   ] X-1 + X-2 IO Strip   [   ] X-1 Notional   [   ] X-2 Notional

                                      NR = Not Rated




--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5




Class X-1 and X-2 Notional Balances:    The Notional Amount of the Class X-1
                                        Certificates will be equal to the
                                        aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class X-2, Class R-I,
                                        Class R-II and Class R-III Certificates) outstanding from time to time. The
                                        Notional Amount of the Class X-2
                                        Certificates at any time on or before
                                        the Distribution Date occurring in
                                        September 2011 will be an amount equal
                                        to the aggregate Component Notional
                                        Amount of the Class A-1, Class A-2,
                                        Class A-3, Class A-4, Class B, Class C,
                                        Class D, Class E, Class F, Class G,
                                        Class H, Class J and Class K Components.
                                        After the September 2011 Distribution
                                        Date, the Notional Amount of the Class
                                        X-2 Certificates will be equal to zero.
                                        As of any Distribution Date, the
                                        Component Notional Amount of the Class
                                        A-1, Class A-2, Class A-3, Class A-4,
                                        Class B, Class C, Class D, Class E,
                                        Class F, Class G, Class H, Class J and
                                        Class K Components will generally be
                                        equal to the lesser of (i) the
                                        Certificate Balance of the corresponding
                                        Class of Principal Balance Certificates
                                        as of such date (taking into account any distributions of principal made on, and any Realized Losses and Expense Losses allocated to, such Classes of Principal
                                        Balance Certificates) and (ii) the
                                        amount specified for such Component and
                                        such Distribution Date on Schedule I.

                                        Accordingly, the Notional Amount of the
                                        Class X-1 Certificates will be reduced
                                        on each Distribution Date by any
                                        distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in September 2011.
                                        Accordingly, upon initial issuance, the
                                        aggregate Notional Amount of the Class
                                        X-1 Certificates and Class X-2
                                        Certificates will be $778,772,919 and
                                        $710,742,000, respectively, subject in
                                        each case to a permitted variance of
                                        plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.


                                        The Residual Certificates will not have
                                        Certificate Balances or Notional
                                        Amounts.


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5


SCHEDULE I

COMPONENT NOTIONAL BALANCE

-----------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION DATES (INCLUSIVE)       CLASS A-1      CLASS A-2     CLASS A-3       CLASS A-4       CLASS B       CLASS C     CLASS D
-----------------------------------------------------------------------------------------------------------------------------------

October 2003 to September 2005     $63,894,000   $120,000,000   $60,000,000    $373,718,000   $22,389,000   $30,178,000  $7,788,000
October 2005 to September 2006     $22,220,000   $120,000,000   $60,000,000    $373,718,000   $22,389,000   $30,178,000  $7,788,000
October 2006 to September 2007              $0   $102,640,000   $60,000,000    $373,718,000   $22,389,000   $30,178,000  $7,788,000
October 2007 to September 2008              $0     $1,664,000   $60,000,000    $373,718,000   $22,389,000   $29,632,000          $0
October 2008 to September 2009              $0             $0   $12,605,000    $373,718,000   $22,389,000   $19,368,000          $0
October 2009 to September 2010              $0             $0            $0    $334,856,000   $22,389,000   $10,280,000          $0
October 2010 to September 2011              $0             $0            $0    $303,758,000   $22,389,000    $2,466,000          $0
-----------------------------------------------------------------------------------------------------------------------------------


COMPONENT NOTIONAL BALANCE (CONT'D)

-----------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION DATES (INCLUSIVE)        CLASS E         CLASS F      CLASS G          CLASS H      CLASS J        CLASS K
-----------------------------------------------------------------------------------------------------------------------------------

October 2003 to September 2005     $5,840,000      $6,814,000   $7,788,000       $5,841,000   $2,921,000     $3,571,000
October 2005 to September 2006     $5,840,000      $6,814,000   $5,038,000               $0           $0             $0
October 2006 to September 2007     $3,793,000              $0           $0               $0           $0             $0
October 2007 to September 2008             $0              $0           $0               $0           $0             $0
October 2008 to September 2009             $0              $0           $0               $0           $0             $0
October 2009 to September 2010             $0              $0           $0               $0           $0             $0
October 2010 to September 2011             $0              $0           $0               $0           $0             $0
-----------------------------------------------------------------------------------------------------------------------------------
















--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5

Class X-1 and X-2 Pass-Through Rates:   The Pass-Through Rate applicable to the
                                        Class X-1 Certificates for the initial
                                        Distribution Date will equal
                                        approximately 0.23% per annum. The
                                        Pass-Through Rate applicable to the
                                        Class X-1 Certificates for each
                                        Distribution Date subsequent to the
                                        initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1
                                        Certificates outstanding immediately
                                        prior to the related Distribution Date
                                        (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution
                                        Date). Each of those components will be
                                        comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance
                                        Certificates. In general, the
                                        Certificate Balance of each class of
                                        Principal Balance Certificates will
                                        constitute a separate component of the
                                        total Notional Amount of the Class X-1
                                        Certificates; provided that, if a
                                        portion, but not all, of the Certificate
                                        Balance of any particular class of
                                        Principal Balance Certificates is
                                        identified in Schedule I as being
                                        part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate
                                        Balance will also represent one or more
                                        separate components of the total
                                        Notional Amount of the Class X-1
                                        Certificates for purposes of calculating the accrual of interest for the related
                                        Distribution Date, and the remaining
                                        portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution
                                        Date. For any Distribution Date
                                        occurring on or before September 2011,
                                        on any particular component of the total
                                        Notional Amount of the Class X-1
                                        Certificates immediately prior to the
                                        related Distribution Date, the
                                        applicable Class X-1 Strip Rate will be
                                        calculated as follows:

                                        o         if such particular component
                                                  consists of the entire
                                                  Certificate Balance of any
                                                  class of Principal Balance
                                                  Certificates, and if such
                                                  Certificate Balance also
                                                  constitutes, in its entirety,
                                                  a component of the total
                                                  Notional Amount of the Class
                                                  X-2 Certificates immediately
                                                  prior to the related
                                                  Distribution Date, then the
                                                  applicable Class X-1 Strip
                                                  Rate will equal the excess, if
                                                  any, of (a) the Weighted
                                                  Average Net Mortgage Rate for
                                                  such Distribution Date, over
                                                  (b) the greater of (i) the
                                                  rate per annum corresponding
                                                  to such Distribution Date as
                                                  set forth on Schedule A in the
                                                  Prospectus Supplement and (ii)
                                                  the Pass-Through Rate for such
                                                  Distribution Date for such
                                                  class of Principal Balance
                                                  Certificates;


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5



                                        o         if such particular component
                                                  consists of a designated
                                                  portion (but not all) of the
                                                  Certificate Balance of any
                                                  class of Principal Balance
                                                  Certificates, and if such
                                                  designated portion of such
                                                  Certificate Balance also
                                                  constitutes a component of the
                                                  total Notional Amount of the
                                                  Class X-2 Certificates
                                                  immediately prior to the
                                                  related Distribution Date,
                                                  then the applicable Class X-1
                                                  Strip Rate will equal the
                                                  excess, if any, of (a) the
                                                  Weighted Average Net Mortgage
                                                  Rate for such Distribution
                                                  Date, over (b) the greater of
                                                  (i) the rate per annum
                                                  corresponding to such
                                                  Distribution Date as set forth
                                                  on Schedule A in the
                                                  Prospectus Supplement and (ii)
                                                  the Pass-Through Rate for such
                                                  Distribution Date for such
                                                  class of Principal Balance
                                                  Certificates;

                                        o         if such particular component
                                                  consists of the entire
                                                  Certificate Balance of any
                                                  class of Principal Balance
                                                  Certificates, and if such
                                                  Certificate Balance does not,
                                                  in whole or in part, also
                                                  constitute a component of the
                                                  total Notional Amount of the
                                                  Class X-2 Certificates
                                                  immediately prior to the
                                                  related Distribution Date,
                                                  then the applicable Class X-1
                                                  Strip Rate will equal the
                                                  excess, if any, of (a) the
                                                  Weighted Average Net Mortgage
                                                  Rate for such Distribution
                                                  Date, over (b) the
                                                  Pass-Through Rate for such
                                                  Distribution Date for such
                                                  class of Principal Balance
                                                  Certificates; and

                                        o         if such particular component
                                                  consists of a designated
                                                  portion (but not all) of the
                                                  Certificate Balance of any
                                                  class of Principal Balance
                                                  Certificates, and if such
                                                  designated portion of such
                                                  Certificate Balance does not
                                                  also constitute a component of
                                                  the total Notional Amount of
                                                  the Class X-2 Certificates
                                                  immediately prior to the
                                                  related Distribution Date,
                                                  then the applicable Class X-1
                                                  Strip Rate will equal the
                                                  excess, if any, of (a) the
                                                  Weighted Average Net Mortgage
                                                  Rate for such Distribution
                                                  Date, over (b) the
                                                  Pass-Through Rate for such
                                                  Distribution Date for such
                                                  class of Principal Balance
                                                  Certificates.

                                        For any Distribution Date occurring
                                        after September 2011, the Certificate
                                        Balance of each class of Principal
                                        Balance Certificates will constitute a
                                        single separate component of the total
                                        Notional Amount of the Class X-1
                                        Certificates, and the applicable Class
                                        X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of
                                        (a) the Weighted Average Net Mortgage
                                        Rate for such Distribution Date, over
                                        (b) the Pass-Through Rate for such
                                        Distribution Date for such class of
                                        Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5


                                        The Pass-Through Rate applicable to the
                                        Class X-2 Certificates for the initial
                                        Distribution Date will equal
                                        approximately 1.13% per annum. The
                                        Pass-Through Rate applicable to the
                                        Class X-2 Certificates for each
                                        Distribution Date subsequent to the
                                        initial Distribution Date and on or
                                        before the Distribution Date in
                                        September 2011 will equal the weighted
                                        average of the respective strip rates
                                        (the "Class X-2 Strip Rates") at which
                                        interest accrues from time to time on
                                        the respective components of the total
                                        Notional Amount of the Class X-2
                                        Certificates outstanding immediately
                                        prior to the related Distribution Date
                                        (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution
                                        Date). Each of those components will be
                                        comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified in Schedule I as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before September 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                        o         the lesser of (a) the rate per
                                                  annum corresponding to such
                                                  Distribution Date as set forth
                                                  on Schedule A in the
                                                  Prospectus Supplement and (b)
                                                  the Weighted Average Net
                                                  Mortgage Rate for such
                                                  Distribution Date, over


                                        o         the Pass-Through Rate for such
                                                  Distribution Date for the
                                                  class of Principal Balance
                                                  Certificates whose Certificate
                                                  Balance, or a designated
                                                  portion thereof, comprises
                                                  such component.


                                        Under no circumstances will the Class
                                        X-2 Strip Rate be less than zero.


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5


Yield Maintenance/Prepayment            Any Prepayment Premiums/Yield
Premium Allocation:                     Maintenance Charges collected with
                                        respect to a Mortgage Loan during any
                                        particular Collection Period will be
                                        distributed to the holders of each Class of Principal Balance Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such Distribution Date in an amount equal to the lesser of (i) such Prepayment Premium/Yield
                                        Maintenance Charge and (ii) the
                                        Prepayment Premium/Yield Maintenance
                                        Charge multiplied by the product of (a)
                                        a fraction, the numerator of which is
                                        equal to the amount of principal
                                        distributed to the holders of that Class on the Distribution Date, and the denominator of which is the total principal distributed on that
                                        Distribution Date, and (b) a fraction
                                        not greater than one, the numerator of
                                        which is equal to the excess, if any, of the Pass-Through Rate applicable to that Class, over the relevant Discount Rate
                                        (as defined in the Prospectus
                                        Supplement), and the denominator of
                                        which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount
                                        Rate.

                                        The portion, if any, of the Prepayment
                                        Premium/Yield Maintenance Charge
                                        remaining after such payments to the
                                        holders of the Principal Balance
                                        Certificates will be distributed to the
                                        holders of the Class X-1 Certificates
                                        and Class X-2 Certificates based on an
                                        65/35 ratio through and including the
                                        Distribution Date in September 2007.
                                        After the Distribution Date in September
                                        2007 all Prepayment Premium/Yield
                                        Maintenance charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1 Certificates. For the purposes of the foregoing, the Class H Certificates and below are the excluded classes.

                                        The following is an example of the
                                        Prepayment Premium Allocation under (b)
                                        above based on the information contained herein and the following assumptions:

                                        Two Classes of Certificates: Class A-1
                                        and X

                                        The characteristics of the Mortgage Loan being prepaid are as follows:

                                        - Loan Balance: $10,000,000

                                        - Mortgage Rate: 5.25%

                                        - Maturity Date: 5 years (September 1,
                                          2008)

                                        The Discount Rate is equal to 2.09%

                                        The Class A-1 Pass-Through Rate is equal to 3.02%

                                                                    CLASS A CERTIFICATES
                                        --------------------------------------------------------------------------------
                                                                                                       YIELD MAINTENANCE
                                                           METHOD                         FRACTION         ALLOCATION
                                        --------------------------------------------- ---------------- ------------------
                                                                                          CLASS A-1         CLASS A-1
                                        --------------------------------------------- ---------------- ------------------
                                        (Class A-1 Pass Through Rate - Discount Rate)   (3.02%-2.09%)         29.4%
                                        --------------------------------------------- ----------------
                                              (Mortgage Rate - Discount Rate)           (5.25%-2.09%)







                                                                   CLASS X CERTIFICATES
                                                                                                       YIELD MAINTENANCE
                                                           METHOD                         FRACTION         ALLOCATION
                                        --------------------------------------------- ---------------- ------------------
                                             (1 -Class A-1 YM Allocation)              (1-29.4% )           70.6%



--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5


III.     SELLERS              Morgan Stanley Mortgage Capital Inc. ("MSMC")

                              The Mortgage Pool includes 11 Mortgage Loans, representing 32.9% of the Initial Pool Balance that were originated by or on behalf of MSMC or purchased from a third party.

                              MSMC is a subsidiary of Morgan Stanley & Co.
                              Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.


                              Prudential Mortgage Capital Funding, LLC
                              ("Prudential")

                              The Mortgage Pool includes 18 Mortgage Loans, representing 27.0% of the Initial Pool Balance, that were originated by or on behalf of Prudential or purchased from a third party.

                              Prudential is a limited liability company organized under the laws of the State of Delaware. Prudential is a wholly owned, limited purpose, subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Mortgage Capital Company, LLC is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. Prudential was organized for the purpose of acquiring loans originated by Prudential Mortgage Capital Company, LLC and holding them pending securitization or other disposition. Prudential Mortgage Capital Company, LLC has primary offices in Atlanta, Chicago, San Francisco and Newark. The principal offices of Prudential Mortgage Capital Company, LLC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. The pooled mortgage loans for which Prudential is the applicable mortgage loan seller were originated by Prudential Mortgage Capital Company, LLC (or a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC) or, in one case, acquired by Prudential from The Prudential Insurance Company of America, an affiliate of Prudential Mortgage Capital Company, LLC and Prudential.


                              Lincoln Realty Capital Corporation ("Lincoln")

                              The Mortgage Pool includes 24 Mortgage Loans, representing 21.6% of the Initial Pool Balance, that were originated by or on behalf of Prudential or purchased from a third party.

                              Lincoln is a wholly owned subsidiary of The
                              Lincoln National Life Insurance Company ("Lincoln National Life"). All of the mortgage loans sold by Lincoln were originated and underwritten by Delaware Investment Advisers and its predecessor, Lincoln Investment Management (collectively, "DIA"), an affiliate of Lincoln. All of Lincoln's mortgage loans sold into the trust fund have been serviced by DIA since origination.

                              DIA manages Lincoln National Life's invested assets, including its commercial mortgage loan portfolio. At June 30, 2003, DIA's Real Estate Debt Group managed 594 commercial loans having an aggregate principal balance of approximately $4.7 billion. Year-to-date commercial mortgage origination is approximately $500 million.

                              Lincoln National Life is the twelfth largest insurer in the United States by admitted assets (Vital Signs, Year End 2002) and the flagship of the Lincoln National Corporation ("LNC") family of businesses. LNC operates multiple insurance and investment management businesses. Lincoln National Life is organized in two independent operating segments: Retirement, with headquarters in Fort Wayne, Indiana and Life, with headquarters in Hartford, Connecticut. LNC and its affiliates use Lincoln Financial Group as its marketing identity. As of June 2003, LNC's senior debt was rated A3 by Moody's, A- by Standard & Poor's, A by Fitch and A+ by A.M. Best (Vital Signs as of July 15, 2003).

--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5

                              CIGNA Mortgage Securities Philadelphia, LLC
                              ("CIGNA")

                              The Mortgage Pool includes 1 Mortgage Loan, representing 7.5% of the Initial Pool Balance, that is being contributed by CIGNA.

                              CIGNA is a Delaware limited liability company, affiliated with Connecticut General Life Insurance Company, and is an indirect, wholly-owned subsidiary of CIGNA Corporation. CIGNA's principal offices are located at 280 Trumbull Street, Routing H-11-G, Hartford, Connecticut 06103.


                              Teachers Insurance and Annuity Association of America ("TIAA")

                              The Mortgage Pool includes 4 Mortgage Loans, representing 6.3% of the Initial Pool Balance, that are being contributed by TIAA.

                              TIAA is a non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York.

                              Based on assets under management as of December 31, 2002, TIAA is the third largest life insurance company in the United States on an individual basis, based on information from A.M. Best Company. TIAA is the major provider of retirement and insurance benefits for the employees of non-profit educational and research organizations. The TIAA mortgage loans in this transaction were acquired by TIAA from Lend Lease Mortgage Capital, L.P. ("LLMC") pursuant to a program under which LLMC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. The mortgage loans were closed by LLMC and simultaneously assigned to and purchased by TIAA. TIAA's financial strength is rated "Aaa" by Moody's and "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best Company.


                              Union Central Mortgage Funding, Inc. ("UCMFI")

                              The Mortgage Pool includes 25 Mortgage Loans, representing 4.8% of the Initial Pool Balance, that were originated by UCMFI.

                              UCMFI is a wholly owned subsidiary of The Union Central Life Insurance Company. Founded in 1867 in Cincinnati, OH, The Union Central Life Insurance Company was the first domestic life insurance company licensed in the state of Ohio. Union Central has become one of the 15 largest mutual insurance companies in the nation with over $5.9 billion in assets and licensed to conduct business in all 50 states and the District of Columbia. UCMFI was formed to originate and acquire loans secured by commercial and multi-family real estate. Union Central Mortgage Funding, Inc. is also the Primary Servicer with respect to loans transferred to the trust. The principal offices of UCMFI are located at 312 Elm Street, Cincinnati, Ohio 45202. The pooled mortgage loans for which UCMFI is the applicable mortgage loan seller were originated or acquired by UCMFI.



--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5

IV.  COLLATERAL DESCRIPTION

TEN LARGEST LOAN EXPOSURES
--------------------------

--------- ------------- --------------------------------------- -------------- ------ -------------- ---------------- -----------


          MORTGAGE                                                                                      CUT-OFF DATE   % OF POOL
    NO.   LOAN SELLER   PROPERTY NAME                           CITY           STATE  PROPERTY TYPE          BALANCE
--------- ------------- --------------------------------------- -------------- ------ -------------- ---------------- -----------
    1     MSMC          Two Commerce Square                     Philadelphia    PA    Office             $65,846,200        8.5%
--------- ------------- --------------------------------------- -------------- ------ -------------- ---------------- -----------
    2     CIGNA         55 East Monroe                          Chicago         IL    Office             $58,500,000        7.5%
--------- ------------- --------------------------------------- -------------- ------ -------------- ---------------- -----------
    3     MSMC          Plaza America Office Towers III and IV  Reston          VA    Office             $42,464,449        5.5%
--------- ------------- --------------------------------------- -------------- ------ -------------- ---------------- -----------
    4     PMCF          Invesco Funds Corporate Campus          Denver          CO    Office             $39,000,000        5.0%
--------- ------------- --------------------------------------- -------------- ------ -------------- ---------------- -----------
    5     MSMC          International Plaza                     Tampa           FL    Retail             $37,686,529        4.8%
--------- ------------- --------------------------------------- -------------- ------ -------------- ---------------- -----------
    6     PMCF          3 Times Square                          New York        NY    Office             $34,848,201        4.5%
--------- ------------- --------------------------------------- -------------- ------ -------------- ---------------- -----------
    7     MSMC          GGP Portfolio - Gateway Crossing        Bountiful       UT    Retail             $16,811,524        2.2%
--------- ------------- --------------------------------------- -------------- ------ -------------- ---------------- -----------
    8     MSMC          GGP Portfolio - University Crossing     Orem            UT    Retail             $12,551,274        1.6%
--------- ------------- --------------------------------------- -------------- ------ -------------- ---------------- -----------
    9     PMCF          Quail Springs Marketplace               Oklahoma City   OK    Retail             $28,893,498        3.7%
--------- ------------- --------------------------------------- -------------- ------ -------------- ---------------- -----------
    10    PMCF          Summer Wood Apartments                  Merrillville    IN    Multifamily        $26,197,942        3.4%
--------- ------------- --------------------------------------- -------------- ------ -------------- ---------------- -----------
    11    MSMC          200 Berkeley & Stephen L. Brown
                        Buildings                               Boston          MA    Office             $25,000,000        3.2%
--------- ------------- --------------------------------------- -------------- ------ -------------- ---------------- -----------
                        TOTALS/WEIGHTED AVERAGES                                                        $387,799,618       49.8%
--------- ------------- --------------------------------------- -------------- ------ -------------- ---------------- -----------

-------------------- ---------- ----------- --------- -------

                                            CUT-OFF
             UNITS/   LOAN PER                  DATE  BALLOON
    NO.          SF    UNIT/SF        DSCR       LTV     LTV
-------------------- ---------- ----------- --------- -------
    1       953,276        $69        1.77     64.2%   51.9%
-------------------- ---------- ----------- --------- -------
    2     1,602,749        $36        3.25     39.4%   32.6%
-------------------- ---------- ----------- --------- -------
    3       473,161        $90        1.29     73.6%   62.5%
-------------------- ---------- ----------- --------- -------
    4       263,770       $148        2.15     67.2%   58.8%
-------------------- ---------- ----------- --------- -------
    5     1,225,466        $31        2.13     61.3%   56.5%
-------------------- ---------- ----------- --------- -------
    6       883,405        $39        2.35     37.6%    0.2%
-------------------- ---------- ----------- --------- -------
    7       159,861       $105        1.61     68.3%   60.3%
-------------------- ---------- ----------- --------- -------
    8       206,030        $61        1.61     68.3%   60.3%
-------------------- ---------- ----------- --------- -------
    9       295,740        $98        1.54     68.1%   57.8%
-------------------- ---------- ----------- --------- -------
    10          628    $41,716        1.29     70.4%   62.4%
-------------------- ---------- ----------- --------- -------
    11
          1,137,331        $22        2.98     53.6%   53.6%
-------------------- ---------- ----------- --------- -------
                                     2.08X     59.5%   48.5%
-------------------- ---------- ----------- --------- -------



--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5


CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------
                                NO. OF     AGGREGATE
                               MORTGAGE   CUT-OFF DATE   % OF
                                LOANS     BALANCE ($)    POOL
--------------------------------------------------------------
1 - 2,500,000                     26       32,816,674     4.2
2,500,001 - 5,000,000             14       50,875,564     6.5
5,000,001 - 7,500,000             14       85,799,671    11.0
7,500,001 - 10,000,000            11       95,135,519    12.2
10,000,001 - 12,500,000            2       23,377,525     3.0
12,500,001 - 15,000,000            2       27,275,126     3.5
17,500,001 - 20,000,000            3       55,554,887     7.1
20,000,001 - 30,000,000            5      129,592,573    16.6
30,000,001 - 40,000,000            3      111,534,730    14.3
40,000,001 - 50,000,000            1       42,464,449     5.5
50,000,001 - 60,000,000            1       58,500,000     7.5
60,000,001 - 70,000,000            1       65,846,200     8.5
--------------------------------------------------------------
TOTAL:                            83     $778,772,919   100.0%
--------------------------------------------------------------
Min: $61,539     Max: $65,846,200   Average: $9,382,806
--------------------------------------------------------------


STATE
--------------------------------------------------------------
                                NO. OF     AGGREGATE
                              MORTGAGED   CUT-OFF DATE   % OF
                              PROPERTIES  BALANCE ($)    POOL
--------------------------------------------------------------
Pennsylvania                       5       85,691,431   11.0
California-Southern                7       39,427,821    5.1
California-Northern                4       32,153,085    4.1
Virginia                           7       68,501,623    8.8
Florida                            4       58,682,934    7.5
Illinois                           1       58,500,000    7.5
Maryland                           4       47,200,681    6.1
New York                           2       39,855,169    5.1
Texas                              9       39,673,538    5.1
Colorado                           1       39,000,000    5.0
Utah                               6       37,416,569    4.8
Other                             34     $232,670,067   29.9
--------------------------------------------------------------
TOTAL:                            84     $778,772,919  100.0%
--------------------------------------------------------------


PROPERTY TYPE
--------------------------------------------------------------
                                NO. OF     AGGREGATE
                              MORTGAGED   CUT-OFF DATE   % OF
                              PROPERTIES  BALANCE ($)    POOL
--------------------------------------------------------------
Office                           30       396,109,626    50.9
Retail                           30       224,524,100    28.8
Industrial                       14        76,621,195     9.8
Multifamily                       9        75,038,736     9.6
Hospitality                       1         6,479,262     0.8
--------------------------------------------------------------
TOTAL:                           84      $778,772,919   100.0%
--------------------------------------------------------------





MORTGAGE RATE (%)
--------------------------------------------------------------
                                NO. OF     AGGREGATE
                               MORTGAGE   CUT-OFF DATE   % OF
                                LOANS     BALANCE ($)    POOL
--------------------------------------------------------------
4.001 - 4.500                     1       37,686,529     4.8
4.501 - 5.000                     2       34,176,908     4.4
5.001 - 5.500                    14      185,045,671    23.8
5.501 - 6.000                    30      215,343,935    27.7
6.001 - 6.500                    15      107,920,959    13.9
6.501 - 7.000                    11       77,639,954    10.0
7.001 - 7.500                     8      109,193,024    14.0
7.501 - 8.000                     2       11,765,938     1.5
--------------------------------------------------------------
TOTAL:                           83     $778,772,919   100.0%
--------------------------------------------------------------
 Min: 4.205%            Max: 7.540%           Wtd Avg: 5.931%
--------------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------
                                NO. OF     AGGREGATE
                               MORTGAGE   CUT-OFF DATE   % OF
                                LOANS     BALANCE ($)    POOL
--------------------------------------------------------------
1-60                              5       82,082,494    10.5
61 - 120                         51      559,143,950    71.8
121 - 180                        19       86,871,833    11.2
181 - 240                         8       50,674,642     6.5
--------------------------------------------------------------
TOTAL:                           83     $778,772,919   100.0%
--------------------------------------------------------------
 Min: 60 mos.         Max: 240 mos.       Wtd Avg: 123 mos.
--------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------
                                NO. OF     AGGREGATE
                               MORTGAGE   CUT-OFF DATE   % OF
                                LOANS     BALANCE ($)    POOL
--------------------------------------------------------------
1- 60                             7       88,161,803   11.3
61 - 120                         50      561,869,450   72.1
121 - 180                        18       78,067,024   10.0
181 - 240                         8       50,674,642    6.5
--------------------------------------------------------------
TOTAL:                           83     $778,772,919  100.0%
--------------------------------------------------------------
 Min: 5 mos.          Max: 240 mos.       Wtd Avg: 113 mos.
--------------------------------------------------------------


REMAINING AMORTIZATION TERM (MOS)
--------------------------------------------------------------
                                NO. OF     AGGREGATE
                               MORTGAGE   CUT-OFF DATE   % OF
                                LOANS     BALANCE ($)    POOL
--------------------------------------------------------------
<=120                             6       31,184,150     4.0
121 - 180                        12       22,490,540     2.9
181 - 240                        19       97,627,844    12.5
241 - 360                        46      627,470,384    80.6
--------------------------------------------------------------
TOTAL:                           83     $778,772,919   100.0%
--------------------------------------------------------------
 Non Zero Min: 5 mos. Max: 360 mos.  Non Zero Wtd Avg: 305 mos.
--------------------------------------------------------------




CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------
                                NO. OF     AGGREGATE
                               MORTGAGE   CUT-OFF DATE   % OF
                                LOANS     BALANCE ($)    POOL
--------------------------------------------------------------
20.1 - 30.0                       2       1,409,483      0.2
30.1 - 40.0                       7     108,388,940     13.9
40.1 - 50.0                       3       6,077,287      0.8
50.1 - 55.0                       5      55,416,561      7.1
55.1 - 60.0                       7      29,012,673      3.7
60.1 - 65.0                       8     118,840,752     15.3
65.1 - 70.0                      13     151,221,671     19.4
70.1 - 75.0                      20     180,099,000     23.1
75.1 - 80.0                      18     128,306,553     16.5
--------------------------------------------------------------
TOTAL:                           83    $778,772,919    100.0%
--------------------------------------------------------------
 Min: 21.0%               Max: 79.8%           Wtd Avg: 64.1%
--------------------------------------------------------------


BALLOON LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------
                                NO. OF     AGGREGATE
                               MORTGAGE   CUT-OFF DATE   % OF
                                LOANS     BALANCE ($)    POOL
--------------------------------------------------------------
0.1 - 30.0                       22       72,808,919     9.3
30.1 - 40.0                       7       91,491,399    11.7
40.1 - 50.0                      11       50,153,784     6.4
50.1 - 60.0                      21      322,992,337    41.5
60.1 - 70.0                      20      222,391,620    28.6
70.1 - 80.0                       2       18,934,860     2.4
--------------------------------------------------------------
TOTAL:                           83     $778,772,919   100.0%
--------------------------------------------------------------
  Min: 0.2%               Max: 74.1%          Wtd Avg:  49.7%
--------------------------------------------------------------


DEBT SERVICE COVERAGE RATIO (x)
--------------------------------------------------------------
                                NO. OF     AGGREGATE
                               MORTGAGE   CUT-OFF DATE   % OF
                                LOANS     BALANCE ($)    POOL
--------------------------------------------------------------
1.01 - 1.15                       9       35,284,938     4.5
1.16 - 1.25                       8       39,069,580     5.0
1.26 - 1.35                      13      143,043,627    18.4
1.36 - 1.50                      21      114,974,619    14.8
1.51 - 1.75                      19      140,285,294    18.0
1.76 - 2.00                       4       82,699,945    10.6
2.01 >=                           9      223,416,916    28.7
--------------------------------------------------------------
TOTAL:                           83     $778,772,919   100.0%
--------------------------------------------------------------
 Min: 1.05x               Max: 3.25x           Wtd Avg: 1.77x
--------------------------------------------------------------


  All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
                                 Cut-off Date.








--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $731,073,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-IQ5


PREPAYMENT RESTRICTION ANALYSIS

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION(%) (1)(2)

-----------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions           SEP-03        SEP-04        SEP-05        SEP-06        SEP-07        SEP-08        SEP-09
-----------------------------------------------------------------------------------------------------------------------------
Locked Out                        89.77%        86.84%        83.26%        76.84%        73.34%        71.69%        74.17%
Yield Maintenance Total           10.23%        13.16%        16.74%        23.16%        24.81%        27.25%        25.25%
Open                               0.00%         0.00%         0.00%         0.00%         1.85%         1.06%         0.58%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%       100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding    $778,772,919  $765,387,651  $751,011,169  $734,951,444  $717,850,306  $619,802,204  $582,326,864
% Initial Pool Balance           100.00%        98.28%        96.44%        94.37%        92.18%        79.59%        74.77%
-----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions          SEP-10        SEP-11        SEP-12        SEP-13        SEP-14        SEP-15        SEP-16
---------------------------------------------------------------------------------------------------------------------------
Locked Out                       74.99%        76.94%        62.85%        25.28%        37.70%        58.49%        60.31%
Yield Maintenance Total          25.01%        23.06%        16.76%        41.47%        28.22%        41.51%        39.65%
Open                              0.00%         0.00%        20.39%        33.25%        34.08%         0.00%         0.04%
---------------------------------------------------------------------------------------------------------------------------
TOTALS                          100.00%       100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
---------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $528,712,506  $502,797,168  $456,183,721   $84,302,451   $51,258,126   $29,386,262   $24,688,014
% Initial Pool Balance           67.89%        64.56%        58.58%        10.83%         6.58%         3.77%         3.17%
---------------------------------------------------------------------------------------------------------------------------





PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION(%) (1)(2)

----------------------------------------------------------------------
Prepayment Restrictions           SEP-17        SEP-18        SEP-19
----------------------------------------------------------------------
Locked Out                        62.51%        64.84%        61.98%
Yield Maintenance Total           37.49%        35.16%        38.02%
Open                               0.00%         0.00%         0.00%
----------------------------------------------------------------------
TOTALS                           100.00%       100.00%       100.00%
----------------------------------------------------------------------
Pool Balance Outstanding     $19,859,529   $15,036,971   $11,105,697
% Initial Pool Balance             2.55%         1.93%         1.43%
----------------------------------------------------------------------



Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance







--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner, & Smith Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]


ABN AMRO                                             MORGAN STANLEY CAPITAL I TRUST                     Statement Date:   10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     10/15/2003
135 S. LaSalle Street  Suite 1625                           SERIES 2003-IQ5                             Prior Payment:           N/A
Chicago, IL 60603                                                                                       Next Payment:     11/17/2003
                                                                                                        Record Date:      09/30/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                          Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
================================      ====================================================    ======================================
                                                                                   Page(s)
Issue Id:           MOR03IQ5          REMIC Certificate Report                     -------    Closing Date:
Monthly Data File Name:               Bond Interest Reconciliation                            First Payment Date:         10/15/2003
           MOR03IQ5_YYYYMM_3.zip      Cash Reconciliation Summary                             Assumed Final Payment Date: 10/15/2033
                                      15 Month Historical Loan Status Summary
                                      15 Month Historical Payoff/Loss Summary
                                      Historical Collateral Level Prepayment Report
                                      Delinquent Loan Detail
                                      Mortgage Loan Characteristics
                                      Loan Level Detail
                                      Specially Serviced Report
                                      Modified Loan Detail
                                      Realized Loss Detail
                                      Appraisal Reduction Detail
================================      ====================================================    ======================================

               ======================================================================================================
                                                     PARTIES TO THE TRANSACTION
               ------------------------------------------------------------------------------------------------------
                                              DEPOSITOR: Morgan Stanley Capital I Inc.
                                          UNDERWRITER: Morgan Stanley & Co. Incorporated/
                                       MASTER SERVICER: GMAC Commercial Mortgage Corporation
                                           SPECIAL SERVICER: Midland Loan Services, Inc.
                                    RATING AGENCY: Moody's Investors Service, Inc. /Fitch, Inc.
              ======================================================================================================

                             ==========================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                             --------------------------------------------------------------------------
                                      LaSalle Web Site                       www.etrustee.net
                                      Servicer Website
                                      LaSalle Factor Line                      (800) 246-5761
                             ==========================================================================

====================================================================================================================================

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                             MORGAN STANLEY CAPITAL I TRUST                    Statement Date:    10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/15/2003
                                                             SERIES 2003-IQ5                           Prior Payment:            N/A
WAC:                                                                                                   Next Payment:      11/17/2003
WA Life Term:                                                                                          Record Date:       09/30/2003
WA Amort Term:                                       ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                           REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST      INTEREST    PASS-THROUGH
 CLASS   FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
 CUSIP      Per 1,000     Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              0.00           0.00        0.00          0.00           0.00         0.00         0.00          0.00
====================================================================================================================================
                                                                            Total P&I Payment   0.00
                                                                            ===========================

Notes: (1) N denotes notional balance not included in total  (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
       Interest equals Interest Payment  (3) Estimated

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:    10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/15/2003
                                                          SERIES 2003-IQ5                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/17/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                    BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                        Deductions                                      Additions
                                            ---------------------------------   ----------------------------------------------------
          Accrual      Pass     Accrued                 Deferred &                 Prior       Int Accrual    Prepay-      Other
       -------------   Thru   Certificate   Allocable   Accretion    Interest   Int. Short-     on prior       ment       Interest
Class  Method   Days   Rate    Interest       PPIS       Interest    Loss/Exp    falls Due    Shortfall (3)  Penalties  Proceeds (1)
====================================================================================================================================














                              ------------------------------------------------------------------------------------------------------
                                 0.00         0.00         0.00        0.00        0.00                     0.00        0.00
====================================================================================================================================

========================================================   ======================

                                              Remaining
Distributable    Interest   Current Period   Outstanding       Credit Support
 Certificate     Payment     (Shortfall)/      Interest    ----------------------
Interest (2)      Amount       Recovery       Shortfalls   Original   Current (4)
========================================================   ======================














--------------------------------------------------------
    0.00           0.00                         0.00
========================================================   ======================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

09/02/2003 - 14:08(MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:    10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/15/2003
                                                          SERIES 2003-IQ5                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/17/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
             INTEREST SUMMARY                              PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                  Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                  -------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                          ------------------------------------------
Less Other Interest Not Advanced             -------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                       ------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         -------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      -------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        -------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   -------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-------------------------------------------  -------------------------------------------  ------------------------------------------
Special Servicing Fees                                   POOL BALANCE SUMMARY                             PPIS SUMMARY
Workout Fees                                 -------------------------------------------  ------------------------------------------
Liquidation Fees                                                     Balance     Count    Gross PPIS
Interest Due Serv on Advances                -------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                               Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                          Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                        ------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                            PPIS Reducing Scheduled Interest
-------------------------------------------  Liquidations                                 ------------------------------------------
Total Unscheduled Fees & Expenses            Repurchases                                  PPIS Reducing Servicing Fee
-------------------------------------------  -------------------------------------------  ------------------------------------------
Total Interest Due Trust                     Ending Pool                                  PPIS Due Certificate
-------------------------------------------  -------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------                                               ------------------------------------------
Trustee Fee                                                                               ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Fee Strips                                                                                ------------------------------------------
Misc. Fees                                                                                                       Principal  Interest
Interest Reserve Withholding                                                              ------------------------------------------
Plus Interest Reserve Deposit                                                             Prior Outstanding
-------------------------------------------                                               Plus Current Period
Total                                                                                     Less Recovered
-------------------------------------------                                               Less Non Recovered
Total Interest Due Certs                                                                  ------------------------------------------
-------------------------------------------                                               Ending Outstanding
                                                                                          ------------------------------------------

====================================================================================================================================

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:    10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/15/2003
                                                          SERIES 2003-IQ5                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/17/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                     ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   ==================================================================   ================================================
                                Delinquency Aging Categories                                   Special Event Categories (1)
               ------------------------------------------------------------------   ------------------------------------------------
                 Delinq        Delinq        Delinq
                 1 Month       2 Months     3+ Months    Foreclosure      REO       Modifications   Specially Serviced   Bankruptcy
Distribution   -----------   -----------   -----------   -----------   ----------   -------------   ------------------   -----------
    Date       #   Balance   #   Balance   #   Balance   #   Balance   #  Balance    #   Balance       #   Balance       #   Balance
============   ==================================================================   ================================================
  10/15/03
------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

============   ==================================================================   ================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:    10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/15/2003
                                                          SERIES 2003-IQ5                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/17/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  =====================================================================================   ==============================
                                                         Appraisal                       Realized                         Curr
              Ending Pool (1)  Payoffs(2)   Penalties   Reduct. (2)   Liquidations (2)   Losses (2)   Remaining Term   Weighted Avg.
Distribution  -------------------------------------------------------------------------------------   ------------------------------
    Date       #   Balance     #  Balance   #  Amount   #   Balance     #   Balance      #   Amount    Life   Amort.   Coupon  Remit
============  =====================================================================================   ==============================
  10/15/03
------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

============  =====================================================================================   ==============================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:    10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/15/2003
                                                          SERIES 2003-IQ5                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/17/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure      Payoff      Initial                  Payoff      Penalty      Prepayment      Maturity      Property     Geographic
Control #       Period      Balance       Type       Amount      Amount          Date           Date          Type        Location
------------------------------------------------------------------------------------------------------------------------------------




















====================================================================================================================================
                          CURRENT                    0           0
                         CUMULATIVE
                                              =====================
09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:    10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/15/2003
                                                          SERIES 2003-IQ5                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/17/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                       DELINQUENT LOAN DETAIL

====================================================================================================================================

              Paid                   Outstanding   Out. Property                      Special
Disclosure    Thru    Current P&I        P&I         Protection        Advance        Servicer    Foreclosure   Bankruptcy    REO
Control #     Date      Advance       Advances**      Advances     Description (1) Transfer Date      Date         Date       Date
====================================================================================================================================

















====================================================================================================================================
A. P&I Advance - Loan in Grace Period                           1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq              2. P&I Advance - Loan delinquent 2 months
                                                                3. P&I Advance - Loan delinquent 3 months or More
                                                                4. Matured Balloon/Assumed Scheduled Payment
                                                                7. P&I Advance (Foreclosure)
                                                                9. P&I Advance (REO)
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:    10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/15/2003
                                                          SERIES 2003-IQ5                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/17/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================









                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate        10.0000%
                                                                   Maximum Mortgage Interest Rate        10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
                                                                   Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360



=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
                                Minimum Remaining Term             Minimum Remaining Term           0
                                Maximum Remaining Term             Maximum Remaining Term           0

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2003-IQ5                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================









 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR     0.000
 Minimum DSCR     0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================









 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR    0.00
 Minimum DSCR    0.00

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2003-IQ5                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================











     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:    10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/15/2003
                                                          SERIES 2003-IQ5                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/17/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                          LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================















=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================















===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:    10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/15/2003
                                                          SERIES 2003-IQ5                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/17/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================























====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:    10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/15/2003
                                                          SERIES 2003-IQ5                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/17/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================




























====================================================================================================================================

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:    10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/15/2003
                                                          SERIES 2003-IQ5                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/17/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================
























====================================================================================================================================

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:    10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/15/2003
                                                          SERIES 2003-IQ5                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/17/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================





















====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I TRUST                     Statement Date:    10/15/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      10/15/2003
                                                          SERIES 2003-IQ5                              Prior Payment:            N/A
                                                                                                       Next Payment:      11/17/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       09/30/2003

                                                     APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================






















====================================================================================================================================

09/02/2003 - 14:08 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

     Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

     EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS OF:

     1)   multifamily or commercial mortgage loans;

     2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

     3) direct obligations of the United States or other governmental agencies; or

     4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

     o provide for the accrual of interest based on fixed, variable or adjustable rates;

     o be senior or subordinate to one or more other classes in respect of distributions;

     o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

     o    provide for sequential distributions of principal;

     o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8 IN THIS PROSPECTUS AND ON PAGE S-29 OF THE RELATED PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                                 MORGAN STANLEY
                The date of this Prospectus is September 8, 2003

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;

     o    applicable interest rates;

     o    information about the trust fund's assets;

     o    information about any credit support or cash flow agreement;

     o    the rating for each class of certificates;

     o    information regarding the nature of any subordination;

     o any circumstance in which the trust fund may be subject to early termination;

     o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

     o    the aggregate principal amount of each class of certificates;

     o information regarding any master servicer, sub-servicer or special servicer; and

     o whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.

                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                ----
Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus
     Supplement..................................................................................................II
Summary Of Prospectus.............................................................................................1
Risk Factors......................................................................................................8
Description Of The Trust Funds...................................................................................22
     Assets......................................................................................................22
     Mortgage Loans..............................................................................................22
     Mortgage Backed Securities..................................................................................27
     Government Securities.......................................................................................28
     Accounts....................................................................................................28
     Credit Support..............................................................................................28
     Cash Flow Agreements........................................................................................29
Use Of Proceeds..................................................................................................29
Yield Considerations.............................................................................................29
     General.....................................................................................................29
     Pass-Through Rate...........................................................................................29
     Timing of Payment of Interest...............................................................................30
     Payments of Principal; Prepayments..........................................................................30
     Prepayments--Maturity and Weighted Average Life.............................................................31
     Other Factors Affecting Weighted Average Life...............................................................32
The Depositor....................................................................................................32
Description Of The Certificates..................................................................................33
     General.....................................................................................................33
     Distributions...............................................................................................33
     Available Distribution Amount...............................................................................34
     Distributions of Interest on the Certificates...............................................................35
     Distributions of Principal of the Certificates..............................................................35
     Components..................................................................................................36
     Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations.............36
     Allocation of Losses and Shortfalls.........................................................................36
     Advances in Respect of Delinquencies........................................................................36
     Reports to Certificateholders...............................................................................37
     Termination.................................................................................................40
     Book-Entry Registration and Definitive Certificates.........................................................40
Description Of The Agreements....................................................................................41
     Assignment of Assets; Repurchases...........................................................................42
     Representations and Warranties; Repurchases.................................................................43
     Certificate Account and Other Collection Accounts...........................................................44
     Collection and Other Servicing Procedures...................................................................48
     Subservicers................................................................................................49
     Special Servicers...........................................................................................49
     Realization Upon Defaulted Whole Loans......................................................................49
     Hazard Insurance Policies...................................................................................52
     Rental Interruption Insurance Policy........................................................................53
     Fidelity Bonds and Errors and Omissions Insurance...........................................................53
     Due-on-Sale and Due-on-Encumbrance Provisions...............................................................53
     Retained Interest; Servicing Compensation and Payment of Expenses...........................................54
     Evidence as to Compliance...................................................................................54
     Matters Regarding a Master Servicer and the Depositor.......................................................54
     Events of Default...........................................................................................56
     Rights Upon Event of Default................................................................................56

                                                          -i-


     Amendment...................................................................................................57
     The Trustee.................................................................................................58
     Duties of the Trustee.......................................................................................58
     Matters Regarding the Trustee...............................................................................58
     Resignation and Removal of the Trustee......................................................................58
Description Of Credit Support....................................................................................59
     General.....................................................................................................59
     Subordinate Certificates....................................................................................59
     Cross-Support Provisions....................................................................................60
     Insurance or Guarantees for the Whole Loans.................................................................60
     Letter of Credit............................................................................................60
     Insurance Policies and Surety Bonds.........................................................................60
     Reserve Funds...............................................................................................60
     Credit Support for MBS......................................................................................61
Legal Aspects Of The Mortgage Loans And The Leases...............................................................61
     General.....................................................................................................61
     Types of Mortgage Instruments...............................................................................62
     Interest in Real Property...................................................................................62
     Leases and Rents............................................................................................62
     Personalty..................................................................................................63
     Foreclosure.................................................................................................63
     Bankruptcy Laws.............................................................................................68
     Junior Mortgages; Rights of Senior Lenders or Beneficiaries.................................................70
     Environmental Legislation...................................................................................71
     Due-on-Sale and Due-on-Encumbrance..........................................................................74
     Subordinate Financing.......................................................................................74
     Default Interest, Prepayment Premiums and Prepayments.......................................................74
     Acceleration on Default.....................................................................................75
     Applicability of Usury Laws.................................................................................75
     Laws and Regulations; Types of Mortgaged Properties.........................................................76
     Americans With Disabilities Act.............................................................................76
     Soldiers' and Sailors' Civil Relief Act of 1940.............................................................76
     Forfeitures in Drug and RICO Proceedings....................................................................76
Federal Income Tax Consequences..................................................................................77
     General.....................................................................................................77
     Grantor Trust Funds.........................................................................................77
     REMICs......................................................................................................85
     Prohibited Transactions and Other Taxes.....................................................................99
     Liquidation and Termination................................................................................100
     Administrative Matters.....................................................................................100
     Tax-Exempt Investors.......................................................................................101
     Residual Certificate Payments--Non-U.S. Persons............................................................101
     Tax Related Restrictions on Transfers of REMIC Residual Certificates.......................................101
State Tax Considerations........................................................................................104
ERISA Considerations............................................................................................104
     General....................................................................................................104
     Prohibited Transactions....................................................................................105
     Review by Plan Fiduciaries.................................................................................107
Legal Investment................................................................................................107
Plan Of Distribution............................................................................................109
Legal Matters...................................................................................................110
Financial Information...........................................................................................110
Rating..........................................................................................................110
Incorporation Of Information By Reference.......................................................................110
Glossary Of Terms...............................................................................................112

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES........ Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL................ Each trust fund will consist primarily of one or more segregated pools of:

                              (1)   multifamily or commercial mortgage loans;

                              (2)   mortgage participations, mortgage
                                    pass-through certificates or mortgage-backed securities;

                              (3) direct obligations of the United States or other governmental agencies; or

                              (4) any combination of 1-3 above, as well as other property as described in the accompanying prospectus supplement.

                              as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

                              Each trust fund for a series of certificates may also include:

                              o     letters of credit, insurance policies,
                                    guarantees, reserve funds or other types of credit support; and

                              o     currency or interest rate exchange
                                    agreements and other financial assets.


                           RELEVANT PARTIES AND DATES

ISSUER....................... Morgan Stanley Capital I 200__-__ Trust.

DEPOSITOR.................... Morgan Stanley Capital I Inc., a wholly-owned subsidiary of Morgan Stanley.

MASTER SERVICER.............. The master servicer, if any, for each series of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of Morgan Stanley Capital I Inc.

SPECIAL SERVICER............. The special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. The special servicer may be an affiliate of Morgan Stanley Capital I Inc.

TRUSTEE...................... The trustee for each series of certificates will be named in the related prospectus supplement.

ORIGINATOR................... The originator or originators of the mortgage loans will be named in the related prospectus supplement. An originator may be an affiliate of Morgan Stanley Capital I Inc. Morgan Stanley Capital I Inc. will purchase the mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.


                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS........ Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

    (a) MORTGAGE ASSETS...... The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

                              o multifamily or commercial mortgage loans or both;

                              o     mortgage participations, mortgage
                                    pass-through certificates or other
                                    mortgage-backed securities evidencing
                                    interests in or secured by mortgage loans;
                                    or

                              o a combination of mortgage loans and mortgage backed securities.

                              The mortgage loans will not be guaranteed or
                              insured by:

                              o Morgan Stanley Capital I Inc. or any of its affiliates; or

                              o     unless the prospectus supplement so
                                    provides, any governmental agency or
                                    instrumentality or other person.

                              The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                              o residential properties consisting of five or more rental or cooperatively-owned dwelling units; or

                              o office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use commercial properties or other types of commercial properties.

                              Unless otherwise provided in the prospectus supplement, the mortgage loans:

                              o will be secured by properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

                              o will have individual principal balances at origination of at least $25,000;

                              o will have original terms to maturity of not more than 40 years; and

                              o will be originated by persons other than Morgan Stanley Capital I Inc.

                              Each mortgage loan may provide for the following payment terms:

                              o     Each mortgage loan may provide for no
                                    accrual of interest or for accrual of
                                    interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower's election. Adjustable mortgage rates may be based on one or more indices.

                              o Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

                              o Each mortgage loan may provide for negative amortization or accelerated amortization.

                              o Each mortgage loan may be fully amortizing or require a balloon payment due on the loan's stated maturity date.

                              o Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

                              o Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

    (b) GOVERNMENT
          SECURITIES ........ If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

    (c) COLLECTION ACCOUNTS.. Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets. The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

    (d) CREDIT SUPPORT....... If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                              This protection may be provided by one or more of the following means:

                              o subordination of one or more other classes of certificates,

                              o     letter of credit,

                              o     insurance policy,

                              o     guarantee,

                              o     reserve fund or

                              o     another type of credit support, or a
                                    combination thereof.

                              The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

    (e) CASH FLOW
          AGREEMENTS ........ If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                              Agreements of this sort may include:

                              o     interest rate exchange agreements,

                              o     interest rate cap or floor agreements,

                              o currency exchange agreements or similar agreements. Currency exchange agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non-United States currency.

                              The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON
  CERTIFICATES............... Each series of certificates will have the following characteristics:

                              o if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

                              o if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

                              o each series of certificates will include one or more classes of certificates;

                              o each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

                              o each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount;

                              o each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, variable or adjustable interest rate.

                              The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.

                              The certificates will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.

    (a) INTEREST............. Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

                              Interest distributions:

                              o on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                              o may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

    (b) PRINCIPAL............ The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                              Unless the prospectus supplement provides otherwise, distributions of principal:

                              o will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

                              o will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

                              Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES..................... Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall. Neither Morgan Stanley Capital I Inc. nor any of its affiliates will have any responsibility to make those advances.

                              The master servicer:

                              o     will be reimbursed for advances from
                                    subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

                              o will be entitled to interest on advances, if specified in the related prospectus supplement.

                              If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION.................. The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.

                              The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                              o optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement;

                              o termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

REGISTRATION OF
  CERTIFICATES............... If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

TAX STATUS OF THE
  CERTIFICATES............... The certificates of each series will constitute either:

                              o regular interests and residual interests in a trust treated as a real estate mortgage investment conduit--known as a REMIC--under Sections 860A through 860G of the Internal Revenue Code; or

                              o interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

    (a) REMIC................ The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                              A portion or, in certain cases, all of the income from REMIC residual certificates:

                              o may not be offset by any losses from other activities of the holder of those certificates;

                              o may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal Revenue Code; and

                              o     may be subject to U.S. withholding tax.

                              To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                              o assets described in section 7701(a)(19)(C) of the Internal Revenue Code; and

                              o     "real estate assets" within the meaning of
                                    section 856(c)(5)(B) of the Internal Revenue
                                    Code.

    (b) GRANTOR TRUST........ If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

                              Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" in this prospectus and the related prospectus supplement.

ERISA CONSIDERATIONS......... If you are subject to Title I of the Employee
                              Retirement Income Security Act of 1974, as amended--also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                              In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                              o the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

                              o the transfer will not cause the assets of the trust fund to be deemed "plan assets" for purposes of ERISA or the Internal Revenue Code; and

                              o the transfer will not subject any of the trustee, Morgan Stanley Capital I Inc. or any servicer to additional obligations.

LEGAL INVESTMENT............. The related prospectus supplement will specify whether any classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions, you should consult your legal advisors to determine whether any restrictions apply to an investment in these certificates.

RATING....................... At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL
YOUR CERTIFICATES                Secondary market considerations may make your
                                 certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:


                                 o there may not be a secondary market for the certificates;

                                 o if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

                                 o the market value of your certificates will fluctuate with changes in interest rates;

                                 o the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

                                 o  certificateholders have no redemption
                                    rights; and

                                 o secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                                 Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                     Unless the related prospectus supplement so
                                 specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement.
                                 You will not have any claim against, or
                                 security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity.
                                 Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source.
                                 Exceptions include:

                                 o loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                 o advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                                 Because some of the representations and
                                 warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                 There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                 If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND REPURCHASES
MAY REDUCE THE YIELD ON YOUR
CERTIFICATES                     The yield on your certificates may be reduced
                                 by prepayments on the mortgage loans or
                                 mortgage backed securities because prepayments affect the average life of the certificates.
                                 Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                                 Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.

                                 Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                 In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                                 o  the terms of the mortgage loans;

                                 o  the length of any prepayment lockout period;

                                 o  the prevailing interest rates;

                                 o  the availability of mortgage credit;

                                 o the applicable yield maintenance charges or prepayment premiums;

                                 o  the servicer's ability to enforce those
                                    yield maintenance charges or prepayment
                                    premiums;

                                 o  the occurrence of casualties or natural
                                    disasters; and

                                 o economic, demographic, tax, legal or other factors.

                                 There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                                 Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS
ARE NOT ENFORCED, YOUR
CERTIFICATES MAY BE
ADVERSELY AFFECTED               The yield on your certificates may be less than
                                 anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                                 o  Some courts may consider the prepayment
                                    premium to be usurious.

                                 o  Even if the prepayment premium is
                                    enforceable, we cannot assure you that
                                    foreclosure proceeds will be sufficient to pay the prepayment premium.

                                 o  Although the collateral substitution
                                    provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON
YOUR CERTIFICATES                As principal payments or prepayments are made
                                 on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers.
                                 Classes that have a later sequential
                                 designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                                 o The ratings do not assess the likelihood that you will receive timely payments on your certificates.

                                 o The ratings do not assess the likelihood of prepayments, including those caused by defaults.

                                 o The ratings do not assess the likelihood of early optional termination of the certificates.

                                 Each rating agency rating classes of a
                                 particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                                 o We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                                 o  We cannot assure you that the appraised
                                    value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

                                 o We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE    If one or more rating agencies downgrade
                                 certificates of a series, your certificate will decrease in value. Because none of Morgan
                                 Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND
INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON
YOUR CERTIFICATES                Repayment of a commercial or multifamily
                                 mortgage loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                                 o economic conditions causing plant closings or industry slowdowns;

                                 o an oversupply of available retail space, office space or multifamily housing;

                                 o  changes in consumer tastes and preferences;

                                 o  decrease in consumer confidence;

                                 o  retroactive changes in building codes;

                                 o the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

                                 o the age, design, construction quality and proximity of competing properties;

                                 o  increases in operating expenses due to
                                    external factors such as increases in
                                    heating or electricity costs;

                                 o  increases in operating expenses due to
                                    maintenance or improvements required at the property;

                                 o a decline in the financial condition of a major tenant;

                                 o  a decline in rental rates as leases are
                                    renewed or entered into with new tenants;

                                 o the concentration of a particular business type in a building;

                                 o  the length of tenant leases;

                                 o  the creditworthiness of tenants; and

                                 o  the property's "operating leverage."

                                 Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                                 If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                                 It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN
WHEN THERE IS NO CHANGE
IN CURRENT OPERATING INCOME      Various factors may adversely affect the value
                                 of the mortgaged properties without affecting the properties' current net operating income.
                                 These factors include among others:

                                 o changes in governmental regulations, fiscal policy, zoning or tax laws;

                                 o  potential environmental legislation or
                                    liabilities or other legal liabilities;

                                 o  the availability of refinancing; and

                                 o changes in interest rate levels or yields required by investors in income producing commercial properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT            The successful operation of a real estate
                                 project depends upon the property manager's performance and viability. The property manager is responsible for:

                                 o  responding to changes in the local market;

                                 o  planning and implementing the rental
                                    structure;

                                 o  operating the property and providing
                                    building services;

                                 o  managing operating expenses; and

                                 o  assuring that maintenance and capital
                                    improvements are carried out in a timely fashion.

                                 A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 Morgan Stanley Capital I Inc. makes no
                                 representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOU SHOULD CONSIDER
THE NUMBER OF MORTGAGE
LOANS IN THE POOL                Assuming pools of equal aggregate unpaid
                                 principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED        Payments under the mortgage loans are generally
                                 not insured or guaranteed by any person or entity.

                                 In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE
TO REPAY THE REMAINING
PRINCIPAL BALANCE ON
ITS MATURITY DATE WHICH
WOULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES     Some of the mortgage loans may not be fully
                                 amortizing over their terms to maturity and will require substantial principal payments-- i.e., balloon payments--at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

                                 o  interest rates;

                                 o  the borrower's equity in the property;

                                 o  the financial condition and operating
                                    history of the borrower and the property;

                                 o  tax laws;

                                 o  renewability of operating licenses;

                                 o  prevailing economic conditions and the
                                    availability of credit for commercial and multifamily properties;

                                 o  with respect to certain multifamily
                                    properties and mobile home parks, rent
                                    control laws; and

                                 o with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS
ARE AVAILABLE TO SATISFY ANY
JUNIOR MORTGAGE LOANS            If the prospectus supplement so specifies, some
                                 of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES             If the related prospectus supplement so
                                 specifies, a master servicer, a sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES             The bankruptcy or insolvency of a major tenant,
                                 or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES             Under the Bankruptcy Code, the filing of a
                                 petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender.
                                 As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property.
                                 Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                 o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                 o reduce monthly payments due under a mortgage loan;

                                 o  change the rate of interest due on a
                                    mortgage loan; or

                                 o  otherwise alter the mortgage loan's
                                    repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                 Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                 As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

SOPHISTICATION OF THE BORROWER
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES             In general, the mortgage loans will be made to
                                 partnerships, corporations or other entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                Although the prospectus supplement for a series
                                 of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                                 A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                                 The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See "Description of Credit Support."

                                 Regardless of the form of any credit
                                 enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE
CLASSES OF CERTIFICATES
MAY BE SUBJECT TO DELAYS
IN PAYMENT AND MAY NOT
RECOVER THEIR INITIAL
INVESTMENTS                      To the extent described in this prospectus, the
                                 subordinate certificateholders' rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses.
                                 As a result, investors in subordinate
                                 certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                                 The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT
OF LOAN PROVISIONS MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                The mortgage loans may contain due-on-sale
                                 clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                                 If the related prospectus supplement so
                                 specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT
THE MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES             Real property pledged as security for a
                                 mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property.
                                 Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an "owner operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

                                 Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                                 o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                                 o  if the mortgaged property is not in
                                    compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

                                 See "Legal Aspects of the Mortgage Loans and
                                 Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES            Generally, ERISA applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION
TO PURCHASE A REMIC RESIDUAL
CERTIFICATE                      Except as provided in the prospectus
                                 supplement, REMIC residual certificates are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative
                                 "value."

                                 Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES    Under certain circumstances, the consent or
                                 approval of the holders of a specified
                                 percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See "Description of the Agreements--
                                 Events of Default," "--Rights Upon Event of
                                 Default," and "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES             There may be pending or threatened legal
                                 proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates.
                                 Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES             Under the Americans with Disabilities Act of
                                 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities
                                 Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE
IS BOOK-ENTRY, YOU WILL
NOT BE RECOGNIZED AS
A CERTIFICATEHOLDER
BY THE TRUSTEE                   If the prospectus supplement so provides, one
                                 or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                                 o your certificate will not be registered in your name or the name of your nominee;

                                 o you will not be recognized by the trustee as a certificateholder; and

                                 o you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

                                 You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the Certificates-- Book-Entry Registration and Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page 113.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

     o   multifamily mortgage loans, commercial mortgage loans or both;

     o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

     o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

     o a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.


MORTGAGE LOANS

   GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

     o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

     o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate.

Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o   non-cash items such as depreciation and amortization;

     o   capital expenditures; and

     o   debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

     o the recent resale value of comparable properties at the date of the appraisal;

     o   the cost of replacing the property;

     o a projection of value based upon the property's projected net cash flow; or

     o a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value;

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

     o more than one of the appraisal methods may be used and each may produce significantly different results; and

     o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

     o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

     o   the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

     o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

     o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

     o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o the state or states in which most of the mortgaged properties are located;

     o information with respect to the prepayment provisions, if any, of the mortgage loans;

     o   the weighted average Retained Interest, if any;

     o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

     o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

     o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

     o have individual principal balances at origination of not less than $25,000;

     o   have original terms to maturity of not more than 40 years; and

     o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement.

Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

     o the original and remaining term to stated maturity of the MBS, if applicable;

     o whether the MBS is entitled only to interest payments, only to principal payments or to both;

     o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

     o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

     o   the MBS issuer, MBS servicer and MBS trustee, as applicable;

     o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

     o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

     o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

     o   the servicing fees payable under the MBS Agreement;

     o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

     o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

     o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

     o the original and remaining terms to stated maturity of the government securities;

     o whether the government securities are entitled only to interest payments, only to principal payments or to both;

     o the interest rates of the government securities or the formula to determine the rates, if any;

     o   the applicable payment provisions for the government securities; and

     o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.


                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

     o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

     o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

     o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

     o will correspond to the rate of principal payments on the assets in the related trust fund;

     o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

     o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."


                                 THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

     o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

     o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

     o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

     o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

     o   do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

     1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

          o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

          o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

          o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

     4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7) the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

          o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

          o the amount of any loss to certificateholders in respect of the related mortgage loan;

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

     o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

     o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

     o Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

     o Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.


                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

     o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

     o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

     o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

     o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement Morgan Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

     o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

     o the existence of title insurance insuring the lien priority of the Whole Loan;

     o   the authority of the Warrantying Party to sell the Whole Loan;

     o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

     o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

     o the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

     o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

     o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or.

     o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

     o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

     o   the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.


CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

     o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

     o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

   DEPOSITS

     A   master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

     (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under

          "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

     (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

   WITHDRAWALS

     A   master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1) to make distributions to the certificateholders on each Distribution Date;

     (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

     (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

     (7) to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

     (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

     (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

     (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

     (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

     (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

     o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

     o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

     o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

     o   supervising foreclosures;

     o inspecting and managing mortgaged properties under certain circumstances; and

     o maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

     o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

     o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

     o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

     o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

     o   monitor any Whole Loan which is in default,

     o   contact the borrower concerning the default,

     o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

     o initiate corrective action in cooperation with the borrower if cure is likely,

     o   inspect the mortgaged property, and

     o   take any other actions as are consistent with the Servicing Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

     o   institute foreclosure proceedings,

     o   exercise any power of sale contained in any mortgage,

     o   obtain a deed in lieu of foreclosure, or

     o   otherwise acquire title to a mortgaged property securing the Whole
         Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

     o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

     o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

     o the Internal Revenue Service grants an extension of time to sell the property or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

     o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

     o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

     o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

     o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the

Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

     o   the replacement cost of the improvements less physical depreciation and

     o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO

Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

     o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

     o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

     o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

     o incurred in connection with any violation of any state or federal securities law; or

     o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

     (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

     o   exercise any of the powers vested in it by any Agreement;

     o   make any investigation of matters arising under any Agreement; or

     o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

  Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

     o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

     o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

     o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

     o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Capital I Inc.

may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2) any conditions to payment thereunder not otherwise described in this prospectus;

     (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5) information regarding the obligor under any instrument of Credit Support, including:

          o    a brief description of its principal business activities;

          o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of

Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.


               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

     o   purport to be complete;

     o   purport to reflect the laws of any particular state; or

     o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

     o a borrower--the borrower and usually the owner of the subject property, and

     o   a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

     o   a trustor--the equivalent of a mortgagor or borrower,

     o   a trustee to whom the mortgaged property is conveyed, and o

     a   beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

     o   a tenant's interest in a lease of land or improvements, or both, and

     o   the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

     o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

     o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.


FORECLOSURE

   GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

         o     the Internal Revenue Service grants an REO Extension, or

         o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

   RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

         Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

         (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

         (2)   the right to cure those defaults, with adequate cure periods;

         (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

         (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

         (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

         (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

         (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
               Section 365 of the Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

         o     assume the lease and retain it or assign it to a third party or

         o     reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

         o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

         o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

         o     to receive rents, hazard insurance and condemnation proceeds, and

         o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

         o     a diminution in value of property securing any mortgage loan;

         o     limitation on the ability to foreclose against the property; or

         o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related prospectus supplement, Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

         o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

         o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

         o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

         o for the interest rate, discount points and charges as are permitted in that state, or

         o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

         o 3% of the excess of adjusted gross income over the applicable amount and

         o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

         o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

         o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

         o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

         o     the total remaining market discount and

         o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o     the total remaining market discount and

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.    Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

         o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

         o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

         o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

         3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

         o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

         o     the grantor trust certificate is part of a straddle;

         o the grantor trust certificate is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

d.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

         o     an owner that is not a U.S. Person or

         o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

e.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004.

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

         o     the broker determines that the seller is an exempt recipient or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited

Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

         o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

         o     "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

         o     "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

         o whether the income on the certificates is interest described in Code Section 856(c)(3)(B).

a.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC

Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution

Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

         o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

         (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

         (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

         o     the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

         (1)   the total remaining market discount and

         (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         (1)   the total remaining market discount and

         (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

         o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

         o     the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular

Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Holders that recognize a loss on a sale or exchange of a REMIC Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

         o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

         o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

         o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

         o     the broker determines that the seller is an exempt recipient, or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

b.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

         o the income from the mortgage loans or MBS and the REMIC's other assets and

         o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

         o     all bad loans will be deductib le as business bad debts; and

         o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC

Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the REMIC Residual Certificates. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

         o 3% of the excess of the individual's adjusted gross income over the applicable amount or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

         o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

         o     the disposition of a mortgage loan or MBS,

         o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

         o     the receipt of compensation for services, or

         o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

         o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

         o Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

         (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

         (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

         (C)   a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

         o a regulated investment company, real estate investment trust or common trust fund;

         o     a partnership, trust or estate; and

         o     certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

         o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

         o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

         (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

         (2) the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

         (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

               (i) the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

                     o the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,

                     o the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and

                     o the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Code Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause
                     (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause
                     (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.


                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS


GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

         o the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

         o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by an ERISA Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.;

         (3) The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

         (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

         (5) The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

         o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

         o certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

         o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

         o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

         o an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

         o that the certificates constitute "certificates" for purposes of the Exemption and

         o that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.


                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

         o are rated in one of the two highest rating categories by one or more Rating Agencies and

         o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.


                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.


                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

         o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

     "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o     non-cash items such as depreciation and amortization;

         o     capital expenditures; and

         o     debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

         A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

         B.    applicable law; and

         C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

         o     Mortgage Loans

         o     MBS

         o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

         o     a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o     the sales price for that property; and

     (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]